- -----------------------------------------------------



COMPLETE APPRAISAL OF
REAL PROPERTY

GRAPEVINE MILLS

Northwest corner of State Highway 121 and
State Highway 26
Grapevine, Tarrant County, Texas



- -----------------------------------------------------
IN A SELF-CONTAINED REPORT

As of July 17, 1998





Prepared For:

MORGAN STANLEY MORTGAGE CAPITAL, INC.
1585 Broadway
37th Floor
New York, NY  10036






Prepared By:

CUSHMAN & WAKEFIELD, INC.
Valuation Advisory Services
51 West 52nd Street
New York, New York 10019

                       [CUSHMAN & WAKEFIELD LETTERHEAD]


July 30, 1998

Mr. James Flaum
Principal
MORGAN STANLEY MORTGAGE CAPITAL, INC.
1585 Broadway
37th Floor
New York, NY  10036

Re: Complete Appraisal of Real Property
    GRAPEVINE MILLS
    Northwest corner of State Highway 121 and
    State Highway 26
    Grapevine, Tarrant County, Texas

Dear Mr. Flaum:

    In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the referenced real property.

    As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

    This is a complete appraisal report prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation. The results of the appraisal are being conveyed in a Self-Contained report according to our agreement and the guidelines of your institution.

    This report was prepared for Morgan Stanley Mortgage Capital, Inc. and is intended for the specified use of said Client. The report may not be distributed to or relied upon by other persons or entities without the express written permission of Cushman & Wakefield, Inc.

    The property was inspected by Brian K. Johnson. Brian K. Johnson and Brian
J. Booth prepared the report. Richard W. Latella, MAI, has reviewed the appraisal report and is in concurrence with the findings contained herein, but has not inspected the property.

[Cushman & Wakefield Letterhead]

Mr. James Flaum
July 30, 1998
Page 2


    Based on our complete appraisal, as defined by the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, we have formed an opinion that the market value of the leased fee estate, which represents the As Is Value Estimate, subject to the assumptions, limiting conditions, certifications and definitions, as of July 17, 1998, was:

                   TWO HUNDRED THIRTY FIVE MILLION DOLLARS
                                 $235,000,000

    The preceding estimate of the subject's market value is based upon a forecasted marketing period of 12 months, which we believe to be typical of the market at this point in time.

    This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,
CUSHMAN & WAKEFIELD, INC.

Brian K. Johnson                            Brian J. Booth
Associate Director                          Retail Valuation Group
Valuation Advisory Services
Certification No. TX-1326012-G

Richard W. Latella, MAI
Senior Director
Retail Valuation Group

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

PROPERTY NAME:                         Grapevine Mills

PROPERTY TYPE:                         Entertainment and Value-Oriented Mall

LOCATION:                              Northwest corner of State Highway 121
                                       and State Highway 26; also fronting the
                                       west side of FM 2499 (Grapevine Mills
                                       Parkway) as well as the east side of
                                       Anderson-Gibson Road, Grapevine, Tarrant
                                       County, Texas.

INTEREST APPRAISED                     Leased Fee Estate

DATE OF VALUE                          July 17, 1998

DATE OF INSPECTION:                    July 17, 1998

OWNERSHIP                              Grapevine Mills Limited Partnership

LAND AREA:                             131.823 acres or 5,742,210 square feet

                                       The total mall site is 201.668 acres
                                       when including the various contiguous
                                       outparcels associated with the property.
                                       However, the Mills Corporation also owns other tracts in the vicinity of the mall which are not contiguous with the main site. Furthermore, several of the mall outparcels have been sold or ground leased, however, we were not furnished with a survey delineating the area sold to the various pad users.

PARKING                                8,724 spaces or 7.0 spaces per 1,000
                                       square feet

ZONING:                                CC - Community Commercial

HIGHEST AND BEST USE:

  As Vacant:                           Commercial, retail, office or industrial
                                       development or a mixed use development

  As Improved:                         As improved with a value-oriented mall

IMPROVEMENTS

     Description:                      The subject property consists of a
                                       1,241,769 square foot entertainment and
                                       value-oriented, enclosed mall. As
                                       presently configured, the property
                                       includes 16 major or anchor tenants
                                       (based on management's classifications), although plans include adding up to five more major tenants as demand requires.
                                       The major tenants include retail outlets and entertainment

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

                                       facilities (a 30 screen movie theater, a theme restaurant, and a
                                       Gameworks/arcade) The property's
                                       construction consists of a concrete slab with steel framing and a painted dryvit exterior. Construction of the property was complete in 1997. The layout of the facility is a large oval or racetrack with the majority of the anchors situated along the perimeter. As of the date of inspection, the property was over 95 percent occupied by more than 170 tenants.

GROSS LEASEABLE AREA:                  The following area data is based on a
                                       rent roll provided by management. All of the tenants within the mall lease their space versus owning their own building.

                                       ----------------------------------------
                                          COMPONENTS       GLA       ALLOCATION
                                       ----------------------------------------
                                       Anchors          699,303+/-SF      56.4%
                                       ----------------------------------------
                                       In Line Shops    511,394+/-SF      41.4%
                                       ----------------------------------------
                                       Food Court        11,532+/-SF       0.9%
                                       ----------------------------------------
                                       Restaurants       16,158+/-SF       1.3%
                                       ----------------------------------------
                                       Kiosks             2,584+/-SF       0.0%
                                       ----------------------------------------
                                       TOTAL          1,240,971+/-SF     100.0%
                                       ----------------------------------------

=============================
INCOME APPROACH ASSUMPTIONS
Discounted Cash Flow
=============================

Current Occupancy:                     94.2% (Based Upon Total GLA)

Forecasted Stabilized Occupancy:       95.0% (Based Upon Total GLA with 5.0%
                                       vacancy and collection loss, excluding
                                       downtime between leases).

Forecasted Date of Stabilization:      June 1999

Holding Period                         10 Years

Growth Rate Assumptions

     Sales Growth:                     6.0% - 1998
                                       5.0% - 1999
                                       4.0% - 2000
                                       3.5% - Thereafter
     Rent Growth:                      3.0% - 1998
                                       3.5% - Thereafter
     Expense Growth:                   3.5%

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

Tenant Alterations

     New (Turnover) Tenants:           $15.00/SF
     Renewal Tenants:                  $5.00/SF

Leasing Commissions

     New Tenants:                      $2.50/SF
     Renewal Tenants:                  $1.50/SF

Tenant Renewal Probability:            65.0%
Cost of Sale at Reversion:              2.0%

=============================
INVESTMENT RATE PARAMETERS
Discounted Cash Flow
=============================

     Going-In Capitalization Rate:      8.50 -  9.00%
     Terminal Capitalization Rate:      9.00 -  9.50%
     Discount Rate:                    11.00 - 11.50%

=============================
VALUE INDICATORS
"As Is Valuation"
=============================

Sales Comparison Approach:             $230,000,000 to $240,000,000
Income Capitalization Approach

  Discounted Cash Flow Analysis:       $236,000,000
  Direct Capitalization:               $235,000,000

VALUE CONCLUSION:                      $235,000,000

Resulting Indicators

     Value Per SF Owned GLA:           $189.37 (Based Upon 1,240,971+/- SF)
     Value Per SF Non-Anchor GLA:      $433.85 (Based Upon 541,668 SF)
     Net Operating Income (FY 1999):   $20,400,171
     Implicit Overall Cap Rate:        8.68%

Exposure Time Implicit in

     Market Value Conclusion:          Not to Exceed 12 Months

SPECIAL ASSUMPTIONS AFFECTING VALUATION:

     The following special assumptions have been considered for the analysis at hand and are in addition to our assumptions and limiting conditions following the report:

     1. We were not provided building plans for the subject improvements. As a result, the gross leaseable area is based on the rent roll, as well as other information provided by management. Any significant deviations from the information we were provided resulting in a different building area for the subject could impact the value estimate contained herein.

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

     2. The forecasts of income, expenses, and absorption of vacant space included herein are not predictions of the future. Rather, they are our best estimates of current market thinking on future income, expenses, and demand. We make no warranty or representation that these forecasts will materialize.

     3. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]










           View of the Flag Folley mall entrance at Grapevine Mills










                                   [PICTURE]










         View of the Football Folley mall entrance to Grapevine Mills

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------











                                   [PICTURE]










                      View of the movie theater building










                                   [PICTURE]










                View of the Rainforest Cafe building exterior

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------









                                   [PICTURE]










                    View of a typical common area corridor










                                   [PICTURE]










                    View of a typical common area corridor

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]










                            View of the food court









                                   [PICTURE]










                               View of the roof

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]










           View of the exterior entrance of Burlington Coat Factory









                                   [PICTURE]










           View of the interior entrance of Burlington Coat Factory

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]










                   View of the exterior entrance of Off 5th









                                   [PICTURE]










                   View of the interior entrance of Off 5th

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]










             View of the exterior entrance of Bed, Bath, & Beyond









                                   [PICTURE]










             View of the interior entrance of Bed, Bath, & Beyond

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]










          View of the exterior entrance of the JC Penney Outlet Store









                                   [PICTURE]










              View of the interior of the JC Penney Outlet Store

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]










                  View of the interior entrance of Marshalls









                                   [PICTURE]










                  View of the interior entrance of Group USA

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]










                  View of the interior entrance of Old Navy









                                   [PICTURE]










               View of the interior entrance of Rainforest Cafe

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]










               View of the interior entrance of Books-A-Million









                                   [PICTURE]










              View of the interior entrance of Sports Authority

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------










                                   [PICTURE]










                  View of the interior entrance of Gameworks









                                   [PICTURE]










               View of the interior entrance of Virgin Records

- -------------------------------------------------------------------------------

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
- -------------------------------------------------------------------------------




















                                   [PICTURE]




















               View of the interior entrance of Off Rodeo Drive

- -------------------------------------------------------------------------------

                                                              TABLE OF CONTENTS
- -------------------------------------------------------------------------------
                                                                           PAGE

INTRODUCTION.................................................................1
    Identification of Property...............................................1
    Property Ownership and Recent History....................................1
    Purpose and Intended Use of the Appraisal................................1
    Date of Value and Property Inspection....................................2
    Extent of the Appraisal Process..........................................2
    Property Rights Appraised................................................2
    Definitions of Value, Interest Appraised, and Other Pertinent Terms......3
    Legal Description........................................................4

REGIONAL ANALYSIS............................................................5

CITY/NEIGHBORHOOD ANALYSIS..................................................19

VALUE RETAIL MALL CONCEPT...................................................22

RETAIL MARKET ANALYSIS......................................................36

TRADE AREA ANALYSIS.........................................................44

PROPERTY DESCRIPTION........................................................57
    Site Description........................................................57

REAL PROPERTY TAXES AND ASSESSMENTS.........................................63

ZONING......................................................................66

HIGHEST AND BEST USE........................................................68
    Highest and Best Use of Site, As Though Vacant..........................68
    Highest and Best Use of Property, As Improved...........................69

VALUATION PROCESS...........................................................70

SALES COMPARISON APPROACH...................................................72

INCOME CAPITALIZATION APPROACH..............................................91

RECONCILIATION AND FINAL VALUE ESTIMATE....................................128

ASSUMPTIONS AND LIMITING CONDITIONS........................................130

CERTIFICATION OF APPRAISAL.................................................132

ADDENDA....................................................................133

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

IDENTIFICATION OF PROPERTY

     The subject of this appraisal is Grapevine Mills, a single-level, entertainment and value-oriented mall development. The subject is typical of the Mills mega mall developments. By definition, a mega mall is a hybrid retail concept first pioneered by The Mills Corporation. They contain a mix of retail formats, primarily off-price in nature, ranging from manufacturer and retail outlets, to catalog stores, category dominant retailers, and specialty tenants. Entertainment, including a cinema component, virtual reality, and several theme restaurants has become an integral part of the merchandising mix as well. Anchor and junior anchor stores can comprise 10 to 15 locations and account for
50.0 to 60.0 percent of the GLA. In-line shops include a mix of off-price and traditional retailers and typically account for 40.0 to 50.0 percent of the total GLA.

     Grapevine Mills possesses a strategic location at the northwest corner of State Highway 121 and State Highway 26 in Grapevine, Tarrant County, Texas. The subject property consists of a 1,240,971 square foot entertainment and value-oriented, enclosed mall. As presently configured, the property includes 16 major or anchor tenants (based on management's classifications), although plans include adding up to five more major tenants as demand requires. This report does not consider the potential for future major tenants. The major tenants include retail outlets and entertainment facilities (a 30 screen movie theater, a theme restaurant, and a gameworks/arcade). The property's construction consists of a concrete slab with steel framing and a painted dryvit exterior. Construction of the property was complete in 1997. The layout of the facility is a large oval or racetrack with the majority of the anchors situated along the perimeter. As of our date of value, the property was nearly 95 percent occupied based on total GLA.

PROPERTY OWNERSHIP AND RECENT HISTORY

    Ownership of the subject is currently vested in Grapevine Mills Limited Partnership. According to information provided by the Mills Corporation, including copies of the actual agreements to purchase vacant land as well as special warranty deeds, the subject site was purchased simultaneously from Rosewood Property Company and Gateway Center Associates, Ltd. on July 9, 1996 for $21,961,994 or $2.88 per square foot. According to the Tarrant County Appraisal District, each of the previous owners had owned their respective properties well in excess of three years. Subsequent to the land purchase, the Mills Corporation developed the existing mall improvements which were completed in late 1997. According to the client, the property is not currently for sale nor are there any contracts for sale pending.

PURPOSE AND INTENDED USE OF THE APPRAISAL

     The purpose of this appraisal is to estimate the market value of the leased fee estate in the subject property as of our date of inspection. The function of this appraisal is to provide an independent valuation and analysis for financing to be arranged by Morgan Stanley Mortgage Capital, Inc.

- -------------------------------------------------------------------------------

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

DATE OF VALUE AND PROPERTY INSPECTION

     Our As Is market value date is July 17, 1998. On that date, Brian K. Johnson inspected the property and its environs. Richard W. Latella, MAI reviewed and approved the report, and Brian J. Booth helped prepare the analyses, but neither inspected the property

EXTENT OF THE APPRAISAL PROCESS

     In the process of preparing this appraisal, we:

     o    Inspected the subject property and its surrounding environs;

     o    Interviewed representatives of management;

     o Reviewed leasing policy, concessions, tenant build-out allowances, and recently negotiated rental rates, as well as forecasted operating statements and a budget of income and expenses;

     o    Reviewed lease abstracts for anchor tenants;

     o Conducted market research of occupancy rates, asking rents, concessions, and operating expenses at competing properties;

     o Conducted market inquiries into recent sales of similar retail centers to ascertain sale prices per square foot and capitalization rates;

     o Determined a trade area and developed trade area specific data for the property based upon our analysis of the market area as developed by Equifax National Decision Systems (ENDS);

     o Estimated market rental rates, absorption, and income and expenses for the subject based upon available market data and current market thinking relative to growth in market rents and market absorption;

     o Prepared a detailed discounted cash flow (DCF) analysis using Pro-Ject+ software for the purpose of discounting a forecasted net income stream into a present value of the leased fee estate for the center;

     o Reconciled the value indications and concluded a final value estimate for the subject on an As Is basis; and

     o Prepared a complete appraisal of the subject property with the results conveyed in this self-contained narrative report. A complete appraisal involves an estimate of market value without any departure from the Uniform Standards of Professional Appraisal Practice maintained by the Appraisal Foundation. The report makes a comprehensive presentation of the data and analyses which serve as the basis of our value conclusion.

PROPERTY RIGHTS APPRAISED

    In this instance, we have been asked to value the property As Is, which represents the leased fee estate in the property.

- -------------------------------------------------------------------------------

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

DEFINITIONS OF VALUE, INTEREST APPRAISED, AND OTHER PERTINENT TERMS

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     EXPOSURE TIME

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     MARKETING TIME

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute. These definitions have been taken into account when arriving at the estimate of market value reported in this appraisal assignment.

- -------------------------------------------------------------------------------

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

     FEE SIMPLE ESTATE

     Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     LEASED FEE ESTATE

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     MARKET RENT

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

     CASH EQUIVALENT

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     MARKET VALUE AS IS

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

LEGAL DESCRIPTION

     The property is legally described as Lot 1, Block 1 of the Grapevine Mills Addition, an addition to the City of Grapevine, Tarrant County, Texas. A metes and bounds legal description of which the subject tract is a part was provided for our review and is contained in the Addenda.

- -------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


















                                [REGIONAL MAP]

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

INTRODUCTION

    Following is an overview of the Dallas/Fort Worth Metroplex (the combined Dallas/Fort Worth metropolitan area) focusing on such topics as population, employment, income levels, retail sales, transportation, and the real estate markets. Please note that a thorough discussion of the real estate market directly affecting the subject property is included in the Market Analysis section of this report.

POPULATION

    The U.S. Census Bureau's final 1990 census showed the Dallas-Fort Worth Consolidated Metropolitan Statistical Area's (CMSA's) population at 4,111,750 as of January 1, 1990. This estimate reflects an average annual compound growth rate of 2.80 percent since the revised January 1980 census. As of January 1, 1996, the CMSA was re-configured to include Erath, Navarro, Palo Pinto, Somervell, and Wise Counties. The estimated population for the sixteen-county area as of January 1, 1997 was 4,654,325. Following is a summary of the 1980 and 1990 census population figures, along with the most recent population estimates for the sixteen-county CMSA, as prepared by the North Central Texas Council of Governments (NCTCOG).

===============================================================================
                               DALLAS/FORT WORTH
                                CMSA POPULATION
===============================================================================
                                     AVERAGE ANNUAL ESTIMATED  AVERAGE ANNUAL
                                        COMPOUND    POPULATION    COMPOUND
           1980 CENSUS  1990 CENSUS   GROWTH RATE     AS OF     GROWTH RATE
  COUNTY    POPULATION   POPULATION    FROM 1980    JANUARY      FROM 1990
                                        TO 1990      1, 1997      TO 1997
===============================================================================
  Collin      144,576      264,036       6.21%      397,100        6.23%
  Dallas    1,556,419    1,852,810       1.76%    1,976,600        0.96%
  Denton      143,126      273,525       6.69%      352,050        3.81%
  Ellis        59,743       85,167       3.61%       96,800        1.91%
  Erath        22,560       27,991       2.18%       30,200        1.13%
  Hood         17,714       28,981       5.05%       35,000        2.84%
  Hunt         55,248       64,343       1.54%       66,100        0.40%
  Johnson      67,649       97,165       3.69%      107,850        1.56%
  Kaufman      39,015       52,220       2.96%       59,350        1.91%
  Navarro      35,323       39,926       1.23%       40,500        0.21%
  Palo Pinto   24,062       25,055       0.41%       27,350        1.31%
  Parker       44,609       64,785       3.80%       80,225        3.22%
  Rockwall     14,528       25,604       5.83%       34,500        4.52%
  Somervell     4,154        5,360       2.58%        5,750        1.05%
  Tarrant     860,880    1,170,103       3.12%    1,306,800        1.65%
  Wise         26,575       34,679       2.70%       38,250        1.46%
               ------       ------                   ------
  CMSA      3,119,806    4,111,750      2.80%     4,654,325        1.85%
Total
===============================================================================
Source: North Central Texas Council of Governments Research and Information
        Services
===============================================================================

- -------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

    Tarrant County experienced the greatest growth in total population from 1990 to 1997 with 136,697 new residents followed closely by Collin (133,064) and Dallas (123,790) counties. Dallas County experienced a relatively low compound growth rate from 1990 to 1997 (0.96 percent) principally because of its urban influence and the limited amount of land available for residential development. By comparison, Tarrant County experienced a 1.65 percent annual compound growth rate over this same time period. Particularly notable among the group are Collin (located north of Dallas), Rockwall (located east of Dallas), Denton (located north of both Dallas and Tarrant) and Parker (west of Fort Worth) counties with compound annual growth rates between 3.0 and 6.5 percent.

    In addition to estimating annual population changes, the NCTCOG is also charged with forecasting future population and employment growth in connection with its regional transportation planning effort. Unfortunately, the East Texas Council of Governments does not undertake a forecast for Henderson County, therefore, this county is not included in our summary. Population projections for the Dallas/Fort Worth CMSA (based on the 1990 census statistics) to the year 2010 are as follows.

       =================================================================
                         CMSA POPULATION PROJECTIONS
                                  1990-2010
       =================================================================
                                                    FORECASTED AVERAGE
          COUNTY         1990            2010         ANNUAL COMPOUND
                                                        GROWTH RATE
                                                         1990-2010
       =================================================================
       Collin          264,036         461,857             2.84%
       Dallas        1,852,810       2,431,660             1.37%
       Denton          273,525         482,971             3.61%
       Ellis            85,167         135,707             2.36%
       Erath            27,991          36,910             1.39%
       Hood             28,981          44,978             2.22%
       Hunt             64,343          80,590             1.13%
       Johnson          97,165         150,159             2.20%
       Kaufman          52,220          79,209             2.10%
       Navarro          39,926          47,400             0.86%
       Palo Pinto       25,055          29,102             0.75%
       Parker           64,785         102,000             2.30%
       Rockwall         25,604          44,305             2.78%
       Somervell         5,360           6,952             1.31%
       Tarrant       1,170,103       1,677,985             1.82%
       Wise             34,679          46,012             1.42%
                        ------          ------
       CMSA Total    4,111,750       5,857,797             1.79%
       =================================================================
       Sources:  NCTCOG
       =================================================================

- -------------------------------------------------------------------------------

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

    Note that all components of the CMSA population are forecasted to increase. Although Dallas and Tarrant Counties should continue to register the largest absolute increases, the five suburban counties of Collin, Denton, Ellis, Hood, Johnson, Kaufman, Parker, and Rockwall are forecasted to continue with the highest relative growth rates. Overall, rates of growth are forecasted to be slightly less dynamic from the Year 1990 to 2010.

    A comparison of the NCTCOG's forecast for the CMSA with the population forecast for the state by the Census Bureau indicates that the CMSA should maintain its ranking in the state's overall population picture over the next two decades. The CMSA's 1990 year-end population of 4,111,750 was 24.21 percent of the Census Bureau's estimate for the state of 16,986,510. Moving forward, the population for the same area climbs to 5,066,975, or 25.12 percent of the state forecast at the turn of the century, and then rises again slightly to
25.8 percent by the Year 2010. In other words, the growth of the Dallas/Fort Worth CMSA is expected to exceed state-wide growth through 2010.

EMPLOYMENT

    The NCTCOG's most recent non-agricultural employment forecasts for Dallas County, Tarrant County, and for the nine Urban North Central Texas Counties (Collin, Dallas, Denton, Ellis, Johnson, Kaufman, Parker, Rockwall, and Tarrant Counties) are shown in the table set forth below.

====================================================================
                            EMPLOYMENT
                             1990-2010
====================================================================
                                                      FORECASTED
                                                    AVERAGE ANNUAL
    COUNTY            1990              2010           COMPOUND
                                                      GROWTH RATE
                                                       1990-2010
====================================================================
Dallas              1,309,000         1,838,000          1.71%
Tarrant               565,000           865,000          2.15%
                      -------           -------
Nine Urban          2,148,000         3,221,000          2.05%
Counties
====================================================================
Sources:  NCTCOG
====================================================================

    As can be seen from the table, the non-agricultural employment base for the nine Dallas/Fort Worth urban counties is forecasted to increase at an average annual compound growth rate of 2.05 percent through the year 2010 representing an additional 1,073,000 jobs or 53,650 new jobs per year on the average.

    Following is a summary of the most recently reported employment statistics, allowing a comparison of February 1998 versus February 1997 activity:

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

===============================================================================
                       WAGE/SALARY EMPLOYMENT BY SECTOR
===============================================================================
                                                           PERCENT CHANGE
                               PERCENT OF TOTAL            FEBRUARY 1998
                                                        VERSUS FEBRUARY 1997

                          =====================================================
         SECTOR                         FORT WORTH/                FORT WORTH/
                             DALLAS     ARLINGTON       DALLAS      ARLINGTON
===============================================================================
Manufacturing                13.76%       15.33%       +3.11%        +3.58%
Mining                        0.64%        0.59%       -0.85%         0.00%
Construction                  4.64%        4.84%       +8.55%        +5.15%
Transportation/Utilities      6.93%        9.36%       +8.68%        +6.34%
Trade                        23.90%       25.41%       +3.70%        +5.08%
Finance/Real Estate           7.94%        4.55%       +6.93%        +4.49%
Service/Miscellaneous        30.91%       27.01%       +9.31%        +5.56%
Government                   11.29%       12.91%       +3.45%        +1.76%
                             ------       ------
Total                      100.00%*      100.00%       +6.05%        +4.60%
===============================================================================
Source:  Texas Workforce Commission
===============================================================================
* Does not equal 100% due to rounding
===============================================================================

    These statistics reveal some important trends associated with the Dallas and Fort Worth/Arlington employment sectors. Even though two sectors (i.e., Trade and Service/ Miscellaneous) combine for more than one half of total nonagricultural wage and salary employment, growth has occurred in all sectors except the smallest sector- Mining. Overall, wage and salary employment statistics for Dallas and Fort Worth/Arlington demonstrate some of the highest growth rates in recent times with 6.05 percent and 4.60 percent growth, respectively, from February 1997 to February 1998. Exceptional growth has occurred in the Construction, Transportation/Utilities, Finance/Real Estate and Service/Miscellaneous categories, with Dallas posting 8.55, 8.68, 6.93 and 9.31 percent increases and Fort Worth/Arlington showing 5.15, 6.34, 4.49, and 5.56 percent increases, respectively. Considering that the Trade and Service/Miscellaneous categories already represent over 50 percent of area employment, it is especially impressive to note the rate of growth that has continued in these categories with Dallas posting 3.70 and 9.31 percent increases and Fort Worth/Arlington showing 5.08 and 5.56 percent increases, respectively.

    The following statistics indicate that the recent unemployment level in Texas (4.8 percent) is slightly below that of the United States (5.0 percent) as of February 1998 with Dallas (3.3 percent) and Fort Worth/Arlington (3.3 percent) quite a bit lower than the state and national levels. Austin/San Marcus leads among Texas' largest cities with a 2.6 percent unemployment rate. Among the second tier cities, Bryan-College Station reports a 1.7 percent unemployment rate.

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

==============================================================
             UNEMPLOYMENT STATISTICS COMPARISON
                          (ACTUAL)

==============================================================
      LOCATION          FEBRUARY 1998        FEBRUARY 1997
==============================================================
United States               5.0%                 5.7%
Texas                       4.8%                 5.8%
DALLAS                      3.3%                 4.0%
FORT WORTH/ARLINGTON        3.3%                 4.1%
Houston                     4.1%                 5.4%
San Antonio                 3.6%                 4.1%
El Paso                    10.1%                12.0%
Corpus Christi              6.4%                 8.6%
Austin/San Marcus           2.6%                 3.3%
==============================================================
Sources:    Texas Workforce Commission and U.S. Bureau of
            Labor Statistics.
==============================================================


    Following is a brief listing of the largest private employers in the Dallas-Fort Worth area as compiled from the Dallas Business Journal (January
1998) and The Business Press (August 1997).

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

=====================================================
             SUMMARY OF MAJOR EMPLOYERS
               DALLAS/FORT WORTH AREA

=====================================================
                                        LOCAL
              NAME                    EMPLOYEES
=====================================================
AMR Corp. (a)                          41,000
Texas Instruments, Inc.(b)             24,000
Baylor Health Care System              12,700
SBC Communications, Inc.               12,000
The Kroger Company                     11,115
Lockheed Martin Corp.                  11,000
EDS, Corp.(c)                          10,000
J.C. Penney Co.(c)                     10,000
Dallas County Community College         8,539
Tom Thumb Food and Pharmacy             8,425
Nationsbank of Texas                    7,800
Minyard Food Stores, Inc.               7,500
Texas Health Resources                  7,413
Harris Methodist Health Systems         6,957
Albertson's Inc.                        6,500
Bell Helicopter Textron, Inc.           6,400
Nortel (Northern Telecom)               6,200
GTE                                     6,068
MCI Communications                      6,000
=====================================================
(a) Headquartered in Fort Worth
(b) Headquartered in Dallas
(c) Headquartered in Plano
=====================================================


    Over the past 25 years, Dallas/Fort Worth has continued to be among the top cities considered for corporate relocations. Exxon Corp., Kimberly-Clark Corp., and Blockbuster Entertainment have headquarter offices in the area. Quaker State moved their corporate office to the Dallas area from Oil City, Pennsylvania in 1996. GTE Corporation planned to move their headquarters to Dallas area from Stamford, Connecticut until their proposed merger with MCI which has since dissolved. GTE's current relocation plans are uncertain. Union Pacific Railroad, parent company of America's largest railroad, moved its headquarters to Downtown Dallas from Pennsylvania.

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

PER CAPITA INCOME

    Following is a summary of per capita income for counties in the CMSA, the State of Texas, and the nation:

=============================================================
                 PER CAPITA INCOME SUMMARY
=============================================================
                                                  AVERAGE
                                                  ANNUAL
    COUNTY         1990       1993     1995      COMPOUND
                                                GROWTH RATE
                                               1990 TO 1995
=============================================================

Collin            $23,370   $26,421   $28,922      4.36%
Dallas            $21,175   $25,293   $28,367      6.02%
Denton            $18,443   $20,646   $22,631      4.18%
Ellis             $15,487   $17,881   $19,781      5.02%
Henderson         $13,240   $15,031   $16,616      4.65%
Hood              $17,891   $20,899   $22,872      5.03%
Hunt              $14,853   $16,599   $17,368      3.18%
Johnson           $14,914   $16,593   $17,944      3.77%
Kaufman           $14,634   $17,005   $18,752      5.08%
Parker            $15,824   $17,063   $19,017      3.74%
Rockwall          $21,534   $24,045   $26,813      4.48%
Tarrant           $19,150   $21,401   $23,266      3.97%

Texas             $16,749   $19,452   $21,118      4.74%
United States     $19,142   $21,223   $23,196      3.92%
=============================================================
Source:  Texas Comptroller's Office, Austin, Texas
=============================================================


    Collin County was second highest in per capita income for the state of Texas in 1995 (the most recent year for which data is available) at $28,922 followed closely by Dallas County, its closest rival, at $28,367 per person.

    From 1990 to 1995, the average annual compound growth rates for all counties in the CMSA ranged from 3.2 to 6.0 percent with the more densely populated counties (Collin, Dallas, and Tarrant Counties reflecting growth at the upper end of this range from 4.0 to 6.0 percent. The highest per capita income growth occurred in Dallas County at 6.0 percent with income in Ellis, Hood and Kaufman counties increasing at a 5.0 percent rate.

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

RETAIL SALES

    Following is a summary of the Gross Retail Sales in the Dallas/Fort Worth Metropolitan Area:

===============================================================================
                         DALLAS AND TARRANT COUNTIES
                              GROSS RETAIL SALES
===============================================================================
                  DALLAS COUNTY                 TARRANT COUNTY
      YEAR        RETAIL SALES   PERCENT CHANGE  RETAIL SALES   PERCENT CHANGE
                     (000'S)                        (000'S)
===============================================================================
      1984         $16,792,801         --         $ 7,966,241         --
      1985         $18,354,106      +9.30%        $ 8,893,697     +11.64%
      1986         $17,937,831      -2.27%        $ 8,946,783      +0.60%
      1987         $18,089,447      +0.85%        $ 8,698,008      -2.78%
      1988         $18,562,210      +2.61%        $ 8,914,670      +2.49%
      1989         $19,630,480      +5.76%        $ 9,778,478      +9.69%
      1990         $21,233,049      +8.16%        $10,843,192     +10.89%
      1991         $22,533,538      +6.12%        $11,065,900      +2.05%
      1992         $23,768,898      +5.48%        $12,184,664     +10.11%
      1993         $26,110,105      +9.85%        $12,095,350      -0.01%
      1994         $28,771,909     +10.19%        $13,666,610     +13.00%
      1995         $31,614,624      +9.88%        $14,739,613      +7.85%
      1996         $34,306,156      +8.51%        $15,461,608      +4.90%
      1997        $15,683,413*          NA        $7,408,917*         NA
===============================================================================
Source:  Texas Comptroller of Public Accounts
* Through 2nd Quarter, 1997
===============================================================================

    From 1985 through 1988, during a period of negative employment growth, retail sales were flat to declining. Since 1988, retail sales have increased substantially showing average annual compound growth rates ranging from 7.98 to
7.13 percent in Dallas and Tarrant counties, respectively. The growth rate for both counties trends slightly higher than inflation for the period (3.4 percent for the U.S. City Average, All Urban Consumers, 1982-84=100).

TRANSPORTATION

    Due to its geographical location in the central part of the United States, the Dallas/Fort Worth metropolitan area has developed into a major transportation hub for air, truck, and automobile traffic. Key elements to the system are the D/FW International Airport, a slowly emerging mass transit system, a well-designed highway system, and major rail connections.

    According to statistics compiled by the Federal Aviation Administration, the Dallas/Fort Worth air space is among the busiest in the United States, second only to New York in terms of total daily flights. Located less than 20 miles from the central cores of both Dallas and Fort Worth, the D/FW International Airport provides a strong regional economic impact. D/FW recently added a 7th runway in October, 1996 and over 1,800 parking spaces at American terminal 3E. Future plans call for an additional 5 gates and 1800 to 1900 parking spaces at terminal 2W scheduled for completion in October, 1998. Environmental work is underway that will eventually lead to 2,000 foot extensions for three of the existing runways with related holding pads, taxi-ways and taxi-lanes.

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

    This airport has seen its employee base of businesses (airline support personnel and airport board) involved at the D/FW Airport climb from 730 in 1983 to more than 39,000 as of January 1997.

    The following Airline Traffic Summary illustrates the growth in D/FW International Airport airline traffic during the past seventeen years:

    ======================================================================
                             AIR TRAFFIC SUMMARY
    ======================================================================
     TYPE OF TRAFFIC       1980        1990        1995         1996
    ======================================================================

    Total(1)           21,618,002   48,515,464  54,369,613  58,034,503
    Passengers:
    Total(1) Air          303,200      547,008     777,696     774,854
    Cargo (Tons)(2)
    ----------------------------------------------------------------------
    (1) "Total" refers to both enplaned and deplaned passengers or cargo.
    (2)  These are calculated estimations based on a formula.

    Source:  AAC/DFW Marketing Department, Dallas/Fort Worth
    International Airport
    ======================================================================

    The above statistics reflect an average annual compound growth rate of 8.4 percent from 1980 to 1990 for total passengers, with the average compound growth rate from 1990 to 1996 being 3.03 percent. Total air cargo shows an average annual compound growth rate of 6.7 percent from 1980 to 1990, with a
6.0 percent annual compound growth from 1990 to 1996. According to a representative of the D/FW International Airport, several factors contributed to the dramatic growth rates between 1980 and 1990. Initially, airline deregulation was a primary factor. However, in recent years, both American and Delta Airlines have used the airport as a hub, routing passengers through the area on a regular basis. This strategy is a result of the good weather, as well as additional runway and gate capacity. By 2010, approximately 104 million passengers are expected to travel through the Dallas/Fort Worth International Airport annually, with 90 percent traveling domestic airlines. Air cargo is forecasted to increase 98 percent from 1992 to 2010.

    Another significant aviation-related development is the emergence of the 418-acre, non-passenger Alliance Airport in north Tarrant County. Constructed in late-1989, this airport is a result of the collective work and funding of Ross Perot, Jr., the FAA, and city and state governments. Approximately 480 planes presently operate out of Alliance Airport with runway and taxiway expansions currently being developed. Alliance operates as an industrial park servicing large manufacturing companies in the export/transport of their products. Alliance is home to more than 50 nationally and internationally recognized companies, 12 of which are on the Fortune 500 list. Companies at Alliance included on the Fortune 500 are: J.C. Penney Company, AMR Corporation/ American Airlines, Intel Corporation, FedEx, Nokia, Food Lion, Eli Lilly/PCS Health Systems, Texas Instruments/Excel Logistics North America, James River Corporation, Burlington Northern Santa Fe, Tech Data Corporation, and CompUSA. Together, these firms generate annual revenues of more than $106.9 billion, or from $2.8 billion to $21.4 billion each.

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------


    Another major development that will have an economic impact on the Metroplex is the 1,000 acre Texas Motor Speedway, which is located just north of Alliance Airport in Denton County. Recently completed, the speedway seats approximately 160,000 people. The speedway is expected to produce 6,200 new permanent and temporary jobs for the area, and is forecasted to generate more than $100 million annually in new tourism dollars. According to a University of North Texas study, the speedway is expected to have an economic impact of $262 million to the local economy.

    Another major airport in northwest Dallas is Love Field; home of Southwest Airlines. Before the development of D/FW, the primary commercial airport in Dallas was Love Field. With the construction of D/FW, restrictions were imposed on passenger service from Love Field with direct flights limited to Texas cities and adjacent states. These restrictions, resulting from the Wright amendment (named for the former speaker of the House), have recently been relaxed. In the future, direct flights from Love Field may be available for travel as far east as Birmingham, AL and west into Arizona.

    In an effort to improve public ground transportation, the Dallas Area Rapid Transit (DART) system, comprised of 14 Dallas area communities, was established in the mid-1980s. This $8.75 billion project will integrate a rail and bus system to serve the area. Future plans consists of light rail transit, special lanes for buses, carpools and vanpools, commuter rail service, and expansion of the bus network. The light rail line is the biggest transportation project in Dallas' history. The starter line, including a total of 21 stations, stretches from Park Lane at North Central Expressway through downtown and into Oak Cliff. The public transit system serving Fort Worth is known as The T.

    Following is a summary of some the more major highway construction projects which are either planned or underway:

===============================================================================
                     SUMMARY OF AREA HIGHWAY CONSTRUCTION
===============================================================================
         HIGHWAY              SCOPE OF CONSTRUCTION      ESTIMATED COMPLETION
                                                                 DATE
- -------------------------------------------------------------------------------
  US 75 (North Central    Ten-mile reconstruction into     End of the decade
       Expressway)        an eight-lane, super-highway,       (1999-2000)
                          with two-lane exit ramps and
                          emergency shoulders
- -------------------------------------------------------------------------------
    US 75/LBJ Freeway     A four-level interchange with  2003 (Starting 1997)
       Interchange        a fifth level for frontage
                          roads
- -------------------------------------------------------------------------------
    State Highway 190     Twenty-mile highway             Some frontage roads
 Tollway (an outer loop   connecting SH-78 in Garland      and freeway lanes
for the northern suburbs  to IH-35E in Carrollton          are open - (2003)
       of Dallas)
- -------------------------------------------------------------------------------
    State Highway 170     To serve increased traffic      Frontage roads have
                          near the Alliance Airport         been completed.
                          development in Fort Worth and    Remaining work is
                          provide a direct route from    pending area demand.
                          the Alliance Airport to the
                          Dallas/Fort Worth
                          International Airport.
- -------------------------------------------------------------------------------
    State Highway 114     A 14.6 mile project              Phased from July
                          consisting of the widening      through August 1998
                          and reconstruction to varying
                          widths (extends from Wise County
                          to the Tarrant County line). A
                          new 7.6 mile section from SH-170
                          to the DFW International Airport
                          will provide a route from this
                          airport to Alliance.
- -------------------------------------------------------------------------------
    State Highway 161     A new, five-mile long highway         Unknown
                          to be built from IH-635 to         (Beyond 1999)
                          the intersection of SH-190
                          and IH-35E (presently
                          completed to south of Texas
                          114)
- -------------------------------------------------------------------------------
  Dallas North Tollway    A nine mile extension north           Unknown
                          of SH 121.                         (Beyond 2000)
===============================================================================

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

    The Dallas/Fort Worth area is served by four major railway companies:
Southern Pacific; Atchison, Topeka & Santa Fe; Missouri and Kansas (Union Pacific system); and St. Louis Southwestern. Additionally, numerous commercial trucking firms provide regional and national overland freight service. Passenger train service is offered by Amtrak.

    As a result of relatively recent favorable national regulation, any trucker with interstate authority can begin service in Texas. This decision redefines interstate shipping to include transporting to a Texas warehouse, then shipping to a final destination within the state. The rule will, most probably, have a strong positive effect on Texas as a business location.

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

REAL ESTATE MARKETS

    The performance of the local real estate market segments continues to show strong performances in all sectors. Following is a summary detailing the existing occupancy levels, rental rate ranges (or monthly rental rates in the case of the multi-family market), and estimated years' supply for the commercial and multi-family markets in the Dallas area. Also provided is a brief comment relative to current trends.

=============================================================================
 OFFICE, RETAIL, INDUSTRIAL, MULTI-FAMILY, AND HOSPITALITY MARKET SUMMARIES

=============================================================================
REAL     OVERALL   LEASE     ESTIMATED                CURRENT
ESTATE   OCCUPANCY RATE      YEARS'                    TREND
MARKET             AVERAGE   SUPPLY
=============================================================================

Office   71.0%-CBD $17.40/SF   N/A   Citywide absorption was 4,713,524
(1st                                 square feet during 1997 which included
Qtr      90.8%-Suburbs               positive absorption of 1,295,378
1998)                                square feet in the Central Business
                                     District. This was the second consecutive year of positive absorption in the CBD after several years of negative absorption. The market in the CBD has improved substantially with a current
                                     Class A weighted rental rate of $20.15 per square foot. In terms of office building sales, activity remains strong with prices exceeding $150 per square foot on the best suburban Class A buildings. Both CBD and suburban sectors have experienced significant increases in quoted rental rates. No new construction is planned for the CBD but 10,000,000 square feet is under construction in the suburbs.

Retail    87.9%   $11.93/SF 5.8      Dallas and Fort Worth area occupancies
(Year-End         (Ft.      Years    have reached a thirteen year high but
1997)              Worth)            are still below 90 percent with rental
          88.9%                      rates  continuing  to  edge  up  having
                  $13.62/SF 3.7      increased  4.3 percent over the past 12
                  (Dallas)  Years    months.  Absorption  for  1997  totaled
                                     1.6 million square feet matching 1996 but below the 2.5 to 2.75 million square feet per year absorbed from 1992 through 1994.
                                     With 1.56 million square feet scheduled
                                     for completion in the first half of 1998
                                     (78% pre-leased), rental rates are
                                     expected to continue to increase with
                                     rates in Dallas expected to increase at a slightly faster pace than in neighboring
                                     Fort Worth.

Industrial 94.1%  $4.18/SF    N/A    With the addition of 13.9 million
(Year-End         (Warehouse)        square feet of space in 1996 and 8.7
1997)                to              million square feet in 1997,
                  $7.80/SF           occupancies are down 0.7 percentage
                  (Off/              points from 1996 but rental rates
                  Showroom)          continue to climb. The averaged
                                     quoted gross rental rate for warehouse
                                     space increased 5.6 percent while the rate for office/showroom space increased 18.9 percent from Year End 1996. Leasing activity (23.8 million square feet) and absorption (7.1 million square feet) continued at a strong pace. All but two submarkets in the Greater Dallas area experienced positive absorption.
                                     Approximately 4.52 million square feet of space is currently under construction.
                                     Market sentiment remains slightly cautious as bulk distribution rental rates have been increasing at a slower rate and lease up times have lengthened. Industrial expansion is expected to continue into 1998 from increasing rental rates and strong interest from investors.

Multi-Family 94.5% $0.752/SF 2.79    The multi-family market continues to
(Year-End(Dallas) (monthly- Years    perform well; however, market 1997)
 1997)              Dallas)          participants are guardedly optimistic.
          93.7%               4.24   Currently, there are 15,371 units
         (Ft.     $0.664/SF  Years   under construction in the Dallas area
          Worth)  (monthly-          and 4,395 units in the Fort Worth
                  Ft. Worth)         area. Average rental rates for the
                                     D/FW area posted a 4.8 percent gain
                                     over the past year, with absorption
                                     growth and rate growth being stronger
                                     in the Dallas area. The performance
                                     of selected submarkets varies
                                     considerably  with occupancies ranging
                                     from 79.8 to 97.8 percent and average
                                     rental rates ranging from $0.476 to
                                     $1.078 per square foot (excluding
                                     electricity). Absorption is
                                     forecasted to trail the expected
                                     delivery of new units in 1998.
                                     Whereby, occupancy should weaken
                                     slightly. Overall, the DFW apartment
                                     market has outperformed expectations
                                     with a surge of new completions in
                                     4th quarter 1997.

Hospitality  70.5%   $88.73    N/A   Occupancy levels have increased 0.1
(November           (ADR)            percentage points since 1996 and
1997)                                average daily rates have improved by
                                     6.3 percent in the Dallas/Fort Worth
                                     area since year end  1996. Investors
                                     are optimistic and prices are rising.
                                     Suite and extended stay properties
                                     comprise the majority of new construction.
                                     The 1,825 room Adam's Mark Hotel in
                                     downtown Dallas is scheduled for
                                     completion in the fall of 1998.

=============================================================================

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

    In a similar fashion, we have prepared the following summary which provides the overall state of the single-family housing market in the Dallas/Fort Worth area.

===============================================================================
                DETACHED SINGLE-FAMILY HOUSING MARKET SUMMARY
===============================================================================
                             NEW HOME
   ABSORPTION     EXISTING    STARTS                   CURRENT
    IN UNITS       SUPPLY    (UNITS)                   TRENDS
===============================================================================
  Dallas-Fort    Dallas     Dallas     The market is still strong. Less than
  Worth          Area       15,760(3)  a seven-month supply in inventory is
  22,875(1)      6.1        Fort       available. Demand is forecasted to
 (Twelve Months  Months(2)  Worth Area ease further during 1997 in the
  Ending 1996)   Fort       7,115      Dallas/Fort Worth area. Developed lot
                 Worth                 inventory is estimated at 2.9 years
                 Area 5.9              which is the lowest level since the
                 Months                late 1970's
- -------------------------------------------------------------------------------
(1) This represents a 13.0 percent increase over the year ending 1996.
(2) A six-to-seven-month supply is considered healthy.
(3) This represents an 18.0 percent increase for the Dallas Area and a 21.0 percent increase for the Fort Worth area over (Year-End 1995).
===============================================================================

    New single-family home starts jumped in both the Dallas and Fort Worth areas during 1996, attaining their highest level since the mid-1980s. Strong growth and immigration provided impetus for increasing new home output. In addition, strong increases in sales of existing homes over the past several years have greatly reduced these inventories, boosting the demand for new single-family housing.

    With the U.S. and local economies expected to moderate over the next year, 1997 job growth continues to support new home sales. Thus, Dallas area single-family home starts should ease 8.0 percent to a still strong 14,508 units in 1997. The Fort Worth area should start 6,142 units, a 14.0 percent decrease from 1996.

CONCLUSIONS

    Having weathered a serious real estate and economic decline in the late 1980s and into the early 1990s, the Dallas/Fort Worth Metroplex is, once again, in the throes of heightened activity. Forecasts for the CMSA indicate steady population growth will occur through 2010 (an average annual compound growth rate in the 1.4 percent range), which translates into approximately 41,398 new jobs per year (1.85 percent annual compound growth). The employment sectors are reasonably dispersed while the unemployment level is quite low relative to the national average. The average annual compounded growth in per capita income has been almost five percent in recent years, while local inflationary trends are less than three percent (generally less than the U.S. average). Gross Retail Sales increased at an average compound growth rate of 8.32 percent (Dallas County) and 6.09 percent (Tarrant County) per year from 1990 through 1996. The region continues to draw relocations by major corporations who are attracted by the area's central location, favorable business environment, and relatively low cost of living compared to other major metropolitan areas of the country.

    As a compliment to the foregoing positive factors, the D/FW Metroplex is a strong transportation center with one of the world's largest and busiest airports (D/FW Regional airport) and a recently emerging industrial airport (Alliance). A rapid transit system is currently under construction with significant highway construction projects either planned or underway in anticipation of future growth.

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------


    The retail and industrial real estate markets continue to improve with construction evident in many sectors. Detached single-family housing and multi-family construction is presently very active although there is concern that the surge in multifamily construction may weaken that market. The office market has rebounded nicely. The Dallas Central Business District, which once had the highest office vacancy levels of any major city in the United States, is demonstrating significant rate growth and increasing absorption. Overall investor interest remains strong.

    In summary, the D/FW region is presently experiencing very good economic growth relative to other parts of the country and is poised for continued steady growth over the next 15 to 20 years. There is considerable strength in the real estate market with significant construction underway in most product types. Further, while not discussed in detail in this section because of its relatively recent passage, the general consensus is that the North Atlantic Free Trade Agreement will result in a significant boost to this region by virtue of emerging ties to Mexico and the promise of a NAFTA administration office in the City of Dallas. Given the growth projections for North Texas and the Dallas area over the next decade, the outlook for the Dallas/Ft. Worth Metroplex is considered to be very promising.

                         [GRAPHIC OF NEIGHBORHOOD MAP]

                                                     CITY/NEIGHBORHOOD ANALYSIS
- -------------------------------------------------------------------------------

    CITY ANALYSIS

    The property is situated in the northeast portion of Tarrant County within the city limits of Grapevine. Grapevine is a bedroom community of the Metroplex, located in the north central portion of the Dallas/Fort Worth metropolitan area. Grapevine is bordered to the north by the cities of Flower Mound and Lewisville (as well as Grapevine Lake), to the east by the city of Coppell and the Dallas/Fort Worth International Airport, to the south by the cities of Colleyville and Euless, and to the west by the cities of Southlake and Colleyville.

    In the past 27 years, Grapevine has experienced dynamic growth. In fact, the population increased from 7,049 in 1970 to 35,400 in 1997, which translates into a 6.2 percent compound annual rate of growth This population growth over this period of time is attributable to the continued migration to the northern suburbs of the Metroplex. Earlier growth is partially attributable to the completion of the Dallas/Fort Worth International Airport in 1973. With this growth in population, Grapevine, along with the bordering municipalities, has been the focus of a significant amount of new single family construction over the past few years. Generally speaking, homes in the area are geared toward middle to upper income families. Supportive commercial/retail development has ensued as the population of the area has continued upward.

    As stated, the growth in the area is at least partially attributable to the completion of the Dallas/Fort Worth (DFW) International Airport. The airport itself requires a significant number of employees along with all the businesses/employment (hotels, restaurants, etc.) created to serve the airport. D/FW Airport, the nation's second busiest, is located between Dallas and Fort Worth, just south of Grapevine. Situated on 17,800 acres, it is projected that the airport will have the capability of handling 100 million passengers annually by the year 2010.

    The general location of the city of Grapevine results in excellent access to other communities and cities throughout the Dallas/Fort Worth metropolitan area and the North Texas region by way of the regional freeway system. Major freeways serving the northern portions of the Dallas/Fort Worth area include the Interstate Highways 35E, 35W, and 635. Interstate Highway 35 is a major means of transportation through the center of the U.S., extending from Mexico to Cananda. In the Metroplex, IH 35 splits into east and west sections with the IH35W travelling through downtown Fort Worth and IH35E travelling through downtown Dallas. Interstate Highway 635 serves the area in a mainly east/west direction, forming a portion of a northern loop around Dallas. Another important piece of the road infrastructure is the state highway system in place between Dallas and Fort Worth. State Highway 183 (Airport Freeway) provides access from the northern suburbs of Fort Worth through the Mid-Cities to Dallas. State Highways 114 and 121 also extend through the area, providing additional routes of transportation to D/FW Airport and the various bedroom communities in Northeast Tarrant and South Denton Counties.

    In summary, Grapevine is located between Dallas and Fort Worth and is part of a group of municipalities that has experienced tremendous population growth since 1970. Grapevine is characterized as a bedroom community of the Metroplex with the existing development being focused on single family residential use and supportive retail development. The area is served by a strong infrastructure that includes numerous interstate freeways and state highways. The area continues to benefit from the proximity of D/FW International Airport at the southern edge of the city which has resulted in numerous companies locating between Dallas and Fort Worth. Overall, the outlook for the city is favorable.

                                                     CITY/NEIGHBORHOOD ANALYSIS
- -------------------------------------------------------------------------------

NEIGHBORHOOD

    The subject property resides at the northwest corner of State Highway 121 and State Highway 26; also fronting the east side of Anderson-Gibson Road and the west side of FM 2499 in the northern extreme of Grapevine. By virtue of its location, the property has very good access to the regional freeway system. State Highway 121 traverses the immediate area of the property in a northeast/southwest direction and intersects several of the aforementioned major freeways, including Interstate Highway 635 (LBJ Freeway), Interstate Highway 35E (Stemmons Freeway), State Highway 114 (John Carpenter Freeway) and State Highway 183 (Airport Freeway). In fact, State Highway 121's intersection with LBJ Freeway is located just one-half mile south of the site. Furthermore, State Highway 121 intersects Interstate Highway 35E approximately four to five miles northeast of the subject in Lewisville.

    In the immediate vicinity of the property, substantial road improvements have recently been completed. All of these improvements were be completed for the opening of Grapevine Mills. There are numerous signaled entrances/exits for Grapevine Mills Mall from State Highway 26 and from Anderson Gibson Road). Directly in front of the mall between State Highway 26 and Anderson-Gibson Road, FM 2499 is now called Grapevine Mills Parkway and is six lanes, median-divided, with two median cuts at the mall entrances. North of Anderson-Gibson Road, FM 2499 is a four-lane, median-divided roadway. State Highway 26 is a four-lane, median-divided thoroughfare. Anderson-Gibson Road is also a four-lane, median-divided road between FM 2499 and State Highway 121, but it is a six-lane divided roadway immediately to the west of FM 2499, narrowing to four lanes as it becomes the mall ring road and loops behind the mall to exit onto State Highway 26.

    The property has very good accessibility due to the presence of the aforementioned major freeways, coupled with a network of primary and secondary arterials. Primary access to the property is available via the previously mentioned highways and major roads. In addition, other significant neighborhood streets are available and currently providing access to and from the area include Bethel Road, Royal Lane, Belt Line Road/Gateway Boulevard, and William
D. Tate Avenue.

    In terms of surrounding development, there is limited existing development in the immediate area of the property at the present time. The other development in the area is largely tied to the outparcels of the mall itself. In fact, several recently completed buildings exist with others under construction as of our date of value. As for completed development, Michael's, Chick-Fil-A, Discount Tire, and Prima Care have built on mall outparcels. A Cozy Mel's Restaurant, Embassy Suites Hotel, and a Bass Pro Outlet are currently under construction in the general area as well. Also of note, several new industrial properties have been built in the general area of Grapevine Mills in the past three to five years, including a large distribution center known as D/FW Trade Center to the north along SH 121.

    Extending outward several miles, development becomes more significant and is characterized (similar to the city as a whole) as a homogeneous mixture of residential and developing supportive commercial use. In the general area, major developments exist such as the aforementioned Dallas/Fort Worth International Airport (approximately two miles south of the property), a significant concentration of hotels situated near the airport, and a relatively large inventory of industrial and office properties. In fact, a short distance south of the subject is the D/FW Lakes Hilton Executive Conference Center.

                                                     CITY/NEIGHBORHOOD ANALYSIS
- -------------------------------------------------------------------------------

    Outside of the subject's immediate area, the most notable retail development, is located in the Vista Ridge area of Lewisville, which is approximately four to five miles northeast of the property along Interstate Highway 35E. The focal point of this area is Vista Ridge Mall, a 1.3 million square foot regional mall. Over the past several years, a number of other uses have been developed around the mall including apartments, community and power retail centers, free-standing retail buildings and hotels. Similar development has also taken place in other parts of the surrounding area, but primarily along the major freeways mentioned previously.

    From a retail perspective, the metropolitan area has a substantial inventory of regional or super-regional malls, power centers, and outlet centers which have captured an important share of retail spending in the region. However, the Grapevine Mills development represents a new and different type of development due to its size and the value-orientation of the anchor and specialty stores. Its urban location should provide a distinct competitive advantage over the existing outlet centers in distant locations such as Gainesville, Terrell, and Hillsboro.

    In summary, the neighborhood in which the subject resides is still in the growth phase of its economic cycle with an abundant amount of vacant land available for development. The area population has experienced and is projected to continue to experience steady population and household growth in the foreseeable future. Given the strategic location of the subject property's immediate neighborhood and surrounding area between Dallas and Fort Worth, coupled with the very positive influence of the Dallas/Fort International Airport and the positive impact of the subject itself, we believe that the long term outlook for this area is good. Both residential and commercial growth should continue at a very rapid pace for the foreseeable future.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

OVERVIEW

     The subject property is developed with a unique larger than life type of neo-cityscape concept, incorporating entertainment, nightlife and value-retail shopping. This concept is a hybrid of the Mills Corporation, including characteristics from super-regional malls--which include a diverse mix of retailers which depend on critical mass and market dominance--and factory outlet centers--value-retail centers which are typically owned and operated by the manufacturer. Catering both to entertainment-seekers, and to value-oriented shoppers and retailers, the subject property offers more selection and shopping conveniences than the typical mall, factory outlet center or power center format.

     The value-oriented mega-mall concept was originally conceived by The Mills Corporation, constructing the Potomac Mills mall outside of Washington D.C. The Mills Corporation is a full-service Washington D.C.-based retail developer with a portfolio of approximately 10.1 million square feet. The company's concept, The Mills project, combines anchor and specialty retail stores from all major categories of value retailers in a fully enclosed super-regional mall setting. Founded in 1967 as Western Development Corp., the company focuses primarily on The Mills project concept and operates now as The Mills Corp. which went public in April 1994. The company also owns and operates 11 community centers.

     A second concept, the "Great Mall" format has been the property concept developed by Petrie-Dierman-Kughn (PDK), co-developer of The Great Mall of The Bay Area, a 1.2 million square foot mall in Milpitas, California. Opened in September 1994, Great Mall of The Bay Area was over 75.0 percent leased after its first year of operation. The property serves the San Francisco-Oakland metro area which contains over 6.0 million people.

     PDK initiated the design plan for The Great Mall of The Great Plains which has been completed by Glimcher Realty Trust. PDK also set out to develop a 1.6 million square foot value-oriented super-regional mall in Phoenix to be called The Great Mall of Arizona. This month was constructed by a partnership between The Taubman Co. and Petrie-Dierman-Kughn. This project was in competition with a project to be developed by The Mills Corp. and Simon Properties, a 1.5 million square foot Mills-style mall just 5.0 miles away in Chandler, Arizona called Chandler Mills. The two joint-venture groups instead joined forces to develop Arizona Mills in similar fashion to other Mills projects on the Taubman site.

     Glimcher Realty Trust is now developing value retail malls in New Jersey and expects to follow in Los Angeles, having acquired a controlling interest in both projects, each known as The Metro Mall.

     Another developer, Hapsmith Development Corporation, opened The Great Mall of The Northwest located outside of Seattle, Washington in 1995. This 1.2 million square foot project serves a population base of over 2.2 million people in the Seattle-Tacoma market.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

     The typical Mills project ranges in size from 1.2 to 1.9 million square feet of total GLA. In aggregate, the seven existing Mills properties, including the two newest Mills developments - Arizona Mills and Grapevine Mills which opened in Fall 1997, contain about 10,600,000 square feet, with approximately 1,300 anchor and specialty stores. The mall portfolio can be roughly allocated as 61 percent anchor/major tenants and 39 percent specialty stores. In 1996, the overall occupancy was 95.0 percent described as 98.0 percent among the majors and 91.0 percent among all specialty shops, exclusive of Ontario Mills which was in lease-up and the two newly opened developments. On average, majors generated sales of $218 per square foot and mall shops were $307 per square foot. The top performer was Sawgrass Mills with specialty shop sales of $407 per square foot. The Mills projects are typically comprised of a mix of off-price, outlet, big box, specialty, and value-oriented stores. Collectively, they are referred to as value retail centers.

     The grand opening of Ontario Mills, located about 40 miles northeast of the subject City Mills at Orange site in Ontario, San Bernardino County, California, was November 14, 1996. The center had an overall occupancy at opening of 93.0 percent and an overall average rent of $12.00-$15.00 per square foot per year. Mall shop rents average about $22.00-$23.00 per square foot per year. The 1997 gross sales, based on year-to-date sales through October, are estimated at almost $310.0 million, or $248 per square foot, including shops and anchors. Specialty shops alone are projected to generate a first year sales volume of $342 per square foot, and anchors/majors sales are projected to be about $193 per square foot.

     The two newest Mills projects opened in Fall 1997. Arizona Mills broke ground on August 1, 1996 in Tempe, Arizona (Phoenix/Mesa). The grand opening was November 1997, and the 1.2 million square foot project opened with an overall occupancy of 93.0 percent. Grapevine Mills broke ground on July 10, 1996 in Grapevine, Texas (Dallas/Fort Worth). The center contains 1.5 million square feet and opened in October 1997 at 82.0 percent occupancy overall, with specialty shop occupancy of 83.0 percent.

     The newest development, City Mills at Orange, broke ground in late Summer 1997. The grand opening is planned for November 1998 for this 811,909 square foot entertainment oriented project. Opening occupancy is currently budgeted by the Mills Corporation at 76.3 percent overall, with 75 percent occupancy at opening for the specialty shop space alone. Average occupancy during the first year is projected by Mills at 71.0 percent. These are reported to be conservative estimates for budgeting purposes

     Other Mills developments in the pipeline include: Candlestick Mills (San Francisco, CA), Concord Mills (Charlotte, NC), Katy Mills (Houston, TX), Meadowlands Mills (NY/Northern NJ) and Opry Mills (Nashville, TN).

VALUE RETAIL CONCEPT

     The value retail projects are comprised of a mix of off-price and outlet store formats. Collectively, they are referred to as value retail centers. Value retail is generally segmented into seven merchandising categories:
Manufacturer Factory Outlets, Department Store Outlets, Specialty Retail Store Outlets, Super Savings Stores, Off-Price Retailers, Catalog Outlets, and Category Dominant Stores. The following is a brief overview of each category:

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

     MANUFACTURER FACTORY OUTLETS are owned and operated by manufacturers. They sell merchandise directly to the consumer, eliminating mark-ups of the traditional distribution channels. These stores feature the same designer names and a major selection from each line. Manufacturer outlets in The Mills include Calvin Klein, Carter's, London Fog, and Jockey.

     DEPARTMENT STORE OUTLETS are operated by nationally or regionally recognized department store chains traditionally found in regional malls. They stock both excess inventory and out-of-season merchandise. Their considerable buying strength allows them to purchase excess merchandise directly from manufacturers, passing the savings onto the consumer in an outlet store format. Department store outlets in The Mills constitute both anchor and major stores and include such tenants as The Clearinghouse by Saks Fifth Avenue, Neiman Marcus Last Call, and Nordstrom Rack.

     SPECIALTY RETAIL STORE OUTLETS are operated by nationally or regionally known specialty retail chains traditionally found in regional malls. These stores are the outlets for excess inventory and out-of-season merchandise of such specialty retailers as Ann Taylor, Benetton, and Nine West.

     SUPER SAVINGS STORES offer a wide variety of branded merchandise typically sold at moderate-level price points by adding branded goods in more expanded formats than traditional off-price retailers. This merchandise is excess inventory from manufacturers of the brand-name goods. Super savings stores in The Mills projects include expanded formats of Burlington Coat Factory, Syms, and T.J. Maxx.

     OFF-PRICE RETAILERS buy excess inventory from manufacturers of brand-name goods and offer these goods at mid- to higher-level price points. Off-price retailers in The Mills include Clothestime, Payless ShoeSource, and Dress Barn.

     CATALOG OUTLETS are operated by nationally and regionally recognized catalogers which sell at substantial discounts averaging 50.0 percent below full-retail prices. The merchandise sold by these outlets consists primarily of end-of-season or previous-season warehoused goods. Catalog outlets in The Mills are represented by such tenants as ChildCraft, JCPenney Catalog Outlet, and Spiegel Outlet.

     CATEGORY DOMINANT STORES offer a dominant selection of products in a defined merchandise category in great depth of inventory. The extensive selection of merchandise in one location is the key to the success of a category dominant store. Discounts from full-price retail are short-term and item-specific, creating a sense of immediacy for the purchase. Category dominant stores in The Mills include IKEA, Bed Bath & Beyond, Just For Feet and The Sports Authority.

     The Mills Corporation has provided us with a tenant mix profile of each of several of their existing projects. As of April 1, 1996, the tenant breakdown/merchandising mix at The Mills properties was:

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------


    ==========================================================================
                                MILLS TENANT MIX
    ==========================================================================
                     POTOMAC    FRANKLIN    SAWGRASS     GURNEE     ONTARIO
       CATEGORY       MILLS       MILLS       MILLS       MILLS      MILLS
    ==========================================================================
    Manufacturers:         35%         23%         32%         34%        46%
    --------------------------------------------------------------------------
    Retail Outlets:        25%         32%         14%         33%        29%
    --------------------------------------------------------------------------
    Value/Off-Price:       26%         33%         46%         25%         6%
    --------------------------------------------------------------------------
    Food:                   6%          8%          1%          4%         4%
    --------------------------------------------------------------------------
    Service:                6%          3%          7%          2%         1%
    --------------------------------------------------------------------------
    Catalogs:               1%          1%          0%          2%         0%
    --------------------------------------------------------------------------
    Other:                 n/a         n/a         n/a         n/a        14%
    --------------------------------------------------------------------------
    Total:                100%        100%        100%        100%       100%
    ==========================================================================
    Source: The Mills Corporation
    ==========================================================================

COMPETITIVE ADVANTAGES

     Based in part from data provided by the Urban Land Institute, as well as our analysis of The Mills project concept, The Mills principal competitive advantages and distinctions of the value retail center can be summarized as follows:

     VALUE RETAIL FOCUS -- Each Mills property is tenanted almost exclusively by value retailers offering a broad selection of brand-name and other quality merchandise. Each Mills offers significant discounts from prices charged by the traditional department and specialty store tenants of conventional super-regional malls.

     SIZE -- The Mills average size is approximately two-thirds larger than a conventional super-regional mall, ranging from approximately 1.5 to 1.8 million square feet of gross leasable area. Conventional super-regional malls average about 972,000 square feet of total occupancy area.

     MARKET AREA -- The Mills typically serve a primary market area of approximately 40 miles, with a secondary market area of up to 100 miles from the center. Conventional super-regional malls typically serve a primary market of 12 miles, with secondary markets of 20 miles.

     NUMBER & SIZE OF ANCHOR/MAJOR STORES -- Each Mills project contains between 14 and 19 anchor/major stores ranging in size from 20,000 to 156,000 square feet. The typical super-regional mall includes at least 3 full-line department stores of generally not less than 100,000 square feet per store.

     SIZE OF SPECIALTY STORES -- Specialty store tenants at The Mills, on average, occupy approximately 3,100 square feet of GLA each, this compared to about 1,875 square feet per store at conventional super-regional malls. This larger store area allows specialty stores to sell a broader selection of merchandise at a lower cost per square foot, thereby producing higher unit volumes with virtually no increase in occupancy cost per unit as compared to a typical mall location.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

     EFFICIENT AND FLEXIBLE DESIGN -- Approximately 78.0 percent of the total area of each Mills property is "leasable", this compared to an average of
     63.0 percent for conventional super-regional malls. This design results in comparatively lower common area maintenance costs at The Mills projects due to the smaller sized common area. In addition, the single-story design and physical structure of The Mills projects afford greater flexibility in making configuration changes and expansions than the typical multi-level mall.

     The popularity and success of super-regional value retail malls is founded on characteristics and trends which include:

     VALUE-ORIENTED RETAIL is one of the fastest growing segments in the industry today, drawing not only from lower- and middle-income consumers, but also from middle- to upper- socioeconomic groups.

     ENTERTAINMENT and attractive decoration is typically incorporated into the design, adding to the shopping experience, improving the attraction, and increasing the visitors time spent shopping. Such features may include theaters, active food courts, specialty theme courts, video and/or interactive systems, and lighted billboards.

     LOCATIONS are much closer to major metropolitan areas than the typical factory outlet center. Factory outlet centers are typically 60 to 80 miles from major markets so as not to compete with their own product carried by retailers at more traditional centers.

     DESTINATION SHOPPING is the goal of retailers at value-oriented centers, citing a few big trips from shoppers each year. The typical shopper will stay 3 to 5 hours instead of the typical 1 to 2 hour visit at traditional malls. Bus service helps facilitate this promotional concept.

     TRADE AREAS can stretch up to 100 miles in radius from the center. This enables retailers to efficiently reach a broad mass of shoppers.

     RENTAL RATES are approximately two-thirds of the typical rent paid at traditional regional malls. Minimum rents tend to by more in-line with factory outlet centers, although common area costs are usually higher. Sales, however, tend to be 20.0 to 25.0 percent higher than the traditional mall. Lower rents and higher sales volumes help to create the proper environment for value-priced merchandising.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------


TOURISM DRAW

     Each Mills project has a significant tourism/visitor program which promotes The Mills in the travel industry both nationally and internationally, thereby making The Mills a well-recognized tourist attraction. As a result, The Mills have become destination shopping points, attracting, on average, over 13,000 bus tours and hundreds of thousands of tourists each year. Potomac Mills, the first Mills project, is reportedly the top tourist attraction in the Washington D.C. area and, as reported by The Washington Post on September 8, 1991, is the top rated tourist attraction in the State of Virginia. This property reportedly draws more than 25.0 million visitors each year. Based on data compiled by the City of Sunrise, Florida in 1992, Sawgrass Mills draws more visitors than any other tourist attraction in the State of Florida except for Walt Disney World in Orlando. According to the Philadelphia Scarborough Report commissioned by The Philadelphia Inquirer, Franklin Mills has been the number one shopping center destination in the greater Delaware Valley since its opening. Based on data supplied by the State of Illinois, Gurnee Mills (with approximately 13.0 million visitors each year) draws more visitors than the top three Illinois tourist attractions combined.

PROPERTY PROFILES

     To better understand the performance of The Mills projects, we have included a brief overview of each of the existing properties. After the summaries, we have included a review of the sales performance at each of the centers. The chart on the ACCOMPANYING PAGE summarizes various characteristics of each property. It is noted that we have analyzed each property's trade area based upon a 40.0-mile radius.

POTOMAC MILLS

     Potomac Mills is located at Exit 156 off of Interstate 95 in Woodbridge, Virginia, a suburb of Washington, D.C. Potomac contains 1,639,000+/- square feet of total GLA and features five anchors, several major tenants, and over 200+/- value-oriented and specialty retailers. It has been built in three phases between 1985 and 1993. An allocation of the GLA is shown on the following chart.

============================================================
   COMPONENT  # OF UNITS    GLA (SF)    RATIO     OCCUPANCY
- ------------------------------------------------------------
Anchors             17    1,005,942     61.4%       100%
- ------------------------------------------------------------
Specialty          212      632,921     38.6%        93%
Stores
- ------------------------------------------------------------
Total              229    1,638,863    100.0%        97%
============================================================


     Major tenants at Potomac include Burlington Coat Factory, Saks Off Fifth, IKEA, JCPenney Outlet Store, Marshalls, Nordstrom Rack, Spiegel Outlet Store, The Sports Authority, and Waccamaw Pottery. Anchor rents average about $6.76 per square foot, while mall shops average $25.32 per foot. The overall average rent is approximately $14.00 per square foot.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

     Potomac Mills generated total sales of $356.2 million, equivalent to $223 per square foot on an average occupied area basis. Mall shops report average sales of $289 per square foot, while anchors are $185 per foot. The 40.0-mile radius around the property shows a total population of 4.2 million which ranks third among the portfolio. Average household income levels are the highest of the group, with growth potential expected to rank better than the portfolio mean. We would note that Potomac Mills has an excellent tourist draw. The company is planning to add an entertainment zone in late 1997/early 1998 bringing in a major theater chain and several themed restaurants.

     Based upon aggregate sales of $356.2 million, we have calculated that Potomac captures approximately 1.61 percent of potential retail sales within a 40.0-mile radius of the property. Due to the urban nature of the Washington D.C. market, we might consider a slightly smaller radius for Potomac Mills when compared to, say, Sawgrass Mills. If we were to utilize a 30.0-mile radius, the capture rate for Potomac would be about 2.04 percent.

FRANKLIN MILLS

     Franklin Mills is located off of Interstate 95 at the intersection of Woodhaven and Knights Road in Philadelphia, Pennsylvania. Franklin Mills contains a total of 1,762,000+/- square feet with 18 anchor and major tenants and over 200+/- value-oriented and specialty retailers. The mall opened in 1989. An allocation of the GLA is shown on the following chart.

============================================================
   COMPONENT  # OF UNITS    GLA (SF)    RATIO     OCCUPANCY
- ------------------------------------------------------------
Anchors             18    1,155,303     65.6%       100%
- ------------------------------------------------------------
Specialty          207      606,923     34.4%        83%
Stores
- ------------------------------------------------------------
Total              225    1,762,226    100.0%        93%
============================================================


     Major tenants include Burlington Coat Factory, Bed Bath & Beyond, Saks Off Fifth, Filene's Basement, Last Call from Neiman Marcus, Marshalls, Nordstrom Rack, and JCPenny Outlet. Anchor store rents average about $5.67 per square foot, with mall shops producing an average rent of $22.16. The overall average rent is calculated to be $11.40 per square foot.

     The company has been remerchandising Franklin Mills by bringing in several higher end outlets including Tommy Hilfiger, Brooks Brothers, Nautica, Talbot and Polo. In addition, an 18 screen General Cinema is being added.

     Franklin Mills has the most populated radius of The Mills properties at
6.1 million, and ranks third for average household income ($65,107). Yet despite the higher expenditure potential within the 40.0-mile radius, Franklin only ranks third for aggregate and average sales. The center generated total sales of approximately $338.2 million, equivalent to $204 per square foot on an average occupied basis. Mall shops here do roughly $254 per square foot in sales, while anchors do $182 per foot. Franklin Mills has the lowest growth projections over the next five years.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

     Utilizing the reported aggregate sales of $338.2 million, Franklin captures approximately 1.18 percent of potential sales within the 40.0-mile radius. Similar to Potomac Mills, Franklin's market is characterized as being more urban in nature. Looking toward a 30.0-mile radius, the capture ratio would be 1.52 percent.

SAWGRASS MILLS

     Sawgrass Mills was constructed in late-1990 in Sunrise, Florida, approximately 11.0 miles west of Ft. Lauderdale and a 30.0 minute drive north of Miami. In November, 1995 the company completed the Phase II expansion which added 136,000 per square feet which opened at 100 percent occupancy. In the third quarter of 1998, the company expects to open Phase III (270,000 square feet) in concert with the opening of the new Florida Panthers Sports Arena across the Ring Road. Included in the expansion is an entertainment zone anchored by a 30 screen Cobb Theater. The 1,878,000+/- square foot center has 21 anchor/major tenants and 235+/- value-oriented and specialty retailers.

============================================================
 COMPONENT    # OF UNITS    GLA (SF)    RATIO     OCCUPANCY
- ------------------------------------------------------------
Anchors             21    1,193,683     63.5%        98%
- ------------------------------------------------------------
Specialty          235      684,726     36.5%        97%
Stores
- ------------------------------------------------------------
Total              256    1,878,409    100.0%        97%
============================================================


     Sawgrass Mills is by far the most productive of The Mills properties. Anchored by Burlington Coat, JCPenney Outlet, Marshalls, Target, Brandsmart, Spiegel, Bed Bath & Beyond, and Waccamaw, the center reports aggregate sales of $655.2 million ($357/SF). Mall shops show average sales of $407 per square foot, with anchors at $329.

     Anchor tenant rents average $8.03 per square foot, while mall shops average $27.90. The overall average rent for the center is reported to be $16.55 per square foot.

     Sawgrass has a very good tourism-base for customer draw, with a 40.0-mile radius population of nearly 4.1 million. Average household income levels are fourth among The Mills portfolio at $57,129. Based upon aggregate sales of $655.2 million, it appears that Sawgrass captures approximately 3.23 percent of potential retail sales within its 40.0-mile radius. Sawgrass is considered to be more likely to draw from a larger area when compared to the other more urban properties.

GURNEE MILLS

     Gurnee Mills is located at the intersection of Interstate 94 and Route 132 in Lake County, Illinois, midway between Chicago and Milwaukee, Wisconsin. Gurnee Mills opened in August 1991. It contains 1,468,000+/- square feet with 14 anchors and 200+/- specialty shops. The company is in the midst of upgrading and enhancing the tenant mix. A 150,000 per square foot expansion includes a 125,000 per square foot Bass Pro Shops Outdoor World. By 1998, two additional anchors are expected to be added. Recent leases have also been signed with Rainforest Cafe and Planet Hollywood.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

============================================================
 COMPONENT    # OF UNITS   GLA (SF)    RATIO     OCCUPANCY
- ------------------------------------------------------------
Anchors             18      827,872     56.4%        94%
- ------------------------------------------------------------
Specialty          204      639,742     43.6%        91%
Stores
- ------------------------------------------------------------
Total              218    1,467,614    100.0%        93%
============================================================


     Gurnee Mills is the most densely populated 40-mile radius of The Mills projects surveyed, with over 5.2 million. Average household income levels rank second in the portfolio at $68,864. Sales levels, however, are generally the lowest of the properties aggregated sales were 194 per square foot occupied area basis. Mall shops average about $252 per square foot, while anchors average $151 per foot.

     The overall average rental rate at Gurnee is approximately $13.62 per square foot, with mall shops averaging $20.50 and anchors averaging $6.78 per square foot.

     Gurnee captures an estimated 1.05 percent of potential retail sales within its 40.0-mile radius. Much like Potomac and Franklin, it would appear that this low ratio is due primarily to the fact Gurnee's trade area might not extend out toward a 40.0-mile radius because of the urban nature of the Chicago region. If we were to compare its capture rate to retail sales within a 30.0-mile radius, the ratio would be 2.16 percent.

ONTARIO MILLS

     Ontario Mills, the company's fifth project, opened its doors in November 1996, with a total GLA of about 1.7+/- million square feet and 19 anchor stores, 13 of which were leased at opening. The project has a "Racetrack" design and an entertainment component that is a new concept for Mills. The property opened with an overall occupancy of 93.0 percent and an average rental rate of $15.50 per square foot per year for all tenants. Mall shop rents average about $23.00 per square foot and opened at an 87.0 percent occupancy level. Anchor stores show average rental rates ranging from $5.00 to $18.00 per square foot, with an overall average of $9.68. The $190.0 million project created some 2,500 construction jobs and another 5,000 permanent jobs at completion. The project attracted 4.0 million visitors in its first 45 days. A 400,000 square foot entertainment wing opened in summer 1997, including American Wilderness Experience, Sega Game Works, IWERKS, and Dave Busters. The 1997 projected sales are estimated at $248 per square foot overall, with specialty shops generating sales of $342 per square foot.

SALES PERFORMANCE

     As noted, The Mills projects (excluding Ontario Mills) reflect major store sales of $218 per square foot on average, with specialty mall shops reporting sales of $307 per foot. The following chart summarizes the performance of each property for calendar year 1996.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

===============================================================================
               MILLS PROPERTY SALES PERFORMANCE - 1996 RESULTS*
===============================================================================
             POTOMAC MILLS    FRANKLIN MILLS   SAWGRASS MILLS   GURNEE MILLS
            ---------------------------------------------------================
              SALES   PER SF   SALES   PER SF   SALES    PER     SALES   PER
              (000)            (000)            (000)     SF     (000)    SF
===============================================================================
Specialty
Shops        $170,110   $289  $127,952   $254   $270,323  $407  $146,706  $252
- -------------------------------------------------------------------------------
Anchors/
Majors*      $186,099   $185  $210,265   $182   $384,867  $329  $117,508  $151
- -------------------------------------------------------------------------------
Total
Sales        $356,209   $223  $338,217   $204   $655,190  $357  $264,214  $194
- -------------------------------------------------------------------------------
Shop Sales
Ratio           47.8%     --     37.8%     --      41.3%    --     55.5%    --
- -------------------------------------------------------------------------------
Shop GLA
Ratio           38.6%     --     34.4%     --      36.5%    --     43.6%    --
===============================================================================
* Includes Entertainment Shops. Unit rates are adjusted for average occupied area.
===============================================================================


     From the above, we see that Sawgrass Mills is by far the most productive of The Mills projects with aggregate sales of $655.2 million ($357 per square foot overall). Specialty shop sales were $270.3 million, or $407 per square foot. Anchor store sales were about $329 per square foot. As can be seen, specialty tenants accounted for 41.3 percent of total sales.

     Potomac Mills is the second most productive property with sales of $356.2 million ($223 per square foot overall). Specialty shops accounted for approximately 48.0 percent of sales at $308 per square foot, while anchors and majors had sales of $185 per foot.

     At Franklin Mills and Gurnee Mills, total sales averaged $204 and $194 per square foot, respectively. Specialty tenants had sales of $254 and $252 per square foot, while anchors had sales of $182 and $151 per square foot for Franklin and Gurnee, respectively.

     On an overall basis, exclusive of Ontario Mills which was newly opened last year, the majors generated sales equal to $218 per square foot, while specialty tenants had sales of $307 per square foot.

     Ontario Mills 1997 projected sales, based on year-to-date actual sales through October 1997, are approximately $310.0 million, or $248 per square foot, while specialty tenants had sales of $342 per square foot, exceeding the Mills averages noted above.

RENT ATTAINMENT LEVELS

     The Mills projects have shown their ability to increase effective rents over the last five years. Effective rents are defined as minimum and percentage rents divided by the average occupancy within each center.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

==============================================================================
                    AVERAGE ANNUAL EFFECTIVE RENT PER SF*
==============================================================================
              POTOMAC MILLS  FRANKLIN MILLS  SAWGRASS MILLS    GURNEE MILLS
- ------------------------------------------------------------------------------
1992             $12.00          $12.92          $14.70           $13.76
- ------------------------------------------------------------------------------
1993             $11.99          $12.59          $15.69           $13.86
- ------------------------------------------------------------------------------
1994             $13.00          $11.64          $14.54           $12.83
- ------------------------------------------------------------------------------
1995             $13.30          $11.33          $15.66           $12.89
- ------------------------------------------------------------------------------
1996             $14.00          $11.40          $16.55           $13.62
==============================================================================
* Average for all space.

==============================================================================

     A further allocation of the overall average rent attainment levels can be made between anchor and specialty tenants as shown below.

==============================================================================
                         EFFECTIVE RENT ALLOCATIONS
==============================================================================
        POTOMAC MILLS    FRANKLIN MILLS    SAWGRASS MILLS     GURNEE MILLS
      ------------------------------------------------------------------------
      ANCHOR  SPECIALTY ANCHOR  SPECIALTY ANCHOR  SPECIALTY ANCHOR  SPECIALTY
==============================================================================
1994   $6.47   $22.17    $5.78   $21.54   $7.56    $24.83    $6.48   $10.71
- ------------------------------------------------------------------------------
1995   $6.57   $23.14    $5.69   $21.29   $7.68    $27.58    $6.36   $20.08
- ------------------------------------------------------------------------------
1996   $6.76   $25.32    $5.67   $22.16   $8.03    $27.90    $6.78   $20.56
==============================================================================


     As expected, Sawgrass Mills, the most productive project, generates the highest effective rents. With specialty shop rents of $27.90 per square foot and sales of $407 per square foot, a effective rent/sales ratio of 6.9 percent is indicated. The following chart presents a summary of effective rent-to-sales ratios at Mills properties.

========================================
     EFFECTIVE RENT-TO-SALES RATIO
========================================
Sawgrass Mills              6.9%
- ----------------------------------------
Potomac Mills               8.8%
- ----------------------------------------
Franklin Mills              8.7%
- ----------------------------------------
Gurnee Mills                8.1%
========================================


     Ontario Mills has an average rental rate of about $15.50 per square foot for all tenants. Mall shop rents average about $23.00 per square foot. Anchor stores show average rental rates ranging from $5.00 to $18.00 per square foot, with an anchor average of $9.68 per square foot. Based on the average rent at $15.50 and sales of $248 per square foot, the first year rent-to-sales ratio at Ontario Mills equals 6.25 percent, which is lower than any of the other Mills developments shown above.

PROPOSED/RECENTLY DEVELOPED

     As noted, several new Mills projects are currently underway. Each of these new projects are being developed as a newly formed joint venture with Simon Property Group and Kan Am. An affiliation was also formed with Taubman Realty Group and Grossman Company Properties on the recently developed Arizona Mills.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

     CITY MILLS AT ORANGE (subject) is an open air, festival/entertainment center in the Los Angeles/Orange County area. City Mills at Orange comprises an approximate 74 acre site at the intersection of the Santa Ana Freeway (I-5) and the Garden Grove Freeway in Orange California only four miles from Disneyland. The 811,909 square foot open air center will feature a 30-screen AMC Theater included in over 330,000 square feet of entertainment and dining facilities. The approximate $187 million project is expected to be completed in November 1998.

     GRAPEVINE MILLS, which opened in October 1997, is a 1,500,001+/- square foot project, with 593,120+/- square feet of specialty shops and food court. Anchors include Off Fifth-Saks Fifth Avenue, Burlington Coat, Bed Bath & Beyond, Group USA, Rain Forest Cafe, and 16 other major tenants. Rental rates for mall shops range from $15.00 to $45.00 per square foot, with an overall average of about $23.00. Anchor leases range from $5.50-$20.00 per square foot, with an average of $12.75. The total project budget is $203.0 million and was 55.0 percent pre-leased as of February 1997. Upon opening in October 1997, the project was 82.0 percent occupied, with specialty store occupancy at 83.0 percent.

     ARIZONA MILLS opened November 20, 1997 at one of Phoenix's most heavily trafficked intersections. The site is highly visible from both Interstate 10 and Superstition Freeway. The center includes 1.2+/- million square feet and has 17 anchor/major tenants. The average mall shop rent is budgeted at $23.90 per square foot, and existing leases, accounting for 89 percent of the mall shop GLA, are on track at $23.83 per square foot on average. Anchor leases are budgeted to average $10.74 per square foot, with executed leases (96 percent of the anchor GLA has executed leases) currently averaging $10.66 per foot. Anchor leases under negotiation are showing an average rental rate of $12.80 per square foot. Anchor tenants include JCPenney Outlet, IMAX, Sega, and Off Rodeo which have substantially higher rental rates due to merchandising/sales potential. All combined, the overall average budgeted rent for Arizona is approximately $16.36 per foot, with executed leases at 93.0 occupancy averaging $16.04 per square foot. Total sales at Arizona Mills are forecasted to be over $300.0 million, with malls shops performing over $300 per foot and anchors over $250 per foot. The property's 40.0-mile radius is generally smaller than the other Mills projects. For 1996, a total population of 2.5 million is estimated. Average household income is $49,454, lower than the existing properties. Growth potential for Arizona Mills, however, is considerably better than the existing Mills projects, with population growth forecasted to be nearly 2.0 percent per year and income growth 5.5 percent per year. The $183.0 million project was 62.0 percent pre-leased as of February 1997, and was 93.0 percent occupied at opening.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

     Planned developments include:

                                                               PROJECTED
     NAME              LOCATION           GLA                  OPENING
     ----              --------           ---                  ---------
     Katy Mills        Houston, TX        1.6 million             1999
     Meadowlands Mills NY/Northern NJ     2.1 million             1999
     Concord Mills     Concord, NC        1.2 to 1.8 million      2000
     Opry Mills        Nashville, TN      1.2 to 1.8 million      2000
     Candlestick Mills San Francisco, CA  1.2 to 1.8 million      2000
     Un-named          North Aurora, IL   1.2 to 1.8 million      2001

OTHER MILLS-TYPE PROJECTS

     GREAT MALL OF THE GREAT PLAINS

     Glimcher Realty Trust recently (8/97) opened their first value oriented mega-mall in Olathe Kansas, a suburb of Kansas City. The property has good regional accessibility and is highly visible from both Interstate 35 and Highway K-7/169. The center totals some 842,000+/- square feet and has 11 anchor/major tenants.

====================================================
     COMPONENT           GLA          ALLOCATION
====================================================
Anchors                    281,399            33.4%
- ----------------------------------------------------
Majors                     166,472            19.8%
- ----------------------------------------------------
Specialty Stores           394,206            46.8%
- ----------------------------------------------------
Non-Owned                        0               --
- ----------------------------------------------------
Total                      842,077           100.0%
====================================================


     Mall shop leases in-place average about $18.50 per foot. Anchor leases average $9.67 per foot. The market (40.0-mile radius) is smaller than the other Mills-type projects. For 1996, a total population of 1.7 million is estimated. Average household income is $56,971, lower than all existing properties, but comparable to Sawgrass Mills. Growth potential for Great Plains, however, is generally better than the existing Mills projects on average, with population growth forecasted to be nearly 1.0 percent per year and income growth 6.1 percent per year.

     GREAT MALL OF THE GREAT NORTHWEST

     Great Mall of The Great Northwest was opened in 1995 in the Seattle/Tacoma MSA, at Highway 167 and Highway 18, with average accessibility to Interstate 5. The 962,000 square foot project is anchored by 8 anchor stores and has reported troubles in leasing-up in-line specialty tenant space.

     Mall shop leases average about $20.17 per foot, while anchor leases average $11.16 per foot. The market (40.0-mile radius) is somewhat smaller than the other Mills-type projects. For 1996, a total population of 2.9 million is estimated. Average household income is $64,652, which ranks fairly well against other Mills-type projects. Growth potential for Great Northwest, is generally better than the existing Mills projects on average, with population growth forecasted to be nearly 1.4 percent per year and income growth 6.2 percent per year. With estimated total sales of $148.1 million, the property captures approximately 0.93 percent of sales within its 40.0-mile radius.

                                                  VALUE RETAIL MALL CONCEPT
- ------------------------------------------------------------------------------

     OTHER

     Other similar projects which are currently under construction or are planned include Great Lakes Crossing, a 1.6+/- million square foot value-retail and entertainment center being developed by The Taubman Realty Group in Auburn Hills, Michigan and the Dolphin Mall, a 1.4+/- million square foot value center in Dade County being developed by Michael Swerdlow Companies.

SALES CAPTURE RATIOS

     From the comparison to other Mills-type projects, we see that these properties capture between 0.9 to 3.2 percent of retail sales within their respective 40.0-mile radii. This type of comparison is difficult due to the widely divergent markets these properties are located in. However, the analysis provides a basis for comparison to what the subject property could reasonably expect to achieve within its market.

     As discussed, we believe that the more urban of the Mills projects likely have smaller radii than 40.0 miles, while the other properties might have larger market areas. This is due primarily to the shopping patterns, vis-a-vis transportation and access, as well as competing property types and alternative retail facilities in the varying markets.

     The subject area has a myriad of retail alternatives from which to choose. In addition, certain physical/geographic boundaries which influence travel time will impact the degree of patronage from certain areas, including some of the Inland Empire Cities such as Riverside and Ontario, which would opt for the closeby Ontario Mills project, and areas generally north of Interstate 10 in Los Angeles, which would tend to travel north and west to other entertainment/shopping alternatives. The developed areas of North San Diego County and the cities in the southern reaches of Orange County will likely opt for the closer located Irvine Entertainment Center, under expansion and located along Interstate 5 about 14 miles southeast of the subject. We believe the subject will be capable of capturing retail sales toward the upper end of the ratio range presented by other Mills-type projects. In addition, due to the above noted physical influences, we would be inclined to compare the subject property based upon a smaller radii when paired against the other Mills-type projects. Further discussion of this capture potential is included in the Retail Market Analysis section of this report.

                                                     RETAIL MARKET ANALYSIS
- ------------------------------------------------------------------------------


GREATER DALLAS/FORT WORTH RETAIL MARKET

    In order to present an accurate picture of the current state of the retail market, as well as forecast future market conditions in the Dallas/Fort Worth metropolitan area, data regarding the macro-market and various delineated submarkets were compiled from the periodic reports published by M/PF Research, Inc.

    SUPPLY

    As of Year End 1997, there was a total of 95,306,100 square feet of retail space (non-regional) in the Dallas/Fort Worth market area, 65,838,800 square feet of which was in Dallas and 29,467,300 square feet being in Fort Worth. Add to this the 26,830,200 square feet of space in the Metroplex regional centers (primarily regional and super regional malls) and the total multi-tenant retail inventory exceeds 122 million square feet. The chart below focuses upon non-regional shopping center space.

  ======================================================================================================
                                                SUPPLY (1987 TO 1997)
  ======================================================================================================
  MARKET/CENTER     1987    1988    1989    1990    1991    1992    1993    1994    1995    1996    1997
  TYPE
  ======================================================================================================
                                  -----------
                                  DALLAS AREA
                                  -----------
  Number of
  Centers(1)         818     826     826     888     886     898     898     919     942     951    1001

  Total Square
  Feet (000's)(1) 54,842  55,342  56,407  57,540  57,484  58,460  58,714  60,266  62,201  63,351  65,839

  Percent
  Change from
  Previous
  Period            9.8%   -0.9%    1.9%    2.1%   -0.1%    1.7%    0.4%    2.6%    3.2%    1.8%    3.9%
                                    ------------
                                    FORT WORTH
                                       AREA
                                    ------------
  Number of
  Centers(1)         454     469     479     490     492    489      488     492     506     511     509

  Total Square
  Feet (000's)(1) 22,885  23,997  25,263  25,239  25,887  25,950  26,781  27,171  28,470  29,009  29,467

  Percent
  Change from
  Previous
  Period             7.6%   4.9%     5.3%  -0.1%    2.6%     0.2%   3.2%    1.5%    4.8%    2.0%    1.6%
  ------------------------------------------------------------------------------------------------------
    (1) Excludes regional and super-regional centers
  ======================================================================================================

    The current multi-tenant inventory includes the completion of 1,448,500 square feet in the Dallas area and 579,000 square feet in the Fort Worth area during the twelve months prior to Year End 1997, compared to 1,417,700 square feet completed in Dallas and the 963,400 square feet completed in the Fort Worth area for the same time period prior to Year End 1996. Thus, the new multi-tenant construction activity in for the 12 months preceding Year End 1997 represents a 15 percent decrease from 1996 totals.

    Single-tenant properties, as well as expansions to regional centers, are excluded from the preceding completion numbers. According to M/PF, there was 195,000 square feet of additions to the regional centers in Dallas and 1,500,000 square feet (Grapevine Mills Mall) added in Fort Worth in 1997. As for single tenant buildings, 2,478,100 square feet of single tenant space was added to the Metroplex in the 12 months prior to Year End 1997. The single tenant retail space includes 1,419,900 square feet in 32 buildings in Dallas (10 were Eckerd and 8 were Walgreen's) and 1,058,100 square feet in 25 buildings in Fort Worth (6 were Eckerd and 6 were Walgreen's). These numbers reflect an increase from Year End 1996 of almost 59 percent. In the 12 months prior to Year End 1996, new construction of single tenant retail facilities totaled slightly less than 1,500,000 square feet.

                                                     RETAIL MARKET ANALYSIS
- ------------------------------------------------------------------------------

    The most significant multi-tenant completions in the Dallas/Fort Worth area are illustrated in the following table.

  ==================================================================
    DALLAS/FORT WORTH MULTI-TENANT COMPLETION'S - YEAR END 1997(1)
  ==================================================================
           SECTOR/                                       SIZE
          SUBMARKET                  NAME                (SF)
  ==================================================================
                            -----------------------
                                    DALLAS
                            -----------------------
    Far North Dallas         Alpha Parkway Plaza       145,300

    North Garland               Shiloh Square           85,400

    North Garland               Shiloh Springs          84,200

    East Plano               Parker Central Plaza       96,700

                                   Addition

    East Plano                 14 Jupiter Place        103,000

    Southeast Denton County     Colony Plaza I          89,100

    Southeast Denton County Lakepoint Crossing II      140,000

    Far West Plano            Preston Stonebrook       105,000

                                    Plaza

    Allen/McKinney           Plaza at Stonebridge       95,700

    Allen/McKinney             Tom Thumb Center         79,700

    Allen/McKinney           1702 West University      174,000
  ==================================================================
                            -----------------------
                                  FORT WORTH
                            -----------------------
    Southeast Fort Worth         Park Forest            82,300

    Mid Arlington            Woodland West - Tom        58,000

                                    Thumb

    NE Tarrant County        Grapevine Mills Mall    1,500,000

    NE Tarrant County           Village Center         188,200
  ==================================================================
  (1) Includes only the most notable completion's from January 1997 through December 1997.
  ==================================================================

    The majority of the new multi-tenant shopping center space completed during the past twelve months was located in Fort Worth. The Dallas area added 1,643,500 square feet (including Regional Centers) which was up 29.4 percent from the amount added during the 12 months prior to Year End 1996. By comparison, construction in Fort Worth totaled 2,079,000 square feet in 1997 compared to the 291,000 square feet during 1996 but 1,500,000 square feet of this was the Grapevine Mills Mall. Excluding this regional center, construction in Fort Worth rose to 579,000 square feet in 1997 demonstrating a near doubling of the 1996 total.

    The following chart illustrates the most notable multi-tenant space under construction as of Year End 1997 in the Dallas/Fort Worth area.

                                                     RETAIL MARKET ANALYSIS
- ------------------------------------------------------------------------------

========================================================================
DALLAS/FORT WORTH MULTI-TENANT SPACE UNDER CONSTRUCTION - YEAR END 1997
========================================================================
         SECTOR/                   NAME             SIZE      PRELEASED
        SUBMARKET                                   (SF)      SPACE
                                                                (SF)
========================================================================
                           ---------------------
                                  DALLAS
                           ---------------------

  Oak Lawn/Park Cities        Lincoln Center       135,000    115,000

  Northwest Dallas            Marketplace at       118,400    115,700
                              Webb's Chapel

  Grande Prairie              Carrier Towne        297,700    296,200
                                 Crossing

  Richardson                  Lennox Center        189,000     94,500

  SE Denton County            Marketplace at       140,000     70,000
                               Flower Mound

  SE Denton County         Vista Ridge Plaza II     94,000     85,000

                           ---------------------
                                FORT WORTH
                           ---------------------

  South Fort Worth          Trinity Commons I      168,100    122,000

  North Arlington            Tom Thumb Center       82,800     62,200

  South Arlington            Tom Thumb Center       85,500     81,100

  Northeast Tarrant        Vineyard Marketplace    111,200     63,200
  County

  Northeast Tarrant          Keller Crossing        85,700     70,700
  County
========================================================================

    During the first half of 1998, approximately 1,562,300 square feet of shopping center space is to be completed in the Dallas/Fort Worth area. According to M/PF, approximately 78 percent of this space is pre-leased. The Dallas area is expected to capture 63 percent of this new construction while the Fort Worth area will capture the remaining 37 percent of the multi-tenanted projects under construction.

    These figures do not include single-tenant or regional mall projects. There are no regional projects under construction. As for single tenant buildings, 7 are expected to be added to the Dallas area and 6 in Fort Worth with the square footage of these properties totaling 813,700 square feet as compared with a total of 1,561,000 square feet of single tenant completion's scheduled at year end 1996. Interestingly, the bulk of the single tenant construction is planned for only one retailer with Walgreen's showing a total of seven buildings. No other retailer has more than one project under construction.

                                                     RETAIL MARKET ANALYSIS
- ------------------------------------------------------------------------------

OCCUPANCY

    As of Year End 1997, the average occupancy levels in Dallas and Fort Worth were 88.9 and 87.9 percent, respectively and were expected by M/PF to increase slightly in the first half of 1998. This occupancy level is the highest seen metrowide since 1984. Major shopping centers with established anchor tenants continue to enjoy the highest occupancy levels area wide. But there is only a
3.3 percent variance in occupancy between neighborhood community centers and strip centers in the Dallas area. In contrast, a 0.9 percent variance exists in the Fort Worth area. The following table displays the occupancy by center type and summarizes gross occupancy trends (including regional and super regional malls) for retail centers in the Dallas/Fort Worth area.

=======================================================================================
                        SHOPPING CENTER GROSS OCCUPANCY
                          (1987 THROUGH YEAR END 1997)
=======================================================================================
MARKET/CENTER TYPE 1987  1988  1989  1990  1991  1992  1993  1994  1995  1996   1997
=======================================================================================
                                     ------------
                                        DALLAS
                                     ------------
All Centers(1)      76%   76%   75%   76%   77%   82%  84%   86%   87.4% 88.3%  88.9%
Neighborhood/       78%   79%   79%   79%   81%   82%  83%   86%   87.0% 87.6%  89.1%
Community Centers
Strip Centers       65%   63%   65%   66%   67%   72%  76%   81%   81.0% 83.9%  85.8%
=======================================================================================
                                     ------------
                                      FORT WORTH
                                     ------------
All Centers(1)      76%   74%   74%   76%   77%   81%  82%   86%   86.5% 88.7%  87.9%
Neighborhood/       81%   78%   78%   80%   81%   82%  82%   81%   85.2% 87.6%  86.8%
Community Centers
Strip Centers       66%   62%   66%   67%   69%   72%  78%   86%   83.9% 84.8%  85.9%
- ---------------------------------------------------------------------------------------
 (1) Includes regional and super-regional centers.
=======================================================================================

    As can be seen from the chart, occupancy levels bottomed in 1989. In 1990 and 1991, absorption barely outpaced additions, which increased occupancy levels nominally. However, between 1992 and Year End 1997, occupancy levels have increased more rapidly as the Metroplex real estate market continues to prosper. In their Year End 1997 forecast, M/PF projects that occupancy levels should increase another 0.2 and 0.1 percentage points in the Dallas and Fort Worth areas, respectively.

    HISTORICAL ABSORPTION

    M/PF Research, Inc., refers to absorption as the net change in occupied space from one period to the next. Following is a historical summary of absorption from 1989 to date:

                                                     RETAIL MARKET ANALYSIS
- ------------------------------------------------------------------------------

========================================================================================
                             DALLAS/FORT WORTH ABSORPTION SUMMARY(1)
========================================================================================
    SECTOR        1989    1990    1991    1992    1993    1994    1995    1996    1997
                 (000'S) (000'S) (000'S) (000'S) (000'S) (000'S) (000'S) (000'S) (000'S)
========================================================================================
- ----------------
Dallas             52      791    1,040   2,150   1,470   1,867   1,198     958     709
- ----------------

Percentage        -93%  +1,421%     +31%   +107%    -42%   +162%    -36%    -20%    -26%
Change

- ----------------
Fort Worth        539      367      674     438   1,139     891     645     633     899
- ----------------

Percentage        +93%     -30%     +79%    -35%   +188%   -229%    -28%     -2%     42%
Change

TOTAL             591    1,158    1,714   2,588   2,513   2,758   1,843   1,590   1,608

Percentage        -43%     +96%     +48%    +51%     -3%   +120%    -33%    -14%      1%
Change
- ----------------------------------------------------------------------------------------
 (1) Includes only multi-tenant absorption figures in square feet.
========================================================================================

    As can be seen from the chart, absorption was near its low point in recent times in 1989. However, fortunes were reversed in 1990, when net retail absorption totaled approximately 1.2 million square feet (790,600 square feet in the Dallas area and 366,800 square feet in the Fort Worth area). By 1992, absorption was at its highest level since 1987. In fact, net absorption in the Dallas/Fort Worth area totaled over 2.5 million square feet annually from 1992 through 1994. In 1995 and 1996, absorption levels throughout the Metroplex moderated from the three previous years' totals, but activity still outpaced construction, as evidenced by the increasing occupancy level.

    In 1997, the Dallas area reported absorption of approximately 708,900 square feet. The submarkets reporting the largest gains in the Dallas area were North Garland (244,200 square feet), Southeast Denton County (212,600 square feet), Allen/McKinney (170,500 square feet), and East Plano (170,100 square feet). The heaviest tenant losses were experienced in Far North Dallas (negative 408,600 square feet), Richardson (negative 184,500 square feet), and Carrollton (negative 96,800 square feet).

    As of Year End 1997, the Fort Worth area reported twelve months of absorption of roughly 899,400 square feet. The largest gain was reported in the Northeast Tarrant County (1,450,600 square feet - Grapevine Mills Mall). Only four other submarkets in Tarrant County showed a positive absorption gain and those totaled only 48,600 square feet. The heaviest tenant losses were experienced in Far Southwest Fort Worth (negative 209,400 square feet) and South Arlington (negative 105,400 square feet).

    As for absorption projections, M/PF forecasts Dallas gross absorption for the first half of 1998 to be about 1,050,000 square feet to be concentrated in five submarkets (Grande Prairie, Southeast Denton County, Richardson, Northwest Dallas, and Oak Lawn/Park Cities). These submarkets are expected to capture about 850,000 square feet or 81 percent of the total absorption. The bulk of the Fort Worth gross absorption (600,000 square feet) is anticipated to be in three submarkets (Northeast Tarrant County, South Fort Worth, and Far Southwest Fort Worth).

                                                     RETAIL MARKET ANALYSIS
- ------------------------------------------------------------------------------

    In total, the gross absorption forecast for the metropolitan area during the first half of 1998 represents a slight increase from the same period in 1997 with Fort Worth at 600,000 demonstrating a potential significant increase from the same period in 1997.

    YEARS' SUPPLY

    Although absorption has remained relatively strong in recent years, the metropolitan area (as a whole) remains in a slightly overbuilt state. According to M/PF, as much as a 5.8 years' supply of space is available in the Dallas area while a 3.7 years' supply exists in the Fort Worth market area. According to M/PF, a well balanced market typically maintains a 1.5 to 2.0 year supply of shopping center space. Therefore, the Dallas area retail market as a whole has a ways to go before healthy market conditions will exist area wide, although the new construction noted previously does attest to at least some healthy submarket areas. The oversupply of space suggested by M/PF should be tempered somewhat because much of the vacant space is either poorly located or in poorly designed centers which, in all likelihood, will never lease or will not be a competitive factor. While no formal estimates are available, it is our opinion that about five to ten percent of the retail space inventory falls into a category that will always experience low occupancies and, in fact, should not be categorized with the remaining viable space.

    Given the current amount of multi-tenant retail space (including regional centers) in the Dallas/Fort Worth area (122.1 million square feet), combined with the 1.65 million square feet under construction as of Year End 1997, the total supply is projected to reach 123.8 million square feet by Mid Year 1998. With a combined gross occupancy of 89.1 percent, this equates to a potential
13.5 million square feet of vacant space.

    RENTAL RATES

    Average quoted rental rates, including common area maintenance (CAM), in the Metroplex began a decline in the late 1980s that continued, after a slight statistical aberration in 1990, through 1991. The pattern reversed itself in 1992, with a rise of $0.10 per square foot to an average of $10.98 per square foot. This slight upward trend continued in 1993, when average rents rose an additional $0.07 per square foot, and again in 1994, as rents increased by $0.41 per square foot. In 1995, retail rental rates increased another $0.62 per square foot to $12.08 per square foot. In 1996, rental rates increased another $0.46 per square foot to $12.54 per square foot. Although not shown in the chart, the 1996 composite retail rental rate finally recovered to a level that exceeded what was being achieved in 1986. Interestingly, it took almost exactly ten years. In 1997, the average rental rate increase $0.54 per square foot, so the upward trend continues.

    The following chart presents a historical overview of average rents (base rents and CAM) since 1987 for both the Dallas and Fort Worth areas, as well as the Metroplex overall.

                                                     RETAIL MARKET ANALYSIS
- ------------------------------------------------------------------------------

==============================================================================
                       DALLAS/FORT WORTH RETAIL RENTS(1)
                              (PER SQUARE FOOT)
==============================================================================
                   STRIP CENTERS    NEIGHBORHOOD/COMMUNITY CENTERS  DALLAS/FORT
                   -------------    ------------------------------     WORTH
  YEAR END      DALLAS     FORT WORTH     DALLAS     FORT WORTH    (ALL CENTERS)
==============================================================================
    1987        $12.31      $10.06        $12.00       $9.86          $11.44
    1988        $10.84      $10.01        $12.00      $10.36          $11.33
    1989        $10.35       $9.00        $11.16       $9.50          $10.51
    1990        $10.83       $9.28        $11.95       $9.94          $11.11
    1991        $10.43       $9.18        $11.64       $9.99          $10.88
    1992        $10.20       $8.87        $11.71      $10.14          $10.98
    1993        $10.23       $8.97        $11.89      $10.44          $11.05
    1994        $10.50       $9.27        $12.33      $10.81          $11.46
    1995        $10.90      $10.01        $12.95      $11.56          $12.08
    1996        $11.42      $10.24        $13.52      $11.85          $12.54
    1997        $11.87      $10.51        $14.09      $12.32          $13.08
==============================================================================
(1) Excluding regional malls and major tenants, but including CAM charges
==============================================================================

    For all centers, retail rental rates as of Year End 1997 increased 4.05 percent in the Dallas area and 4.74 percent in the Fort Worth area compared to Year End 1996. Combined, the two areas posted an overall increase of 4.3 percent. Strip center rents, including CAM, have increased 3.94 percent in the Dallas area since Year End 1996 with a 2.64 percent increase posted in the Fort Worth area. Rent changes in neighborhood/community centers increased 4.22 and
3.97 percent between Dallas and Fort Worth, respectively, over the same time period.

    The rental rate picture tends to mirror occupancy rates somewhat (in terms of center type) with the highest rental rates being reported in the neighborhood/community centers where anchor tenants continue to draw higher traffic volumes. Comparatively, the rental rates in neighborhood centers are approximately 18 percent higher than strip centers in both Dallas and Fort Worth.

    Rental rates (base rents and CAM) within specific submarkets reflect a very broad range. For example, the Dallas submarket with the highest average rental rate is the Central Business District (CBD) at $30.89 per square foot followed successively by Oak Lawn/Park Cities at $24.49 per square foot, Far West Plano/Frisco at $23.48 per square foot, the North Dallas submarket at $18.93 per square foot, and the Far North Dallas submarket at $17.65 per square foot. With the exception of the CBD, all of these submarkets are located in the Preston Road/Dallas North Tollway corridor, which is the highest profile shopping alignment in the city. The lowest Dallas area rates are found in South Dallas at $5.31 per square foot.

    In the Fort Worth area, only the Fort Worth CBD and the Northeast Tarrant County submarket have quoted rates (base rent and CAM) in excess of $16.00 per square foot ($16.56 and $16.99 per square foot respectively). South Fort Worth, North and South Arlington, and Far Southwest Fort Worth, follow with rates in the $12.65 to $14.98 per square foot range. Rents in North Fort Worth and Southeast Fort Worth are the lowest at $6.76 and $7.19 per square foot, respectively.

                                                     RETAIL MARKET ANALYSIS
- ------------------------------------------------------------------------------

    SUMMARY

    Overall, and despite the continuation of some new construction in certain pockets of the Metroplex, rental rates (on the average) still have to increase substantially before new construction will again be economically feasible marketwide. It is our opinion that rental rates need to average about $13.00 to $15.00 per square foot (with newer properties achieving rents of $15.00 to $20.00 per square foot) before new construction will be viable on a more region wide basis. Although the rates required by specific properties are dependent upon a variety of factors including location, land cost, construction cost, competition, and so on, only a few submarkets have reached this point.

    The outlook for the Dallas/Fort Worth area appears promising. Given the rapid expansion of the local economy that is on-going, we anticipate that rental rate growth for the top tier properties will exceed the rate of inflation over the next five to ten years thus enabling rates for such space to catch up to the cost of construction. Rental rates for Class B space most likely will mirror inflation during this time, while Class C and D space will generally lag inflationary levels.

                                                        TRADE AREA ANALYSIS
- ------------------------------------------------------------------------------

LOCATION AND ACCESS

    The property is situated at the northwest corner of State Highway 121 and State Highway 26 in the city of Grapevine, Texas. Grapevine is a bedroom community of the Metroplex, located in the north central portion of the Dallas/Fort Worth metropolitan area. As stated in the Neighborhood Analysis, the northern suburbs of the Metroplex has been the recipient of much of the new residential development in the past several decades as population growth has focused on cities such as Grapevine, Colleyville, Lewisville, etc. At the present time, there is little existing development in the subject's immediate area. However, extending outward several miles, development becomes heavy and is characterized as a homogeneous mixture or residential, commercial, retail, office, industrial and special use properties.

    The subject has very good access to the regional freeway system. State Highway 121 traverses the area in a northeast/southwest direction and intersects several major freeways including Interstate Highway 635 (LBJ Freeway), Interstate Highway 35E (Stemmons Freeway), State Highway 114 (John Carpenter Freeway) and State Highway 183 (Airport Freeway). The intersection with LBJ Freeway is located approximately one-half mile south of the subject. The subject is also located approximately two miles north of State Highway 114 and the Dallas/Fort Worth International Airport. State Highway 121 intersects Stemmons Freeway approximately five miles northeast of the subject in Lewisville.

    All in all, Grapevine Mills is strategically located at the intersection of two state highways in a growing bedroom community of the Metroplex. The locale is in the central portion of Dallas/Fort Worth making it possible to draw from the customer based for the entire area. Along those lines, the location of the property allows for good access to the regional freeway system and increases the potential trade area even further.

DEMOGRAPHICS

    In analyzing the demographic profile of the subject trade area, we have considered the population within a 10, 20, 40 and 100 mile radius of the property. Generally, between 55 and 65 percent of a center's sales are generated from within its primary trade area. The primary trade area for a value-oriented regional shopping center of the subject's size and caliber could extend to as far as 40 miles from the center. According to the property manager, preliminary data indicates that the subject's primary trade area is close to 40 miles. The secondary trade area generally refers to more outlying areas which provide a less frequent group of customers to the center. Residents within the secondary trade area would be more likely to shop at centers located closer to their respective homes due to time and travel constraints. Typically, an additional 20 to 25 percent of a center's sales will be generated from within the secondary trade area. According to management, the secondary trade area is generally defined as a radius between 40 and 100 miles from the subject shopping center. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the shopping center reside. The residents of the peripheral trade areas may be drawn to the center by a particular store or service which is not provided within their respective local areas. Shoppers from the peripheral areas may account for ten to 15 percent of a center's sales.

    Detailed information provided by Equifax National Decision Systems is illustrated on the following page.

                        POPULATION AND INCOME ESTIMATES




                               10 MILE      20 MILE       40 MILE       100 MILE    DALLAS/FORT WORTH     STATE OF
         DESCRIPTION            RADIUS       RADIUS        RADIUS        RADIUS            MSA              TEXAS
- ---------------------------- ----------- ------------- ------------- ------------- ------------------- --------------
Population Statistics
Under 20                         28.95%        29.97%        30.96%        30.78%           30.91%            32.38%
21-29                            14.99%        14.93%        13.86%        13.41%           13.78%            13.16%
30-39                            18.61%        18.39%        17.56%        16.59%           17.50%            !5.82%
40-49                            16.89%        15.31%        15.46%        14.99%           15.43%            14.35%
50-59                            11.06%         9.88%         9.99%        10.14%           10.00%             9.66%
60 and over                       9.50%        11.52%        12.18%        14.10%           12.37%            14.61%

1980 Population:               206,344     1,355,835     2,807,053     3,750,815        2,055,233        14,229,194
1990 Population:               388,388     1,874,962     3,736,929     4,801,395        2,676,248        16,986,510
1998 Population:               531,395     2,206,580     4,379,915     5,552,695        3,154,195        19,684,546
2003 Population:               601,477     2,376,326     4,713,227     5,956,521        3,399,780        21,047,244

Compound Annual Change:
1980-1990                         6.53%         3.29%         2.90%         2.50%            2.68%             1.79%
1990-1998                         5.36%         2.75%         2.68%         2.45%            2.78%             2.49%
1998-2003                         2.51%         1.49%         1.48%         1.41%            1.51%             1.35%

Household Statistics
1980 Households:                72,245       513,519     1,016,501     1,367,093          747,511         4,929,268
1990 Households:               153,417       723,803     1,398,154     1,798,786        1,001,750         6,070,937
1998 Households:               213,304       867,035     1,662,731     2,105,539        1,195,521         7,112,275
2002 Households:               244,394       945,621     1,810,753     2,283,225        1,303,288         7,694,884

Compound Annual Change:
1980-1990                         7.82%         3.49%         3.24%         2.78%            2.97%             2.11%
1990-1998                         5.65%         3.06%         2.93%         2.66%            2.99%             2.67%
1998-2003                         2.76%         1.75%         1.72%         1.63%            1.74%             1.59%

Income Statistics
$75K or over                     31.25%        25.17%        24.19%        21.18%           24.66%            17.10%
$50K to $75K                     24.13%        20.33%        20.93%        19.59%           20.46%            17.39%
$35K to $50K                     16.93%        16.57%        16.69%        16.43%           16.42%            15.78%
$25K to $35K                     11.28%        12.63%        12.51%        12.83%           12.44%            13.36%
$15K to $25K                      9.39%        12.39%        12.30%        13.57%           12.16%            15.49%
Under $15K                        7.04%        12.91%        13.38%        16.39%           13.87%            20.87%

1998 Average HH Income         $ 70,104    $   64,951    $   61,552    $   56,946       $   62,597       $    50,680
1998 Median HH Income         $ 55,566    $   45,929    $   45,609    $   41,577       $   45,536       $    35,264
1998 Per Capita HH Income     $ 28,221    $   25,712    $   23,451    $   21,777       $   23,900       $    18,570

Median Age                       33.25         32.70         32.96         33.54            33.04             32.89

Home Ownership                   52.85%        50.71%        56.29%        59.58%           56.04%            60.87%

Median Home Value             $ 93,556    $   85,509    $   79,677    $   72,113       $   81,512       $    60,154

Education
Bachelor's Degree                23.83%        20.87%        18.65%        16.29%           18.70%            13.85%
Graduate Degree                   7.89%         8.30%         7.76%         7.05%            8.16%             6.47%

Source: Equifax National Decision Systems


- -------------------------------------------------------------------------------
                                     -45-

                                                        TRADE AREA ANALYSIS
- ------------------------------------------------------------------------------

    The primary trade area for Grapevine Mills (a 40 mile radius) has a population of 4,379,915 persons, which increases to 5,552,695 persons in the total trade area. Closer to the property, in a 10 and 20 mile radius, the population is approximately half a million and over two million people, respectively. From 1990 to 1998, population growth in the primary trade area has been steady at 2.7 percent per year (compound rate). The total trade area has posted a population growth rate of 2.5 percent per year (compound rate). In comparison, population growth in the more immediate area of the property has been significant between 1990 and 1998 at 5.4 percent per year (in a ten mile radius around the property). The Dallas/Fort Worth metropolitan area posted a growth rate of 2.8 percent from 1990 to 1998 and the State of Texas grew by 2.5 percent per year. Overall, the data indicates strong population statistics for the Grapevine Mills trade area, especially closer to the property, and seems to attests to the strong growth noted previously in the northern portions of the Dallas/Fort Worth area.

    As for the future of the population in the trade area, the trade area population is projected to increase at annual rates in the range of 1.5 percent (40 miles radius) to 1.4 percent (100 mile trade area) from 1998 to 2003. The projected growth for the total trade area is fairly similar to the growth projection for the metropolitan area (1.5 percent per year) as well as statewide (1.4 percent per year) from 1998 to 2003. It is noted, however, that the areas within ten miles of the property are expected to grow at a much faster rate than the more outlying locales. As has been the case historically, growth in a ten mile radius is expected to be 2.5 percent per annum, much higher the Dallas/Fort Worth MSA.

    The map on the following page illustrates the population density for the 10, 20, 40 and 100 mile trade areas. As would be expected, the most densely populated areas are generally located to the south, east, and west (the central portions of the MSA). However, the population is fairly dense to the north of the property along the east and west corridors of Interstate Highway 35. It is noted that portions of the area within a ten mile radius of the property have the lowest population density categorization which indicates the undeveloped areas of the immediate surroundings The map also indicates the undeveloped land in outlying locals of surrounding counties which is clearly shown in the 40 to 100 mile concentric circles.

                          [GRAPHIC OF POPULATION MAP]

                                                        TRADE AREA ANALYSIS
- ------------------------------------------------------------------------------


    The map on the following page illustrates the projected population growth for the subject 10, 20, 40, and 100 mile trade areas from 1998 to 2003. As indicated, a significant portion of the primary trade area (within 40 miles) is projected to experience population growth in excess of ten percent over this five year period. Furthermore, several areas surrounding the property and to the northwest are expected to grow at more than 20 percent between 1998 and 2003. It is interesting to note that the areas immediately northwest and southeast of the property fell in the lowest existing population category, but are expected to experience the most growth in the next five years. This information suggests that current undeveloped areas around the property should experience strong levels of growth in the short term.

                       [GRAPHIC OF POPULATION GROWTH MAP]

                                                        TRADE AREA ANALYSIS
- ------------------------------------------------------------------------------

    There are currently 213,304 households within ten miles of the subject property. The number of households in a 20 mile radius of the property increases to four times this amount (867,035) which is indicative of the undeveloped nature of the property's immediate surroundings. Nevertheless, the primary trade area of the property has a total number of households of 1.66 million. The number of households in the total trade area currently top two million. Somewhat surprising, the total trade area of the property encompasses nearly one third of the total households in the State of Texas.

    In terms of household growth rates, the growth in the subject trade area population over the past several years has been generally similar to the rate of household formations in the trade area. The number of households in the primary trade area increased at a rate of 2.9 percent per year from 1990 to 1998. The total trade area households increased 2.7 percent per year during the same period. As was also the case with regards to population, the ten mile trade area from 1990 to 1998 experienced increases in the rate of household formations well above all other measures at 5.7 percent. In comparison, the Dallas/Fort Worth MSA household formation growth was 3.0 percent during the same period. The pace of household formations as compared to population growth in the subject's trade areas is considered to be a favorable indicator of the potential demand for consumer goods, especially consumer durables such as appliances, furniture, and home electronics.

    The primary trade area has an average household size of 2.63 persons per household which is similar to the total trade area of 2.64 persons per household. However, the ten and 20 mile concentric circles around the subject indicate fewer persons per housed in a range of 2.49 to 2.54. By comparison, Dallas/Fort Worth area has an average household size of 2.64 persons and the State of Texas has an average household size of 2.77 persons. The slightly smaller average household size for the ten and 20 mile trade areas reflects the relatively strong pace of household formations as compared to total population growth within the metropolitan area from 1990 to 1998. Coupled with household formations, the smaller average household size in the subject ten and 20 mile trade areas may bode well for potential demand for consumer durable items such as appliances, home furnishings, and consumer electronics.

    The residential population in the primary trade area has a median age in the range of 32.96, and a median age for the ten and 20 mile areas of 33.25 and
32.70 years, respectively. The primary trade area population is similar to the area wide population in terms of age, as the corresponding median age figures for the Dallas/Fort Worth and the State of Texas were 33.04 years and 32.89 years, respectively. The age group from 21 to 49 years is a critical target market for many retailers, and the subject trade area population has a significant percentage of residents within this age range. Within the ten mile trade area, 50.49 percent of the population is within the age range of 21 to 49 years. This percentage decreases slightly to 48.63 percent of the population in the larger 20 mile trade area and totals 46.88 percent for the primary trade area. In comparison, approximately 45.81 percent of the citywide population is between the ages of 21 and 49 years and approximately 43.33 percent of the statewide population is in this age range.

                                                        TRADE AREA ANALYSIS
- ------------------------------------------------------------------------------

    The educational level of the interior portions of the primary trade area population is above the MSA and state statistics. In fact, 31.72 percent (ten mile circle) to 29.17 percent (20 mile circle) of the residents aged 25 years and over have a bachelors degree or higher. For the Dallas/Fort Worth Metroplex population, approximately 26.86 percent of the population aged 25 years and over has a bachelors degree or higher. The education of the trade area population is reflected to a certain extent in the occupations of the residents.

    The median household income in the trade area decreases as the concentric circles around the property increase from $55,566 (10 mile area) to $41,577 (100 mile area), as does the average household income from $70,104 (10 mile area) to $56,946 (100 mile area). The interior portions of the trade area household income figures are higher than the corresponding figures for the Dallas/Fort Worth area as a whole, although when including the entire primary trade (40 mile area) the numbers are almost identical.

    The map on the following page illustrates the median household incomes for the 10, 20, 40, and 100 mile trade areas. The ten mile trade area consists primarily of households with median incomes in the range of $50,000 to $99,999. Also, there are two sizable areas of the ten mile trade area that have median incomes between $100,0000 and $131,383. Extending outward, the distribution of median income becomes more varied. However, the median household income profile of the primary (40 mile) trade area is generally at a level of $25,000 or higher. The map shows that the preponderance of upper end households reside on the northern side of the Metroplex.

                      [GRAPHIC OF MEDIAN HOUSEHOLD INCOME]

                                                        TRADE AREA ANALYSIS
- ------------------------------------------------------------------------------

    Based on the data, 56.3 percent of the residents (40 mile radius) in the primary trade area live in owner occupied housing. In the total trade area,
59.6 percent of the residents own homes. These amounts are above the corresponding figure of 56.04 percent for the Metroplex but below 60.87 percent for the State of Texas. Information provided by Equifax National Decision Systems indicates that the median price for existing homes within a ten to 20 mile radius of the subject property is $93,556 and $85,509, respectively. The primary trade area has a median home price of $79,677, and the total trade area has a median home price of $72,113. In comparison, the median price for an existing home in the overall Dallas/Fort Worth area is reported to be $81,512.

COMPETITIVE FACILITIES

     Grapevine Mills is afforded a strategic location at the northwest corner of State Highway 121 and State Highway 26 in Grapevine, Tarrant County, Texas. The property is a single-level, entertainment and value-oriented mall development. The subject is typical of the Mills mega mall developments. By definition, the property is a hybrid retail concept (a mixture of an outlet center and a traditional regional mall) first pioneered by The Mills Corporation. They contain a mix of retail formats, primarily off-price in nature, ranging from manufacturer and retail outlets, to catalog stores, category dominant retailers, and specialty tenants. Entertainment, including a cinema component, virtual reality, and several theme restaurants has become an integral part of the merchandising mix as well. Anchor and junior anchor stores can comprise 10 to 15 locations and account for 50.0 to 60.0 percent of the GLA. In-line shops include a mix of off-price and traditional retailers and typically account for 40.0 to 50.0 percent of the total GLA.

    Given the hybrid nature of the property, the existing competition for the property is formed by the upper-tiered Dallas/Fort Worth regional malls and, to a certain extent, with the outlet centers situated in North Texas. According to the property manager, all of the competition from other development is considered indirect, with the local regional malls providing more competition than the outlying outlet centers.

    With respect to the regional malls, the chart on the FOLLOWING PAGE summarizes the competing properties. These facilities are situated throughout the Metroplex in Dallas, Tarrant, Collin and Denton Counties. The competitive malls include Vista Ridge Mall, Valley View Mall, Collin Creek Mall, The Parks at Arlington, Irving Mall, Ridgmar Mall, NorthPark Center, and Dallas Galleria Mall.

    Again, of the malls in the survey, none are considered to be direct competitors for the subject due to the hybrid nature of the property. Having said that, the subject does include some of the tenants typically found in a regional mall. The closest facilities to the property geographically are Vista Ridge and Irving Mall. These properties are considered the most similar to the subject due to location. However, they have the traditional regional mall tenant mix, price points and product lines. The Parks at Arlington represents one of the newer malls in Dallas/Fort Worth. This mall is located in south Tarrant County in between Dallas and Fort Worth similar to the subject. The property recently added an anchor store to the mall. Valley View Center and Collin Creek Mall are situated in north Dallas County and are the traditional mid-scale, regional mall developments. Ridgmar Mall is similar in design but located in east Tarrant County. NorthPark Center and Dallas Galleria form the high-scale fashion malls in the Metroplex. Both of these properties are located in the central portions of the city of Dallas and generally cater to upscale tenants and customers.

                                GRAPEVINE MILLS
                      NORTHWEST CORNER OF SH 121 AND SH 26
                        GRAPEVINE, TARRANT COUNTY, TEXAS
                             COMPETING MALL SUMMARY


                                        YEAR      TOTAL     MALL SHOP   MALL SHOP
NO.          NAME/LOCATION             BUILT       GLA         GLA        RATIO               ANCHORS
- ---          -------------             -----       ---         ---        -----               -------
1      VISTA RIDGE MALL                      1989    1,060,000     380,000       35.8%   Foley's             180,000
       SWC I-35 & FM 3040                                                                Dillard's           200,000
       Lewisville, Texas                                                                 J.C. Penney         150,000
                                                                                         Sears               150,000
                                                                                                             ---------
                                                                                         Total:              680,000
2      VALLEY VIEW CENTER                    1973    1,600,000     542,103       33.9%   Foley's             300,196
       Preston and LBJ                                                                   Dillard's           302,268
       Dallas, Texas                                                                     J.C. Penney         220,378
                                                                                         Sears               235,055
                                                                                                             ---------
                                                                                         Total:              1,057,897
3      COLLIN CREEK MALL                     1981    1,123,551     333,468       29.7%   Foley's             197,478
       15th St. and North Central Expwy                                                  Dillard's           176,259
       Plano, Texas                                                                      J.C. Penney         156,772
                                                                                         Sears               161,742
                                                                                         Mervyn's            97,832
                                                                                                             ---------
                                                                                         Total:              790,083
4      THE PARKS AT ARLINGTON                1988    1,201,000     359,000       29.9%   Foley's             200,000
       NEC IH20 and Cooper Street                                                        Dillard's           260,000
       Arlington, Texas                                                                  J.C. Penney         150,000
                                                                                         Mervyn's            82,000
                                                                                         Sears               150,000
                                                                                                             ---------
                                                                                         Total:              842,000
5      IRVING MALL                           1971    1,128,601     390,305       34.6%   Dillard's           207,359
       Bell Line Road and SH 183                                                         J.C. Penney         176,740
       Irving, Texas                                                                     Foley's             183,012
                                                                                         Mervyn's            77,540
                                                                                         Sears               93,645
                                                                                                             ---------
                                                                                         Total:              738,296
6      RIDGMAR MALL                          1976     1,500,00     804,014       53.6%   Dillard's           199,000
       IH 30 AND SH 183                                                                  J.C. Penney         203,407
       Fort Worth, Texas                                                                 Sears               173,579
                                                                                         Nieman-Marcus       120,000
                                                                                                             ---------
                                                                                         Total:              695,986
7      NORTHPARK CENTER**                    1965    1,600,000     784,466       49.0    Dillard's           299,543
       N. Central Expwy. & Northwest Hwy.                                                J.C. Penney         176,686
       Dallas Texas                                                                      Lord & Taylor       125,482
                                                                                         Nieman-Marcus       213,823
                                                                                                             ---------
                                                                                         Total:              815,534
8      GALLERIA MALL                         1982    1,391,468     670,893       48.2%   Macy's              242,692
       13350 Dallas Parkway                                                              Marshall Field's    155,063
       Dallas, Texas                                                                     Saks Fifth Avenue   108,335
                                                                                         Nordstrom's         214,485
                                                                                                             ---------
                                                                                         Total:              720,575
AVERAGE/TOTAL                                       10,604,620   4,264,249       40.2%



                                                                              TRADE AREA
        DISTANCE           COMPETITIVE      ESTIMATED     AVG. SALES ----------------------------
NO.     FROM SUBJ.             STANCE        OCCUPANCY     PER SQ/FT   POPULATION*   AVG. HH INC.*
- ---     ----------             ------        ---------     ---------   -----------   -------------
1      5 plus and minus  Miles     Indirect            90%          $301        437,500       $56,400
           (East)
2     15 plus and minus  Miles     Indirect            97%          $235        356,000       $62,800
           (East)
3     20 plus and minus  miles     Indirect          N/A            N/A         268,231       $70,424
           (East)
4     20 plus and minus  Miles     Indirect            96%          $300        406,600       $49,000
          (South)
5      5 plus and minus  Miles     Indirect            90%          $270        530,980       $61,608
          (South)
6     35 plus and minus  Miles     Indirect          N/A            N/A         337,451       $50,000
      (Southwest)
7     20 plus and minus  Miles     Indirect            92%          $400        400,000       $73,000
      (Southeast)
8     15 plus and minus  Miles     Indirect            87%          $425       4,000.000      $50,000
      (Southeast)
AVERAGE/TOTAL                                          92%          $322        842,095       $59,154

*-- These statistics are based on data published in the Directory of Major
    Malls.
**--Reportedly, this property is adding a Foley's in 1999 and a Nordstrom's in 2002.

                                                        TRADE AREA ANALYSIS
- ------------------------------------------------------------------------------

    The subject property also competes to a certain extent with the numerous outlet centers situated in North Texas. The most prominent outlet centers include The Southwest Factory Outlet located approximately 75 miles south of Dallas Fort Worth, between Dallas and Waco, along Interstate Highway 35. This property includes approximately 200,000 square feet and was built in phases between 1989 and 1991. Gainesville Factory Shops is a 315,000 square foot facility situated approximately 40 miles north of the Metroplex in Gainesville, Texas. This center is also located along the Interstate Highway 35 corridor. Denton Factory Shops are situated approximately 30 miles north of the Metroplex along IH 35 and were built in 1992. The property is approximately 130,000 square feet in size with additional phases planned in the future. Smaller outlet centers are also located in Terrell, just east of the Metroplex, and in Sulphur Springs to the northeast.

DALLAS AREA SALES POTENTIAL

    The Dallas metro area is one of the 20 most important retail markets in the country, according to a recent survey of buying power by Sales and Marketing Management Magazine. The Dallas metro's Buying Power Index was ranked 11th among the 320 metropolitan areas included in the survey. The Buying Power Index is a weighted index that converts the survey's three basic elements of population, effective buying income, and retail sales into a measurement of a market's ability to buy. The Dallas area ranked 11th in the country in terms of population and 10th in terms of total effective buying income and retail sales.

    A comparison is made of the Dallas MSA and State of Texas as shown in the following.

================================================
              RETAIL SALES ($000)
================================================
                DALLAS/FORT
                 WORTH MSA      STATE OF TEXAS
================================================
    1990        $34,245,048      $120,458,993
- ------------------------------------------------

    1995        $44,264,554      $165,526,050
- ------------------------------------------------
    2000        $55,829,647      $212,284,497
 Projections
- ------------------------------------------------
  Compound
Annual Growth      +5.27%           +6.56%
  1990-1995
- ------------------------------------------------
  Projected
  Compound         +4.75%           +5.10%
Annual Growth
 1995-2000
- ------------------------------------------------
Source: Sales & Marketing Management
================================================

    Sales within the Dallas/Fort Worth MSA increased at a compound annual rate of 5.27 percent from 1990 to 1995, a slightly lower rate of increase versus the state of Texas as a whole, which has posted a compound annual increase in retail sales between 1990 and 1995 of 6.56 percent. Between 1995 and 2000, sales in the D/FW area are expected to continue at a fairly strong pace, but at slightly lower levels than posted in the first half of the decade. As was the case in the first half of the 1990s, sales growth is expected to fall below the sales growth for the state, as a whole, in the last half of the decade.

                                                        TRADE AREA ANALYSIS
- ------------------------------------------------------------------------------

CONCLUSION

    The Dallas/Fort Worth commercial sector is geared towards the local and regional populations. The local area benefits from the excellent freeway access. The subject trade area, as measured by the 40 mile circle around the subject, comprises a significant target market for retailers and service providers. The subject trade area has experienced significant population growth over the past several years. The interior portions of the trade area has household and per capita incomes higher than the corresponding figures for the Dallas/Fort Worth population.

    The subject property represents a major new development within the Dallas/Fort Worth and North Texas area. The local area contains a significant concentration of regional-serving commercial developments and/or facilities, including Dallas/Fort Worth International Airport, the significant concentration of hotels situated near the airport, and a relatively large inventory of industrial and office properties. The completion of the subject
1.24 million square foot value-oriented shopping center is expected to enhance the area's role as a center for commerce in the Dallas/Fort Worth area.

    Within the competitive retail market, the subject is expected to encounter significant competition for the discretionary spending of the local and regional population. The overall area has an existing inventory of regional or super-regional malls, and outlet centers which have captured an important share of retail spending in the region. However, the subject represents a relatively unique development due to its size, the quality of the shopping environment, and the value-orientation of the anchor and specialty stores. The subject's urban location provides a distinct competitive advantage over the existing outlet centers in distant locations such as Gainesville, Terrell, and Hillsboro.

    From 1990 to 1995, retail sales in the Dallas/Fort Worth MSA increased at an average rate of 5.27 percent per year. Information provided by Equifax National Decision Systems indicates that the pace of population growth, household formations, and household income growth will continue at a relatively healthy pace from 1998 to 2003. As a result, the subject development appears to be well-positioned to capture a significant share of increased consumer spending.

MARKETABILITY AND MARKETING PERIOD

    In this section, we consider the potential market appeal, marketability and demand for a center like the subject in light of the current real estate investment market. As discussed elsewhere in this report, the subject involves an enclosed single-level retail mall anchored by 16 major stores. The combined mall GLA totals approximately 1.24 million square feet.

    We have considered the potential market demand and investor risk in our analysis and valuation of the subject property through our selection of investment parameters, growth rates, and various assumptions employed. In our analysis, we have attempted to reflect current market conditions and investor criteria. Most of the shopping center properties which have been offered for sale at a reasonable price, have sold within twelve months exposure to the open market or less. Properties for which seller expectations of value exceed the market's perception have required more extended marketing periods and have generally sold at below the initial asking price, or have been pulled off the market. A reasonable price is defined as that price which offers a sufficient return to the investor relative to the demand for and the risk associated with the property.

                                                        TRADE AREA ANALYSIS
- ------------------------------------------------------------------------------

    These returns vary widely in the current market depending on the particular investment, its occupancy level, the surrounding demographics, and upside or downside of the income stream.

    The subject is an excellent quality entertainment and value-oriented center which represents a strong barrier to future competitive development. The subject's primary trade area has a current population of approximately 4,379,915 people and is projected to experience steady population and household growth in the foreseeable future. We believe that if the subject were offered for sale, it would represent an important investment opportunity for a well positioned center. Based on the above, it is our estimate that a market sale of the subject property should be realized within twelve months exposure on the market.

                               [MAP OF SITE PLAN]

                                                       PROPERTY DESCRIPTION
- ------------------------------------------------------------------------------

SITE DESCRIPTION

    Location:                 The subject property is located at the northwest
                              corner of State Highway 121 and State Highway 26 in Grapevine, Tarrant County, Texas.

    Shape: Irregular. A site plan is included on the facing page visually depicting the shape of the property.

    Land Area:                131.823 acres or 5,742,210 square feet

    Frontage:                 The overall mall development tract of which the
                              subject forms a part has frontage along SH 26, Grapevine Parkway/FM 2499 and Anderson-Gibson
                              Road. Mall ring roads provide access within the development.

    Topography:               Generally level and at street grade

    Street Improvements:      State Highway 121 is a bi-directional,
                              multi-lane, limited access freeway. Even though
                              State Highway 26 is a bi-directional, four-lane highway, it is smaller in scope versus SH 121.
                              Grapevine Parkway/FM 2499 is a multi-lane, bi-directional neighborhood street extending northward from State Highway 121. Lastly,
                              Anderson-Gibson Road is a multi-lane, divided street.

    Soil Condition:           We did not receive or review a soil report.
                              However, we assume that the soil's load-bearing capacity is sufficient to support the existing structures. We observed no evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

    Utilities:                All utilities, including electricity, water,
                              sewer, natural gas and telephone, are currently available to the site.

      Water: Water service is provided by the City of Grapevine.

      Sewer: Sewer service is also provided by the City of Grapevine.

      Electricity:            Electricity is provided by TU Electric.

      Natural Gas:            Natural Gas is provided by Lone Star Gas Company.

      Telephone:              Telephone service is provided by GTE.

    Access: Access to the improvements is provided via numerous entrances roads from the surrounding streets including Grapevine Parkway/FM 2499, State Highway 26, and Anderson-Gibson Road.

                                                       PROPERTY DESCRIPTION
- ------------------------------------------------------------------------------

                              The overall access to and from the subject site is very good due to its location at the intersection of State Highway 121 and State Highway 26, as well as the presence of nearby Interstate Highway 635 (LBJ Freeway) and State Highway 114.

    Land Use Restrictions:    We were provided with a copy of a title insurance
                              dated July, 10, 1996 by First American Title
                              Insurance Company. Additionally, we were provided surveys of the subject site. These instruments indicate several utility easements along the periphery of the site. However, they are considered typical and do not adversely affect the development of the subject. We observed no other evidence of easements, encroachments, or restrictions that would potentially affect the site's usage. However, these issues are beyond the scope of an appraisal assignment.

    Flood Hazard:             According to Community Panel No. 480598-0010-B,
                              revised November 17, 1982, the subject property is located in Zone X, which is outside of the 100-year floodplain. Thus, flood insurance is not required.

    Site Improvements:        The property consists of a 1,241,769 square foot
                              entertainment and value-oriented, enclosed mall.
                              The property's construction consists of a concrete slab with steel framing and a painted dryvit exterior. Construction of the property was complete in 1997. The layout of the facility is a large oval or racetrack with the majority of the major tenants situated along the perimeter.

    Toxic Waste:              According to a Phase I Environmental Site
                              Assessment prepared by Law Engineering, the subject is free from any toxic waste pollution or other environmental hazards. Since we are not experts in this field, we have specifically relied on this study for the final determination of this condition.

    Comments:                 The site has very good access and visibility due
                              to its location along State Highway 121 and State
                              Highway 26. Overall, the site is considered well suited for its current use.

                               [GRAPHIC OF MAP]

                                                       PROPERTY DESCRIPTION
- ------------------------------------------------------------------------------

DESCRIPTION OF THE IMPROVEMENTS

    The property consists of a 1,240,971 square foot entertainment and value-oriented, enclosed mall. As presently configured, the property includes 16 major or anchor tenants (based on management's classifications), although plans include adding up to five more major tenants as demand requires. The major tenants include retail outlets and entertainment facilities (a 30 screen movie theater, a theme restaurant, and a gameworks/arcade). The property's construction consists of a concrete slab with steel framing and a painted dryvit exterior. Construction of the property was complete in 1997. The layout of the facility is a large oval or racetrack with the majority of the anchors situated along the perimeter.

    The data summarized below was obtained through our physical inspection of the facility and conversations with management.

    Year Built:               1997

    Total Mall Area (GLA):    1,241,769 square feet

    Gross Leaseable Area:     The following area data is based on a
                              rent roll provided by management.

                               ==========================================
                                 COMPONENTS         GLA      ALLOCATION
                               ==========================================
                                Anchors        699,303+/- SF      56.4%
                               ------------------------------------------
                                In Line Shops  511,394+/- SF      41.4%
                               ------------------------------------------
                                Food Court      11,532+/- SF       0.9%
                               ------------------------------------------
                                Restaurants     16,158+/- SF       1.3%
                               ------------------------------------------
                                Kiosks           2,584+/- SF       0.0%
                               ------------------------------------------
                                TOTAL        1,240,971+/- SF     100.0%
                               ------------------------------------------

    Building Height:          One story

    Gross Floor Area to
      Land Area Ratio(Owned
      Mall to Owned Land Area):     0.216 to 1

Construction Detail

    Foundation:               Steel reinforced concrete slab

    Framing: Steel framing including steel truss girders, bar joists, and steel column supports

    Exterior Walls:           Painted dryvit exterior

    Ceiling Heights:          Varies

    Floors:                   Flooring throughout the project is concrete.

                                                       PROPERTY DESCRIPTION
- ------------------------------------------------------------------------------


    Roof Structure/Cover:     The roof is an asphalt membrane system over metal
                              deck with steel supports. Skylights are situated in various areas throughout the facility providing natural light to the common areas.

    Windows:                  Glass windows in aluminum frames

    Pedestrian Doors:         Exterior pedestrian doors are glass in aluminum
                              frames at the main entrances. Metal security doors provide access to the mall in most secondary entrances.

    Mall Entrances:           The mall has six main entrances into the enclosed
                              shopping area, each of which is designed and/or styled in a distinct theme (or neighborhood) in order to aid the customers in locating the appropriate parking fields. The themes incorporated into the entrances include a tornado, a bluebonnet, a vineyard, the American and Texas flag, a football, and a media/entertainment theme. In each neighborhood, large video screens feature advertisements displaying the merchandise offered by retailers within the area. The advertisements are created by the center's in-house media group which works directly with the mall store operators in the filming/production of the featured advertisements. The advertisements have an audio component which is audible through the center's audio system. It is noted that several of the larger major stores have exterior entrances. The exterior main mall entrances consist primarily of numerous glass doors in aluminum frames.

    Service Areas:            Service for the mall is provided by service
                              courts located along the periphery of the development. Additionally, an underground tunnel is available to provide service to the core areas of the mall.

Mechanical Detail
    Heating and Cooling:      Grapevine Mills is heated and cooled via roof-top
                              HVAC package units. The common area is served by 85 units, and each tenant has one or more units serving each respective suite.

    Electrical Service:       Electrical service is considered adequate for the
                              existing occupancy and is assumed to meet code.

    Plumbing Service:         Assumed to meet code

    Fire Protection:          The mall is fully sprinklered.

                                                       PROPERTY DESCRIPTION
- ------------------------------------------------------------------------------

    Security:                 The mall is equipped with extensive security
                              features including numerous surveillance cameras, roof and back-of-the-house door monitoring, and on-site security guards. Furthermore, a Grapevine
                              Police Substation is located within the facility.

Interior Detail
    Layout: The mall is configured into an oval or racetrack design with the majority of the major stores located on the periphery. Some in-line space is located between the major tenants on the outside walls, but the majority is situated in the core areas. Two major tenants reside in the center of the core area. These stores provide the only means for customers to pass through the core retail areas without walking around the periphery.

    Floor Covering:           The common area hallways have wood, carpet, and
                              stained concrete floors. The floor coverings vary based on the neighborhood area. A mixture of carpet, vinyl, tile, and/or wood is located in the tenant suites.

    Interior Walls:           Steel-framed partitions with painted and textured
                              or vinyl-covered gypsum board

    Ceilings:                 The mall common areas have unfinished ceilings
                              resulting in painted, exposed structural steel throughout the complex. Tenant suites vary from unfinished ceilings to acoustical tile in a metal grid system.

    Lighting:                 Lighting is a largely incandescent fixtures in
                              the common area corridors and fluorescent fixtures in most tenant suites. Again, skylights are present in various areas of the mall allowing for some natural lighting.

    Restrooms:                The mall common area has six sets of public
                              restrooms scattered throughout the property. Each tenant suite also has a set of restrooms.

Site Improvements
    On-Site Parking:          Parking is provided by 8,724 surface parking
                              spaces on the asphalt lots surrounding the mall.

    Landscaping:              Landscaping consists of trees, bushes, shrubs,
                              and grass.

                                                       PROPERTY DESCRIPTION
- ------------------------------------------------------------------------------

Americans with Disabilities
    Act Compliance:           The Americans With Disabilities Act (ADA) became
                              effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, we have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property.
                              Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

Hazardous Substances:         We are not aware of any potentially hazardous
                              material (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction or maintenance of the improvements.
                              However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials were thought to exist.

Comments:                     The quality of the subject improvements is rated
                              as excellent, and the layout is considered functional and conducive to a regional mall.
                              Although only a year old, the property has been well maintained. No major items of deferred maintenance were noted by management

                              The subject improvements are approximately one year old. The normal physical life expectancy for a shopping mall of this type is 45 to 50 years. Our estimate of effective age is equivalent to the chronological age, thus the estimated remaining physical life is between 44 and 49 years.

                                        REAL PROPERTY TAXES AND ASSESSMENTS
- ------------------------------------------------------------------------------

    The subject property is under the taxing jurisdictions of the City of Grapevine, Tarrant County, and the Grapevine/Colleyville Independent School District. Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rates of the taxing jurisdiction. In an effort to project the future tax liability for the subject property, we have analyzed the current tax rates and the assessment of the property.

TAX RATES

    The following is a chart displaying the five and ten year trend in tax rates levied by the above noted taxing jurisdictions:

=========================================================================
                  TAX RATES PER $100 OF ASSESSED VALUE
=========================================================================
                                         1987       1992        1997
          TAXING AUTHORITY             TAX RATE   TAX RATE    TAX RATE
=========================================================================
  Tarrant County                      $0.26050   $0.54490    $0.556596
  City of Grapevine                   $0.44000   $0.42500    $0.405000
  Grapevine/Colleyville I.S.D.        $0.85000   $1.39000    $1.537790
- -------------------------------------------------------------------------
  TOTAL                               $1.55050   $2.35990    $2.499386
=========================================================================


    As the preceding chart indicates, the tax rates affecting the subject property have increased by approximately 1.2 percent per year (compounded) over the past five years (since 1992) but 4.9 percent per year (compounded) over the past ten years (since 1987). Although not shown, the tax rates actually decreased by 0.4 percent from 1996 to 1997.

    The substantial increases that have occurred in tax rates over the past ten years (principally between 1986 and about 1993) were a result of declining real estate values and the corresponding county tax base (due to the real estate recession), but also (between 1990 and 1992) because of a controversial school finance bill enacted by the Texas Legislature. With the statewide school funding issues apparently settled, coupled with the current economic recovery (and the corresponding increases in county tax base), tax rate increases have moderated quite dramatically over the past few years. In fact, they have actually declined in many instances. As a result, we anticipate that any near term tax rate increases will be more moderate rather than the historical pattern of the past ten years. Tax rates should rise very modestly over the next couple of years, if the total tax base continues to increase as it has most recently.

TAX ASSESSMENT

    The Tarrant County Appraisal District establishes the assessed value on real property for all of the previously noted taxing jurisdictions. By state law, the appraisal district is required to re-evaluate all real property every three years. The subject property's parcel identification number is 06886027. The preliminary 1998 assessment for the subject follows:

                                        REAL PROPERTY TAXES AND ASSESSMENTS
- ------------------------------------------------------------------------------

================================
                  PRELIMINARY
                     1998
================================
Land            $ 22,418,232
Building        $117,664,681
- --------------------------------
TOTAL           $140,082,913
================================

    The tract of land comprising the subject was purchased as a part of a larger transaction in late 1996. Prior to 1997, the property was assessed as vacant land. As of January 1, 1997, the development process had begun, but the mall was reportedly approximately 10 percent complete, at least according to the Tarrant County Appraisal District records. As such, the assessed value in 1997 represented only a portion of the market value of the property and was not included in our chart. In 1998, the property was fully operational, and the preliminary 1998 value is $140,082,913.

    In an effort to evaluate the fairness of the current assessed value and future prospects for a change in the assessment, we have

    o Compared the assessment to the market value estimate concluded in this report, and

    o Considered the potential for future changes in the assessed value of the subject brought about by changing occupancies, lease rates, and hence, value.

    In many cases, we would compare the subject's assessment to assessments of similar mall properties in the county. In this case, Grapevine Mills is somewhat atypical in terms of area malls in that it is the only recent construction in the Metroplex, and the construction itself is not the standard mall development. As such, tax comparables are less than ideal for the analysis.

    The assessed value for the subject, as established by the Tarrant County Appraisal District, is technically suppose to represent 100 percent of the market value for the property. In this case, the preliminary 1998 assessment is well below the market value estimate for the property set forth in this report at about 60 percent. In reality, although assessed values are suppose to represent 100 percent of market value, we typically see assessed values falling in a range of 70 to 90 percent of market values. Based on this factor, we believe the 1998 assessed value is slightly low, and we have projected an increase in the assessed value of 70.0 percent of our market value conclusion in 1999 or $165,000,000.

AD VALOREM TAX CONCLUSIONS

    Applying the preliminary 1998 assessment for the property to our the projected 1998 tax rate of $2.54937372 (the 1997 tax rate of $2.499386 grown at two percent), the combined tax burden for 1998 will be $579,243. Thus, our Year One tax burden for the subject is calculated as follows:

=====================================================
$135,238,250 x  $2.5493737 x  /  100  =    $3,447,728
=====================================================

    Applying the projected 1999 assessment for the property to our the projected 1999 tax rate of $2.6003612 (the 1997 tax rate of $2.499386 grown for two years at two percent), the combined tax burden for 1999 will be $4,290,596. Thus, our Year Two tax burden for the subject is calculated as follows:

                                        REAL PROPERTY TAXES AND ASSESSMENTS
- ------------------------------------------------------------------------------

=====================================================
$135,238,250 x  $2.6003612 x  /  100  =    $4,290,596
=====================================================

    Subsequent to 1998, we expect the tax burden to increase similar to the rate of inflation which we forecast at 3.5 percent per annum.

                                                                      ZONING
- -------------------------------------------------------------------------------

    Although the Grapevine zoning maps indicate the subject site is zone HCO, the maps are in the process of being updated as of the date of this writing. According to Grapevine city officials, the subject property is actually zoned CC (Community Commercial)), under the City of Grapevine's zoning ordinance. On October 17, 1995, the subject's zoning was changed from HCO to CC. The purpose of the CC district is to provide locations for general commercial uses representing various types of retail trade, businesses, services and planned commercial centers that serve a community or regional area. This district is intended for community and regional shopping centers as well as clusters of commercial uses that draw from areas past the immediate neighborhood. Uses include, but are not limited to, a vast array of commercial/retail businesses including service uses, institutional and community service uses, hotels/motels, office uses, recreational uses, residential uses, retail and personal service uses, transportation uses, utility and public service uses.

    Significant constraints imposed by the CC classification include:

Minimum Lot Size:                   30,000 square feet

Minimum Open Space:                 20 percent

Maximum Building Coverage:          60 percent

Maximum Impervious Coverage:        80 percent

Minimum Lot Width:                  120 feet

Minimum Lot Depth:                  120 feet

Setbacks:

                                    Front:
                                    25 feet
                                    Side:
                                    20 feet
                                    Rear:
                                    25  feet;   except  when   adjacent  to  a
                       residential district in which case the distance shall be increased two times the height of the tallest building on the lot.

                       Minimum Distance Between Buildings:
                                                  40 feet

                       Maximum Building Height: 50 feet except when located adjacent to a residential area (zoned R-20, R-12.5 or R-7.5) in which case it will be one story not to exceed 25 feet.

                            [GRAPHIC OF ZONING MAP]

                                                                      ZONING
- -------------------------------------------------------------------------------

                         Minimum Off-Street Parking: For regional malls the parking minimum is five spaces per 1,000 square feet of GLA. In addition, other uses such as theaters, restaurants, etc. have varying requirements.

    Based on the above information and our interpretation of the zoning requirements, the improvements appear to comply with all of the constraints imposed by the CC classification. Additionally, in conversations with Tommy Hardy (the Director of Development with the City of Grapevine) before the property was built, the proposed improvements complied with the zoning regulations. However, it is noted that we are not experts in the interpretation of complex zoning ordinances, but the property appears to be a conforming use based on our review of public information. Nevertheless, the determination of compliance is beyond the scope of a real estate appraisal.

    We are not aware of any deed restrictions, private or public, which would limit the use of the property. This statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, a title search of the subject property is recommended to determine the existence of such restrictions do exist.

                                                       HIGHEST AND BEST USE
- ------------------------------------------------------------------------------

HIGHEST AND BEST USE OF SITE, AS THOUGH VACANT

    According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of The Appraisal Institute, the highest and best use of the site, as though vacant, is defined as:

    Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

    In evaluating the site's highest and best use, as though vacant, the use must be (1) legally permissible, (2) physically possible, (3) financially feasible, and (4) maximally productive.

    The first criteria for determining the highest and best use relates to legally permissible uses. Under the existing commercial zoning classification, a wide variety of commercial, retail and office development options are possible for the subject property. Therefore, based solely on the legally permissible possibilities, it appears that a wide variety of uses are possible.

    The second criteria is what is physically possible. The overall mall site is irregular in shape and contains over 200 acres. Approximately 33.505 acres of land is reserved for future development and 36.34 acres is reserved for outparcel development and is not included in this analysis. Therefore, the net acreage for the mall itself equals 131.823 acres. All in all, the subject site, although irregular in shape, is well suited for a variety of development alternatives. The site has adequate frontage and depth, and it is conducive to a variety of development options. As is evident from the Property Description section of this report, the site's soil, topography, availability of utilities, and other general physical attributes are adequate for most types of development. Furthermore, we observed no evidence of toxic waste or soil contaminants during our physical inspection, and based on a review of a Phase I environmental report prepared by Law Engineering, we have specifically assumed that the site is free of any environmental problems.

    The third and fourth criteria of the highest and best use, as though vacant, are financial feasibility and maximum productivity. These requirements may be addressed in tandem.

    The subject site is located at the intersection of State Highway 121 and State Highway 26 in an area that is largely undeveloped. However, as mentioned previously, the Dallas/Fort Worth metropolitan area is rapidly continuing to expand in a northward direction. As such, communities such as Grapevine, Colleyville, Irving, Coppell, Flower Mound, and Lewisville are experiencing strong growth. Even though the immediate area is largely undeveloped at this juncture, the accessibility of the subject tract, from both the immediate neighborhood as well as various points throughout the Dallas/Fort Worth metropolitan area, is very good due to the presence of the well designed highway system. More specifically, State Highway 121, a major regional freeway, is located adjacent to the subject. In addition, the subject is very near Interstate Highway 635.

                                                       HIGHEST AND BEST USE
- ------------------------------------------------------------------------------

    Generally speaking, the surrounding development tends to heavily influence the highest and best use of a site. As mentioned, the subject site is situated in an area that is largely undeveloped. Land use in the general area is primarily vacant land, development associated with mall outparcels, and some industrial use in the more general area to the north and east. However, Grapevine in general is a growing bedroom community with commercial development continuing to take place to support the residential development in the area.

    Based upon the subject's location at the intersection of two major thoroughfares and the resulting vehicular traffic, plus the property's access and visibility and its location relative to Dallas/Fort Worth International Airport, some type of a commercial, retail or industrial oriented use seems most likely for the site. Residential use would be less likely given the location of the tract along SH 121 and SH 26.

HIGHEST AND BEST USE OF PROPERTY, AS IMPROVED

    According to the Dictionary of Real Estate Appraisal, highest and best use of the property, as improved, is defined as:

    The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

    As noted in the Property Analysis section of this report, the subject site is improved with a 1,240,971 square foot entertainment and value-oriented shopping mall and related site improvements that were built in 1997. The improvements are functional in design and considered to be of good quality as compared to other retail properties. The property has been adequately maintained, and its current condition is considered to be excellent. The subject property is currently performing quite well with strong rental rates and occupancy over 95 percent as of the date of this writing. Additionally, retail sales at the property are expected to approach $320 per square foot. Based on the performance of the property, the subject property, as improved, is considered capable of providing an adequate return to the land both on an intermediate and long-term basis. This conclusion is supported by the data and analysis presented in the balance of this report.

    There is certainly sufficient value in the property, as improved, to negate any possible redevelopment of the tract for the foreseeable future. This premise is obviously contingent upon property management utilizing a course of action which will be conducive to maximizing occupancy and rent levels. However, it is equally important that the major tenants remain open for business and the retail synergy of the facility continue. Overall, it is our opinion that the highest and best use of this site, as improved, is for continued use as a multi-tenant mall project.

                                                         VALUATION PROCESS
- ------------------------------------------------------------------------------

    In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate for the property.

IN THE SALES COMPARISON APPROACH, WE PERFORMED THE FOLLOWING STEPS:

    o     Investigated the market for recent sales of similar regional malls;

    o Analyzed those sales on the basis of the sales price per square foot and by using various multipliers methodology; and

    o Correlated the various value indications into a point value estimate from within the range.

IN DEVELOPING THE INCOME CAPITALIZATION APPROACH WE:

    o Studied the rents in effect in the mall's occupied space to estimate the potential rental income at market levels;

    o Studied the recent history of operating expenses at this and competing properties to estimate an appropriate level of expenses and reserves for replacement;

    o Reviewed the historical and current occupancy and vacancy statistics for the purpose of developing a vacancy and credit loss forecast;

    o Estimated net operating income and cash flow by subtracting the operating, fixed, and other expenses from the effective gross income; and

    o Prepared a discounted cash flow analysis in which the cash flow and property value at reversion are discounted to an estimate of current market value at a market-derived discount rate. Potential gross revenues are estimated based on a modeling of the actual rents and recovery provisions in effect through the term of existing leases. As the existing leases expire, the space is estimated to rent at the then current market rental rate with appropriate allowances for downtime. From potential gross revenues, we subtract vacancy and expenses (operating, fixed, and other) to arrive at an estimate of cash flow over an 11 year forecast.

THE COST APPROACH HAS BEEN OMITTED FROM THIS ANALYSIS FOR A COUPLE OF REASONS:

    First and foremost, we are valuing the leased fee estate. As noted above, the Cost Approach, as classically presented, does not reflect this interest in the property. To do so, the appraiser would have to accurately quantify the difference between the contractual rents and current occupancy of the property and prevailing market leases (e.g., deal structures that may include concessions, moving allowances, enhanced work letters, an assumption of an existing lease obligation, etc.) and a market occupancy (i.e., the absorption or attrition of vacant and occupied space). On a theoretical level, an adjustment for any single factor or reasonable combination seems plausible. However, practically speaking, these factors combined are difficult to measure and subject to varying interpretation, thus the adjustments to the Cost Approach become highly subjective.

                                                         VALUATION PROCESS
- ------------------------------------------------------------------------------

    Secondly and probably more importantly, market participants rarely use this approach as a determinant of value. Currently, most investors use only a very elementary comparison of the purchase price/value to the replacement or reproduction costs (absent any form of depreciation) as a benchmark in gauging property acquisitions (i.e., the property is being acquired as a percentage of replacement costs, say 40 to 50 percent). This comparison provides some investors an additional level of comfort relative to the price paid, but in fact, provides no support for market value. While the limited use of the Cost Approach is not a sufficient reason to eliminate it from consideration, it does underscore its limited usefulness.

    As a result of all the various pitfalls noted above, we have not included a Cost Approach to value.

    The appraisal process is concluded by a review and re-examination of each of the approaches to value that have been employed. Consideration is given to the type and reliability of data used, and the applicability of each approach. Finally, the approaches are reconciled and a final value conclusion is estimated.

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------


METHODOLOGY

     The Sales Comparison Approach provides an estimate of market value by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution, which holds that, when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, market value and price trends can be identified. Comparability in physical, location, and economic characteristics is an important criterion when comparing sales to the subject property. The basic steps involved in the application of this approach are as follows:

    1. Research recent, relevant property sales and current offerings throughout the competitive marketplace;

    2. Select and analyze properties considered most similar to the subject, giving consideration to the time of sale, change in economic conditions which may have occurred since date of sale, and other physical, functional, or location factors;

    3. Identify sales which include favorable financing and calculate the cash equivalent price; and

    4. Reduce the sale prices to a common unit of comparison, such as price per square foot of gross leasable area sold;

    5. Make appropriate adjustments between the comparable properties and the property appraised; and

    6. Interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used, market-oriented units of comparison for properties such as the subject are the sale price per square foot of gross leasable area
(GLA) purchased, and the overall capitalization rate extracted from the sale. This latter measure will be addressed in the Income Capitalization Approach which follows this methodology. An analysis of the inherent sales multiple also lends additional support to the Sales Comparison Approach.

MARKET OVERVIEW

     The typical purchaser of properties of the subject's caliber includes both foreign and domestic insurance companies, large retail developers, pension funds, and real estate investment trusts (REITs). The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type, both limit the number of active participants and, at the same time, expand the geographic boundaries of the marketplace to include the international arena. Due to the relatively small number of market participants and the moderate amount of quality product available in the current marketplace, strong demand exists for the nation's quality retail developments.

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

     Most institutional grade retail properties are existing, seasoned centers with good inflation protection. These centers offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. They tend to be characterized as having three to five department store anchors, most of which are dominant in the market. Mall shop sales are at least $300 per square foot and the trade area offers good growth potential in terms of population and income levels. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down, owners have accelerated their renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities continue to be serious impediments to new retail developments.

     Real estate investment remains an important part of many institutional investors' diversified portfolios. Banks are aggressively competing for business, trying to regain market share lost to Wall Street, while the more secure life insurance companies are also aggressively competing in the market. Furthermore real estate investment trusts (REITs) have helped to provide liquidity within the real estate market, pushing demand for well-tenanted, quality properties, particularly regional malls. Currently, REITs are one of the most active segments of the industry and are particularly attractive to institutional investors due to their liquidity. However, overbuilding in the retail industry has resulted in the highest GLA per capita ever (19 square feet per person). In addition, continued consolidation in certain retail sectors along with bankruptcy filings among weaker chains has prompted some lenders and investors to tighten their underwriting criteria. Some investors shun further retail investment at this time, content that their portfolios have a sufficient weighting in this segment.

     Nonetheless the market for dominant Class A institutional quality malls is tight, as characterized by the limited amount of good quality product available. It is the consensus that Class A property would trade in the 7.0 to
8.5 percent capitalization rate range, with rates below 7.5 percent likely limited to the top 15 to 20 malls with sales at least $400 per square foot and good potential for real net income growth. Furthermore, there is a viable market for the next tier product with cap rates in the 8.5 to 10.0 percent range. Most of the transaction which have occurred over the last 18 months have been in this category. Conversely, there are many third tier and lower quality malls offered on the market at this time. With limited demand from a much thinner market, cap rates for this class of malls are felt to be in the much broader 10.0 to 14.0 percent range. Pessimism about the long term viability of many of these lower quality malls has been fueled by the recent turmoil in the retail industry.

     To better understand where investors stand in today's marketplace, we have surveyed active participants in the retail investment market. Based upon our survey, the following points summarize some of the more important "hot buttons" concerning investors:

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

    1. OCCUPANCY COSTS - This "health ratio" measure is of fundamental concern today. The typical range for total occupancy cost-to-sales ratios falls between 10.0 and 15.0 percent. With operating expenses growing faster than sales in many malls, this issue has become even more important. As a general rule of thumb, malls with sales under $250 per square foot generally support ratios of 10.0 to 12.0 percent; $250 to $300 per square foot support 12.0 to 13.5 percent; and over $300 per square foot support 13.5 to 15.0 percent. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. However, ratios of upwards to 20.0 percent are not uncommon for some higher margin tenants. This appears to be by far the most important issue to an investor today. Investors are looking for long term growth in cash flow and want to realize this growth through real rent increases. High occupancy costs limit the amount of upside through lease rollovers.

    2. MARKET DOMINANCE - The mall should truly be the dominant mall in the market, affording it a strong barrier to entry for new competition. Some respondents feel this is more important than the size of the trade area itself.

    3. STRONG ANCHOR ALIGNMENT - Having at least three department stores (four are ideal), two of which are dominant in that market. The importance of the traditional department store as an anchor tenant has returned to favor after several years of weak performance and confusion as to the direction of the industry. As a general rule, most institutional investors would not be attracted to a two-anchor mall.

    4. ENTERTAINMENT - Entertainment has become a critical element at larger centers as it is designed to increase customer traffic and extend customer staying time. This loosely defined term covers a myriad of concepts available ranging from mini-amusement parks, to multiplex theater and restaurant themes, to interactive virtual reality applications. The capacity of regional/ super-regional centers to provide a balanced entertainment experience well serve to distinguish these properties from less distinctive formats such as power and smaller outlet centers.

    5. DENSE MARKETPLACE - Several of the institutional investors favor markets of 300,000 to 500,000 people or greater within a 5 to 7 mile radius. Population growth in the trade area is also very important. One advisor likes to see growth 50.0 percent better than the U.S. average. Another investor cited that they will look at trade areas of 200,000+/-but that if there is no population growth forecaster in the market, a 50+/- basis point adjustment to the cap rate at the minimum is warranted.

    6. INCOME LEVELS - Household incomes of $50,000+ which tends to be limited in many cases to top 50 MSA locations. Real growth with spreads of 200 to 300 basis points over inflation are ideal.

    7. GOOD ACCESS - Interstate access with good visibility and a location within or proximate to the growth path of the community.

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

    8. TENANT MIX - A complimentary tenant mix is important. Mall shop ratios of 35+/- percent of total GLA are considered average with 75.0 to 80.0 percent allocated to national tenants. Mall shop sales of at least $250-$275 per square foot with a demonstrated positive trend in sales is also considered to be important.

    9. PHYSICAL CONDITION - Malls that have good sight lines, an updated interior appearance and a physical plant in good shape are looked upon more favorably. While several developers are interested in turn-around situations, the risk associated with large capital infusions can add at least 200 to 300 basis points onto a cap rate.

   10. ENVIRONMENTAL ISSUES - The impact of environmental problems cannot be understated. There are several investors who won't even look at a deal if there are any potential environmental issues no matter how seemingly insignificant.

   11. OPERATING COVENANTS - Some buyers indicated that they would not be interested in buying a mall if the anchor store operating covenants were to expire over the initial holding period. Others weigh each situation on its own merit. If it is a dominant center with little likelihood of someone coming into the market with a new mall, they are not as concerned about the prospects of loosing a department store. If there is a chance of loosing an anchor, the cost of keeping them must be weighed against the benefit. In many of their malls they are finding that traditional department stores are not always the optimum tenant but that a category killer or other big box use would be a more logical choice.



REGIONAL MALL PROPERTY SALES

     The 11 elements summarized above are all considered important from an investors prospective. Department stores have also been, and continue to be, the critical element on the feasibility and long term visibility of a regional mall. Evidence has shown that mall property sales which include anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors. Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.

     Consolidation has resulted in dramatic changes in this industry and has witnessed such dominant chains as Federated, Sears, JC Penney, Macy's, and Dillard's continue to grow through acquisition and a return to profitability.

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

     With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, the resulting cash flow is typically segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

     Cushman & Wakefield has extensively tracked regional mall transaction activity since 1991. We have summarized the most recent (1997-1998) transactions on the FOLLOWING PAGES. Historical sales (1991 - 1996) are retained in our files. These sales are inclusive of good quality Class A or B+/- properties that are dominant in their market. Also included are weaker properties in second tier cities that have a narrower investment appeal. As such, the most recent mall sales (1997/98) presented in this analysis show a wide variety of prices on a per unit basis, ranging from $21 per square foot up to $594 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $36 to $770 per square foot. Alternatively, the overall capitalization rates that can be extracted from each transaction range from 6.90 percent to of 12.77 percent, with the mean being in the mid-9 percent range.

     One obvious explanation for the wide unit variation is the inclusion (or exclusion) of anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area.

REGIONAL MALL SALES                                                       1997
1997 TRANSACTION CHART
CUSHMAN & WAKEFIELD, INC.




   SALE                                      SALE      YEAR
   NO.            PROPERTY/LOCATION          DATE     BUILT
- --------- -------------------------------- -------- ---------
97-1      THE FALLS SHOPPING CENTER         Dec-97   1980/
          Miami, Florida                               96
97-2      NORTHWEST PLAZA S.C.              Dec-97   1965/
          St. Ann, Missouri                            89
97-3      THE CITADEL                       Dec-97   1972/
          Colorado Springs, Colorado                   95
97-4      SALEM MALL                        Dec-97   1980/
(1)       Salem, Oregon                                87
97-5      FASHION MALL                      Dec-97   1973/
(1)       Indianapolis, Indiana                        93
97-6      UNIVERSITY MALL                   Dec-97   1974/
          Tampa, Florida                               96
97-7      MOORESTOWN MALL                   Dec-97   1963/
(5)       Moorestown, New Jersey                       94
97-8      NORTHWEST MALL                    Dec-97    1968
(4)       Houston, Texas
97-9      ALMEDA MALL                       Dec-97    1968
(4)       Houston, Texas
97-10     EASTPOINT MALL                    Dec-97   1956/
          Baltimore, Maryland                          91
97-11     CALPERS PORTFOLIO                 Dec-97
          1) Metrocenter Mall                         1978
             Jackson, Mississippi
          2) Lehigh Mall                             1973/
             Columbus, Mississippi                   91/94
          3) Greenville Mall                         1972/
             Greenville, Mississippi                   86
97-12     SHELL PENSION PORTFOLIO           Nov-97
          1) Glynn Place Mall                         n/a
             Burnswick, Georgia
          2) Valdosta Mall                            n/a
             Valdosta, Georgia
          3) Lakeshore Mall                           n/a
             Gainesville, Georgia
97-13     AETNA PORTFOLIO                   Nov-97
          1) Mall of Abilene                          1979
             Abilene, Texas
          2) Sunset Mall                              1979
             San Angelo, Texas
97-14     VALLEY MALL                       Nov-97   1974/
          Hagerstown, Maryland                         95
97-15     SHOPPING CTR. ASSOC. PORTFOLIO    Nov-97     --
          1) Fox Valley Mall
             Aurora, Illinois
          2) Hawthorn Center
             Vernon Hills, Illinois
97-16     VALLEY HILLS MALL                 Oct-97  1978/96
          Hickory, North Carolina
97-17     COLONIAL PARK MALL                Oct-97  1960/87
          Harrisburg, Pennsylvania
97-18     CROSSROADS OF SAN ANTONIO         Oct-97  1961/87
          San Antonio, Texas



                                                                                              MALL       MALL             MALL
   SALE                 GRANTOR/                                   TOTAL         SOLD         SHOP       SHOP   OCCU-     SHOP
   NO.                   GRANTEE                  SALE PRICE        GLA           GLA          GLA      RATIO   PANCY   SALES/SF
- --------- ------------------------------------ --------------- ------------- ------------ ------------ ------- ------- ----------
97-1      Heitman Retail Properties/            $156,000,000        825,000     370,000      310,000   37.6%   98.0%      $500
             Taubman Realty Group
97-2           Paramount Group/                 $111,000,000      1,403,811     836,500      403,811   28.3%   84.0%      $275
            Westfield America, Inc.
97-3       Tri State Joint Venture/             $108,000,000      1,094,000     396,000      396,000   36.2%   90.0%      $300
             The Macerich Company
97-4          The Rouse Company/                $ 32,500,000        646,500     212,500      212,500   32.9%   97.0%      $270
(1)             JP Realty Inc.
97-5          Ameresco for Shell                $122,000,000        682,912     682,912      349,222   51.1%   90.0%      $360
(1)              Pension Fund/
             Simon DeBartolo Group
97-6      University Square Partners/           $121,000,000      1,302,752     650,491      412,009   31.6%   81.0%      $260
             Glimcher Realty Trust
97-7                Heitman/                    $ 78,500,000        970,863     764,863      258,000   26.6%   75.0%      $260
(5)            The Rouse Company
97-8           The Rouse Company/               $ 19,725,000        800,250     292,075      276,475   34.5%   78.0%      $200
(4)               San Mall LLC
97-9           The Rouse Company/               $ 19,325,000        806,454     305,979      245,266   30.4%   77.0%      $182
(4)               San Mall LLC
97-10          Eastpoint Mall LP/               $ 81,000,000        862,313     693,344      241,146   28.0%   88.0%      $312
             Shopco Advisory Corp.
97-11        Calpers/ERE Yarmouth/              $ 54,000,000      1,897,185   1,024,507      569,138   30.0%   77.0%      $238
                Coyote Holdings

97-12     Shell Pension Fund Entities/          $ 97,000,000      1,428,401   1,129,120      530,744   37.2%   85.0%      $229
            Colonial Properties Trust
97-13                Aetna/                     $ 43,800,000      1,248,573     742,688      442,285   35.4%   85.0%      $106
           Enterprise Asset Management
97-14     Equitable Prime Property Fund/        $ 31,700,000        664,831     541,431      277,083   41.7%   75.0%      $265
            Crown American Realty Trust
97-15     Shop. Ctr. Assoc.-JMB Group Trust/    $265,000,000      2,736,175   1,134,469    1,054,594   38.5%   87.0%      $293
                Urban Shopping Centers
97-16              Valley Hills LP/             $ 34,600,000        618,152     205,856      205,856   33.3%   89.0%      $301
               General Growth Properties
97-17            Catalina Partners LP/          $ 48,000,000        754,178     386,732      223,735   29.7%   94.0%      $278
                 Glimcher Realty Trust
97-18          Crossroads Mall 1996 LP/         $ 15,000,000        711,231     711,231      176,109   24.8%   83.0%      $137
                    Red Oak Realty



                                   CAPITALIZATION RATES               UNIT RATE COMPARISON
                                   --------------------             ------------------------
   SALE                             GOING-IN  TERMINAL               PRICE/GLA   PRICE/MALL    SALES
   NO.          NOI        NOI/SF     OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- --------- -------------- --------- --------- ---------- ----------- ----------- ------------ ---------
97-1       $12,090,000    $32.68      7.75%        --          --       $422        $503        1.01
97-2       $11,000,000    $13.15      9.91%        --          --       $133        $275        1.00
97-3       $ 8,700,000    $21.97      8.06%        --          --       $273        $273        0.91
97-4       $ 3,168,750    $14.91      9.75%        --          --       $153        $153        0.57
(1)
97-5       $10,300,000    $15.08      8.44%        --          --       $179        $349        0.97
(1)
97-6       $11,495,000    $17.67      9.50%        --          --       $186        $294        1.13
97-7       $ 7,850,000    $10.26     10.00%        --          --       $103        $304        1.17
(5)
97-8       $ 2,400,000    $ 8.22     12.17%        --          --       $ 68        $ 71        0.36
(4)
97-9       $ 2,400,000    $ 7.84     12.42%        --          --       $ 63        $ 79        0.43
(4)
97-10      $ 8,006,400    $11.55      9.88%     10.00%      12.25%      $117        $336        1.08
97-11      $ 6,560,000    $ 6.40     12.15%        --          --       $ 53        $ 95        0.40
97-12      $ 9,409,000    $ 8.33      9.70%        --          --       $ 86        $183        0.80
97-13      $ 4,599,000    $ 6.19     10.50%        --          --       $ 59        $ 99        0.93
97-14      $ 3,170,000    $ 5.85     10.00%        --          --       $ 59        $114        0.43
97-15      $22,000,000    $19.39      8.30%      8.50%      11.25%      $234        $251        0.86
97-16      $ 3,287,000    $15.97      9.50%        --          --       $168        $168        0.56
97-17      $ 4,800,000    $12.41     10.00%        --          --       $124        $215        0.77
97-18      $ 1,500,000    $ 2.11     10.00%        --          --       $ 21        $ 85        0.62

REGIONAL MALL SALES                                                       1997
1997 TRANSACTION CHART
CUSHMAN & WAKEFIELD, INC.




   SALE                                      SALE      YEAR                  GRANTOR/
    NO.           PROPERTY/LOCATION          DATE     BUILT                  GRANTEE
- ---------- ------------------------------- -------- --------- -------------------------------------
97-19      THE OAKS MALL                    Sep-97   1978/            Prudential Insurance/
           Gainesville, Florida                      84/95          General Growth Properties
97-20      WESTROADS MALL                   Sep-97   1968/            Prudential Insurance/
           Omaha, Nebraska                             95         General Growth/Ivanhoe, Inc.
97-21      REGENCY SQUARE                   Sep-97   1975/            Prudential Insurance/
           Richmond, Virginia                          87             Taubman Realty Group
97-22      SPRINGDALE MALL                  Sep-97   1960/                    Cigna/
           Mobile, Alabama                             88        CBL Associates Properties, Inc.
97-23      STONEWOOD CENTER MALL            Aug-97   1958/             Hughes Investments/
  (1)      Downey, California                          90             The MaceRich Company
97-24      SAN FRANCISCO CENTER             Aug-97    1988       U.S. Power San Francisco, Inc./
  (1)      San Francisco, California                                 Urban Shopping Centers
97-25      DADELAND MALL                    Aug-97   1962/          Equitable Life Assurance/
  (2)      Miami, Florida                              91             Simon DeBartolo Group
97-26      VISALLA MALL                     Jul-97   1963/           Cigna Investments, Inc./
           Visalla, California                         95                JP Realty Inc.
97-27      WEST TOWN MALL                   Jul-97   1972/          Jaguar/RREEF USA Fund II/
  (2)      Knoxville, Tennessee                        96             Simon DeBartolo Group
97-28      MAZZA GALLERIE                   Jun-97    1977       5300 Wisconsin JV (Prudential)/
           Chevy Chase, Maryland                              City Center Retail Trust (McCaffery)
97-29      DAKOTA SQUARE                    Jun-97  1980/88    Equitable Life Prime Property Fund/
  (3)      Minot, North Dakota                                      Concordia LLC (O'Connor)
97-30      TRI-COUNTY MALL                  Jun-97  1960/90    Equitable Life Prime Property Fund/
  (3)      Springfield, Cincinnati, Ohio                            Concordia LLC (O'Connor)
97-31      SOUTHDALE CENTER                 Jun-97   1956/     Equitable Life Prime Property Fund/
  (3)      Edina, Minnesota                            91           Concordia LLC (O'Connor)
97-32      TOWN EAST MALL                   Jun-97   1971/           Atlantic Freeholds II/
  (2)      Dallas, Texas                               86        General Growth Properties, Inc.
97-33      EDEN PRAIRIE CENTER              Jun-97   1976/              GGP/Homart, Inc./
  (2)      Eden Prairie, Minnesota                     89        General Growth Properties, Inc.
97-34      SILVER LAKE MALL                 Jun-97    1989           Silver Lake Mall Ltd./
           Coeur D'Alene, Idaho                                          JP Realty Inc.
97-35      SOUTHLAKE MALL                   Jun-97  1976/95         Southlake Retail Venture/
           Morrow, Georgia                                          General Growth Properties
97-36      WHEATON PLAZA                    May-97   1960/              Gudelsky Family/
  (2)      Wheaton, Maryland                           92               Westfield America
97-37      BROOKWOOD VILLAGE MALL           May-97   1973/          Berkshire Realty Company/
           Birmingham, Alabama                         91           Colonial Properties Trust
97-38      TOWNE MALL                       May-97   1985/         Heitman Retail Properties/
           Elizabethtown, Kentucky                     90                Towne Mall LLC
97-39      SECURITY SQUARE                  May-97   1972/        Security Square Associates/
           Baltimore, Maryland                         86          Mountain Development Corp.
97-40      CENTURY PLAZA                    May-97   1975/           Century Plaza Company/
           Birmingham, Alabama                         95           General Growth Properties



                                                       MALL       MALL                    MALL
   SALE                        TOTAL       SOLD        SHOP       SHOP       OCCU-        SHOP
    NO.       SALE PRICE        GLA         GLA        GLA        RATIO      PANCY      SALES/SF        NOI         NOI/SF
- ---------- --------------- ------------ ---------- ----------- ---------- ---------- ------------- ------------- -----------
97-19       $116,000,000      909,120     771,392    351,199       38.6%       96.0%  $      303    $ 9,520,720    $ 12.34
97-20       $ 90,000,000    1,079,246     562,146    382,836       35.5%       94.9%  $      297    $ 7,798,307    $ 13.87
97-21       $123,900,000      825,891     463,002    239,179       29.0%       99.0%  $      426    $ 9,671,240    $ 20.89
97-22       $ 26,050,000      926,386     478,386    190,074       20.5%       96.0%  $      220    $ 2,900,000    $  6.06
97-23       $ 92,000,000      927,000     927,000    356,253       38.4%       86.0%  $      259    $ 8,700,000    $  9.39
  (1)
97-24       $120,730,000      499,930     499,930    187,930       37.6%       96.0%  $      523    $ 8,947,952    $ 17.90
  (1)
97-25       $268,000,000    1,433,552     451,130    348,067       24.3%       92.0%  $      649    $19,672,000    $ 43.61
  (2)
97-26       $ 38,000,000      439,500     439,500    174,000       39.6%       95.0%  $      235    $ 3,800,000    $  8.65
97-27       $140,792,000    1,336,598     764,066    381,707       28.6%       90.0%  $      350    $13,427,160    $ 17.57
  (2)
97-28       $ 28,000,000      274,034     274,034    121,081       44.2%         --           --             --         --
97-29       $ 51,500,000      693,606     566,722    327,088       47.2%         --   $      216    $ 4,583,500    $  8.09
  (3)
97-30       $141,300,000    1,340,803     836,062    439,891       32.8%         --   $      307    $12,010,500    $ 14.37
  (3)
97-31       $118,000,000    1,240,888     467,104    467,104       37.6%       95.0%  $      354   $  9,558,000    $ 20.46
  (3)
97-32       $113,000,000    1,236,619     425,574    425,574       34.4%       93.0%  $      305    $10,000,000    $ 23.50
  (2)
97-33       $ 19,900,000      864,443     325,843    325,843       37.7%       60.0%  $      225    $ 1,800,000    $  5.52
  (2)
97-34       $ 27,000,000      331,543     331,543     97,165       29.3%       98.0%  $      225    $ 2,700,000    $  8.14
97-35       $ 67,000,000    1,023,847     284,847    284,847       27.8%       88.0%  $      280    $ 6,500,000    $ 22.82
97-36       $ 51,000,000    1,006,301     827,213    353,020       35.1%         --   $      332    $ 5,049,000    $  6.10
  (2)
7-37        $ 34,500,000      699,628     699,628    362,000       51.7%       92.0%  $      220    $ 3,460,350    $  4.9597-37
            $ 34,500,000      699,628     699,628    362,000       51.7%       92.0%  $      220    $ 3,460,350    $  4.95

97-38       $ 22,100,000      340,564     340,564    149,692       44.0%       68.0%  $      223    $ 2,400,000    $  7.05
97-39       $ 44,500,000    1,038,033     363,622    266,157       25.6%       78.0%  $      250    $ 4,904,898    $ 13.49
97-40       $ 32,000,000      727,309     574,943    237,896       32.7%       68.0%  $      246    $ 3,500,000    $  6.09



           CAPITALIZATION RATES               UNIT RATE COMPARISON
           --------------------             ------------------------
   SALE     GOING-IN  TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.       OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ---------- --------- ---------- ----------- ----------- ------------ ---------
97-19         8.21%      8.75%       11.75%     $150        $ 330      1.09
97-20         8.66%      9.25%       12.30%     $160        $ 235      0.79
97-21         7.81%      8.25%       12.80%     $268        $ 518      1.22
97-22        11.13%        --           --      $ 54        $ 137      0.62
97-23         9.46%        --           --      $ 99        $ 258      1.00
  (1)
97-24         7.41%      7.40%          --      $241        $ 642      1.23
  (1)
97-25         7.34%        --           --      $594        $ 770      1.19
  (2)
97-26        10.00%        --           --      $ 86        $ 218      0.93
97-27         9.54%      8.50%       11.00%     $184        $ 369      1.05
  (2)
97-28           --         --           --      $102        $ 231        --
97-29         8.90%      9.50%       12.00%     $ 91        $ 157      0.73
  (3)
97-30         8.50%      9.00%       11.90%     $169        $ 321      1.05
  (3)
97-31         8.10%      8.50%       11.90%     $253        $ 253      0.71
  (3)
97-32         8.85%        --           --      $266        $ 266      0.87
  (2)
97-33         9.05%        --           --      $ 61        $  61      0.27
  (2)
97-34        10.00%        --           --      $ 81        $ 278      1.24
97-35         9.70%        --           --      $235        $ 235      0.84
97-36         9.90%        --           --      $ 62        $ 144      0.44
  (2)
97-37        10.03%        --           --      $ 49        $  95      0.43
97-38        10.86%        --           --      $ 65        $ 148      0.66
97-39        11.02%     11.00%          --      $122        $ 167      0.67
97-40        10.94%        --           --      $ 56        $ 135      0.55

REGIONAL MALL SALES                                                       1997
1997 TRANSACTION CHART
CUSHMAN & WAKEFIELD, INC.




   SALE                                    SALE     YEAR                GRANTOR/
    NO.          PROPERTY/LOCATION         DATE    BUILT                GRANTEE
- ---------- ----------------------------- -------- ------- -----------------------------------
97-41      SOMERSET MALL                  May-97   1981                  N/A
           Somerset, Kentucky                                            N/A
97-42      PF PROPERTIES PORTFOLIO        Apr-97  1973/             PF Properties
           1) University Mall                       79    University Mall and Parkwood Mall
              Chapel Hill, North Carolina                          Properties, LLC
           2) Parkwood Mall and Plaza
              Wilson, North Carolina
97-43      MONTEHIEDRA TOWN CENTER        Apr-97  1993/     Big Beaver Rio & Kmart Corp./
           Rio Piedras, Puerto Rico                 94     Vornado Montehiedra Acquisition
97-44      MANHATTAN MALL                 Apr-97   1989          SZS 33 Associaties/
           New York, New York                                       Andrew Penson
97-45      DAYTON MALL                    Mar-97  1969/         Heitman/JMB Advisory/
           Dayton, Ohio                           84/94         Glimcher Realty Trust
97-46      SOUTH TOWNE CENTER             Mar-97  1986/       Zell Merril Lynch RE Opp./
           Sandy, Utah                              97           The Macerich Company
97-47      MARKETPLACE SHOPPING CENTER    Mar-97  1976/           Champaign Venture/
           Champaign, Illinois                     1988       General Growth Properties
97-48      TYSONS CORNER CENTER           Feb-97  1968/     State of Alaska Pension Fund/
  (2)      Fairfax, VA                              98         Lsd Fee & Part Leasehold
97-49      PUEBLO MALL                    Feb-97   1976           The Hahn Company/
           Pueblo, Colorado                                   Equities Development Corp.
97-50      SHADY BROOK MALL               Jan-97  1980/   Equitable Life Assurance Society/
           Columbia, Tennessee                      96           GE Investment Corp.
           Survey Low:
           Survey High:
           Survey Mean:
           Survey Mean For Centers Where No Anchors Are Owned By Mall Owner:
           Survey Mean For Centers Where At Least One Anchor is Owned By Mall Owner:



                                                         MALL       MALL                  MALL
   SALE                       TOTAL         SOLD         SHOP       SHOP     OCCU-        SHOP
    NO.      SALE PRICE        GLA           GLA          GLA      RATIO     PANCY      SALES/SF         NOI        NOI/SF
- ---------- -------------- ------------- ------------ ------------ ------- ---------- -------------- ------------- ----------
97-41       $  3,865,000       215,140     157,286      105,961   49.3%        57.0%            --   $   493,580  $ 3.14
97-42       $ 47,400,000       948,842     948,842      401,134   42.3%        80.0%  $        250   $44,347,000  $ 4.58
97-43       $ 74,400,000       525,452     525,452      200,050   38.1%        99.0%  $        340   $ 7,621,000  $14.50
97-44       $135,000,000       847,602     847,602      195,728   23.1%        80.0%  $        350   $12,500,000  $14.75
97-45       $ 91,000,000     1,329,514     883,375      484,689   36.5%        80.1%  $        220   $ 8,645,000  $13.03
97-46       $ 98,000,000     1,229,054   1,229,054      450,000   36.6%        83.0%  $        250   $ 8,400,000  $ 6.83
97-47       $ 70,000,000       831,111     831,111      188,302   22.7%        92.0%  $        275   $ 6,300,000  $ 7.58
97-48       $412,000,000     1,874,101   1,874,101      832,473   44.4%        95.0%  $        455   $30,500,000  $16.27
  (2)
97-49       $ 22,250,000       579,730     293,396      196,868   34.0%          --   $        200   $ 2,619,779  $ 8.93
97-50       $ 11,050,000       282,272     282,272      107,282   38.0%        94.0%  $        200   $ 1,289,488  $ 4.57
            $  3,865,000       215,140     157,286       97,165   20.5%        60.0%  $        106   $   493,580  $ 2.11
            $412,000,000     2,736,175   1,874,101    1,054,594   51.7%        99.0%  $        649   $30,500,000  $43.61
            $ 83,367,740       946,225     608,149      324,301   34.9%        86.8%  $        286   $ 7,476,625  $12.55
            $ 70,428,571       960,636     331,103      331,103   34.3%        87.4%  $        291   $ 6,144,821  $17.88
            $ 85,474,116       943,879     653,249      323,194   35.0%        86.7%  $        286   $ 7,698,592  $11.66



           CAPITALIZATION RATES               UNIT RATE COMPARISON
           --------------------             ------------------------
   SALE     GOING-IN  TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.       OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ---------- --------- ---------- ----------- ----------- ------------ ---------
97-41        12.77%        --        13.43%     $ 25        $  36         --
97-42         9.17%     10.50%          --      $ 50        $ 118       0.47
97-43        10.24%        --           --      $142        $ 372       1.09
97-44         9.26%        --           --      $159        $ 690       1.97
97-45         9.50%      9.25%       12.00%     $137        $ 188       0.85
97-46         8.57%        --           --      $ 80        $ 218       0.87
97-47         9.00%        --           --      $ 84        $ 372       1.35
97-48         7.40%        --        10.50%     $220        $ 495       1.09
  (2)
97-49        11.77%        --           --      $ 76        $ 113       0.57
97-50        11.67%        --           --      $ 39        $ 103       0.51
              7.34%      7.40%       10.50%     $ 21        $  36       0.27
             12.77%     11.00%       13.43%     $594        $ 770       1.97
              9.65%      9.11%       11.92%     $139        $ 250       0.84
              9.00%      8.50%       11.90%     $201        $ 201       0.68
              9.76%      9.16%       11.93%     $129        $ 258       0.87

- ------
(1)   Leasehold interest

(2)   Partial interest adjusted to reflect 100% interest

(3)   Based on allocated sale price, part of 3-property transaction

(4)   Based on allocated sale price, part of 2-property transaction

(5)   Based on stabilized net income

REGIONAL MALL SALES                                                       1998
1998 TRANSACTION CHART
CUSHMAN & WAKEFIELD, INC.

  SALE                                       SALE     YEAR
  NO.            PROPERTY/LOCATION           DATE    BUILT
- ------- ---------------------------------- -------- -------
98- 1   BURNSVILLE CENTER                  Feb-98   1997/
        Burnsville, Minnesota                         89
98- 2   PHIPPS PLAZA                       Jan-98   1968/
        Atlanta, Georgia                              94
98- 3   ASHVILLE MALL                      Jan-98   1975/
        Asheville, North Carolina                     94
98- 4   CORDOVA MALL                       Jan-98   1971/
        Pensacola, Florida                            87
98- 5   CRESTWOOD PLAZA                    Jan-98   1957/
        St. Louis, Missouri                           97
98- 6   SUPER MALL OF THE GREAT N.W. (1)   Jan-98   1956/
        Auburn, Washington                            91
98- 7   STROUD MALL                        Apr-98   1978/
        Stroudsberg, PA                               94
98-8    SOUTHWEST PLAZA                    Apr-98   1983/
        Littleton, CO                                 95
98- 9   JACKSONVILLE MALL                  May-98    1981
        Jacksonville, NC
98-10   CROSSROADS MALL                    May-98   1981/
        Mount Hope, WV                                97
98-11   ORLANDO FASHION SQUARE             May-98   1973/
        Orlando, FL                                   93
98-12   VILLAGE MALL                       Jun-98   1975/
 (1)    Danville, Ill                               85/90
98-13   GREENVILLE MALL                    Jun-98   1978/
        Greenville, SC                                95
98-14   SOUTH PLAIN MALL                   Jun-98
        Lubbock, TX
98-15   NORTHTOWN MALL                     Jun-98   1972/
        Blaine, MN                                    86
98-16   WESTSIDE PAVILLION                 Jul-98   1985/
        West Los Angeles, CA                         1991
- ---------------------------------------------------------
        Survey Low:

        Survey High:

        SURVEY MEAN:

        SURVEY MEAN FOR CENTERS WHERE NO ANCHORS ARE OWNED:

        SURVEY MEAN FOR CENTERS WHERE AT LEAST ONE ANCHOR
        IS OWNED:



                                                                                      MALL      MALL                  MALL
  SALE                GRANTOR/                                TOTAL        SOLD       SHOP      SHOP       OCCU-      SHOP
  NO.                 GRANTEE                 SALE PRICE       GLA         GLA        GLA       RATIO      PANCY    SALES/SF
- ------- ----------------------------------- -------------- ----------- ----------- --------- ---------- ---------- ----------
98- 1     Corporate Property Investors/      $ 81,000,000   1,078,253   1,078,253  417,030   38.7%          84.0%  $284
                 CBL & Associates
98- 2             ERE Yarmouth/              $188,000,000     823,000     823,000  372,457   45.3%         N/A     $450
           Corporate Property Investors
98- 3            RL Coleman & Co.            $ 65,000,000   1,042,000     489,000  440,000   42.2%          98.5%  $280
                  CBL Associates
98- 4   Robert B Aikens & Associates LLC/    $ 85,000,000     874,000     376,368  376,368   43.1%          91.0%  $300
              Simon DeBartolo Group
98- 5       Crestwood Plaza S. C. LLC/       $106,400,000   1,021,132   1,021,132  382,214   37.4%          91.0%  $300
                Westfield America
98- 6     Hapsmith/Rosche Capital Corp./     $103,000,000     905,791     905,791  415,319   45.9%          75.0%  $185
             Glimcher Properties Inc.
98- 7             ERE Yarmouth/              $ 38,100,000     427,145     427,145  184,145   43.1%          86.0%  $294
         CBL & Associates Properties Inc.
98-8       Southwest Property Venture/       $113,000,000   1,292,110     591,245  438,000   33.9%          83.0%  $265
         General Growth Properties, Inc.
98- 9       Beckley--Jacksonville LP/        $ 38,000,000     384,000     384,000  167,640   43.7%          98.0%  $286
           Crown American Realty Trust
98-10       Beckley--Jacksonville LP/        $ 23,000,000     456,000     456,000  182,400   40.0%          76.0%  $220
           Crown American Realty Trust
98-11         Fund A Orlando, Inc./          $104,000,000   1,070,000     708,568  362,425   33.9%         N/A     $329
            Colonial Properties Trust
98-12        Interstate RE Services/         $ 23,200,000     477,577     477,577  126,088   26.4%          72.0%  $144
 (1)            DRA Advisors, Inc.
98-13        Marvest Property Trust/         $ 36,000,000     789,532     602,532  232,025   29.4%          55.0%  $219
                DRA Advisors, Inc.
98-14     South Plains Mall Assoc., LTD/     $115,700,000   1,107,000   1,107,000  365,215   33.5%          92.0%  $300
                 The Macerich Co.
98-15             Northtown LLP/             $ 54,000,000     846,248     459,000  287,078   33.0%          70.0%  $240
              Glimcher Realty Trust
98-16             Westpal, LLC/              $170,500,000     755,912     535,912  354,349   46.9%          83.4%  $373
               The MaceRich Company
- -------------------------------------------------------------------------------------------------------------------------
                                             $ 23,000,000     384,000     376,368  126,088   26.4%          55.0%  $144

                                             $188,000,000   1,292,110   1,107,000  440,000   46.9%          98.5%  $450

                                             $ 83,993,750     834,356     652,658  318,922   38.5%          82.5%  $279

                                             $ 85,000,000     874,000     376,368  376,368   43.1%          91.0%  $300


                                             $ 83,926,667     831,713     671,077  315,092   38.2%          81.8%  $278



                                 CAPITALIZATION RATES                UNIT RATE COMPARISON
                                 ---------------------             ------------------------
  SALE                            GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
  NO.        NOI        NOI/SF       OAR        OAR        IRR      PURCHASED    SHOP GLA    MILTIPLE
- ------- ------------- ---------- ---------- ---------- ----------- ----------- ------------ ---------
98- 1    $ 6,804,000    $ 6.31       8.40%        --          --       $ 75        $194        0.68
98- 2    $13,912,000    $16.90       7.40%        --          --       $228        $505        1.12
98- 3    $ 5,395,000    $11.03       8.30%        --          --       $133        $148        0.53
98- 4    $ 7,560,000    $20.09       9.00%        --          --       $226        $226        0.75
98- 5    $ 9,800,000    $ 9.60       9.21%        --          --       $104        $278        0.93
98- 6    $12,370,000    $13.66      12.01%        --          --       $114        $248        1.34
98- 7    $ 3,188,970    $ 7.47       8.37%        --          --       $ 89        $207        0.70
98-8     $10,500,000    $17.76       9.29%        --          --       $191        $258        0.97
98- 9    $ 3,572,000    $ 9.30       9.40%        --          --       $ 99        $227        0.79
98-10    $ 2,760,000    $ 6.05      12.00%        --          --       $ 50          --          --
98-11    $ 9,391,200    $13.25       9.03%        --          --       $147        $287        0.87
98-12    $ 2,697,500    $ 5.65      11.63%        --          --       $ 49        $184        1.28
 (1)
98-13    $ 3,558,800    $ 5.91       9.89%        --          --       $ 60        $155        0.71
98-14    $10,065,900    $ 9.09       8.70%        --          --       $105        $317        1.06
98-15    $ 5,400,000    $11.76      10.00%        --          --       $118        $188        0.78
98-16    $14,002,000    $26.13       8.21%      9.00%      11.00%      $318        $481        1.29
- -------------------------------------------------------------------------------------------------------
         $ 2,697,500    $ 5.65       7.40%      9.00%      11.00%      $ 49        $148        0.53

         $14,002,000    $26.13      12.01%      9.00%      11.00%      $318        $505        1.34

         $ 7,561,086    $11.87       9.43%        --          --       $132        $260        0.92

         $ 7,560,000    $20.09       9.00%        --          --       $226        $226        0.75


         $ 7,561,158    $11.32       9.46%        --          --       $125        $263       #REFL

- ----------

(1) Year 2 NOI

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

    o The fourteen sales included for 1991 show a mean price per square foot sold of $282. On the basis of mall shop GLA sold, these sales present a mean of $357. Sales multiples range from .74 to 1.53 with a mean of 1.17. Capitalization rates range from 5.60 to 7.82 percent with an overall mean of 6.44 percent. The mean terminal capitalization rate is approximately 100 basis points higher, or 7.33 percent. Yield rates range between 10.75 and 13.00 percent, with a mean of 11.52 percent for those sales reporting IRR expectancies.

    o In 1992, the eleven transactions display prices ranging from $136 to $511 per square foot of GLA sold, with a mean of $259 per square foot. For mall shop area sold, the 1992 sales suggest a mean price of $320 per square foot. Sales multiples range from .87 to 1.60 with a mean of 1.07. Capitalization rates range between 6.00 and 7.97 percent with the mean cap rate calculated at 7.31 percent for 1992. For sales reporting a going-out cap rate, the mean is shown to be
          7.75 percent. Yield rates range from 10.75 to around 12.00 percent with a mean of 11.56 percent.

    o For 1993, a total of sixteen transactions have been tracked. These sales show an overall average sale price of $242 per square foot based upon total GLA sold and $363 per square foot based solely upon mall GLA sold. Sales multiples range from .65 to 1.82 and average
          1.15. Capitalization rates continued to rise in 1993, showing a range between 7.00 and 10.10 percent. The overall mean has been calculated to be 7.92 percent. For sales reporting estimated terminal cap rates, the mean is also equal to 7.92 percent. Yield rates for 1993 sales range from 10.75 to 12.50 percent with a mean of 11.53 percent for those sales reporting IRR expectancies. On balance, the year was notable for the number of dominant Class A malls which transferred.

    o Sales data for 1994 shows fourteen confirmed transactions with an average unit price per square foot of $197 per square foot of total GLA sold and $288 per square foot of mall shop GLA. Sales multiples range from .57 to 1.43 and average .96. The mean going-in capitalization rate is shown to be 8.37 percent. The residual capitalization rates average 8.13 percent. Yield rates range from
          10.70 to 11.50 percent and average 11.17 percent. During 1994, many of the closed transactions involved second and third tier malls. This accounted for the significant drop in unit rates and corresponding increase in cap rates. Probably the most significant sale involved the Riverchase Galleria, a 1.2 million square foot center in Hoover, Alabama. LaSalle Partners purchased the mall of behalf of the Pennsylvania Public School Employment Retirement System for $175.0 million. The reported cap rate was approximately 7.4 percent.

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

    o Cushman & Wakefield has researched 19 mall transactions for 1995. With the exception of possibly Natick Mall and Smith Haven Mall, by and large the quality of malls sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. In 1995, it is shown to be $88.6 million which is even skewed upward by Natick and Smith Haven Malls which had a combined price of $486.0 million. The average price per square foot of total GLA sold is calculated to be $193 per square foot. The range in values of mall GLA sold are $93 to $686 with an average of $285 per square foot. The upper end of the range is formed by Queens Center with mall shop sales of nearly $700 per square foot. Characteristics of these lesser quality malls would be higher initial capitalization rates. The range for these transactions is 7.25 to
          11.10 percent with a mean of 9.13 percent. Most market participants indicated that continued turmoil in the retail industry will force cap rates to move higher.

    o 1996 saw a return of real estate investors to the regional mall market. REITs were far and away been the most active buyers. The increase in activity was a result of a combination of dynamics. The liquidity of REITs as well as the availability of capital made acquisitions much easier compared to previous two to three years. In addition, sellers became much more realistic in there pricing, recognizing that the long term viability of a regional mall requires large infusions of capital. The 29 transactions we tracked for the year range in size from approximately $22.2 million to $451.0 million. The malls sold also run the gamut of quality ranging from several secondary properties in small markets to such higher profile properties as Old Orchard Shopping Center in Chicago and The Plaza and Court at King of Prussia in Philadelphia. Sale prices per square foot of mall shop GLA range from $119 to $534 with a mean of $243. REIT's primary focus on initial return with their underwriting centered on in place income. As such, capitalization rates ranged from 7.0 percent to 12.1 percent with a mean of 9.44 percent.

    o Mall sales activity in 1997 exceeded the number of sales tracked in 1996. REITs have continued to show their appetite for acquisitions. Most of the sales which have occurred in the past 12 months involve "B" grade malls. Exceptions exist with respect to Regency Square, San Francisco Shopping Center, Tysons Corner, and most recently The Falls Shopping Center in Miami, Florida. These properties are viewed as among the nation's premier retail properties. The 50 transactions we have tracked to date range in size from $3.9 million to $412.0 million. Unit sale prices also vary widely from $21 to $594 per square foot of GLA sold. On the basis of mall shop GLA, the range is from $36 to $770 per square foot. Overall rates fall between 7.34 percent and 12.77 percent, and average 9.65 percent. Mall shop sales per square foot range from $106 to $649, with a mean of $286 per square foot.

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

    o Transactions during the first half of 1998 show that the pace of acquisitions has not subsided. In addition to several portfolio transactions, we have tracked 16 deals which point towards a further lowering of cap rates as buyer's get more aggressive with their pricing. REIT's are showing their persistent need to grow and we see that the same players continue to compete for product. Cap rates are expected to drop further into the second half of 1998.

     While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However, this can be distorted if anchor and/or other major tenants generate a significant amount of income. The following chart shows this relationship along with other selected indices.

==========================================================================
                  REGIONAL & SUPER-REGIONAL MALL SALES
                        SELECTED AVERAGE INDICES
==========================================================================
 TRANSACTION     PRICE/SF OF      PRICE/SF OF MALL    MEAN SALES MEAN OAR
    YEAR          TOTAL GLA      SHOPS RANGE/OVERALL   MULTIPLE
                RANGE/MEAN**            MEAN
 ============= ================= ==================== =========== ========
 1991            $156 - $556         $ 203 - $556        1.17      6.44%
                     $282                $357
 ------------- ----------------- --------------------- ---------- --------
 1992            $136 - $511         $ 226 - $511        1.07      7.31%
                     $259                $320
 ------------- ----------------- --------------------- ---------- --------
 1993            $ 73 - $471         $ 173 - $647        1.15      7.92%
                     $242                $363
 ------------- ----------------- --------------------- ---------- --------
 1994            $ 83 - $378         $ 129 - $502        0.96      8.37%
                     $197                $288
 ------------- ----------------- --------------------- ---------- --------
 1995            $ 53 - $686         $  93 - $686        0.96      9.13%
                     $193                $284
 ------------- ----------------- --------------------- ---------- --------
 1996            $ 44 - $534         $ 119 - $534        0.85      9.44%
                     $187                $243
 ------------- ----------------- --------------------- ---------- --------
 1997            $ 21 - $594         $  36 - $770        0.84      9.65%
                     $142                $253
 ------------- ----------------- --------------------- ---------- --------
 1998            $ 49 - $258         $ 148 - $505        0.88      9.51%
                     $124                $244
 =========================================================================
 *    Includes all transactions for particular year
 **   Based on total GLA acquired
 =========================================================================

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

     The table above shows that the annual average price per square foot of total GLA acquired has ranged from $124 to $282 per square foot. A declining trend has been in evidence as cap rates have risen. As discussed, one of the factors which may influence the unit rate is whether anchor stores are included in the total GLA which is transferred. Thus, a further refinement can be made between those malls which have transferred with anchor space and those which have included only mall GLA. The price per square foot of mall shop GLA has declined from a high of $363 per square foot in 1993 to $243 per square foot in 1996. In 1997 the price per square foot increased to $253 per square foot. Through the first half of 1998 it is showing $260 per square foot.

ANALYSIS OF SALES

     We have presented a summary of several transactions involving regional and super-regional-sized retail shopping malls from which price trends may be identified for the extraction of value parameters. These transactions have been segregated by year of acquisition so as to lend additional perspective on our analysis. Comparability in both physical and economic characteristics are the most important criteria for analyzing sales in relation to the subject property. However, it is also important to recognize the fact that regional shopping malls are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by anchor stores and tenant mix, the size and purchasing power of the particular trade area, and competency of management. Thus, the Sales Comparison Approach, when applied to a property such as the subject can, at best, only outline the parameters in which the typical investor operates. The majority of these sales transferred either on an all cash (100 percent equity) basis or its equivalent utilizing market-based financing. Where necessary, we have adjusted the purchase price to its cash equivalent basis for the purpose of comparison.

     As the reader shall see, we have attempted to make comparisons of the transactions to the subject primarily along economic lines. For the most part, the transactions have involved dominant or strong Class A centers in top 50 MSA locations which generally have solid, expanding trade areas and good income profiles. Some of the other transactions are in decidedly inferior second tier locations with limited growth potential and near term vacancy problems. These sales tend to reflect lower unit rates and higher capitalization rates.

===========================================
APPLICATION TO SUBJECT PROPERTY
===========================================

     Because the subject is theoretically selling both mall shop GLA and owned department stores, we will focus on those properties which also sold both mall and anchor GLA. As a basis for comparison, we will analyze the subject based upon projected first year NOI. First year NOI (FY 1999) has been projected to be $16.44 per square foot, based upon 1,240,971+/- square feet of owned GLA. Derivation of the subject's projected net operating income is presented in the Income Capitalization Approach section of this report as calculated by the Pro-Ject model. With projected NOI of $16.44 per square foot, the subject falls toward the upper-end of the range exhibited by most of the comparable sales.

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------


     Since the income that an asset will produce has direct bearing on the price that a purchaser is willing to pay, it is obvious that a unit price which falls at the upper-end of the range indicated by the comparables would be applicable to the subject. The subject's anticipated net income can be initially compared to the composite mean of the annual transactions in order to place the subject in a frame of reference. This is shown on the following chart.

======================================================
 COMPARISON TO SALES INCLUDING MALL SHOPS & ANCHORS
======================================================
SALES YEAR  MEAN NOI  SUBJECT FORECAST  SUBJECT RATIO
- ------------------------------------------------------
   1997      $11.66        $16.44          141%
- ------------------------------------------------------
   1998      $ 9.69        $16.44          170%
======================================================


     With first year NOI forecasted at approximately 141 to 170 percent of the mean of these sales in each year, the unit price which the subject property would command should be expected to fall within a relative range.

NET INCOME MULTIPLIER METHOD

     Many of the comparables were bought on expected income, not gross leasable area, making unit prices a somewhat subjective reflection of investment behavior regarding regional malls. In order to quantify the appropriate adjustments to the indicated per square foot unit values, we have compared the subject's first year pro forma net operating income to the pro forma income of the individual sale properties. In our opinion, a buyer's criteria for the purchase of a retail property is predicated primarily on the property's income characteristics. Thus, we have identified a relationship between the net operating income and the sales price of the property. Typically, a higher net operating income per square foot corresponds to a higher sales price per square foot. Therefore, this adjustment incorporates factors such as location, tenant mix, rent levels, operating characteristics, and building quality.

     Provided below, we have extracted the net income multiplier from those improved sales which we feel are the most comparable to the subject. The equation for the net income multiplier (NIM), which is the inverse of the equation for the capitalization rate (OAR), is calculated as follows:

     NIM  = Sales Price
            -----------
            Net Operating Income

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

=========================================================
            NET INCOME MULTIPLIER CALCULATION
=========================================================
                                            = NET INCOME
SALE NO.  PRICE/SF   (divided by)  NOI/SF     MULTIPLIER
=========================================================
  97-05     $179            $15.08              11.870
  97-06     $186            $17.67              10.526
  97-20     $160            $13.87              11.536
  97-30     $169            $14.37              11.761
  98-03     $133            $11.03              12.058
  98-11     $147            $13.25              11.094
=========================================================
  Mean      $168            $14.85              11.357
=========================================================


     Valuation of the subject property utilizing the net income multipliers
(NIMs) from the comparable properties accounts for the disparity of the net operating incomes ($NOIs) per square foot between the comparables and the subject. Within this technique, each of the adjusted NIMs are multiplied by the $NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated as the first year of the holding period, as detailed in the Income Capitalization Approach section of this report.

======================================
     ADJUSTED UNIT RATE SUMMARY
======================================
                      X          =
         SUBJECT  NET INCOME INDICATED
SALE NO. NOI/SF   MULTIPLIER PRICE $/SF
======================================
 97-05   $16.44    11.870     $195
 97-06   $16.44    10.526     $173
 97-20   $16.44    11.536     $190
 97-30   $16.44    11.761     $193
 98-03   $16.44    12.058     $198
 98-11   $16.44    11.094     $182
======================================
 Mean    $16.44    11.474     $188
======================================


     From the process above, we see that the indicated net income multipliers range from 10.5 to 12.1 with a mean of 11.5. The adjusted unit rates range from $173 to $198 per square foot of owned GLA with a mean of $188 per square foot.

     We recognize that the sale price per square foot of gross leasable area, including land, implicitly contains both the physical and economic factors of the value of a shopping center. Such statistics by themselves, however, do not explicitly convey many of the details surrounding a specific income producing property like the subject. Nonetheless, the process we have undertaken here is an attempt to quantify the unit price based upon the subject's income producing potential.

     The subject is one the dominant malls within the Dallas MSA. We see it as having good growth potential in the near-term, and good stability into the foreseeable future.

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

     Considering the characteristics of the subject relative to the comparables, we note that the stabilized growth rate for net operating income is approximately 2.0 percent which is within the range with comparison to many recently sold properties. We believe that a unit rate range of $190 to $195 per square foot is appropriate. Applying this unit rate range to 1,240,971+/- square feet of owned GLA results in a value of approximately $235.8 million to $242.0 million for the subject as shown below.

   1,240,971 SF                            1,240,971 SF
  x     $190.00                           x     $195.00
   ------------                            ------------
   $235,800,000                            $242,000,000

           ROUNDED VALUE ESTIMATE - MARKET SALES UNIT RATE COMPARISON
                          $235,800,000 TO $242,000,000

SALES MULTIPLE METHOD

     Arguably, it is the mall shop GLA sold and its intrinsic economic profile that is of principal concern in the investment decision process. A myriad of factors influence this rate, perhaps none of which is more important than the sales performance of the mall shop tenants. Accordingly, the abstraction of a sales multiple from each transaction lends additional perspective to this analysis.

     The sales multiple measure is often used as a relative indicator of the reasonableness of the acquisition price. As a rule of thumb, investors will look at a sales multiple of 1.00 as a benchmark, and will look to keep it within a range of 0.75 to 1.25 times mall shop sales performance unless there are compelling reasons why a particular property should deviate.

     The sales multiple is defined as the sales price per square foot of mall GLA divided by average mall shop sales per square foot. As this reasonableness test is predicated upon the economics of the mall shops, technically, any income (and hence value) attributed to anchors that are acquired with the mall as tenants should be segregated from the transaction. As an income (or sales) multiple has an inverse relationship with a capitalization rate, it is consistent that, if a relatively low capitalization rate is selected for a property, it follows that a correspondingly above-average sales (or income) multiple be applied. In most instances, we are not privy to the anchor's contributions to net income. As such, the sales multiples reported for those sales may be slightly distorted to the extent that the imputed value of the anchor's contribution to the purchase price has not been segregated. Therefore, the following analysis is limited for those sales which involved mall shop GLA only.

========================================

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------


========================================
        SALES MULTIPLE SUMMARY
========================================
 SALE NO.   GOING-IN OAR      SALES
                            MULTIPLE
========================================
   97-16        9.50%         0.56
- ----------------------------------------
   97-31        8.50%         0.71
- ----------------------------------------
   97-32        8.55%         0.87
- ----------------------------------------
   97-35        9.70%         0.84
- ----------------------------------------
   98-04        9.00%         0.75
- ----------------------------------------
   98-08        9.29%         0.97
========================================
   MEAN         9.14%         0.78
========================================


     The comparable sales show sales multiples that range from 0.56 to 0.97 with a mean of about 0.78. As evidenced, the more productive malls with higher sales volumes on a per square foot basis tend to have higher sales multiples. Furthermore, the higher multiples tend to be in evidence where an anchor(s) is included in the sale.

     Based upon forecasted sales performance in FY 1999, the subject is expected to produce sales of about $315 per square foot for all specialty tenants, including mall shops, food court, and restaurants.

     In the case of the subject, the overall capitalization rate being utilized for this analysis is considered to be within the mean exhibited by the comparable sales. As such, we would be inclined to utilize a multiple within the mean indicated by the sales which is applied to just the mall shop space. Applying a ratio of 0.80 to 0.85 percent to the forecasted sales of $315 per square foot, the following range in value is indicated:

Unit Sales Volume (Mall Shops)      $315.00          $315.00
Sales Multiple                 x       0.80    x        0.85
- --------------                 -------------   -------------
Adjusted Unit Rate                  $252.00          $267.75

Mall Shop GLA                  x    541,668    x     541,668
- --------------                 -------------   -------------
Value Indication               $136,500,000     $145,000,000

     The analysis shows an adjusted value range of approximately $136.5 to $145.0 million. Inherent in this exercise are mall shop sales which are projections based on our investigation into the market which might not fully measure investor's expectations. It is clearly difficult to project with any certainty what the mall shops might achieve in the future. While we may minimize the weight we place on this analysis, it does, nonetheless, offer a reasonableness check against the other methodologies.

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

     We have also considered in this analysis the fact that owned anchors and major tenants are forecasted to contribute approximately $9.3 million in revenues in fiscal year 1999 (base and percentage rent obligations).

     It is noted that we have not included reimbursement income. Some of the major tenants are leased on a triple net basis with minimum rent and overage rent flowing through intact to the landlord's position. Anchor tenants which are a part of a regional center typically pay part of a fixed contribution towards common area maintenance and taxes which seldom bares any relationship to the actual expense. This contribution is utilized to offset the cost of operating the center to the mall shop tenants. Since the mall shop tenants effectively make up any slippage in recoveries from the anchors, the anchor's base rent and percentage rent will flow through to the landlord's bottom line. Thus capitalization of the anchor's minimum and percentage rent is the most common and appropriate analysis. Capitalizing the revenue generated by the anchor tenants at the subject at a 10.0 percent on value of approximately $93,000,000.

     Therefore, adding the anchor income's implied contribution to value of $93.0 million, the resultant range is shown to be approximately $229.5 to $238.0 million. Giving consideration to all of the above, the following value range is warranted for the subject property based upon the sales multiple analysis.

                 ROUNDED VALUE ESTIMATE - SALES MULTIPLE METHOD

                    ROUNDED TO $229,500,000 TO $238,000,000

================================
MARKET VALUE CONCLUSION
================================

     We have considered all of the above relative to the physical and economic characteristics of the subject. It is difficult to relate the subject to comparables that are in such widely divergent markets with different cash flow characteristics. After considering all of the available market data in conjunction with the characteristics of the subject property, the indices of investment that generated our value ranges are as follows:

     UNIT PRICE PER SQUARE FOOT

            Salable Square Feet:                1,240,971+/- SF

            Price Per SF of Salable Area:       $190 to $195

            Indicated Value Range:              $235,800,000 to $242,000,000

     SALES MULTIPLE METHOD

            Mall Shop Sales Volume:             $315 per square foot

            Sales Multiple:                     0.80 to 0.85

            Indicated Value Range:              $229,500,000 to $238,000,000

                                                  SALES COMPARISON APPROACH
- ------------------------------------------------------------------------------

     The parameters above show a value range of approximately $229.5 to $242.0 million for the subject property. Based on our total analysis, relative to the strengths and weaknesses of each methodology, it would appear that the Sales Comparison Approach indicates a Market Value for the subject within the more defined range of $230.0 - $240.0 million as of July 17, 1998.

                    MARKET VALUE - SALES COMPARISON APPROACH
                     ROUNDED TO $230,000,000 TO $240,000,000

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

INTRODUCTION

     The Income Capitalization Approach is based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection. Where the pattern of income is irregular due to existing leases that will terminate at staggered, future dates, or to an absorption or stabilization requirement on a newer development, discounted cash flow analysis is the most accurate.

     Discounted Cash Flow Analysis (DCF) is a method of estimating the present worth of future cash flow expectancies by individually discounting each anticipated collection at an appropriate discount rate. The indicated market value by this approach is the accumulation of the present worth of future projected years' net income (before income taxes and depreciation) and the present worth of the reversion (the estimated property value at the end of the projection period). The estimated value of the reversion at the end of the projection period is based upon capitalization of the next year's projected net operating income. This is the more appropriate method to use in this assignment, given the step up in lease rates and the long term tenure of retail tenants.

     A second method of valuation, using the Income Approach, is to directly capitalize a stabilized net income based on rates extracted from the market or built up through mortgage equity analysis. This is a valid method of estimating the market value of the property as of the achievement of stabilized operations.

DISCOUNTED CASH FLOW ANALYSIS

     The Discounted Cash Flow (DCF) produces an estimate of value through an economic analysis of the subject property in which the net income generated by the asset is converted into a capital sum at an appropriate rate. First, the revenues which a fully informed investor can expect the subject to produce over a specified time horizon are established through an analysis of the current rent roll, as well as the rental market for similar properties. Second, the projected expenses incurred in generating these gross revenues are deducted. Finally, the residual net income is discounted into a capital sum at an appropriate rate which is then indicative of the subject property's current value in the marketplace.

     In this Income Capitalization Approach to the valuation of the subject, we have utilized a 10-year holding period for the "AS IS" investment in the subject property, with the cash flow analysis commencing on July 1, 1998. Although an asset such as the subject has a much longer useful life, investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A 10-year holding period for this investment is long enough to model the asset's performance and benefit from its lease-up and lease turnover, but short enough to reasonably estimate the expected income and expenses of the real estate. It is also consistent with a prudent investor's assumption of disposing the asset at the optimum time. Although our cash flow analysis is presented on a fiscal year basis, it is noted that we will discuss income and expenses based upon a calendar year basis.

ANNUAL CASH FLOW REPORT

GRAPEVINE MILLS
Cushman & Wakefield, Inc.

                                 1999            2000             2001             2002             2003             2004
                            -------------- ---------------- ---------------- ---------------- ---------------- ----------------
OPERATING INCOME
 MINIMUM RENT
 Mall Shop Tenants           $10,198,688     $ 10,962,494     $ 11,569,386     $ 11,874,603     $ 11,732,639     $ 13,095,360
 Food Court Tenants          $   691,920     $    691,920     $    691,920     $    691,920     $    691,920     $    691,920
 Anchor/Major Tenants        $ 9,191,264     $  9,233,935     $  9,251,058     $  9,273,704     $  9,246,778     $  9,248,048
 Kiosk Tenants               $   171,893     $    352,443     $    370,693     $    370,693     $    378,274     $    368,340
 Specialty Restaurants       $   323,160     $    323,160     $    323,160     $    323,160     $    323,160     $    377,019
- ---------------------------  -----------     ------------     ------------     ------------     ------------     ------------
 SUBTOTAL:                   $20,576,925     $ 21,563,952     $ 22,206,217     $ 22,534,080     $ 22,372,771     $ 23,780,687
 RECOVERIES
 CAM-Anchor Tenants          $   798,995     $    826,092     $    855,004     $    884,930     $    824,325     $    806,995
 TAX-Anchor Tenants          $ 1,277,183     $  1,320,579     $  1,366,800     $  1,414,638     $  1,422,941     $  1,451,961
 CAM-Mall Shops              $ 4,393,284     $  5,431,989     $  5,951,557     $  6,327,792     $  6,388,087     $  7,168,798
 TAX-Mall Shops              $ 1,387,110     $  1,438,648     $  1,475,582     $  1,559,725     $  1,519,736     $  1,636,419
 Water/Sewer Income          $    31,217     $     34,576     $     36,941     $     38,520     $     37,495     $     41,435
 Energy Recovery             $   174,660     $    186,262     $    191,484     $    192,574     $    182,107     $    195,943
 Food Court Recovery         $   344,464     $    381,490     $    394,842     $    408,662     $    422,965     $    437,769
- ---------------------------  -----------     ------------     ------------     ------------     ------------     ------------
 SUBTOTAL:                   $ 8,406,913     $  9,619,636     $ 10,272,210     $ 10,826,841     $ 10,797,656     $ 11,739,320
 Overage Rent                $   197,828     $    250,000     $    350,000     $    362,250     $    374,929     $    388,051
 Sales Volume (000)          $   222,034     $    243,157     $    258,490     $    269,559     $    267,137     $    289,508
 GROSS RENTAL INCOME:        $29,181,666     $ 31,433,588     $ 32,828,427     $ 33,723,171     $ 33,545,356     $ 35,908,058
- ---------------------------  -----------     ------------     ------------     ------------     ------------     ------------
 Credit Loss                 $  (934,269)    $ (1,038,698)    $ (1,098,246)    $ (1,137,009)    $ (1,133,326)    $ (1,252,511)
 Push Cart Income            $   913,500     $    940,905     $    969,132     $    998,206     $  1,028,152     $  1,058,997
 Temporary Tenants           $   420,000     $    375,000     $    355,250     $    365,908     $    376,885     $    388,191
 Miscellaneous               $   989,625     $  1,019,314     $  1,049,893     $  1,081,390     $  1,113,832     $  1,147,247
- ---------------------------  -----------     ------------     ------------     ------------     ------------     ------------
 TOTAL INCOME:               $30,570,522     $ 32,730,109     $ 34,104,456     $ 35,031,666     $ 34,930,899     $ 37,249,982
OPERATING EXPENSES
 EXPENSES
 CAM Expense                 $ 5,331,700     $  5,518,310     $  5,711,450     $  5,911,351     $  6,118,248     $  6,332,387
 Tax Expense                 $ 2,828,202     $  2,927,189     $  3,029,641     $  3,135,679     $  3,245,427     $  3,359,017
 Food Court                  $   320,513     $    331,730     $    343,341     $    355,358     $    367,795     $    380,668
 General & Administrative    $   600,325     $    621,336     $    643,083     $    665,591     $    688,887     $    712,998
 Miscellaneous               $    50,875     $     52,656     $     54,499     $     56,406     $     58,380     $     60,424
 Management Fee              $ 1,038,736     $  1,087,862     $  1,119,057     $  1,134,801     $  1,127,564     $  1,199,027
- ---------------------------  -----------     ------------     ------------     ------------     ------------     ------------
 TOTAL EXPENSES:             $10,170,351     $ 10,539,083     $ 10,901,071     $ 11,259,186     $ 11,606,301     $ 12,044,521
NET OPERATING INCOME         $20,400,171     $ 22,191,026     $ 23,203,385     $ 23,772,480     $ 23,324,598     $ 25,205,461
 Alterations                 $   482,514     $    650,723     $    372,893     $    154,532     $  1,988,247     $     75,635
 Commissions                 $    84,782     $    107,307     $     73,202     $     29,310     $    431,169     $     19,888
 Replacement Reserve         $   240,662     $    249,085     $    257,803     $    266,826     $    276,165     $    285,831
- ---------------------------  -----------     ------------     ------------     ------------     ------------     ------------
 Subtotal:                   $   807,958     $  1,007,115     $    703,898     $    450,668     $  2,695,581     $    381,354
 NET CASH FLOW               $19,592,213     $ 21,183,911     $ 22,499,487     $ 23,321,812     $ 20,629,017     $ 24,824,107



                                                                                                                   CAGR     CAGR
                                  2005             2006             2007            2008             2009        1999-08   2001-08
                            ---------------- ---------------- --------------- ---------------- ---------------- --------- --------
OPERATING INCOME
 MINIMUM RENT
 Mall Shop Tenants            $ 13,208,733     $ 13,261,448    $ 13,685,766     $ 13,902,300     $ 15,204,334       3.5%  2.7%
 Food Court Tenants           $    691,920     $    691,920    $    691,920     $    691,920     $    691,920       0.0%  0.0%
 Anchor/Major Tenants         $  9,248,048     $  9,248,048    $  9,248,048     $  9,478,431     $  9,651,823       0.3%  0.3%
 Kiosk Tenants                $    445,242     $    464,901    $    464,901     $    459,590     $    447,091      11.5%  3.1%
 Specialty Restaurants        $    403,950     $    403,950    $    403,950     $    403,950     $    403,950       2.5%  3.2%
- ---------------------------   ------------     ------------    ------------     ------------     ------------      ----   ---
 SUBTOTAL:                    $ 23,997,893     $ 24,070,267    $ 24,494,585     $ 24,936,191     $ 26,399,118       2.2%  1.7%
 RECOVERIES
 CAM-Anchor Tenants           $    835,241     $    864,474    $    894,733     $    917,588     $    945,159       1.5%  1.0%
 TAX-Anchor Tenants           $  1,502,781     $  1,555,377    $  1,609,817     $  1,621,759     $  1,627,092       2.7%  2.5%
 CAM-Mall Shops               $  7,371,921     $  7,573,478    $  7,890,282     $  8,163,865     $  9,076,634       7.1%  4.6%
 TAX-Mall Shops               $  1,681,596     $  1,732,563    $  1,811,710     $  1,815,393     $  1,957,831       3.0%  3.0%
 Water/Sewer Income           $     42,795     $     43,934    $     45,508     $     45,325     $     49,681       4.2%  3.0%
 Energy Recovery              $    195,766     $    195,177    $    198,482     $    199,897     $    222,763       1.5%  0.6%
 Food Court Recovery          $    453,090     $    468,949    $    485,362     $    502,349     $    519,932       4.3%  3.5%
- ---------------------------   ------------     ------------    ------------     ------------     ------------      ----   ---
 SUBTOTAL:                    $ 12,083,190     $ 12,433,952    $ 12,935,894     $ 13,266,176     $ 14,399,092       5.2%  3.7%
 Overage Rent                 $    401,633     $    415,690    $    430,239     $    445,298     $    460,883       9.4%  3.5%
 Sales Volume (000)           $    299,033     $    307,808    $    318,521     $    320,092     $    342,952       4.1%  3.1%
 GROSS RENTAL INCOME:         $ 36,482,716     $ 36,919,909    $ 37,860,718     $ 38,647,665     $ 41,259,093       3.2%  2.4%
- ---------------------------   ------------     ------------    ------------     ------------     ------------      ----   ---
 Credit Loss                  $ (1,277,832)    $ (1,295,275)   $ (1,340,550)    $ (1,346,156)    $ (1,439,694)      4.1%  3.0%
 Push Cart Income             $  1,090,767     $  1,123,490    $  1,157,195     $  1,191,910     $  1,227,668       3.0%  3.0%
 Temporary Tenants            $    399,837     $    411,832    $    424,187     $    436,913     $    450,020       0.4%  3.0%
 Miscellaneous                $  1,181,664     $  1,217,114    $  1,253,627     $  1,291,236     $  1,329,973       3.0%  3.0%
- ---------------------------   ------------     ------------    ------------     ------------     ------------      ----   ---
 TOTAL INCOME:                $ 37,877,152     $ 38,377,070    $ 39,355,177     $ 40,221,568     $ 42,827,060       3.1%  2.4%
OPERATING EXPENSES
 EXPENSES
 CAM Expense                  $  6,554,020     $  6,783,411    $  7,020,831     $  7,266,560     $  7,520,890       3.5%  3.5%
 Tax Expense                  $  3,476,583     $  3,598,263    $  3,724,202     $  3,854,549     $  3,989,459       3.5%  3.5%
 Food Court                   $    393,992     $    407,781    $    422,054     $    436,826     $    452,115       3.5%  3.5%
 General & Administrative     $    737,953     $    763,781    $    790,513     $    818,181     $    846,818       3.5%  3.5%
 Miscellaneous                $     62,538     $     64,727    $     66,993     $     69,337     $     71,764       3.5%  3.5%
 Management Fee               $  1,211,266     $  1,215,443    $  1,240,027     $  1,261,109     $  1,334,711       2.2%  1.7%
- ---------------------------   ------------     ------------    ------------     ------------     ------------      ----   ---
 TOTAL EXPENSES:              $ 12,436,352     $ 12,833,406    $ 13,264,620     $ 13,706,562     $ 14,215,757       3.4%  3.3%
NET OPERATING INCOME          $ 25,440,800     $ 25,543,664    $ 26,090,557     $ 26,515,006     $ 28,611,303       3.0%  1.9%
 Alterations                  $    116,816     $    423,075    $    500,590     $  2,215,295     $    164,665        --    --
 Commissions                  $     25,144     $     83,364    $     95,692     $    464,966     $     36,534        --    --
 Replacement Reserve          $    295,835     $    306,189    $    316,906     $    327,998     $    339,478        --    --
- ---------------------------   ------------     ------------    ------------     ------------     ------------      ----   ---
 Subtotal:                    $    437,795     $    812,628    $    913,188     $  3,008,259     $    540,677        --    --
 NET CASH FLOW                $ 25,003,005     $ 24,731,036    $ 25,177,369     $ 23,506,747                        2.0%  0.6%

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     The revenues and expenses which an informed investor may expect to incur from the subject property will vary, without a doubt, over the holding period. Major investors active in the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly market-oriented. These current computational parameters are dependent upon market conditions in the area of the subject property as well as the market parameters for this type of real estate which we view as being national in scale.

     By forecasting the anticipated income stream and discounting future value at reversion into a current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property interest similar to the subject.

     An analytical real estate computer model that simulates the behavioral aspects of property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, it is the PRO-JECT PLUS+ computer model. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal problem at hand.

     A general outline summary of the major steps involved may be listed as follows:

     1. Analysis of the income stream: establishment of an economic (market) rent for tenant space; projection of future revenues annually based upon existing and pending leases; probable renewals at market rentals; and expected vacancy experience;

     2. Estimation of a reasonable period of time to achieve stabilized occupancy of the existing property and make all necessary improvements for marketability;

     3. Analysis of projected escalation recovery income based upon an analysis of the property's history as well as the experiences of reasonably similar properties;

     4. Derivation of the most probable net operating income and pre-tax cash flow (net income less reserves, tenant improvements, leasing commissions and any extraordinary expenses to be generated by the property) by subtracting all property expenses from the effective gross income; and

     5. Estimation of a reversionary sale price based upon capitalization of the net operating income (before reserves, tenant improvements and leasing commissions or other capital items) at the end of the projection period.

     Following is a detailed discussion of the components which form the basis of this analysis.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

=================================
DISCOUNTED CASH FLOW
"As Is" Analysis
=================================


POTENTIAL GROSS REVENUES

     The total potential gross revenues generated by the subject property are composed of a number of distinct elements: minimum rent determined by lease agreement; additional overage rent based upon a percentage of retail sales; reimbursement of certain expenses incurred in the ownership and operation of the real estate; and other miscellaneous revenues.

     Minimum base rent represents a legal contract establishing a return to investors in the real estate, while the passing-on of certain expenses to tenants serves to maintain this return in an era of continually rising costs of operation. Additional rent based upon a percentage of retail sales experienced at the subject serves to preserve the purchasing power of the residual income to an equity investor over time. Finally, miscellaneous income adds an additional source of revenue in the complete operation of the subject property.

MINIMUM RENTAL INCOME

     Minimum rent produced by the subject property is derived from that paid by the various tenant types. The projection utilized in this analysis is based upon the actual rent roll and our projected leasing schedule in place as of the date of appraisal, together with our assumptions as to the absorption of the vacant space, market rent growth, and renewal/turnover probability. We have also made specific assumptions regarding deals that are in progress and have a strong likelihood of coming to fruition. In this regard, we have worked with management and leasing personnel to analyze each pending deal on a case by case basis. Typically, we incorporate all executed as well as high probability leases in our analysis. These transactions represent a reasonable and prudent assumption from an investor's standpoint.

     The rental income which an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity, and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's useful life. Segregation of the income stream along these lines allows us to control the variables related to the center's forecasted performance with greater accuracy. Each tenant type lends itself to a specific weighting of these variables as the risk associated with each varies.

     Minimum rents forecasted at the subject property are essentially derived from various tenant categories, namely specialty tenant revenues consisting of all in-line shops, food court tenants, restaurants, kiosks and anchor/major tenant revenues. In our investigation and analysis of the marketplace, we have surveyed, and ascertained where possible, rent levels being commanded by competing centers. However, it should be recognized that large retail shopping centers are generally considered to be separate entities by virtue of age and design, accessibility, visibility, tenant mix, and the size and purchasing power of its trade area. Consequently, the best measure of minimum rental income is its actual rent roll and leasing schedule.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     As such, our analysis of recently negotiated leases for tenants at the subject provides important insight into perceived market rent levels for the property. Inasmuch as a tenant's ability to pay rent is based upon expected sales achievement, the level of negotiated rents is directly related to the individual tenant's perception of their expected performance at the center. Due to the newness of the subject, all leases in-place will be analyzed.

SPECIALTY/IN-LINE SHOPS

     Our analysis of market rent levels for in-line shops has resolved itself to a variety of influencing factors. Although it is typical that larger tenant spaces are leased at lower per square foot rates and lower percentages, the type of tenant as well as the variable of location within the mall can often distort this size/rate relationship. The following chart presents an analysis of in-line shop rents based upon executed and out-for-signature leases, and several letters of intent on an annualized basis for 1998:

=========================================================================
LEASES IN-PLACE-1998*
GRAPEVINE MILLS
Cushman & Wakefield, Inc.
=========================================================================
  SIZE CATEGORY     ANNUALIZED RENT    APPLICABLE GLA       RENT/SF
=========================================================================
Under                  $ 948,152          22,946 SF          $41.32
1,200 SF
- -------------------------------------------------------------------------
1,201 -                $1,761188          53,054 SF          $33.20
2,000 SF
- -------------------------------------------------------------------------
2,001 -                $1,776753          73,089 SF          $24.31
3,500 SF
- -------------------------------------------------------------------------
3,501 -               $1,598,618          81,461 SF          $19.62
5,000 SF
- -------------------------------------------------------------------------
5,001 -               $1,612,771          84,400 SF          $19.11
7,500 SF
- -------------------------------------------------------------------------
Over                  $1,385,988          86,670 SF          $15.99
7,500 SF
=========================================================================
TOTAL/AVERAGE         $9,083,470         401,620 SF          $22.51
=========================================================================
* Includes existing and proposed leases for calendar year 1998 based upon leasing activity. Partial year tenants have been annualized to reflect the full 12-months.
=========================================================================


     As can be seen, lease rates generally have an inverse relationship with suite size and show and overall average rent of about $22.50 per square foot.

     COMPARABLE MILLS CENTERS ATTAINED RENTS

     To further support specialty tenant lease rates, a comparison of the subject can also be made to the other Mills projects which are deemed to be comparable in many respects. This information represents the latest data available and is summarized in the following chart.

  =============================================================================
                 EFFECTIVE RENT ALLOCATIONS - SPECIALTY TENANTS
  =============================================================================
                 POTOMAC      FRANKLIN     SAWGRASS      GURNEE    SURVEY MEAN
      YEAR        MILLS        MILLS        MILLS        MILLS
  =============================================================================
      1994        $22.17       $21.54       $24.83       $10.71      $19.81
  -----------------------------------------------------------------------------
      1995        $23.14       $21.29       $27.58       $20.08      $23.02
  -----------------------------------------------------------------------------
      1996        $25.32       $22.16       $27.90       $20.56      $23.98
  =============================================================================

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     From the above we see that the average attained rents for specialty shop space (exclusive of food court tenants) ranges from $20.56 per square foot at Gurnee Mills to $27.90 per square foot at Sawgrass.

     Among the square feet leased, the mean rental rate is calculated to be $23.98 per square foot. Minimum rents from specialty tenants reportedly represent approximately 65.0 percent of all annual minimum rent revenues at Mills properties. At the other Mills and Great Mall projects, rental rates are much the same:

     ONTARIO MILLS reports mall shop rents that average about $22.69 per square foot, with anchor rental rates ranging from $5.00 to $18.00 per square foot, with an average of $9.66.

     ARIZONA MILLS reports an average mall shop rent of $23.00 per square foot, although leases in-place average $23.83. Anchor leases are budgeted to average about $11.06 per square foot, with executed leases currently averaging $10.66 per foot. Anchor leases under negotiation are showing an average rental rate of $12.80 per square foot and include a range of tenants, from JCPenney Outlet, to IMAX, Sega, and Off Rodeo. All combined, the overall average budgeted rent for Arizona is approximately $16.36 per foot.

     THE GREAT MALL OF THE GREAT PLAINS reports specialty tenant leases in-place at an average about $18.50 per foot. Anchor leases average $9.67 per foot.

     Finally, at The GREAT MALL OF THE GREAT NORTHWEST, mall shop leases average about $20.17 per foot, while anchor leases average $11.16 per foot.

     Quite obviously, some of the averages are skewed downward by virtue of the number of older leases that would characterize these projects having been built over the period 1985 to 1993 with most of the construction occurring prior to 1991.

     We would again note that the newest Mills projects, Ontario Mills and Arizona Mills report average rents in-line with the subject. On balance, it would appear that achieved rents are within an acceptable range when viewed in comparison to the other Mills properties.

MARKET COMPARISONS - OCCUPANCY COST RATIOS

     In further support of developing a forecast for market rent levels, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the 7.0 to 10.0 percent range in the initial year of the lease, with 7.5 percent to 8.5 percent being most typical. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can add up to 100 percent of minimum rent and comprise the balance of total tenant costs.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     The typical range for total occupancy cost-to-sales ratios falls between
11.0 and 15.0 percent. As a general rule, where sales exceed $250 to $275 per square foot, 14.0 to 15.0 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. Obviously, this comparison will vary from tenant to tenant and property to property.

     In higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents which fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin margins related to below average sales. With fixed expenses accounting for a significant portion of the tenants contractual obligation, there would be little room left for base rent.

     In this context, we have provided an occupancy cost analysis for several regional malls with which we have had direct insight over the past year. This information is provided on the FOLLOWING PAGE. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.

     From this analysis we see that the ratio of base rent to sales ranges from
5.8 to 9.9 percent, while the total occupancy cost ratios vary from 8.5 to 17.0 percent when all recoverable expenses are included. The surveyed mean for the malls analyzed is 8.1 percent and 12.9 percent, respectively.

     These relative measures can be compared with two well known publications, The Score (1996) by the International Council of Shopping Centers and Dollars & Cents of Shopping Centers (1997) by the Urban Land Institute. The most recent publications indicate base rent-to-sales ratios of approximately 6.0 to 8.0 percent and total occupancy cost ratios of 9.0 and 13.0 percent, respectively.

     In general, while the rental ranges and ratio of base rent to sales vary substantially from mall to mall and tenant to tenant, they do provide general support for the rental ranges and ratio which is projected for the subject property.

CONCLUSION - MARKET RENT ESTIMATE FOR IN-LINE SHOPS

     Comparable in-line mall shop sales are forecasted to be approximately $300 per square foot for 1998 (exclusive of food court, restaurants, and kiosks). Since tenant recoveries are forecasted in the middle-range for a property of the subject's caliber, we feel that the subject's rent-to-sales ratio should not exceed 8.0 percent. We can test the subject's rent achievement potential relative to forecasted sales levels. This sensitivity is shown below:

==============================================================
   BASE RENT TO SALES RATIO       IMPLIED RENT AT $300/SF
==============================================================
            7.00%                          $21.00
- --------------------------------------------------------------
            7.25%                          $21.75
- --------------------------------------------------------------
            7.50%                          $22.50
- --------------------------------------------------------------
            8.00%                          $24.00
==============================================================

OCCUPANCY COST ANALYSIS/COMPARISON
CUSHMAN & WAKEFIELD, INC.



                                                           BUDGET      YEAR        NO.
  NO.                 AREA LOCATION                STATE    YEAR       BUILT     STORIES
====== ========================================== ======= ======== ============ =========
  **   ULI-Super-Regional Malls                      US    1996        --          --
  **   ULI-Regional Malls                            US    1996        --          --
  **   ICSC-All Enclosed Malls                       US    1995        --          --
  **   ICSC-Malls  (greater than)  1,000,000 sf      US    1995        --          --
====   ========================================== =======  ====    ==========      ==
   1   San Jose MSA                                  CA    1997       1986         2
   2   San Francisco MSA                             CA    1997      1954/88       2
   3   San Francisco MSA                             CA    1997       1988         8
   4   Ontario MSA                                   CA    1997       1996         1
   5   Sacramento County MSA                         CA    1996    1957/81/94      2
   6   Riverside County MSA                          CA    1995      1970/91       1
   7   Fairfield County MSA                          CT    1995      1986/91       2
   8   Daytona Beach MSA                             FL    1996    1974/90/96      1
   9   Miami MSA                                     FL    1995       1982         1
  10   Gainsville MSA                                GA    1997    1964/87/96      1
  11   Bloomingdale MSA                              IL    1995    1981/88/91      2
  12   Indianapolis MSA                              IN    1995      1968/87       1
  13   North/Central Kansas                          KS    1995      1987/90       1
  14   Alexandria MSA                                LA    1996      1973/86       1
  15   Monroe MSA                                    LA    1996       1985         1
  16   Boston MSA                                    MA    1997       1989         3
  17   Boston MSA                                    MA    1997      1989/92       1
  18   Bristol County MSA                            MA    1996      1992/93       2
  19   Boston MSA                                    MA    1996    1996/93/94      2
  20   Worcester County MSA                          MA    1996      1971/87       1
  21   Baltimore MSA                                 MD    1997    1959/82/92      4
  22   Baltimore MSA                                 MD    1997      1956/91       1
  23   Westminster MSA                               MD    1997      1987/94       1
  24   Washington-Baltimore                          MD    1996      1979/93       2
  25   Genesee County MSA                            MI    1995      1980/93       1
  26   Minneapolis MSA                               MN    1995      1962/94       1
  27   St. Louis MSA                                 MO    1996      1974/94       2
  28   Las Vegas MSA                                 NV    1997      1992/97       1
  29   Rochester MSA                                 NY    1997    1971/86/96      1
  30   Orange County MSA                             NY    1997       1980         1
  31   Chemung County MSA                            NY    1997    1967/81/95      2
  32   Syracuse MSA                                  NY    1997      1988/94       1
  33   Syracuse MSA                                  NY    1997      1954/97       1
  34   White Plains MSA                              NY    1996      1980/93       4
  35   Queens County MSA                             NY    1996    1973/90/95      4
  36   Buffalo MSA                                   NY    1996      1985/89       1
  37   Dayton MSA                                    OH    1997      1969/94       2
  38   Cincinnati MSA                                OH    1996    1956/88/94      2
  39   Bucks County MSA                              PA    1995      1968/75       1
  40   Johnson City                                  TN    1996    1971/91/96      2
  41   Nashville MSA                                 TN    1995       1990         2
  42   Amarillo MSA                                  TX    1995      1982/86       1
  43   Burlington MSA                                VT    1995    1979/89/92      1
  44   Washington D.C. MSA                           VA    1996    1968/86/91      2
  45   Prince William Cty. MSA                       VA    1997    1972/88/96      1
  46   Norfolk-Chesapeake MSA                        VA    1997    1981/88/97      2
  47   Seattle MSA                                   WA    1995      1979/95       1
====   ========================================== =======  ====    ==========      ==
       SURVEY LOW:
       SURVEY HIGH:
       SURVEY MEAN:
====   ==========================================



          TOTAL       SHOP       AVG.                     AVG.       RENT-      TOTAL
  NO.      GLA        GLA        RENT     RECOVERIES      SALES      SALES      COSTS    LOCATION
====== =========== ========= =========== ============ ============ ========= ========== ==========
  **    1,037,007  351,721     $ 16.54     $  9.31    $   203.87       8.1%      12.7%         --
  **      519,721  243,928     $ 10.44     $  4.89    $   180.78       5.8%       8.5%         --
  **      582,893  261,553     $ 12.05     $  5.82    $   176.16       6.8%      10.1%         --
  **    1,206,874  407,060     $ 20.01     $ 12.57    $   271.64       7.4%      12.0%         --
====    =========  =======     =======     =======    ==========       ===       ====          ==
   1    1,139,384  394,496     $ 38.95     $ 20.15    $   593.00       6.6%      10.0%   Suburban
   2      854,164  266,413     $ 33.75     $ 22.52    $   407.00       8.3%      13.8%     Urban
   3      499,930  183,430     $ 53.60     $ 32.45    $   540.00       9.9%      15.9%     Urban
   4    1,536,223  508,942     $ 23.00     $ 13.10    $   280.00       8.2%      12.9%   Suburban
   5    1,066,161  410,168     $ 34.40     $ 18.25    $   400.00       8.6%      13.2%   Suburban
   6    1,044,536  411,640     $ 22.59     $ 17.00    $   250.00       9.0%      15.8%   Suburban
   7    1,270,146  499,868     $ 32.00     $ 17.20    $   425.00       7.5%      11.6%   Suburban
   8    1,064,922  246,379     $ 25.42     $ 12.12    $   300.00       8.5%      12.5%   Suburban
   9    1,120,827  290,385     $ 29.36     $ 16.55    $   355.00       8.3%      12.9%   Suburban
  10      518,422  191,919     $ 16.50     $  8.06    $   239.00       6.9%      10.3%   Suburban
  11    1,292,186  427,609     $ 21.84     $ 10.37    $   250.00       8.7%      12.9%   Suburban
  12    1,239,059  260,359     $ 22.43     $  9.00    $   235.00       9.5%      13.4%   Suburban
  13      400,307  185,324     $ 14.97     $ 10.31    $   212.00       7.1%      11.9%   Suburban
  14      873,833  292,560     $ 16.00     $ 12.67    $   216.00       7.4%      13.3%   Suburban
  15      920,779  338,875     $ 19.62     $  9.77    $   271.00       7.2%      10.8%   Surburban
  16      650,804  329,573     $ 38.88     $ 22.80    $   403.00       9.6%      15.3%     Urban
  17      770,575  276,681     $ 19.30     $ 13.19    $   253.00       7.6%      12.8%   Suburban
  18      998,436  341,948     $ 21.80     $ 12.16    $   257.00       8.5%      13.2%   Suburban
  19    1,155,068  431,068     $ 41.79     $ 13.08    $   426.00       9.8%      12.9%   Suburban
  20      445,875  182,372     $ 22.36     $ 14.93    $   288.00       7.8%      12.9%   Suburban
  21      952,021  532,892     $ 32.65     $ 14.08    $   379.00       8.6%      12.3%   Suburban
  22      862,313  241,146     $ 19.00     $ 14.51    $   255.00       7.5%      13.1%   Suburban
  23      525,702  194,271     $ 16.20     $ 14.67    $   238.00       6.8%      13.0%   Suburban
  24      661,534  245,112     $ 19.22     $ 19.77    $   257.00       7.5%      15.2%   Suburban
  25      451,036  230,625     $ 16.00     $  9.01    $   219.00       7.3%      11.4%   Suburban
  26      982,228  201,561     $ 21.00     $ 22.51    $   262.00       8.0%      16.6%   Suburban
  27      442,321  181,608     $ 30.00     $ 13.93    $   365.00       8.2%      12.0%   Suburban
  28      475,940  475,940     $ 90.00     $ 27.47    $ 1,250.00       7.2%       9.4%     Urban
  29    1,122,021  427,019     $ 24.00     $ 11.55    $   280.00       8.6%      12.7%   Suburban
  30      465,984  153,331     $ 18.00     $ 14.64    $   264.00       6.8%      12.4%   Suburban
  31      910,623  306,188     $ 15.25     $  9.20    $   220.00       6.9%      11.1%   Suburban
  32      789,032  302,979     $ 17.50     $ 13.25    $   210.00       8.3%      14.6%   Suburban
  33    1,006,645  403,672     $ 17.00     $ 11.97    $   200.00       8.5%      14.5%   Suburban
  34      882,728  326,813     $ 32.65     $ 25.84    $   344.00       9.5%      17.0%     Urban
  35      625,659  149,971     $ 54.00     $ 46.37    $   670.00       8.1%      15.0%     Urban
  36      753,105  285,771     $ 19.67     $ 14.83    $   250.00       7.9%      13.8%   Suburban
  37    1,329,514  446,381     $ 26.20     $ 10.81    $   286.00       9.2%      12.9%   Suburban
  38    1,117,491  381,943     $ 35.74     $ 13.67    $   400.00       8.9%      12.4%   Suburban
  39      348,309  305,212     $ 19.35     $ 10.00    $   239.00       8.1%      12.3%   Suburban
  40      557,715  223,110     $ 17.50     $  8.71    $   207.00       8.5%      12.7%   Suburban
  41      716,462  373,662     $ 15.25     $ 13.30    $   180.00       8.5%      15.9%   Suburban
  42      889,508  316,190     $ 18.00     $  7.53    $   200.00       9.0%      12.8%   Suburban
  43      490,424  185,398     $ 23.00     $  9.51    $   294.00       7.8%      11.1%   Suburban
  44    1,446,222  784,575     $ 25.00     $ 12.63    $   320.00       7.8%      11.8%   Suburban
  45      716,800  302,900     $ 21.50     $ 14.57    $   240.00       9.0%      15.0%   Suburban
  46      770,209  306,890     $ 20.70     $ 12.30    $   272.00       7.6%      12.1%   Suburban
  47    1,012,754  311,019     $ 27.35     $  7.86    $   325.00       8.4%      10.8%   Suburban
====    =========  =======     =======     =======    ==========       ===       ====    ========
          348,309  149,971     $ 10.44     $  4.89    $   176.16       5.8%       8.5%
        1,536,223  784,575     $ 30.00     $ 46.37    $ 1,250.00       9.9%      17.0%
          853,185  320,205     $ 25.48     $ 14.56    $   314.87       8.1%      12.9%
====    =========  =======     =======     =======    ==========       ===       ====

AVERAGE MALL SHOP RENT CALCULATION GRAPEVINE MILLS (DALLAS, TX) Cushman & Wakefield, Inc.



         SUITE SIZE            APPLICABLE     PRO-RATA         RENT        WEIGHTED
          CATEGORY                SQ/FT         SHRE       PER SQ. FT.     AVERAGE
===========================   ============   ==========   =============   =========
  IN-LINE MALL SHOPS
         Under - 1,200 SF      25,097 SF         4.91%    $ 41.00         $  2.01
         1,201 - 2,000 SF      68,892 SF        13.47%    $ 33.00         $  4.45
         2,001 1 3,500 SF      89,219 SF        17.45%    $ 25.00         $  4.36
         3,501 - 5,000 SF      98,350 SF        19.23%    $ 20.00         $  3.85
         5,000 - 7,500 SF     106,554 SF        20.84%    $ 19.00         $  3.96
          Over - 7,500 SF     123,282 SF        24.11%    $ 16.00         $  3.86
===========================   ============     ======     =======         =======
  MALL SHOP AVERAGE RENT:     511,394 SF       100.00%                    $ 22.48
===========================   ============     ======                     =======

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     As discussed, the average rental rate for all in-place leases as of this writing is approximately $22.50 per square foot. Leasing within other Mills-type projects would suggest the leasing at the subject is in-line with its peers. Looking at a pure rent-to-sales ratio, it would appear that the subject could support an average rent between $21.00 and $24.00 per foot. After considering all of the above, we have developed a weighted average rental rate of approximately $22.50 per square foot based upon a relative weighting of tenant space by size. The average rent is a weighted average rent for all in-line mall tenants only and is summarized on the FACING PAGE CHART.

OCCUPANCY COST - TEST OF REASONABLENESS

     Our weighted average rent can next be tested against total occupancy costs in the mall based upon the standard recoveries for new mall tenants. A total built-up occupancy cost can be derived by taking the weighted average rent and adding projected occupancy costs for tenants in the mall. This total can then be tested against the average sales for mall tenants. Our total occupancy cost analyses can be found on the following chart.

=================================================================
            TOTAL OCCUPANCY COST ANALYSIS - FY 1999
=================================================================
            TENANT COST                 ESTIMATED EXPENSES/SF
=================================================================
Economic Base Rent
          Weighted Average Rent               $  22.50
- -----------------------------------------------------------------
Occupancy Costs (A)
     Common Area Maintenance  (1)             $  11.80
- -----------------------------------------------------------------
     Real Estate Taxes        (2)             $   3.00
- -----------------------------------------------------------------
     Other Recoveries         (3)             $   0.45
- -----------------------------------------------------------------
Total Tenant Costs                            $  37.75
- -----------------------------------------------------------------
Projected Average Sales                       $ 300.00
=================================================================
Rent to Sales Ratio                               7.50%
- -----------------------------------------------------------------
Cost of Occupancy Ratio                          12.58%
=================================================================
(A) Costs that are occupancy sensitive will decrease for tenants on a unit rate basis as lease-up occurs.

(1) CAM reimbursement is based on leased mall area (LMA). Generally, the standard lease clause provides for CAM to be passed through with a 15.0% administrative fee and management fees, less major and anchor contributions. The standard denominator is based on occupied area. A complete discussion of the standard recovery formula is presented later in this report.

(2) Tax pass-through is based upon total occupied gross leasable area (GOLO) which is the recovery basis for taxes.

(3) Other recoveries include the profit portion of the energy recovery ($.37/SF) and water & sewer charges ($.07/SF).
=================================================================

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     Total costs, on average, are shown to be 12.58 percent of projected average 1998 retail sales which we feel is reasonable. Reimbursement charges will be reduced with increased occupancy at the property. We would also note that profit for energy has been included in this analysis which is not entirely common in the industry since energy is a typical cost of doing business.

FOOD COURT TENANTS

     Grapevine Mills has a food court totaling 11,532 square feet which is leased to Mariott on a twelve year lease with a three-year option. The food court contains ten units indicating an average space size of 1,153 square feet. Mariott leases the space for $60.00 per square foot, or $691,920 annually. The rent steps to $65.00 per square foot during the option period.

     To better support rental rates for food court tenants at Grapevine, we have again looked to Mills-type property comparisons.

     MILLS PROPERTY FOOD COURT RENTS

     The Mills Corporation has provided us with information on the food courts at the other Mills malls. This information is summarized below.

=====================================================================
                           MILLS CENTERS
                     AVERAGE FOOD COURT RENTS *
=====================================================================
                                                        % OF ANNUAL
     CENTER        GLA (SF)    ANNUAL RENT   UNIT RATE   MIN. RENT
=====================================================================
Franklin Mills         10,527   $   619,860      $58.88        4.28%
- ---------------------------------------------------------------------
Potomac Mills           8,916   $   569,739      $63.90        3.31%
- ---------------------------------------------------------------------
Gurnee Mills           12,502   $   712,905      $57.02        5.51%
- ---------------------------------------------------------------------
Sawgrass Mills         24,468   $ 1,215,019      $49.66        5.57%
=====================================================================
TOTAL/AVERAGE          56,413   $ 3,117,523      $57.37        4.67%
=====================================================================
* As of Mid-1996
=====================================================================

     From the above, we see that among the four Mills projects, food court rents range from an average of $49.66 per square foot at Sawgrass to a high of $63.90 per square foot at Potomac Mills. Overall, the average rent for the nearly 56,500 square feet of food court space is $57.37 per square foot. Food court revenues account for approximately 4.7 percent of all base rent at the Mills projects.

     At Ontario Mills, average food court rents are about $55.00 per square foot, while Arizona Mills has a food court rent of about $70.00. At The Great Mall of The Great Plains, ownership has forecasted average rent of about $75.00 per square foot.

     Based upon ownership's budget, with support from existing Mills property, we have forecasted food court sales to be approximately $800 per square foot. This level can be compared to the following reported sales levels at other Mills projects as of 1996:

COMPARABLE FOOD COURT RENTS (AND SALES PRODUCTIVITY)*
CUSHMAN & WAKEFIELD, INC.




                                                                                                    TOTAL       TOTAL
                                            MALL        FOOD        AVG.      AVG.   RENT/SALES   OCCUPANCY   OCCUPANCY
                PROPERTY                  SHOP GLA   COURT GLA   BASE RENT   SALES      RATIO       COST**    COST RATIO
======================================== ========== =========== =========== ======= ============ =========== ===========
The Score -- 1995                           N/A         8,591    $  39.77    $472        8.4%     $  65.75       13.9%
All US Enclosed Malls
- ----------------------------------------  -------       -----    --------    ----       ----      --------       ----

The Score -- 1995                           N/A        10,337    $  59.42    $599       10.3%     $  91.86       15.3%
Malls  (greater than) 1,000,000 Sq. Ft.
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Natick Mall                               436,700       7,299    $ 136.39    $779       17.5%     $ 176.00       22.7%
Natick, MA
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Galleria at Crystal Run                   360,735       8,085    $ 109.13    $667       16.4%     $ 147.00       22.0%
Middletown, NY
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Smith Haven Mall                          505,200       6,047    $  85.67    $815       10.5%     $ 157.50       19.3%
Lake Grove, NY
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Carousel Center                           652,700      10,154    $ 134.34    $800       16.8%     $ 187.00       23.4%
Syracuse, NY
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Alderwood Mall                            311,000       8,252    $  73.24    $600       12.2%     $  88.00       14.6%
Lynnwood, WA
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Towson Town Center                        532,892       8,941    $ 105.00    $810       13.0%     $ 152.00       18.2%
Towson, Maryland
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Silver City Galleria                      349,107       9,412    $ 106.44    $616       17.3%     $ 139.00       22.5%
Taunton, MA
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Galleria at White Plains                  326,800       9,693    $  67.19    $773        8.9%     $ 136.00       17.6%
White Plains, NY
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Wilton Mall                               256,700       7,303    $  46.33    $515        9.0%     $  75.00       14.5%
Saratoga, NY
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Manassas Mall                             260,360       6,231    $  46.97    $489        9.6%     $  79.11       16.2%
Manassas, VA
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

University Mall                           185,400       5,502    $  60.10    $489       12.3%     $  69.50       14.0%
South Burlington, VT
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Mall at Fairfield Commons                 327,200       9,080    $  90.09    $661       13.6%     $ 100.50       15.2%
Beavercreek, OH
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Brandon Town Center                       359,600       7,337    $  65.56    $500       13.1%     $  95.25       19.1%
Brandon, FL
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----

Boulevard Mall                            260,749       8,945    $  60.84    $496       12.3%     $  94.04       18.1%
Amherst, NY
========================================  =======      ======    ========    ====       ====      ========       ====

HI:                                       652,700      10,337    $ 136.39    $815       17.5%     $ 187.00       23.4%
LOW:                                      185,400       5,502    $  39.77    $472        8.4%     $  65.75       13.9%
MEAN:                                     366,082       8,201    $  80.41    $630       12.6%     $ 115.84       17.9%
- ----------------------------------------  -------      ------    --------    ----       ----      --------       ----
* All values are reported per square foot unless otherwise noted.
**Inclusive of all operating expenses including food court charges.
=========================================================================================================================

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

====================================
          MILLS PROJECTS
      FOOD COURT SALES - 1996
====================================
Franklin Mills              $480/SF
- ------------------------------------
Gurnee Mills                $698/SF
- ------------------------------------
Potomac Mills               $709/SF
- ------------------------------------
Sawgrass Mills              $654/SF
====================================

     The food court at Ontario Mills has far outperformed the levels at other Mills projects. The 1997 food court sales are estimated at $1,371 per square foot. This was also Ontario Mills' first year of operation.

     With an average achieved rent of $60.00 per square foot (based on leases out-for-signature), the subject clearly falls toward the middle of the mean for the comparables presented, as well as other Mills-type projects. Based on projected 1999 sales of about $800 per square foot, a rent-to-sales ratio of
 .7.50 percent is indicated for the subject which is at the low end of the range compared to the other centers.

     In addition to the above, we have looked at a sampling of recent leasing activity within other mall food courts. The table on the FACING PAGE illustrates the average rent attainment levels for new food courts in various mall for which we have documented information. The subject is achieving rents within the indicated range of the comparables which have an overall mean of $78.96 per square foot.

     Food court tenants are expected to pay a higher cost of occupancy than other tenants at the subject. In many regional malls, food court tenants will generally pay the greater of 3.0 percent of sales or a flat cost per square foot to account for the cost of operating the food court. In the case of the subject, the Mills Corp. estimates a 1998 average recovery of $30.00 per square foot. This charge is in addition to the standard mall charges and is based on the tenants pro-rata share of the food court expense plus a 15 percent fee.

     When other recovery items for taxes and miscellaneous expenses are considered, total additional costs to a food court tenant in 1998 are expected to be approximately $45.25 per square foot for all pass-through charges. Thus, base rent ($60.00/SF) plus all pass-through charges can be estimated at approximately $105.25 per square foot as shown within the following chart.

===============================================
          FOOD COURT MARKET ANALYSIS
===============================================
Base Rent/SF                            $60.00
- -----------------------------------------------
Average Sales/SF                       $800.00
- -----------------------------------------------
Base Rent/Sales Ratio                      7.5%
- -----------------------------------------------
Operating Costs*                        $45.25
- -----------------------------------------------
Total Occupancy Costs                  $105.25
- -----------------------------------------------
Occupancy Cost Ratio                     13.16%
===============================================
*  Inclusive of food court.
===============================================

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

KIOSK TENANTS

     The subject has space for seven permanent kiosks with a total size of 2,584 square feet, indicating an overall average of approximately 370 squarer feet. Of the seven spaces, six are currently vacant. Ownership has forecasted an annual rent of approximately $150.00 for the kiosk spaces.

     At The Great Mall of The Great Plains, the leasing plain provides for 12 permanent kiosks plus one oversized `kiosk' to be leased to Bank of Kansas. Kiosks average about 150 square feet, excluding Bank of Kansas, with a budgeted average rental rate of about $33,000, or $220 per square foot. Our experience at other regional malls including the other Mills projects shows that $150/SF is readily achievable.

     On balance, we would project that the subject could support a rental rate of $150 per square foot for the 2,584 square feet of kiosk space. This equates to a rent of $55,500 per year per unit.

RESTAURANT TENANTS

     The leasing plan calls for 16,158 square feet of restaurant tenants, excluding the food court. Tenants include Dick Clark's, Chili's Too, and Corner Bakery. Similar to the food court, these spaces are lease directly to Mariott. The leases are each for seven years with an initial annual lease rate of $20.00 per square foot, stepping to $25.00 in year five. Each lease includes two, five-year options.

     Based upon the lease in-place, we estimate a market rent for the restaurant component of the subject property of $20.00 per square foot.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

ANCHOR/MAJOR TENANTS

     An investor in Grapevine Mills would assume a leased fee interest in several major and anchor tenants. The following schedule briefly summarizes the rent obligation of each.

===============================================================================
                     ANCHOR AND MAJOR TENANT OBLIGATIONS
===============================================================================
SUITE       TENANT       AREA (SF)* BASE TERM   OPTIONS   ANNUAL RENT RENT/SF
===============================================================================
  C    Western Warehouse   20,130     10 yrs    Two 5-yr  $   320,268  $15.91
- -------------------------------------------------------------------------------
  D    Sega Gameworks      32,223     10 yrs   Four 5-yr  $   594,244  $18.44
- -------------------------------------------------------------------------------
  E    AMC Theatre        109,393     20 yrs   Four 5-yr  $ 2,625,432  $24.00
- -------------------------------------------------------------------------------
  F1   American            32,285     15 yrs   Three 5-yr $   243,437  $7.54
       Wilderness
- -------------------------------------------------------------------------------
  H    Marshalls           29,397     10 yrs   Three 5-yr $   235,176  $8.00
- -------------------------------------------------------------------------------
  I    Burlington Coat    100,102     15 yrs   Three 5-yr $   500,510  $5.00
- -------------------------------------------------------------------------------
  J    JCPenney           106,827     15 yrs   Three 5-yr $   528,794  $4.95
- -------------------------------------------------------------------------------
  K    Bed Bath & Beyond   40,340     15 yrs   Three 5-yr $   373,145  $9.25
- -------------------------------------------------------------------------------
  L    Group USA           23,257     10 yrs    Two 5-yr  $   325,598  $14.00
- -------------------------------------------------------------------------------
  M    Old Navy            23,329     15 yrs    Two 5-yr  $   279,948  $12.00
- -------------------------------------------------------------------------------
  N    Rainforest Cafe     22,602     10 yrs   Three 5-yr $   565,050  $25.00
- -------------------------------------------------------------------------------
  N1   Books-A-Million     23,978     10 yrs    Two 5-yr  $   299,725  $12.50
- -------------------------------------------------------------------------------
  Q    Off Rodeo Drive     24,203     10 yrs    Two 5-yr  $   508,505  $21.01
- -------------------------------------------------------------------------------
  R    Virgin Megastore    27,490     10 yrs   Three 5-yr $   453,585  $16.50
- -------------------------------------------------------------------------------
  S    Off Saks Fifth      34,982     15 yrs   Three 5-yr $   248,372  $7.10
- -------------------------------------------------------------------------------
  U    Sports Authority    48,763     10 yrs   Three 5-yr $   585,156  $12.00
- -------------------------------------------------------------------------------
                          699,303                         $ 8,686,945  $12.42
===============================================================================
* Represents leasable square footage for Sega Gameworks and American Wilderness, as opposed to rentable areas of 21,223 square feet and 5,624 square feet respectively.
===============================================================================


     The subject anchor leases can be compared to their peers at other Mills developments as follows:

  =============================================================================
                  EFFECTIVE RENT ALLOCATIONS - ANCHOR TENANTS
  =============================================================================
                 POTOMAC      FRANKLIN     SAWGRASS      GURNEE    SURVEY MEAN
      YEAR        MILLS        MILLS        MILLS        MILLS
  =============================================================================
      1994        $6.47        $5.78        $7.56        $6.48        $6.57
  -----------------------------------------------------------------------------
      1995        $6.57        $5.69        $7.68        $6.36        $6.58
  -----------------------------------------------------------------------------
      1996        $6.76        $5.67        $8.03        $6.78        $6.81
  =============================================================================


     As can be seen, achieved unit rents range from $5.67 to $8.03 per square foot, with a survey mean of about $6.81 per square foot. Overall, we see that rents range from a low of $0.41 per square foot for Port's at Franklin Mills to a high of $15.00 per square foot for Loehmann's at Sawgrass. We would again note that these leases are older and do not directly reflect the rent potential of the subject. In addition, the subject includes several entertainment tenants not found at other centers who typically pay a higher overall unit rent. Additionally, we are advised that anchor/major tenants account for nearly 30.0 percent of minimum rents at Mills properties. Recent anchor rents and commitments at other Mills projects are summarized on the following page.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     Ontario Mills reflects an average anchor/major tenant rental rate reported to be approximately 11.00 per square foot. The rents range from $5.00 per square foot for Totally-4-Kids, to $35.53 for Sony Iwerks Theatre and
     25.00 per square foot at Rainforest Cafe. Other tenants include Sports Authority ($10.15/SF), T.J. Maxx ($9.50/SF), Off Fifth-Saks Fifth Avenue ($7.10/SF), Neiman Marcus ($12.00/SF), Virgin Records ($14.00/SF), Bed Bath & Beyond ($11.00/SF), and JCPenney Outlet ($5.50/SF).

     Arizona Mills has anchor leases ranging from $5.00 per square foot (Burlington Coat), to $11.75 per square foot (Harkins Theaters). Other leases include Saks-Off Fifth ($7.00/SF), Linens `N Things ($11.00/SF), Oshman's ($5.35/SF), and Ross ($10.00/SF). The overall average anchor rent, including budgeted leases and proposals is $10.74 per foot.

     At The Great Mall of The Great Plains, a total of 11 anchor spaces involving 447,871 square feet show an overall average rental rate of $9.61 per square foot, including three leases out-for-signature and one budgeted deal for an unassigned anchor space. Approximately 326,790 square feet has been executed, reflecting an average rent of $9.78 per square foot. Nearly all leases have incorporated some form of rent step with increases of $0.25-$0.50-$1.00 per square foot appearing to be most typical.

     OTHER ANCHOR RENTS

     Finally, we can compare these rent levels to actual leases involving other specialty tenants at various centers in which we have had direct insight. A summary of these leases can be found on the ADDENDA.

     DEPARTMENT STORE LEASES - Big Box leases for various regional/super regional malls in the United States are included in the Addenda. From this survey, the range in rents is from $2.34 to $20.00 per square foot, averaging $10.42.

     SPECIALTY TENANT LEASES - Specialty tenant leases from across the country reflect a range between $5.00 and $31.69, with an overall survey mean of approximately $14.60 per foot. This survey includes tenants at power centers, community centers, and value-retail mega-malls. Such tenants as Saks Off Fifth, Burlington Coat, Linens `N Things, Group USA, Old Navy, and Bed Bath & Beyond--all tenants typically found at value-retail supermalls--are included among the tenants on this survey.

     CINEMA LEASES - This survey includes major cinema leases free standing and within regional malls. As shown, the rental rates range from $10.50 to $28.32 per square foot and suggest a mean overall rent of $18.78. At $24.00 per square foot, the subject AMC Theatre falls towards the upper end of the comparables.

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

   On balance, the average budgeted anchor rents of $12.42 per square foot at the subject appears to be consistent with the experience of other projects. The rents are also supported, to some extent, by other Mills projects. As such, we believe that current anchor leases at the subject are at market rates.

CONCESSIONS

   Mall developers and owners have a number of methods to induce tenants to locate at their properties. Included among these concession packages are free rent, tenant build-out costs, and cash allowances. Concessions are typically dependent upon local market practice and/or the strength of the particular property or mall owner/developer.

 FREE RENT

   Free rent is an inducement offered by developers to entice a tenant to locate in their project over a competitor's. This marketing tool has become popular in the leasing of office space, particularly in view of the over-building which has occurred in many markets. As a rule, most major retail developers have been successful in negotiating leases without including free rent. Our experience with regional malls shows that free rent is generally limited to new projects in marginal locations without strong anchor tenants that are having trouble leasing, as well as older centers that are losing tenants to new malls in their trade area.

   Management reports that free rent has been a relative non-issue with new retail tenants at the subject and their other projects. When it has been given, it has generally been limited to one or two months to prepare a suite for occupancy when it has been given. Given the nature of the subject and its location, we do not believe that free rent will be an overriding issue in the future. Accordingly, we do not believe that it will be necessary to offer free rent to tenants at the subject. It is noted that, while we have not ascribed any free rent for new tenants, we have made rather liberal allowances for tenant improvements which acts as a form of inducement to convince tenants to locate at the subject.

 TENANT IMPROVEMENTS

   Similar to free rent, tenant improvement allowances over and above a "vanilla box" have also been a relative non-issue. Although some allowances were used as a form of inducement for tenants at the subject and other Mills projects during lease-up, these allowances have generally been included in the construction budgets. Based upon our experience with other similar malls, an allowance of approximately $7.00 to $20.00 can be fairly typical.

   For this analysis, we have made an allowance of $15.00 per square foot
(1998) for future turnover space where a tenant is projected to leave their space. Upon lease expiration, however, a cosmetic remodel may only be needed as opposed to a complete renovation or reconfiguration of the space. Furthermore, it is not uncommon for tenants to bear the cost of remodeling space at their own expense. Therefore, we would be inclined to include a relatively nominal renewal allowance of $1.00 to $2.00 per square foot. In our analysis, we are utilizing typical underwriting practices which require a renewal allowance of $5.00 per square foot which, in our opinion, is rather conservative. Based upon the standard underwriting requirement of a 65/35 percent renewal probability for mall shop tenants, the weighted average allowance is $8.50 per square foot.

LEASE-UP/ABSORPTION PROJECTIONS                     APPLICABLE GLA
GRAPEVINE MILLS                                     MALL SHOP GLA: 525,510
Cushman & Wakefield, Inc.




 SUITE                         DEMISED       PROJECTED     RENT PER     PROJECTED
  NO.        DESCRIPTION         AREA       ANUAL RENT       SQ/FT      LEASE DATE
- -------   ----------------   -----------   ------------   ----------   -----------
  136     Vacant In-Line         2,757      $  110,280    $  40.00     Dec-98
  215     Vacant In-Line         2,135      $   53,375    $  25.00     Jun-99
  227     Vacant In-Line         1,875      $   61,675    $  33.00     Mar-00
  548     Vacant In-Line         5,872      $  111,568    $  19.00     Dec-98
  600     Vacant In-Line         5,133      $   97,527    $  19.00     Sep-99
  430     Vacant In-Line         3,783      $   75,660    $  20.00     Mar-99
  408     Vacant In-Line         4,887      $   97,740    $  20.00     Mar-00
  312     Vacant In-Line         9,178      $  146,848    $  16.00     Sep-98
  606     Vacant In-Line         4,546      $   90,920    $  20.00     Dec-99
  608     Vacant In-Line         2,777      $   69,425    $  25.00     Mar-99
  104     Vacant In-Line         2,566      $   64,150    $  25.00     Jun-00
  315     Vacant In-Line         1,425      $   47,025    $  33.00     Jun-00
  105     Vacant In-Line         1,716      $   56,628    $  33.00     Jun-00
  335     Vacant In-Line         1,392      $   45,936    $  33.00     Mar-99
  337     Vacant In-Line         1,471      $   48,543    $  33.00     Jun-00
  139     Vacant In-Line         1,036      $   42,476    $  41.00     Jun-99
  135     Vacant In-Line         1,215      $   40,095    $  33.00     Dec-99
  202     Vacant In-Line         5,700      $  108,300    $  19.00     Jun-99
  342     Vacant In-Line         1,448      $   47,784    $  33.00     Mar-00
  341     Vacant In-Line         1,455      $   48,015    $  33.00     Dec-99
  220     Vacant In-Line         3,289      $   82,225    $  25.00     Jun-00
  625     Vacant In-Line         1,773      $   58,509    $  33.00     Sep-99
  101     Vacant In-Line         1,812      $   59,796    $  33.00     Jun-00
    2     Vacant Kiosk             400      $   60,000    $ 150.00     Jul-98
    3     Vacant Kiosk             400      $   60,000    $ 150.00     Jun-99
    9     Vacant Kiosk             292      $   43,800    $ 150.00     Dec-99
    1     Vacant Kiosk             400      $   60,000    $ 150.00     Dec-98
    4     Vacant Kiosk             400      $   60,000    $ 150.00     Jan-99
    5     Vacant Kiosk             400      $   60,000    $ 150.00     Apr-99
                                 -----      ----------    --------     ------
          SURVEY TOTAL:         71,533      $2,008,500    $  28.08
                                ======      ==========    ========
          Vacancy Rate:          13.61%

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

ABSORPTION/LEASE-UP

     The subject opened in November 1997 and was the recipient of a significant level of pre-leasing. According to the most recent rent roll, the subject has approximately 71,533 square feet of vacant space, or approximately 13.61 percent of the total mall shop GLA.

     We have also been provided with historical occupancy levels for several of the Mills projects as they are considered to provide some direct insight into the subject's potential. Typically, occupancy has increased dramatically over the first 12+/- months, with most projects achieving stabilized occupancy within approximately 24+/- months of opening. As of December 31, 1996, the overall occupancy for the Mills projects can be summarized as follows.

=============================================================================
                              OCCUPANCY LEVELS
                              YEAR ENDING 1996
=============================================================================
                TOTAL    OCCUPIED                         OCCUPIED
   CENTER        GLA       GLA        OCCUPANCY MALL GLA  MALL GLA  OCCUPANCY
=============================================================================
Potomac Mills 1,638,863 1,589,697       97.0%   632,921    588,616      93.0%
- -----------------------------------------------------------------------------
Franklin      1,762,226 1,638,870       93.0%   606,923    503,746      83.0%
Mills
- -----------------------------------------------------------------------------
Sawgrass      1,878,409 1,822,057       97.0%   684,726    664,184      97.0%
Mills
- -----------------------------------------------------------------------------
Gurnee Mills  1,467,614 1,364,881       93.0%   639,742    582,165      91.0%
=============================================================================
TOTAL         6,747,112 6,415,505       95.1% 2,564,312  2,338,711      91.2%
=============================================================================


     From the above, we see that at year ending 1996, among the nearly 6.7+/- million square feet of total GLA at the four Mills projects, in excess of 6.4+/- million square feet were leased. This is indicative of an overall weighted average occupancy level of 95.1 percent, up from 94.1 percent in 1995. On the basis of mall shop GLA, the average occupancy ranges from 83.0 to 97.0 percent, with an overall weighted average of 91.2 percent, up from 86.5 percent at year-end 1995.

     In forecasting the scheduled absorption of the subject's vacant space, we have considered the nature of the prospective activity remains excellent. To this end, management has been working with potential tenants that will serve to further improve the tenancy of the mall. Currently, several of the in-line spaces which have been occupied by temporary tenants are being turned over to permanent deals. We have utilized an approximate 24-month leas-up period for the remaining vacant space.

     Our schedule, provided on the FACING PAGE, reflects that the mall should absorb vacant space through June 2000. The lease-up shows an average rent of $28.08 per square foot is forecasted to be achieved based upon the available space configuration. This is due to the fact that much of the vacant suites are smaller units which should result in a higher achieved rent per square foot. WE HAVE ASSUMED THAT ALL INITIAL LEASING WILL BE DONE AT 1998 BASE DATE MARKET RENTS WHICH PROVIDES NO RENT INFLATION DURING LEASE-UP. This assumption helps support the lease-up schedule utilized in this analysis.

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

RENT GROWTH RATES

   Market rent will, over the life of a prescribed holding period, quite obviously follow an erratic pattern. A review of investor's expectations regarding income growth shows that projections generally range between 3.0 and 4.0 percent for retail centers. Cushman & Wakefield's Spring 1998 survey of pension funds, REITs, bank and insurance companies, and institutional advisors reveal that current income forecasts are utilizing average annual growth rates between 3.0 and 6.0 percent. The low and high mean is shown to be 3.3 and 4.0 percent, respectively. The Second Quarter 1998 Korpacz Survey cites an average growth rate of 3.00 percent for regional malls. Retail rents within the Dallas area increased approximately 4.0 percent in 1997.

   The tenants' ability to pay rent is closely tied to its increases in sales. However, rent growth can be more impacted by competition and management's desire to attract and keep certain tenants that increase the mall's synergy and appeal. As such, we have forecasted the following rent growth in our cash flow projection:

   MARKET RENT GROWTH RATE
          FORECAST
============================
                  ANNUAL
    PERIOD     GROWTH RATE*
- ------------  --------------
1998                 +3.00%
Thereafter           +3.50%
============  ==============

RELEASING ASSUMPTION

   The typical lease term for new in-line retail leases in centers such as the subject generally ranges from 5 to 10 years. Market practice dictates that it is not uncommon to get rent bumps throughout the lease terms either in the form of fixed dollar amounts or a percentage increase based upon changes in some index, usually the Consumer Price Index (CPI). Often the CPI clause will carry a minimum annual increase and be capped at a higher maximum amount.

   Typical underwriting guidelines dictate a 65:35 rollover:turnover probability. This retention rate is below that typically associated with a well performing regional center. Given the subject's location and unique position within the market, we would be inclined to include a tenant retention rate of at least 75 percent. Nevertheless, we have included this assumption based upon underwriting standards.

   For new leases in the Mills malls, 5 to 10 year terms are most typical with 7-10 years being a reasonable average. Recent leases at the subject have been in the range of 7-8 years. Typical underwriting appraisal guidelines require mall shop tenants have lease terms of 10-years. Our global market assumptions for non-anchor tenants may be summarized as shown on the following chart.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

==========================================================================
                           RENEWAL ASSUMPTIONS
==========================================================================
                LEASE                     FREE     TENANT       LEASE
 TENANT TYPE    TERM      RENT STEPS      RENT   ALTERATIONS COMMISSIONS
==========================================================================
Mall Shops     10 yrs   10.0+/-% in Yr. 6    No       Yes          Yes
- --------------------------------------------------------------------------
Food Court     10 yrs   10.0+/-% in Yr. 6    No       Yes          Yes
- --------------------------------------------------------------------------
Restaurants    10 yrs   10.0+/-% in Yr. 6    No       Yes          Yes
- --------------------------------------------------------------------------
Kiosk Tenant    5 yrs   10.0% in Yr. 3       No       Yes          Yes
==========================================================================


CONCLUSION - MINIMUM RENT

     In the initial full year of the investment (FY 1999), it is projected that the subject property will produce approximately $20.6 million in minimum rental income. This estimate of base rental income is equivalent to $17.10 per square foot of total owned GLA. Alternatively, minimum rental income accounts for 67.3 percent of all potential gross revenues. Further analysis shows that over the holding period (FY 1999-08), minimum rent advances at an average compound annual rate of 2.2 percent. This increase is a synthesis of the mall's lease-up, fixed rental increases, as well as market rents from rollover or turnover of space. On a stabilized basis (FY 2001-08), rent increases at an annual rate of 1.7 percent.

OVERAGE RENT

     In addition to minimum base rent, most tenants at the subject property will contract to pay a percentage of their gross annual sales over a pre-established base amount as overage rent. Most leases will have a natural breakpoint although a number will likely have stipulated breakpoints. The average overage percentage for small space retail tenants is in a range of 5.0 to 6.0 percent, with food court and kiosk tenants generally at 8.0 to 10.0 percent. Anchor tenants typically have the lowest percentage clauses with ranges of 1.5 to 3.0 percent being common.

     Traditionally, it takes a number of years for a retail center to mature and gain acceptance before generating any sizable percentage income. As a center matures, the level of overage rents typically becomes a larger percentage of total revenue. It is a major ingredient protecting the equity investor against inflation.

     The standard lease provides for a natural breakpoint, which for specialty shops, would typically be 6.0+/- percent. Assuming an average initial rent of $22.50 per square foot and a 6.0 percent natural breakpoint, a tenant would need to achieve a sales level of $375 per square foot before generating any overage rent.

     In the Retail Market Analysis and Value Retail Mall Concept sections of this report, we discussed the historic sales levels at other value retail projects and forecasted sales levels for the subject. Because of the dynamics of the economy and marketplace, it is difficult to predict with accuracy what sales will be on an individual tenant level.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     Historically, all of the Mills projects have generated overage rent. We know that at Potomac Mills, percentage rent amounted to approximately $765,928 in 1994 and $539,950 in 1995. At Gurnee Mills, percentage rent was $468,957 in 1993, $334,485 in 1994, and $452,680 in 1995. At Arizona Mills, ownership has budgeted that the subject will generate percentage rent of $398,000 in 1998, $607,000 in 1999, $706,000 in 2000, and so on.

     With this in mind, we believe that it is reasonable to assume that the subject will ultimately collect some form of percentage rent. Sales have been forecasted relatively conservatively at $300.00 per square foot for mall shop tenants, while anchor tenants have been forecasted at $150.00 per square foot in 1998. For fiscal year 1999, the subject is projected to produce close to $200,000 in overage rent.

SALES GROWTH RATES

     According to both the Cushman & Wakefield and Korpacz surveys, major investors are looking at a range of growth rates of 0.0 percent initially, to a high of 5.0 percent in their computational parameters. Most typically, growth of 3.0-4.0 percent are seen in these surveys. After considering our analysis, combined with the fact that the subject is new in the market, we have forecasted sales growth based upon the following schedule.

============================================
        SALES GROWTH RATE FORECAST
============================================
                             ANNUAL
       PERIOD             GROWTH RATE *
============================================
1998                                6.00%
- --------------------------------------------
1999                                5.00%
- --------------------------------------------
2000                                4.00%
- --------------------------------------------
Thereafter                          3.50%
============================================


     In all, we believe our sales growth forecast is reasonable. At other Mills projects, sales have generally trended 6.0 percent in year one, and 4.0-5.0 percent in year two, stabilizing at a rate closer to inflation thereafter.

EXPENSE REIMBURSEMENTS/MISCELLANEOUS INCOME

     By lease agreement, tenants are required to reimburse the lessor for certain operating expenses. Included among these operating items are real estate taxes, common area maintenance (CAM), energy, a charge for water and sewer, and a common seating charge for food court tenants. Management fees are also recoverable as part of CAM. Miscellaneous income is essentially derived from specialty leasing for temporary tenants, Christmas kiosks, and other charges.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     COMMON AREA MAINTENANCE

     Under the standard lease, specialty tenants will be required to reimburse ownership for their pro-rata share of common area costs. A 15.0 percent fee is added to common area costs to cover administrative expenses. Management fees are also added. The standard CAM recovery is calculated on the basis of a tenant's pro-rata share determined on occupied mall area, net of major and anchor tenant contributions. Provided below is a summary of the standard clause that exists for specialty tenants at the mall.

==================================================================
          COMMON AREA MAINTENANCE RECOVERY CALCULATION
==================================================================
CAM Expense:       Actual hard cost for year plus interest and
                                   depreciation
- ------------------------------------------------------------------
Add:                              Management Fee
- ------------------------------------------------------------------
Add:                         15.0% Administrative Fee
- ------------------------------------------------------------------
Less:                  Contributions from department stores
- ------------------------------------------------------------------
Equals:          Net pro-ratable CAM billable to mall tenants on
                    the basis of gross leasable occupied area
                                     (GLOA).
==================================================================

     As an incentive to lease-up the mall during construction, ownership offered capped CAM rates to new tenants of between $8.50 and $10.50 per square foot for the first two years. During the third year, the majority of the mall tenants pay the standard CAM recovery.

     REAL ESTATE TAXES

     Specialty tenants will also pay real estate tax recoveries based upon a pro-rata share of the expense. The pass-through is based upon pro-rata share of gross occupied area (GLOA).

     FOOD COURT CAM

     Food court tenants are assessed an additional seating charge for the costs associated with maintaining the food court area, including common seating costs, trash, and maintenance services. The assessment is passed through on the basis of pro-rata share calculated over food court GLA. There will be a 15.0 percent administrative fee added to the expense before passing it through to food court tenants.

     ENERGY (UTILITIES)

     Energy return represents a small profit center to ownership for the billing of energy usage. Ownership buys energy at wholesale levels and redistributes it to tenants at a profit. This profit portion is reflected in our cash flow.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     ANCHOR TENANT OBLIGATIONS

     Anchor tenants generally have specified expense obligations. Ownership has budgeted anchor tenants to pay a CAM contribution of $0.50 to as much as $2.00 per square foot, along with pro-rata taxes. Fixed common area maintenance billings tend to reflect a first year cap. Thereafter, ownership is permitted to increase the charge based on the proportional increase in actual costs annually in most of the leases, as proposed.

OTHER/MISCELLANEOUS INCOME

     Other income consists of push cart income, temporary/specialty leasing, and miscellaneous income consisting of telephone commissions, late charges, vending commissions, interest income and storage rent.

     Push cart income for 1998 is estimated at $900,000 based on ownership's budget. In fiscal year 1999 this amount is equal to $913,500. Temporary tenant income is equal to $420,000 in our fiscal year 1999 analysis, and based on ownership's budget. This figure decreases to $375,000 in FY 2000, and $355,250 in FY 2001 to account for the lease-up of the mall. Miscellaneous income is forecasted at $975,000 for 1998, equal to $989,625 in FY 1999 and is based on ownership's budget.

     Total other income is equal to approximately $2.3 million in our initial fiscal year analysis. For support, this figure can be compared to similar income levels at other Mills properties as summarized in the following chart.

======================================================
             MISCELLANEOUS/OTHER INCOME
======================================================
       MILLS CENTER                   1995
======================================================
Potomac Mills                              $1,219,432
- ------------------------------------------------------
Franklin Mills                             $2,576,218
- ------------------------------------------------------
Gurnee Mills                               $2,767,071
- ------------------------------------------------------
Sawgrass Mills                             $1,723,193
======================================================


     Based on the above, it would appear that miscellaneous/other income levels at the subject are reasonable. Overall, it is our assumption that these other revenues will increase by 3.0 percent per annum over the holding period.

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

ALLOWANCE FOR VACANCY AND CREDIT LOSS

   The investor of an income producing property is primarily interested in the cash revenues that an income-producing property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100.0 percent occupied with all tenants paying rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment or slow payment by tenants.

   Based on typical underwriting guidelines, we have reflected a 5.0 percent stabilized contingency for both stabilized and unforeseen vacancy and credit loss at the subject. Please note that this vacancy and credit loss provision is applied to all specialty tenants equally, but excludes anchor tenants.

   In this analysis we have also forecasted that there is a 65.0 percent probability that an existing tenant will renew their lease. Upon turnover, we have forecasted that rent loss equivalent to six months would be incurred to account for the time and/or costs associated with bringing space back on line. Thus, minimum rent as well as overage rent and certain other income has been reduced by this forecasted probability.

   We have calculated the effect of the total provision of vacancy and credit loss on the specialty in-line shops. Through the 10 years of the cash flow analysis, the total allowance for vacancy and credit loss, including provisions for downtime, ranges from a low of 5.40 percent of total potential gross revenues to a high of 18.00 percent (1998). On average, the total allowance for vacancy and credit loss over the 10-year projection period averages 8.20 percent of these revenues. Excluding the initial lease-up years (1998/1999), the average is a more market oriented 6.3 percent.

       TOTAL RENT LOSS FORECAST--"AT COMPLETION"
- -------------------------------------------------------
 YEAR   PHYSICAL VACANCY  GLOBAL VACANCY TOTAL VACANCY*
======  ================ ==============  ==============
1998          13.0%            5.00%          18.00%
1999           7.1%            5.00%          12.10%
2000           1.8%            5.00%           6.80%
2001           0.8%            5.00%           5.80%
2002           5.4%            5.00%          10.40%
2003           1.4%            5.00%           6.40%
2004           0.4%            5.00%           5.40%
2005           0.5%            5.00%           5.50%
2006           1.4%            5.00%           6.40%
2007           2.4%            5.00%           7.40%
2008           3.6%            5.00%           8.60%
2009           0.6%            5.00%           5.60%
Avg.          3.20%            5.00%           8.20%
======  ================ ==============  ==============

- ------------
* Includes phased global vacancy provision for unseen vacancy and credit loss as well as weighted downtime provision of lease turnover.

OPERATING EXPENSE STATISTICS                  REGIONAL & SUPER-REGIONAL MALLS
CUSHMAN & WAKEFIELD, INC.                                                SOUTH


                                  ULI            ULI             ULI             ULI            ULI
                       SUPER-REGIONAL SUPER-REGIONAL  SUPER-REGIONAL  SUPER-REGIONAL       REGIONAL
                             CENTERS/       CENTERS/        CENTERS/        CENTERS/       CENTERS/
                                 U.S.           U.S.           SOUTH           SOUTH           U.S.
                              AVERAGE         MEDIAN         AVERAGE          MEDIAN        AVERAGE
                       -------------- --------------  --------------  --------------   ------------
PROPERTY PROFILE
 Total GLA:                   999,544       1,009,585         967,562        956,746      582,893
 Total Owned GLA:             563,689         535,272         538,334        505,211      461,822
 Shop Sales/sf:               $203.09        $ 198.83       $  210.30      $  207.99    $  176.16
 Anchor Sales/sf:             $149.38        $ 138.66       $  159.23      $  138.66    $  156.30
OPERATING INCOME
 Minimum Rent:                $ 16.30        $  16.79       $   16.24      $   16.26    $   12.05
 Overage Rent:                $  1.14        $   1.04       $    1.24      $    1.15    $    0.86
CAM Charges:                  $  4.68        $   4.60       $    4.77      $    4.71    $    3.34
Property Taxes:               $  1.72        $   1.54       $    1.85      $    1.57    $    1.13
 Insurance:                   $  0.11        $   0.06       $    0.19      $    0.13    $    0.09
 Utilities:                   $  1.74        $   1.84       $    1.31      $    1.14    $    1.55
 Other:                       $  1.15        $   0.62       $    1.18      $    0.62    $    0.42
 ------                       -------        --------       ---------      ---------    ---------
Total Income:                 $ 27.32        $  27.32       $   27.19      $   27.11    $  191.86
OPERATING EXPENSES
 Total
  Maintenance**:              $  4.50        $   4.45       $    4.38      $    4.29    $    3.43
 Real Estate Taxes:           $  1.86        $   1.55       $    1.94      $    1.51    $    1.27
 Insurance:                   $  0.32        $   0.28       $    0.34      $    0.32    $    0.26
 Advertising:                 $  0.60        $   0.44       $    0.48      $    0.38    $    0.56
 Administrative***:           $  0.87        $   0.74       $    1.02      $    0.95    $    0.93
Management Fee:               $  0.63        $   0.59       $    0.65      $    0.62    $    0.46
- ---------------               -------        --------       ---------      ---------    ---------
 Total Expenses:              $  9 25        $   8 87       $    9.25      $    9.40    $    7.35
OER:                            33.9%           32.5%           34.0%          34.7%        37.0%
NET OPERATING INCOME          $ 17.63        $  17.12       $   17.51      $   17.23    $   12.02



                                ULI            ULI            ULI             ICSC              ICSC             ICSC
                           REGIONAL       REGIONAL          REGION  ENCLOSED MALLS    ENCLOSED MALLS   ENCLOSED MALLS
                           CENTERS/       CENTERS/        CENTERS/            U.S.              U.S.             U.S.
                               U.S.          SOUTH           SOUTH           TOTAL           50,000-         800,000-
                             MEDIAN        AVERAGE          MEDIAN          SURVEY         799,999SF        999,999SF
                     --------------   ------------  --------------  --------------- ---------------- ----------------
PROPERTY PROFILE
 Total GLA:                 579,154        566,136         583,000          744,050          617,499          900,813
 Total owned GLA:           435,855        405,090         379,768          441,394          460,399          515,392
 Shop Sales/sf:           $  163.54     $   156.27       $  154.18        $  222.04        $  201.55        $  259.74
 Anchor Sales/sf:         $  152.29     $   150.39       $  150.58        $  159.39        $  145.82        $  184.98
OPERATING INCOME
 Minimum Rent:            $   11.33     $    10.30       $    9.89        $   17.60        $   15.38        $   19.85
 Overage Rent:            $    0.76     $     0.70       $    0.55               --               --               --
CAM Charges:              $    3.23     $     2.72       $    2.54        $    5.73        $    5.45        $    8.23
Property Taxes:           $    1.08     $     0.88       $    0.77        $    1.84        $    1,14        $    2.76
 Insurance:               $    0.08     $     0.13       $    0.10        $    0.15        $    0.17        $    0.19
 Utilities:               $    1.18     $     1.29       $    0.76        $    0.73        $    1.56        $    0.78
 Other:                   $    0.37     $     0.28       $    0.18        $    0.60        $    0.22        $   0.380
 ------                   ---------     ----------       ---------        ---------        ---------        ---------
Total Income:             $   18.98     $    16.99       $   15.01        $   27.60        $   26.22        $   32.90
OPERATINI EXPENSES
 Total
  Maintenance**:          $    3.16     $     2.90       $    2.73        $    4.33        $    4.65        $    5.45
 Real Estate Taxes:       $    1.16     $     1.15       $    1.03        $    2.31        $    1.82        $    3.32
 Insurance:               $    0.23     $     0.23       $    0.23        $    0.37        $    0.34        $    0.42
 Advertising:             $    0.48     $     0.63       $    0.46        $    1.18        $    1.04        $    1.37
 Administrative***:       $    0.82     $     0.76       $    0.62        $    1.05        $    1.02        $    1.21
Management Fee:           $    0.39     $     0.40       $    0.41        $    0.75        $    0.65        $    0.91
- ---------------           ---------     ----------       ---------        ---------        ---------        ---------
 Total Expenses:          $    6.63     $     6.50       $    6.29        $   11.06        $   10.50        $   12.65
OER:                          34.9%          38.3%           41.9%            40.1%            40.0%            38.4%
NET OPERATING INCOME      $   10.85     $    10.03       $    9.28        $   16.26        $   14.55        $   19.31







                                        ICSC                   ICSC                      ICSC
    SUPER-REGIONAL            ENCLOSED MALLS         ENCLOSED MALLS            ENCLOSED MALLS
       CENTERS/                        SOUTH                  SOUTH                     SOUTH
         U.S.                         MEDIAN                 MEDIAN                    MEDIAN
        AVERAGE        (less than) 800,000SF  (less than) 800,000SF  (greater than) 800,000SF
- ---------------------- ---------------------  ---------------------  ------------------------
PROPERTY PROFILE
 Total GLA:                        1,148,133                587,830                 1,096,183
 Total owned GLA:                    575,309                352,314                   541,385
 Shop Sales/sf:                  $    255.55              $  199.91               $    262.74
 Anchor Sales/sf:                $    171.34              $  143.48               $    172.16
OPERATING INCOME
 Minimum Rent:                   $     21.60              $   15.66               $     19.94
 Overage Rent:                            --                     --                        --
CAM Charges:                     $      7.24              $    5.04               $      7.11
Property Taxes:                  $      2.82              $    1.22               $      2.46
 Insurance:                      $      0.13              $    0.20               $      0.14
 Utilities:                      $      1.08              $    0.60               $      0.84
 Other:                          $      0.39              $    0.25               $      0.39
 ------                          -----------              ---------               -----------
Total Income:                    $     36.05              $   26.15               $     33.33
OPERATINI EXPENSES
 Total
  Maintenance**:                 $      5.52              $    4.47               $      4.88
 Real Estate Taxes:              $      3.30              $    1.43               $      3.27
 Insurance:                      $      0.43              $    0.34               $      0.43
 Advertising:                    $      1.81              $    1.07               $      1.71
 Administrative***:              $      1.29              $    1.12               $      0.93
Management Fee:                  $      0.95              $    0.67               $      0.94
- ---------------                  -----------              ---------               -----------
 Total Expenses:                 $     13.66              $   10.36               $     12.83
OER:                                   37.9%                  39.6%                     38.5%
NET OPERATING INCOME             $     21.19              $   15.16               $     19.26

- -------
*     Average sales include all mall shop tenants.

**    CAM expenses include repairs & maintenance, utilities, and security.

*** Management fees & bad debt allowances have been deduced from administrative costs. Management has been shown separately.

Source: Urban Land Institute "Dollars & Cents" (1995); International Council of Shopping Centers "The Source" (1996). (Because the data are means/medians, detailed amounts do not add to totals.)

                                                 INCOME CAPITALIZATION APPROACH
- --------------------------------------------------------------------------------
     On balance, the aggregate deductions of gross revenues reflected in this analysis are based upon overall long-term market occupancy levels and are considered what a prudent investor would allow for credit loss. The remaining sum is effective gross income which an informed investor may anticipate the subject property to produce.


EFFECTIVE GROSS INCOME

     In the initial full year of investment, FY 1999, effective gross revenues ("Total Income" line on the cash flow) are forecasted to amount to approximately $30,570,522, equivalent to $25.41 per square foot of total owned GLA.


                        EFFECTIVE GROSS REVENUE SUMMARY
                  INITIAL YEAR OF INVESTMENT-FISCAL YEAR 1999




                                  AGGREGATE SUM     UNIT RATE     INCOME RATIO
                                 ---------------   -----------   -------------
Potential Gross Income             $31,506,791        $26.18         100.0%
Less Vacancy and Credit Loss       $  (934,269)       $ 0.78           3.0%
Effective Gross Income             $30,570,522        $25.41          97.0%

OPERATING EXPENSES

     Total expenses incurred in the production of income from the subject property are divided into two categories: reimbursable and non-reimbursable items. The major expenses which are reimbursable include real estate taxes and common area maintenance, including insurance and management fees, and food court expenses. Nonreimbursable expenses associated with the subject property include certain general and administrative expenses, including ownership's contribution to the merchants association/marketing fund, and miscellaneous expenses, including non-recoverable maintenance. Other expenses include a reserve for the replacement of short-lived capital components, alteration costs associated with bringing space up to occupancy standards, and leasing commissions.

     The various expenses incurred in the operation of the subject property have been estimated from information provided by a number of sources. We have reviewed the subject's operating budget and projection provided by ownership. We have compared this information to published data which are available (provided on the FACING PAGE). Finally, this information has been tempered by our experience with other regional shopping centers.


EXPENSE GROWTH RATES

     Expense growth rates are generally forecasted to be more consistent with inflationary trends than with competitive market forces. The Spring 1998 Cushman & Wakefield survey of Class A regional malls found the low and high mean from each respondent to be 2.9 and 3.3 percent, respectively. Overall, the rates ranged from 1.0.0 to 4.0 percent. The Second Quarter 1998 Korpacz survey reports that the range in expense growth rates runs from 3.0 percent to 4.0 percent with an average of 3.68 percent, down 7 basis points from one year ago. For this analysis, unless otherwise stated, expenses are forecated to grow by
3.5 percent per annum over the remainder of the holding period.


- --------------------------------------------------------------------------------

COMMON AREA MAINTENANCE EXPENSE COMPARABLES
CUSHMAN & WAKEFIELD, INC.



                                         BUDGET      YEAR
 NO.        AREA LOCATION        STATE    YEAR       BUILT
===== ========================= ======= ======== ============
1     Ontario MSA                  CA     1997      1996
- --    ------------------------- -------   ----   ----------
2     San Francisco MSA            CA     1997      1988
- --    ------------------------- -------   ----   ----------
3     Sacramento County MSA        CA     1997   1957/81/94
- --    ------------------------- -------   ----   ----------
4     Fairfield County MSA         CT     1995     1986/91
- --    ------------------------- -------   ----   ----------
5     Dover MSA                    DE     1996     1982/95
- --    ------------------------- -------   ----   ----------
6     Daytona Beach MSA            FL     1996   1974/90/96
- --    ------------------------- -------   ----   ----------
7     Miami MSA                    FL     1995      1982
- --    ------------------------- -------   ----   ----------
8     Coral Springs MSA            FL     1995     1984/96
- --    ------------------------- -------   ----   ----------
9     Gainsville MSA               GA     1997   1964/87/96
- --    ------------------------- -------   ----   ----------
10    Chicago/DuPage County        IL     1996     1962/91
- --    ------------------------- -------   ----   ----------
11    Chicago/DuPage County        IL     1995     1975/96
- --    ------------------------- -------   ----   ----------
12    Bloomingdale MSA             IL     1995   1981/88/91
- --    ------------------------- -------   ----   ----------
13    Indianapolis MSA             IN     1995     1968/87
- --    ------------------------- -------   ----   ----------
14    North/Central Kansas         KS     1995     1987/90
- --    ------------------------- -------   ----   ----------
15    Monroe MSA                   LA     1996      1985
- --    ------------------------- -------   ----   ----------
16    Boston MSA                   MA     1997     1989/92
- --    ------------------------- -------   ----   ----------
17    Boston MSA                   MA     1996   1966/91/94
- --    ------------------------- -------   ----   ----------
18    Worcester County MSA         MA     1996     1971/87
- --    ------------------------- -------   ----   ----------
19    Essex County MSA             MA     1995     1993/94
- --    ------------------------- -------   ----   ----------
20    Baltimore MSA                MD     1997   1959/82/92
- --    ------------------------- -------   ----   ----------
21    Baltimore MSA                MD     1997     1956/91
- --    ------------------------- -------   ----   ----------
22    Westminister MSA             MD     1997     1987/94
- --    ------------------------- -------   ----   ----------
23    Washington-Baltimore         MD     1996     1979/93
- --    ------------------------- -------   ----   ----------
24    Genesee County MSA           MI     1995     1980/93
- --    ------------------------- -------   ----   ----------
25    Minneapolis MSA              MN     1995     1962/94
- --    ------------------------- -------   ----   ----------
26    Las Vegas MSA                NV     1997     1992/97
- --    ------------------------- -------   ----   ----------
27    Rochester MSA                NY     1997   1959/82/92
- --    ------------------------- -------   ----   ----------
28    Chemung County MSA           NY     1997   1967/81/95
- --    ------------------------- -------   ----   ----------
29    Orange County MSA            NY     1997      1980
- --    ------------------------- -------   ----   ----------
30    Syracuse MSA                 NY     1997     1988/94
- --    ------------------------- -------   ----   ----------
31    Syracuse MSA                 NY     1997     1954/97
- --    ------------------------- -------   ----   ----------
32    White Plains MSA             NY     1996     1980/93
- --    ------------------------- -------   ----   ----------
33    Buffalo MSA                  NY     1996     1985/89
- --    ------------------------- -------   ----   ----------
34    Dayton MSA                   OH     1997     1969/94
- --    ------------------------- -------   ----   ----------
35    Cincinnati MSA               OH     1996   1956/88/94
- --    ------------------------- -------   ----   ----------
36    Bucks County MSA             PA     1995     1968/75
- --    ------------------------- -------   ----   ----------
37    Johnson City                 TN     1996   1971/91/96
- --    ------------------------- -------   ----   ----------
38    Amarillo MSA                 TX     1995     1982/86
- --    ------------------------- -------   ----   ----------
39    Burlington MSA               VT     1995   1979/89/92
- --    ------------------------- -------   ----   ----------
40    Burlington MSA               VT     1995   1979/89/92
- --    ------------------------- -------   ----   ----------
41    Washington D.C. MSA          VA     1996   1968/86/91
- --    ------------------------- -------   ----   ----------
42    Prince William City MSA      VA     1997   1972/88/96
- --    ------------------------- -------   ----   ----------
43    Norfolk-Chesapeake MSA       VA     1997    1981/8/87
- --    ------------------------- -------   ----   ----------
44    Milwaukee MSA                WN     1995      1972
==    ========================= =======   ====   ==========
      Survey Low:
      Survey High:
      SURVEY MEAN:



         NO.        TOTAL        SHOP      BUDGETED     EXPENSE
 NO.   STORIES       GLA         GLA     CAM EXPENSE   PER SQ/FT   LOCATION
===== ========= ============= ========= ============= =========== =========
1        1         1,536,223  508,942    $5,500,000      $10.81   Suburban
- --    ---------    ---------  -------    ----------      ------   ---------
2        1       $   518,422  183,430    $2,800,000      $15.26   Urban
- --    ---------  -----------  -------    ----------      ------   ---------
3        2         1,066,161  410,168    $3,065,000      $ 7.47   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
4        2         1,270,146  499,868    $3,583,000      $ 7.17   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
5        1           671,493  232,033    $1,330,000      $ 5.73   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
6        1         1,064,922  246,379    $1,700,000      $ 6.90   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
7        1         1,120,827  290,385    $1,820,000      $ 6.27   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
8        1         1,171,127  293,183    $1,700,000      $ 5.80   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
9        1           518,422  191,919    $1,116,375      $ 5.82   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
10       1         2,012,865  830,287    $5,790,000      $ 6.97   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
11       2         1,477,103  569,926    $4,928,000      $ 8.65   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
12       2         1,292,186  427,609    $2,030,000      $ 4.75   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
13       1         1,239,059  260,359    $1,431,000      $ 5.50   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
14       1           400,307  185,324    $  830,000      $ 4.48   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
15       1           920,779  338,875    $1,500,000      $ 4.43   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
16       1           770,575  283,464    $2,100,000      $ 7.41   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
17       2         1,155,068  431,068    $3,210,000      $ 7.45   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
18       1           445,875  182,372    $1,410,000      $ 7.73   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
19       2           863,344  329,065    $2,315,000      $ 7.04   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
20       4           952,021  532,892    $4,860,000      $ 9.12   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
21       1           862,313  241,146    $1,925,000      $ 7.98   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
22       1           529,702  194,271    $1,300,000      $ 6.69   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
23       2           661,534  245,112    $1,800,000      $ 7.34   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
24       1           451,036  230,625    $  902,000      $ 3.91   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
25       1           982,228  201,561    $1,950,000      $ 9.67   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
26       1           475,940  475,940    $7,000,000      $14.71   Urban
- --    ---------  -----------  -------    ----------      ------   ---------
27       1         1,122,021  427,019    $2,830,000      $ 6.63   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
28       2           910,623  306,188    $1,800,000      $ 5.88   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
29       1           465,984  153,331    $1,130,000      $ 7.37   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
30       1           789,032  302,979    $2,135,000      $ 7.05   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
31       2         1,006,645  403,672    $2,860,000      $ 7.08   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
32       4           882,728  326,813    $3,000,000      $ 9.18   Urban
- --    ---------  -----------  -------    ----------      ------   ---------
33       1           753,105  285,771    $ 1,665,00      $ 5.83   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
34       2         1,329,514  484,689    $2,340,000      $ 4.83   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
35       2         1,117,491  381,943    $3,100,000      $ 8.12   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
36       1           348,309  305,212    $1,824,000      $ 5.98   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------




37       2           557,715  223,110    $  955,000      $ 4.28   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
38       1           889,508  316,190    $1,180,000      $ 3.73   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
39       1           490,424  185,398    $1,000,000      $ 5.39   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
40       1           490,424  185,398    $1,000,000      $ 5.39   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
41       2         1,446,222  784,575    $4,733,603      $ 6.03   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
42       1           716,800  302,900    $1,590,000      $ 5.25   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
43       2           770,209  306,890    $1,140,000      $ 3.71   Suburban
- --    ---------  -----------  -------    ----------      ------   ---------
44       1         1,014,851  395,598    $2,420,000      $ 6.12   Suburban
==    =========  ===========  =======    ==========      ======   =========
                     348,309  153,331    $  830,000      $ 3.71
                   2,012,865  830,287    $7,000,000      $15.26
                     898,347  338,497    $2,377,277      $ 6.88

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

REIMBURSABLE OPERATING EXPENSES

     We have analyzed each item of expense individually and attempted to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion, judgment and experience. The following is a detailed summary and discussion of the reimbursable operating expenses incurred in the operation of the subject property during the initial year of the investment holding period. Please note that our expense estimates reflect a fiscal year of operation.

     COMMON AREA MAINTENANCE - This expense category includes the annual cost of building maintenance contracts, recoverable labor, benefits, security, landscaping, cleaning, janitorial, supplies, trash removal, exterior lighting, common area energy, equipment rental, gas and fuel, and other miscellaneous charges. In addition, ownership can recoup the cost of extraordinary capital items from the tenants such as paving or other expenses. For billing purposes, management is also permitted to add certain non-operational charges for interest and depreciation of capital repairs. The Mills corporation's standard lease also allows ownership to pass along the cost of property management as a part of CAM. Management will be discussed separately within this section.

     Ownership has budgeted a 1998 CAM expense of approximately $5,240,000, equivalent to $9.67 per square foot of mall GLA exclusive of anchors, and net of administrative fees, management fees, and reserves. This is also net of food court charges which we treat separately. A comparison can be made to the other Mills-type projects as shown in the following table.

=====================================================================
                           MILLS CENTERS
                     ACTUAL CAM BUDGETS - 1996
=====================================================================
      CENTER        MALL GLA (SF) *      1996 BUDGET     UNIT RATE
=====================================================================
Potomac Mills                 641,204       $ 6,110,425     $   9.53
- ---------------------------------------------------------------------
Franklin Mills                616,196       $ 7,388,303      $ 11.99
- ---------------------------------------------------------------------
Sawgrass Mills                703,923       $ 8,252,270      $ 11.72
- ---------------------------------------------------------------------
Gurnee Mills                  637,390       $ 6,426,902      $ 10.08
- ---------------------------------------------------------------------
Ontario Mills                 568,228       $ 5,250,350     $   9.24
- ---------------------------------------------------------------------
Arizona Mills                 527,600       $ 3,429,406     $   6.50
=====================================================================
AVERAGE                       612,523       $ 6,087,005       $ 9.94
=====================================================================
* Forecasted 1996. Ontario Arizona are budgeted first-year figures.
=====================================================================


     At $9.67 per square foot, CAM expenses at Grapevine Mills are well supported by comparable Mills' projects.

     The cart on the FACING PAGE presents a summary of comparable CAM expenses at other regional shopping malls. As can be seen, common area maintenance costs generally range from roughly $3.70 to $15.26 per square foot, with an overall mean of approximately $6.88 per foot. Most urban properties show higher CAM costs.

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

   Overall, we believe that budgeted CAM expenses at the subject are well supported by the comparable data. In FY 1999, our CAM expense is projected to be $5,331,700, or $9.84 per square foot of mall shop (non-anchor) GLA, excluding management.

    REAL ESTATE TAXES -- The projected taxes to be incurred in 1998 are equal to approximately $2,780,000, or $2.31 per square foot of total owned GLA.
A full discussion of taxes was previously presented within our analysis.
In our first fiscal year of analysis, taxes are equivalent to $2,828,202.

     FOOD COURT CAM (Common Seating) -- The cost of maintaining the food court is forecasted to be $315,000 in 1998 based upon ownership's budget, equal to $320,513 on a fiscal basis. Included here are such items as payroll for administration, maintenance and security, supplies, and other miscellaneous expenses. On the basis of food court gross leasable area of 11,532 (plus or minus) square feet, this expense is equal to $27.79 per square foot. As articulated, food court tenants are assessed a separate charge for this expense based upon their pro-rata share of the expense plus a 15.0 percent fee. Food court CAM expenses at the subject can be compared to other Mills centers as follows:

              FOOD COURT CAM BUDGETS--1996
========================================================
     CENTER     FOOD COURT GLA    EXPENSES    UNIT RATE
- --------------  -------------- ------------  -----------
Potomac Mills   10,654 SF        $  270,480     $25.39
Franklin Mills  11,875 SF        $  575,987     $48.50
Sawgrass Mills  26,737 SF        $  728,857     $27.26
Gurnee Mills    17,859 SF        $  670,213     $37.55
Ontario Mills   10,140 SF        $  332,735     $32.50
                ============== ============  ===========
                77,265 SF        $2,578,272     $33.37
                ============== ============  ===========

     From the data, the budgeted food court expense at Grapevine Mills appears to be comparable to that of the other Mills projects.

     MANAGEMENT -- Typical management fees for a regional shopping center range from 3.0 to 5.0 percent of minimum and percentage rents depending upon the size of the center. Given the characteristics of the subject property coupled with the fact that we are separately accounting for leasing commissions, we would be inclined to conclude at a management fee within this typical range. Typical underwriting guidelines stipulate a management fee of 5.0 percent of minimum and percentage rent, which results in a first year expense of $1,038,736. Alternatively, this amount is equivalent to approximately 3.4 percent of effective gross income and $1.92 per square foot of mall shop GLA.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------


NON-REIMBURSABLE EXPENSES

     Total non-reimbursable expenses at the subject property are projected from ownership's budget, accepted practices, and industry standards. Again, we have analyzed each item of expenditure in an attempt to project what the typical investor in a property similar to the subject would consider reasonable, based upon actual operations, informed opinion, and experience. The following is a detailed summary and discussion of non-reimbursable expenses incurred in the operation of the subject property for the initial year.

     GENERAL AND ADMINISTRATIVE - This expense category relates to non-recoverable maintenance and administrative expenses incurred by ownership. This category is provided for various miscellaneous and sundry expenses that ownership typically incurs without pass-through to tenants. Such items as unrecovered repair costs, preparation of suites for temporary tenants, certain non-recurring expenses, expenses associated with maintaining vacant space, and bad debts in excess of our credit loss provision would be included here.

     We would note that ownership has budgeted this expense at approximately $590,000 per year, or $1.09 per square foot of mall shop GLA ($0.49 per square foot of total owned GLA).

     The general and administrative expense includes certain administrative costs, as well as ownership's contribution to the marketing fund/advertising. Industry averages suggest a marketing expense between $0.40-$1.20 per square foot, with administrative costs between $0.60-$1.20 per foot of mall shop GLA.

     Historical general and administrative expenses for the other Mills projects is provided on the following chart.

=====================================================================
                           MILLS CENTERS
                      HISTORICAL G&A EXPENSES
=====================================================================
     CENTER          OWNED GLA          1996          UNIT RATE *
=====================================================================
Potomac Mills            1,559,674       $ 421,112          $0.27/SF
- ---------------------------------------------------------------------
Franklin Mills           1,593,297       $ 589,520          $0.37/SF
- ---------------------------------------------------------------------
Gurnee Mills             1,290,451       $ 477,467          $0.37/SF
- ---------------------------------------------------------------------
Sawgrass Mills           1,600,879       $ 912,501          $0.57/SF
- ---------------------------------------------------------------------
Ontario Mills            1,183,967       $ 663,063          $0.56/SF
- ---------------------------------------------------------------------
AVERAGE                  1,453,045       $ 624,436          $0.43/SF
=====================================================================
* Based upon total owned GLA at year ending 1996. Ontario is budgeted.
=====================================================================


     From the above we see that general and administrative expenses in 1996 ranged from approximately $421,000 to $912,501, or $0.27 to $0.57 per square foot. On average, they ran $0.43 per square foot of total owned GLA. The budgeted expense is supported by these comparables. Our fiscal year 1999 expense is equal to $600,325.

                                                INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

    MISCELLANEOUS -- This catch-all category is provided for various miscellaneous and sundry expenses that ownership will typically incur. Such items as unrecovered repair costs, non-recurring expenses, expenses associated with maintaining vacant space, and bad debts in excess of our credit loss provision would be included here. In the initial year, these miscellaneous items are forecasted to amount to approximately $50,000, equivalent to about $0.09 per square foot of mall shop GLA.

    ALTERATIONS -- The principal component of this expense is ownership's estimated cost to prepare a vacant suite for tenant use. At the expiration of a lease, we have made a provision for the likely expenditure of some monies on ownership's part for tenant improvement allowances. In this regard, and based upon underwriting guidelines, we have forecasted a cost of $15.00 per square foot for turnover space (initial cost growing at expense growth rate) weighted by our turnover probability of 35.0 percent. We have forecasted a rate of $5.00 per square foot for renewal (rollover) tenants, based on a renewal probability of 65.0 percent. The blended rate based on our 70/30 turnover probability is therefore $8.50 per square foot. These costs are forecasted to increase at our implied expense growth rate.

    LEASING COMMISSIONS--A typical structure for retail leasing commissions is $3.00 to $4.00 per square foot for new tenants and $1.00 to $3.00 per square foot for renewal tenants. Based upon typical underwriting guidelines, we have utilized a rate of $2.50 for new tenants and $1.50 for renewal tenants. The cost is weighted by our 65/35 percent renewal/turnover probability. Thus, upon lease expiration, a leasing commission charge of $1.85 per square foot would be incurred.

    REPLACEMENT RESERVES -- It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof, parking lot and certain mechanical items. The repairs and maintenance expense category has historically included some capital items which have been passed through to the tenants. This appears to be a fairly common practice among most malls. However, we feel that over a holding period some repairs or replacements will be needed that will not be passed on to the tenants. Typical replacement reserves range anywhere from $0.10 to $0.20 per square foot depending upon the age and quality of the center. For purposes of this report, based upon the required underwriting guidelines, we have estimated an expense of $0.20 per square foot of owned GLA. During the first year this expense is equal to $240,662, thereafter increasing by our expense growth rate.

NET INCOME/NET CASH FLOW

   The total expenses of the subject property, including alterations, commission, capital expenditures, and reserves, are annually deducted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. In the initial year of investment, the net operating income is forecasted to be equal to approximately $20.40 million which is equivalent to 66.7 percent of effective gross income. Deducting other expenses including capital items results in a net cash flow before debt service of approximately $19,592,213.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

=====================================================================
                         OPERATING SUMMARY
           INITIAL YEAR OF INVESTMENT - FISCAL YEAR 1999
=====================================================================
                       Aggregate Sum    Unit Rate*   Operating Ratio
=====================================================================
Effective Gross         $ 30,570,522      $  24.63          100.0%
Income
- ---------------------------------------------------------------------
Operating Expenses      $ 10,170,351      $   8.20           33.3%
- ---------------------------------------------------------------------
Net Operating Income    $ 20,400,171      $  16.44           66.7%
- ---------------------------------------------------------------------
Other Expenses          $    807,958      $   0.65            2.6%
- ---------------------------------------------------------------------
Cash Flow               $ 19,592,213       $ 15.79           64.1%
=====================================================================
*  Based on total owned GLA of 1,240,971+/- square feet.
=====================================================================


     The rate of change to both net income and cash flow is important from an investor's perspective. Our cash flow model has forecasted the following compound annual growth rates over the holding period FY 1999 through FY 2008 on a fiscal year basis.

                  ==============================================
                                  INCOME GROWTH
                  ==============================================
                  Net Operating Income:                    3.0%
                  ----------------------------------------------
                  Net Cash Flow:                           2.0%
                  ==============================================


     Growth rates in net operating income and net cash flow are forecasted to approximate to 3.0 and 2.0. percent per annum, respectively, representing moderate growth potential to an investor in the property.

================================
INVESTMENT PARAMETERS
Discounted Cash Flow
================================

     After projecting the income and expense components of the subject property, investment parameters must be set in order to forecast property performance over the holding period. These parameters include the selection of capitalization rates (both initial and terminal) and application of an appropriate discount or yield rate, also referred to as the internal rate of return (IRR).

SELECTION OF CAPITALIZATION RATES

     OVERALL CAPITALIZATION RATE

     The overall capitalization rate bears a direct relationship between net operating income generated by the real estate in the initial year of investment (or initial stabilized year) and the value of the asset in the marketplace. Overall rates are affected by the existing leasing schedule of the property, the strength or weakness of the local rental market, the property's position relative to competing properties, and the risk/return characteristics associated with competitive investments.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

=========================================================
              OVERALL CAPITALIZATION RATES
                  REGIONAL MALL SALES
=========================================================
      YEAR             RANGE        MEAN    POINT CHANGE
=========================================================
      1988         5.00% - 8.00%    6.19%           --
- ---------------------------------------------------------
      1989         4.57% - 7.26%    6.22%        +   3
- ---------------------------------------------------------
      1990         5.06% - 9.11%    6.29%        +   7
- ---------------------------------------------------------
      1991         5.60% - 7.82%    6.44%        +  15
- ---------------------------------------------------------
      1992         6.00% - 7.97%    7.31%        +  87
- ---------------------------------------------------------
      1993         7.00% -10.10%    7.92%        +  61
- ---------------------------------------------------------
      1994         6.98% -10.29%    8.37%        +  45
- ---------------------------------------------------------
      1995         7.25% -11.10%    9.13%        +  76
- ---------------------------------------------------------
      1996         7.00% -12.00%    9.44%        +  31
- ---------------------------------------------------------
      1997         7.34% -12.77%    9.56%        +  12
- ---------------------------------------------------------
    YTD 1998       7.40% -12.01%    9.43%        -  13
- ----------------------===================================
   BASIS POINT CHANGE
=========================================================
    1988-1998                                + 324 BPs
=========================================================
    1992-1998                                + 212 BPs
=========================================================


     The data shows that the between 1988 and 1997 average capitalization rate have demonstrated a rising trend each year. Year to date figures through July 1998 mark the first decrease in overall rates over the period studied. Nevertheless the average for 1998 represents a 324 basis point increase since 1988 and 212 basis points since 1992. During the early 1990s the increase in capitalization rates was a reflection of both rising interest rates and increasing first year returns demanded by investors in light of several fundamental changes in the retail sector. More recently the competition for well location and performing centers has increased, fueled primarily by the REITs and has resulted in declining capitalization rates. Although the year to date figures represent a modest decline from 1997 it is important to note that two thirds of the property transferred based capitalization rates of less than
9.5 percent with one third of the properties less than 9.0 percent. We believe as 1998 continues a further decline in capitalization rate is likely.

     The Cushman & Wakefield's Spring 1998 survey reveals that going-in cap rates for CLASS A regional shopping centers range between 7.0 and 11.0 percent, with a low average of 7.4 percent and high average of 8.9 percent, respectively; a spread of 150 basis points. On an overall basis, when Class B assets and "Value Added" opportunities are added, the low and high means are
8.0 percent and 9.3 percent, respectively. As expected, criteria for both Class B and "Value Added" malls, going-in capitalization and yield rates range from 100 to 300 basis points above rates for Class A assets.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     Terminal, or going-out rates for CLASS A assets are now averaging 7.9 and
9.3 percent, indicating a spread of 50 basis points over the going-in rates. Again, on an overall basis, including Class B and "value added" properties, the respective averages are 8.1 percent and 9.0 percent. Finally, our current survey also shows that investors have become more cautious in their underwriting, positioning "retail" lower on their investment rating scales in terms of preferred investments.

=================================================================================
               CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES
                NATIONAL INVESTOR SURVEY - REGIONAL MALLS (%)
=================================================================================
 INVESTMENT       AUTUMN 1996          SUMMER 1997*         SPRING 1998 *
              -------------------------------------------------------------------
 PARAMETERS      LOW       HIGH       LOW          HIGH       LOW        HIGH
=================================================================================
OAR/Going-In  7.0 - 9.0  7.5 - 9.5  7.5 - 10.0  7.8 - 11.0  7.0 - 9.5  7.5 - 12.0
                 7.9        8.2        8.4         9.1         8.0        9.3
- ---------------------------------------------------------------------------------
OAR/Terminal  7.0 - 9.5  7.8 -11.0  8.0 -10.3   8.0 -11.0   7.5 - 9.0  7.9 - 11.5
                 8.2        8.6        8.7        9.4          8.1        9.0
- ---------------------------------------------------------------------------------
IRR           10.0-15.0  11.0-15.0  10.0-20.0   10.5-12.8   9.5 -18.0 10.5 - 18.0
                11.4       11.8       13.4        13.9         12.8       13.6
=================================================================================
* Reflects overall results which includes Class A/B properties as well as value added opportunities.
=================================================================================

     The Second Quarter 1998 Peter F. Korpacz survey concurs with these findings, citing downward pressure on rates fueled by the strong competition for regional malls. Mall portfolios continue to be actively traded as this property type is clearly leading the consolidation of real estate ownership into fewer but substantially larger entities. The Korpacz study also suggests that cap rates are falling due to continued strong demand from REITs. Some investors feel that pricing is still economic due to the overall pessimism which prevailed during the past few years.

     The survey also cites the considerable number of malls transferring as compared with past years. In many cases the sellers are institutional investors who are liquidating assets in commingled funds or other finite life vehicles. Although most offerings tend to be Class "B" properties, there appears to be ample demand for this product and an active transaction market is developing. While pension funds and other institutional investors continue to seek only trophy and Class "A" malls, REITs have been active in acquiring Class "B" centers. Many of the available "B" malls are being marketed for redevelopment--for example, to be de-malled into power centers. On such a property, the survey cites seller expectations of cap rates in the mid-teens--14.0 percent to 15.0 percent--because the buyer takes a substantial risk in a redevelopment deal.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

==========================================================================
                      NATIONAL REGIONAL MALL MARKET
                           SECOND QUARTER 1998
==========================================================================
                               CURRENT          LAST
      KEY INDICATORS           QUARTER        QUARTER        YEAR AGO
==========================================================================
FREE & CLEAR EQUITY IRR
==========================================================================
RANGE                       10.00%-13.00%    9.50%-13.00%  10.50%-14.00%
AVERAGE                        11.30%          11.50%         11.75%
- --------------------------------------------------------------------------
CHANGE (Basis Points)             -             -20             -45
==========================================================================
FREE & CLEAR GOING-IN CAP RATE
==========================================================================
RANGE                       7.00%-11.00%    7.00%-11.00%   7.00%-11.00%
AVERAGE                         8.45%          8.51%           8.57%
- --------------------------------------------------------------------------
CHANGE (Basis Points)             -             - 6             -12
==========================================================================
RESIDUAL CAP RATE
==========================================================================
RANGE                       7.50%-11.00%    7.50%-11.00%   7.50%-11.00%
AVERAGE                         8.76%          8.80%           8.78%
- --------------------------------------------------------------------------
CHANGE (Basis Points)             -             - 4             - 2
==========================================================================
Source: Peter Korpacz Associates, Inc. - Real Estate Investor Survey (Second Qtr. 1998)
==========================================================================

     As can be seen from the data, the average IRR has decreased by 20 basis point to 11.30 percent from the previous quarter and is 45 basis points below year-ago levels. The quarter's average initial free and clear equity cap rate fell only 6 basis points to 8.45 percent from last quarter (and is only 12 points below year-ago levels). The residual cap rate is also virtually unchanged at 8.76 percent (2 points lower than the prior year).

     Most retail properties that are considered institutional grade are existing, seasoned centers with good inflation protection that offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated renovation and re-merchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities are now serious impediments to new retail development.

     Finally, investors have recognized that the retail landscape has been fundamentally altered by consumer lifestyles changes, industry consolidations and bankruptcies. This trend was strongly in evidence as the economy proceeds through 1998 in view of the wave of retail chains whose troublesome earnings are forcing major restructures or even liquidations. Trends toward more casual dress at work and consumers growing pre-occupation with their leisure and home lives have created the need for refocused leasing efforts to bring those tenants to the mall that help differentiate them from the competition. As such, entertainment, a loosely defined concept, is one of the most common directions malls have taken. A trend toward bringing in larger specialty and category tenants to the mall is also in evidence. The risk from an owners standpoint is finding that mix which works the best. Nonetheless, the cumulative effect of these changes which had given to a rise in rates as investors found it necessary to adjust their risk premiums in their underwriting, has been some mitigated by the accelerated demand from buyers.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     Based upon this discussion, we are inclined to group and characterize regional malls into the general categories following:

      CAP RATE RANGE          CATEGORY
      --------------          --------
      7.0% to 7.5% (A+)       Top 15 to 20+/- malls in the country.
                              Excellent demographics with high sales
                              ($400+/-/SF) and good upside.

      7.5% to 8.5% (A)        Dominant Class A investment grade
                              property, high sales levels, relatively good health ratios, excellent demographics (top 50 markets), and considered to present a significant barrier to entry within its trade area. Sales tend to be in the $300 to $350 per square foot range.

      8.5% to 11.0% (B+/B-)   Somewhat broad characterization of
                              investment quality properties ranging from primary MSAs to second tier cities. Properties at the higher end of the scale are probably somewhat vulnerable to new competition in their market.

      11.0% to 14.0% (B-/C)   Remaining product which has limited appeal
                              or significant risk which will attract only a smaller, select group of investors.

     CONCLUSION - OVERALL CAPITALIZATION RATE

     Based upon this analysis, we can develop a going-in capitalization rate for the subject based upon its tenancy, investment appeal, quality, and inherent risks.

     To summarize, the following points present an overview of our analysis of the subject's investment appeal:

     o Grapevine Mills is situated in a strong trade area with a growing population base and above average household income levels.

     o The subject is expected to perform above regional norms for sales productivity, and will have a unique tenancy not found at any of the area's competing properties.

     o     The mall is benefited by the large volume of tourists.

     Overall, we are inclined to group the subject property as a "A" to "B+" category previously discussed.

     Thus, we have looked toward a capitalization rate between 8.50 and 9.00 percent for the subject property.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     TERMINAL CAPITALIZATION RATE

     The residual cash flows generated annually by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize; hence a slightly higher rate is warranted for added risks in forecasting. On average, the Cushman & Wakefield survey shows a 30 basis point differential, while Korpacz reports 31 basis points.

     For the subject, however, we believe that it is necessary to add 50 basis points to the terminal capitalization rate. Although we have elected to utilize a conservative posture in many of our assumptions, a significant amount of risk is evident in the projected lease-up of the property. Therefore, to the range of stabilized overall capitalization rates, we have added 50 basis points to arrive at a projected terminal capitalization rate ranging from 9.0 to 9.50 percent. This provision is made for the risk of lease-up and maintaining a certain level of occupancy in the center, its level of revenue collection, the prospects of future competition, as well as the uncertainty of maintaining the forecasted growth rates over such a holding period. In our opinion, this range of terminal rates would be appropriate for the subject. Thus, this range of rates is applied to the following year's net operating income before reserves, capital expenditures, leasing commissions and alterations as it would be the first received by a new purchaser of the subject property. Applying a rate of say 9.25 percent for disposition, a current investor would dispose of the subject property at the end of the investment holding period for an amount of approximately $309.3 million based upon FY 2009 net income of $28.6 million.

     From the projected reversionary value to an investor, we have made a deduction to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 2.0 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses, including an allowance for alteration costs that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax the net proceeds of sale to be received by an investor in the subject property at the end of the holding period.

===============================================================================
                          NET PROCEEDS AT REVERSION
===============================================================================
                                     LESS COSTS OF SALE AND
NET INCOME FY 2009   GROSS SALE   MISCELLANEOUS EXPENSES @ 2.0%  NET PROCEEDS
                       PRICE
===============================================================================
   $28,611,303      $309,311,384           $6,186,278            $303,125,156
===============================================================================


SELECTION OF DISCOUNT RATE/INTERNAL RATE OF RETURN

     The discounted cash flow analysis makes several assumptions which reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     Yield rates on long term real estate investments range widely between property types. As cited in Cushman & Wakefield's Spring 1998 survey, investors in regional malls are currently looking at broad rates of return between 9.50 and 18.00 percent. The average low IRR for CLASS A malls is 10.70 percent, while the average high is 11.90 percent. The indicated low and high averages for CLASS B properties are 16.00 percent. Peter F. Korpacz reports an average internal rate of return of 11.30 percent for the Second Quarter 1998, down 20 basis points from the last quarter.

     The yield rate on a long-term real estate investment can also be compared with yield rates offered by alternative financial investments since real estate must compete in the open market for capital. In developing an appropriate risk rate for the subject, consideration has been given to a number of different investment opportunities. The following is a list of rates offered by other types of securities:

    =================================================
     MARKET RATES AND BOND YIELDS (%) JULY 22, 1998
    =================================================
    Reserve Bank Discount Rate               5.42%
    -------------------------------------------------
    Prime Rate                               8.50%
    -------------------------------------------------
    6-Month Treasury Bills                   5.34%
    -------------------------------------------------
    U.S. 10-Year Notes                       5.46%
    -------------------------------------------------
    U.S. 30-Year Bonds                       5.66%
    -------------------------------------------------
    Corporate Bonds Aaa                      6.52%
    =================================================
    Source: Federal Reserve Statistical Release
    =================================================


     This compilation of yield rates from alternative investments reflects varying degrees of risk as perceived by the market. Therefore, a riskless level of investment might be seen in a six-month treasury bill at 5.34 percent. A more risky investment, such as corporate bonds, would currently yield a much higher rate of 6.52 percent. The prime rate is currently 8.50 percent, while the discount rate is 5.42 percent. Ten-year treasury notes are currently yielding around 5.46 percent, while 30-year bonds are at 5.66 percent.

     Real estate investment typically requires a higher rate of return (yield) and is much influenced by the relative health of financial markets. A retail center investment tends to incorporate a blend of risk and credit based on the tenant mix, the anchors that are included (or excluded) in the transaction, and the assumptions of growth incorporated within the cash flow analysis. An appropriate discount rate selected for a retail center thus attempts to consider the underlying credit and security of the income stream, and includes an appropriate premium for liquidity issues relating to the asset.

     There has historically been a consistent relationship between the spread in rates of return for real estate and the "safe rate" available through long-term treasuries or high-grade corporate bonds. A wider gap between return requirements for real estate and alternative investments has been created in recent years due to illiquidity issues, the absence of third party financing, and the decline in property values.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

     Investors have suggested that the regional mall market has become increasingly "tiered" over the past two years. The country's premier malls are considered to have the strongest trade areas, excellent anchor alignments, and significant barriers of entry to future competitive supply. These and other "dominant" malls will have average mall shop sales above $350 per square foot and be attractive investment vehicles in the current market.

     It is our opinion that the subject would attract moderate to strong interest from REITs. Given the occupancy status of the property institutional investors, which prefer less management intensive properties, would also be a likely purchaser of the property.

     Finally, application of these rate parameters to the subject should entail some sensitivity to the rate at which leases will be expiring over the projection period. A complete expiration report is included in the ADDENDA.

     WE WOULD ALSO NOTE THAT MUCH OF THE RISK FACTORED INTO SUCH AN ANALYSIS IS REFLECTED IN THE ASSUMPTIONS EMPLOYED WITHIN THE CASH FLOW MODEL, INCLUDING RENT AND SALES GROWTH, TURNOVER PROBABILITY, RESERVES FOR REPLACEMENT, AND VACANCY PROVISIONS.

     We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 11.00 and 11.50 percent for the mall operating on an "as is" basis.

PRESENT VALUE ANALYSIS

     Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the "As Is" cash flows anticipated over a 10-year period commencing on July 1. 1998.

     A sale or reversion is deemed to occur at the end of the 10th year based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 10th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

     The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yield to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

  ================================
  CASH FLOW ASSUMPTIONS
  ================================

  =============================================================================
            SUMMARY OF CRITICAL ASSUMPTIONS FOR DISCOUNTED CASH FLOW
  =============================================================================
  SUBJECT PROPERTY                                 GRAPEVINE MILLS
  -----------------------------------------------------------------------------
  LOCATION                                        GRAPEVINE, TEXAS
  =============================================================================
  SQUARE FOOTAGE RECONCILIATION
  =============================================================================
  TOTAL GROSS LEASABLE AREA                                         1,240,971
  -----------------------------------------------------------------------------
       ANCHOR TENANT GLA                                              699,303
  -----------------------------------------------------------------------------
       IN LINE MALL SHOPS                                             511,394
  -----------------------------------------------------------------------------
       FOOD COURT                                                      11,532
  -----------------------------------------------------------------------------
       SPECIALTY RESTAURANT                                            16,158
  -----------------------------------------------------------------------------
       KIOSK GLA                                                        2,584
  -----------------------------------------------------------------------------
       TOTAL OWNED GLA                                                318,705
  =============================================================================

  =============================================================================
  MARKET RENT CONCLUSIONS
  =============================================================================
  MARKET RENT ESTIMATES (1998)
  -----------------------------------------------------------------------------
       TENANTS  <          1,200 SQ FT                               $  41.00
  -----------------------------------------------------------------------------
       TENANTS  1,201 -    2,000 SQ FT                               $  33.00
  -----------------------------------------------------------------------------
       TENANTS  2,001 -    3,500 SQ FT                               $  25.00
  -----------------------------------------------------------------------------
       TENANTS  3,501 -    5,000 SQ FT                               $  20.00
  -----------------------------------------------------------------------------
       TENANTS  5,001 -    7,500 SQ FT                               $  19.00
  -----------------------------------------------------------------------------
       TENANTS  >          7,500 SQ FT                               $  16.00
  -----------------------------------------------------------------------------
  AVERAGE MALL SHOP RENT PER SQ FT                                   $  22.50
  -----------------------------------------------------------------------------
       FOOD COURT                                                    $  60.00
  -----------------------------------------------------------------------------
       KIOSK                                                          $150.00
  =============================================================================


  =============================================================================
  GROWTH RATE ASSUMPTIONS
  =============================================================================
  RETAIL SALES GROWTH RATE                                        1998 - 6.0%
                                                                  1999 - 5.0%
                                                                  2000 - 4.0%
                                                            Thereafter - 3.5%
  -----------------------------------------------------------------------------
  MARKET RENTAL GROWTH RATE                                       1998 - 3.0%
                                                              Thereafter 3.5%
  -----------------------------------------------------------------------------
  GENERAL EXPENSE GROWTH RATE                                            3.5%
  -----------------------------------------------------------------------------
  REAL ESTATE TAX GROWTH RATE                                            3.5%
  =============================================================================

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------

  =============================================================================
  VACANCY & TYPICAL LEASE TERMS
  =============================================================================
  AVERAGE LEASE TERM                                                 10 Years
  -----------------------------------------------------------------------------
  RENT STEP                                               10% after 60 months
  -----------------------------------------------------------------------------
  RENEWAL PROBABILITY                                                  65.0 %
  -----------------------------------------------------------------------------
  WEIGHTED AVERAGE DOWNTIME                                          2 Months
  -----------------------------------------------------------------------------
  CREDIT RISK LOSS                                                       5.0%
  -----------------------------------------------------------------------------
  STABILIZED OCCUPANCY                                                  95.0%
  -----------------------------------------------------------------------------
  CURRENT VACANCY                                                  71,553+/- SF
  -----------------------------------------------------------------------------
  FORECASTED DATE OF STABILIZATION                                  June 2000
  -----------------------------------------------------------------------------
  ABSORPTION PERIOD                                                 24 Months
  =============================================================================


  =============================================================================
  OPERATING EXPENSE DATA
  =============================================================================
  TENANT IMPROVEMENT ALLOWANCES
  -----------------------------------------------------------------------------
       NEW TENANTS                                                  $15.00/SF
  -----------------------------------------------------------------------------
       RENEWAL TENANTS                                             $  5.00/SF
  -----------------------------------------------------------------------------
  LEASING COMMISSIONS
  -----------------------------------------------------------------------------
       NEW TENANTS                                                 $  2.50/SF
  -----------------------------------------------------------------------------
       RENEWAL TENANTS                                             $  1.50/SF
  -----------------------------------------------------------------------------
  OTHER OPERATING ITEMS
  -----------------------------------------------------------------------------
       MANAGEMENT FEE (OF MIN.& % RENT)                                  5.0%
  -----------------------------------------------------------------------------
       CAPITAL RESERVES (OF OWNED GLA)                             $  0.20/SF
  =============================================================================


  =============================================================================
                                                         "AS IS"
  RATES OF RETURN                                        ANALYSIS
  =============================================================================
  CASH FLOW START DATE                                          July 1, 1998
  -----------------------------------------------------------------------------
  GOING-IN CAPITALIZATION RATE                                8.50 -   9.00%
  -----------------------------------------------------------------------------
  TERMINAL CAPITALIZATION RATE                                9.00 -   9.50%
  -----------------------------------------------------------------------------
  DISCOUNT RATE                                               11.00 - 11.50%
  -----------------------------------------------------------------------------
  REVERSIONARY SALES COSTS                                             2.00%
  -----------------------------------------------------------------------------
  HOLDING PERIOD                                                    10 Years
  =============================================================================

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------


  ================================
  DISCOUNTED CASH FLOW
  "As Is" Analysis
  ================================

     For a property such as the subject, it is our opinion that an investor would require an all cash discount rate in the range of 11.00 to 11.50 percent on an "as is" operating basis. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value so as to yield 11.00 to 11.25 percent at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A prospective valuation matrix for the subject appears on the FACING PAGE.

     Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $233.5 to $242.8 million. Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward an IRR around 11.25 percent and a terminal rate around 9.25 percent as being most representative of the subject's value in the market.

     In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates an As Is Market Value of $236,000,000 for the subject property as of July 17, 1998. Based on this analysis, the following investment indices are indicated.

               Value Per SF of Owned GLA             $190.17
               Value Per SF of Shop GLA              $435.69
               Implicit Going-In Capitalization Rate   8.64%
               Average Cash-on-Cash Return              9.8%

     A summary of our Discounted Cash Flow Analysis can be found on the FOLLOWING PAGE.

     Approximately 55.8 percent of the concluded value is attributed to cash flow and 44.2 percent to reversion which is considered a reasonable balance. We note that the computed equity yield is not necessarily the true rate of return on equity capital. This analysis has been performed on a pre-tax basis. The tax benefits created by real estate investment will serve to attract investors to a pre-tax yield which is not the full measure of the return on capital.

DISCOUNTED CASH FLOW ANALYSIS GRAPEVINE MILLS Cushman & Wakefield, Inc.




 YEAR                  NET CASH         DISCOUNT FACTOR     PRESENT VALUE     COMPOSITION      ANNUAL CASH
  NO.     YEAR           FLOW                11.25%         OF CASH FLOWS       OF YIELD      ON CASH RETURN
- ------   ------   ------------------   -----------------   ---------------   -------------   ---------------
   1     1999       $  19,592,213 x        0.8988764 =      $ 17,610,978          7.46%            8.30%
   2     2000       $  21,183,911 x        0.8079788 =      $ 17,116,151          7.25%            8.98%
   3     2001       $  22,499,457 x        0.7262731 =      $ 16,340,772          6.92%            9.53%
   4     2002       $  23,321,812 x        0.6528297 =      $ 15,225,172          6.45%            9.88%
   5     2003       $  20,629,017 x        0.5868132 =      $ 12,105,380          5.13%            8.74%
   6     2004       $  24,824,107 x        0.5274726 =      $ 13,094,036          5.55%           10.52%
   7     2005       $  25,003,005 x        0.4741326 =      $ 11,854,741          5.02%           10.59%
   8     2006       $  24,731,036 x        0.4261867 =      $ 10,540,038          4.47%           10.48%
   9     2007       $  25,177,369 x        0.3830891 =      $  9,645,176          4.09%           10.67%
  10     2008       $  23,506,747 x        0.3443498 =      $  8,094,543          3.43%            9.96%
- ----     ----       -------------          ---------        ------------         -----            -----
TOTAL PRESENT VALUE OF CASH FLOWS:                          $131,626,986         55.77%            9.77%
                                                                                 Total           Average
- ----                                                                             -----           ------



 Reversion     Year                                Terminal OAR                   Reversion
- -----------   ------   NOI/Income              /   --------------    =    -----------------
11            2009     $26,611,303             /         9.25%       =       $309,311,386
                       Less: Cost of Sale                2.00%               $(6,186,228)
                       Less: Tls & Commissions                               $         0
                       --------------------------                            ------------
                       Net Reversion                                         $303,125,158
                       x Discount Factor                                        0.3443498
                       --------------------------                            ------------
                       TOTAL PRESENT VALUE OF REVERSION                      $104,381,080         44.23%

TOTAL PRESENT VALUE OF CASH FLOWS & REVERSION:                               $236,008,066        100.00%

                       ROUNDED VALUE via
                       DISCOUNTED CASH FLOW:                                 $236,000,000
                       --------------------------                            ------------
                       TOTAL NET RENTABLE AREA                                 1,240,971
                       VALUE PER SAUARE FOOT (OWNED GLA):                       $ 190.17

                       OWNED MALL SHOP AREA:                                     579,329
                       VALUE PER SQUARE FOOT (SHOP GLA):                        $ 407.37

                       YEAR ONE NOI ( 12 MONTHS):                            $20,400,171
                       IMPLICIT GOING-IN CAPITALIZATION RATE:                       8.64%

                       COMPOUND ANNUAL GROWTH RATE
                       CONCLUDED VALUE TO NET REVERSION VALUE:                      2.82%

                       COMPOUND ANNUAL GROWTH RATE
                       NET CASH FLOW:                                               2.04%
                       ------------------------------------------            ------------

                                             INCOME CAPITALIZATION APPROACH
- ------------------------------------------------------------------------------


=================================
DIRECT CAPITALIZATION
=================================

     To further support our prospective value conclusion derived via the discounted cash flow, we have also utilized the Direct Capitalization method. In direct capitalization, an overall rate is applied to the net operating income of the subject property. In this case, we will again consider the indicated overall rates from the comparable sales in the Sales Comparison Approach, as well as those rates established in our Investor Survey. As previously discussed, in view of our total analysis, we would anticipate that the subject property would trade at an overall rate of approximately 8.50 to
9.00 percent applied to first year income. Applying these rates to first stabilized year net operating income before reserves, alterations, and other expenses for the subject of $20,400,171 results in a value of approximately $226.7 to $240.9 million. From this range, we would be inclined to conclude at a Market Value of $235,000,000 via Direct Capitalization as of July 17, 1998. This value is indicative of an overall rate of 8.68 percent.

                                    RECONCILIATION AND FINAL VALUE ESTIMATE
- ------------------------------------------------------------------------------

     Reconciliation is the process of deriving a single point value estimate for the subject property from the indications provided by the approaches at hand. This process requires the weighing of each approach as they relate to the appraisal assignment and resolving the differences among the valuation procedures. In the end, a single estimate of market value is concluded based upon the appropriateness of each value indication. A summary of the value indications for the subject is set forth below.

===================================================
               "AS IS VALUE SUMMARY
===================================================
Cost Approach                                  N/A
- ---------------------------------------------------
Sales Comparison Approach           $230,000,000 -
                                      $240,000,000
- ---------------------------------------------------
Income Capitalization Approach
     Discounted Cash Flow             $236,000,000
     Direct Capitalization            $235,000,000
===================================================


     Two approaches to value have been utilized for this analysis. In general terms, the approaches included provide complimentary results, each technique supporting the other. The range of values runs from $230.0 million to $240.0 million, a spread of 4.3 percent.

SALES COMPARISON APPROACH

     The Sales Comparison Approach has arrived at a value for the subject property by analyzing historical arms-length transactions, reducing the gathered information to common units of comparison, adjusting the sale data for differences with the subject, and interpreting the results to yield a meaningful value conclusion. The basis of these conclusions was the cash-on-cash return based on net income and the adjusted price per square foot of gross leasable area sold.

     The process of comparing historical sales data to assess what purchasers have been paying for similar type properties is weak in estimating future expectations. Although the unit sale price yields comparable conclusions, it is not the primary tool by which the investor market for a property like the subject operates. In addition, no two properties are alike with respect to quality of construction, location, market segmentation and income profile. As such, subjective judgment necessarily becomes a part of the comparative process.

     The usefulness of this approach is that it interprets specific investor parameters established in their analysis and ultimate purchase of a property. In light of the above, this methodology is best suited as support for the conclusions of the Income Approach. It provides useful market extracted rates of return, such as overall rates, to simulate investor behavior in the Income Capitalization Approach.

INCOME CAPITALIZATION APPROACH

     DISCOUNTED CASH FLOW ANALYSIS

     The subject property is highly suited to analysis by the discounted cash flow method (DCF) as it will be bought and sold in investment circles. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on invested capital.

                                    RECONCILIATION AND FINAL VALUE ESTIMATE
- ------------------------------------------------------------------------------

     The subject property, as an investment vehicle, is sensitive to all changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis may easily reflect changes in the economic climate of investor expectations by adjusting the variables used to qualify the model. In the case of the subject property, the DCF can analyze existing leases, probabilities of future rollovers and turnovers, and reflect the expectations of overage rents. Essentially, the DCF can model many of the dynamics of a complex shopping center. Particular emphasis is placed on the results of the discounted cash flow analysis because of the applicability of this method in accounting for the specific characteristics of the property, as well as being the tool used by many purchasers.

     CAPITALIZATION

     Direct capitalization has its basis in capitalization theory and uses the premise that the relationship between income and sales price may be expressed as a rate or its reciprocal, a multiplier. This process selects rates derived from the marketplace, in much the same fashion as the Sales Comparison Approach, and applies this to a projected net operating income to derive a sale price. The weakness here is the idea of using one year of cash flow as the basis for calculating a sale price.

     This is simplistic in its view of expectations and may sometimes be misleading. If the year chosen for the analysis of the sale price contains an income steam that is over or understated, this error is compounded by the capitalization process. Nonetheless, real estate of the subject's caliber is commonly purchased on a direct capitalization basis. Overall, this methodology has been given important consideration in our total analysis of the subject property upon stabilized operations.

CONCLUSIONS

     We have briefly discussed the applicability of each of the methods presented. Because of certain vulnerable characteristics in the Sales Comparison Approach, it has been used as supporting evidence and as a final check on the value conclusion indicated by the Income Approach methodologies.

     The ranges in value exhibited by the Income Capitalization Approach are consistent with the leasing profiles. Each indicates complimentary results with the Sales Comparison Approach, the conclusions being supportive of each method employed, and neither range being extremely high or low in terms of the other.

     As a result of our analysis, we have formed an opinion that the AS IS MARKET VALUE of the Leased Fee Estate in the referenced real property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 17, 1998, the date of analysis, was:

                   TWO HUNDRED THIRTY FIVE MILLION DOLLARS
                                 $235,000,000

                                        ASSUMPTIONS AND LIMITING CONDITIONS
- ------------------------------------------------------------------------------

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
     (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

                                        ASSUMPTIONS AND LIMITING CONDITIONS
- ------------------------------------------------------------------------------

6. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

                                                 CERTIFICATION OF APPRAISAL
- ------------------------------------------------------------------------------

     We certify that, to the best of our knowledge and belief:

1. Brian K. Johnson inspected the property. Brian K. Johnson and Brian J. Booth have prepared this report and analysis contained herein. Richard W. Latella, MAI reviewed and approved the report, but did not inspect the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Richard W. Latella, MAI has completed the requirements of the continuing education program of the Appraisal Institute.

     ------------------------------             -----------------------------
     Brian K. Johnson                           Brian J. Booth
     Associate Director                         Retail Valuation Group
     Valuation Advisory Services
     Certification No. TX-1326012-G


     ------------------------------
     Richard W. Latella, MAI
     Senior Director
     Retail Valuation Group

                                                                 ADDENDA
- ------------------------------------------------------------------------------


                       NATIONAL RETAIL MARKET OVERVIEW

                           PRO-JECT TENANT REGISTER

                        PRO-JECT LEASE ABSTRACT REPORT

                         PRO-JECT ASSUMPTIONS REPORT

                       PRO-JECT LEASE EXPIRATION REPORT

       NATIONAL ANCHOR, SPECIALTY TENANT, AND CINEMA LEASE COMPARABLES

                           APPRAISER QUALIFICATIONS

                           CUSHMAN & WAKEFIELD, INC.
                            NATIONAL RETAIL OVERVIEW









































                             RETAIL VALUATION GROUP
                            Richard W. Latella, MAI
                                Senior Director
                                 July 28, 1998

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
INTRODUCTION


     Shopping centers constitute the major form of retail activity in the United States today. Approximately 55 percent of all non-automotive retail sales occur in shopping centers. It is estimated that consumer spending accounts for about two-thirds of all economic activity in the United States. As such, retail sales patterns have become an important indicator of the country's economic health.

     The early part of the 1990s was a time of economic stagnation and uncertainty in the country. The gradual recovery, which began as the nation crept out of the last recession, has shown some signs of weakness as corporate downsizing has accelerated. But as the recovery period reaches into its fifth year and the retail environment remains volatile, speculation regarding the nation's economic future remains. It is this uncertainty which has shaped recent consumer spending patterns. We shall first provide a brief overview of broad economic measures that are important in terms of long range retail sales forecasting and general investment underwriting. This is followed by a discussion of retail sales trends along with selected statistics of the shopping center industry. Also included is a discussion of contemporary industry trends, valuation issues and a brief overview of the REIT market.


PERSONAL INCOME AND CONSUMER SPENDING

     Americans' PERSONAL INCOME (total income from wages, salaries, interest, rents and all other sources) advanced by four-tenths of a percent in December, which helped raise income for all of 1997 by 5.8 percent. This was less than 1995 but it far outpaced the 2.5 percent growth in 1994. Data for April 1998 shows that income rose four-tenths of a percent, led by a seven-tenths rise in wages and salaries.




  PERSONAL INCOME   CONSUMER SPENDING
- ------------------- -----------------
  YEAR    % CHANGE   YEAR   % CHANGE
- -------- ---------- ------ ---------
  1993        4.7   1993       5.8
  1994        2.5   1994       5.5
  1995        6.1   1995       4.8
  1996        5.6   1996       5.0
  1997        5.8   1997       5.4
- ------        ---   ----       ---
  Source: Commerce Dept.
- -------------------------------------

     CONSUMER SPENDING is another closely watched indicator of economic activity. The importance of consumer spending is that it represents two-thirds of the nation's economic activity. Total consumer spending rose by 5.4 percent in 1997, in line with the long term trend. Spending rose five-tenths of a percent in April 1998, after increasing at an annual rate of 6 percent for the first quarter, the most in six years.


EMPLOYMENT TRENDS

     The country's economic situation continues to generate a record number of new jobs. Correspondingly, the nation's unemployment rate continues to decrease from its recent peak in 1992. Selected statistics released by the Bureau of Labor Statistics are summarized as follows:

                         SELECTED EMPLOYMENT STATISTICS
- --------------------------------------------------------------------------------
         CIVILIAN LABOR FORCE                    EMPLOYED
- --------------------------------------- --------------------------
               TOTAL WORKERS             TOTAL WORKERS              UNEMPLOYMENT
    YEAR1          (000)      % CHANGE       (000)       % CHANGE       RATE
- ------------- -------------- ---------- --------------- ---------- -------------
     1990        125,840          --       118,793           --    5.6
     1991        126,346          .4       117,718           -.9   6.8
     1992        128,105         1.4       118,492           .7    7.5
     1993        129,200          .9       120,259          1.5    6.9
     1994        131,056         2.4       123,060          2.3    6.1
     1995        132,304         1.0       124,900          1.5    5.6
     1996        133,943         1.2       126,708          1.4    5.4
     1997                                                          4.9
===========                                                        ===
     CAGR
  1990-1997                     +1.05                      +1.08
===========                     =====                      =====
  1Year ending December 31
- ---------------------------------------------------------------------------------
  Source: Bureau of Labor Statistics U.S. Department of Labor
- ---------------------------------------------------------------------------------


     During 1996, the labor force increased by 1,639,000 or approximately 1.2 percent. Correspondingly, the level of employment increased by 1,808,000 or 1.4 percent. As such, the year end unemployment rate dropped by two-tenths of a percent to 5.4 percent. For 1996, monthly job growth averaged 224,000. On balance, over 10.0 million jobs have been created since the recovery began. Preliminary data for December 1997 shows that the unemployment rate rose slightly to 4.7 percent from 4.6 percent following job growth of 370,000. For the year, 1997's average unemployment rate of 4.9 percent matched the lows set in 1970 and 1973. A record 64.1 percent of the population held jobs at the end of the year. U.S. payrolls ended the year at 123.9 million, up by 3.2 million or 2.6 percent over 1996. For the year job growth averaged nearly 267,000 per month. For the final quarter, job growth averaged 333,000 per month. Most analysts are forecasting monthly job growth in the 250,000 to 275,000 range in early 1998. A Bank of America survey of 18 leading Wall Street economists forecast unemployment rates of 4.8 and 5.0 percent in 1998 and 1999, respectively.

     In May 1998, the economy created 296,000 jobs. Nationally, the unemployment rate remained unchanged at 4.3 percent.


HOUSING TRENDS

     Housing trends are an important economic measure due to the substantial economic activity generated when a home changes hands (i.e. spending on repairs by sellers, redecorating by buyers, fees, commissions and taxes).

     For all of 1997, a total of 1.476 million new homes and apartments were started, barely down one-tenth of a percent from a total of 1.477 million in 1996 which was the fastest pace in eight years.

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
     Approximately 800,000 new homes were sold in 1997, up 5.7 percent from 756,000 in 1996. It was the highest total since 817,000 in 1978. The median home price of new homes sold in 1996 was $140,000, up 4.6 percent from 1995.
April 1998 data shows that new home sales rose by 5.2 percent to an annual rate of 888,000 units, a new record. This followed a revised 3 percent increase in February. A record low interest rates and warm weather were cited as reasons for the increase. Builders are currently reporting a 3.8 month inventory of unsold homes, a record low. The median price of all homes sold in 1997 (new and existing) rose 6.2 percent over 1996 to $124,800.


     Sales of existing single family homes rose 3.1 percent for 1997 to a record 4.22 million units from 4.09 million in 1996, a previous record. Resales are an important measure of the housing industry's health as they account for about 85 percent of all single family sales. Data for May 1998 shows that sales rose by 1.0 percent to an annual rate of 4.82 million units. The median price rose to $127,000.

     The home ownership rate seems to be rising, after remaining stagnant over the last decade. For 1996, the share of households that own their homes was
65.4 percent, compared to 64.7 percent for a year earlier. Lower mortgage rates are cited as a factor.


GROSS DOMESTIC PRODUCT


     The Commerce Department reports that the gross domestic product increased by 3.8 percent in 1997, the largest growth in that measure since an identical rate in 1988 when the Federal Reserve stimulated the economy to cushion the impact of the 1987 stock market crash. For the year, Americans produced an inflation adjusted $7.19 trillion in goods and services. The fourth quarter 1997 growth rate was a brisk 4.3 percent. The annual growth was viewed as remarkable in view of its coming in the seventh year of an economic expansion that was also characterized by low inflation. The Fed foresees a moderation of this trend and expects the U.S. economy will expand at a 2.0 to 2.50 percent pace during 1998 which is in-line with White House forecasts and a pace which is viewed as the economy's non-inflationary growth limit.


     The following chart cites the annual change in real GDP since 1990.




                             REAL GDP
                       ---------------------
                       YEAR         % CHANGE
                       ---------   ---------
                         1990         1.2
                         1991        --.6
                         1992         2.3
                         1993         3.1
                         1994         4.1
                         1995*        2.0
                         1996         2.4
                         1997         3.8

                         * Reflects new chain weighted system of measurement.
                           Comparable 1994 measure would be 3.5%.

                         Source: Bureau of Economic Analysis




- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
     First quarter 1998 growth was reported at a robust 5.4 percent versus 3.7 percent in the final three months of 1997. This was a surprisingly powerful performance and above most analysts' opinions.


WHOLESALE PRICES

     Soaring energy prices in December drove wholesale costs to a twelve month high. For the year, the Producer Price Index (PPI) gained 2.8 percent. However, excluding energy, the PPI rose just 1.4 percent in all of 1996. In 1995, the index rose 2.3 percent. For November 1997, wholesale prices fell two-tenths of a percent. For the twelve months ending November 1997, the index was --1.2 percent. Projections for 1997 show that most economists expect a 2.5 percent rise and a core increase of 1.5 percent.


CONSUMER PRICES

     The Bureau of Labor Statistics has reported that consumer prices rose by only 1.7 percent in 1997, the lowest rate since 1986 when oil prices fell sharply.

     The following chart tracks the annual change in the CPI since 1990.




             CONSUMER PRICE INDEX1
         ------------------------------
         YEAR         CPI      % CHANGE
         --------   -------   ---------
           1990     133.8        6.1
           1991     137.9        3.0
           1992     141.9        2.9
           1993     145.8        2.7
           1994     149.7        2.7
           1995     153.5        2.5
           1996     158.6        3.3
           1997     162.3        1.7

- --------
(1)   All Urban Workers

Source: Dept. of Labor, Bureau of Labor Statistics


     Over the past eight years, inflation has exceeded 3 percent only two times (1996 -- 3.3 percent and 1990 -- 6.1 percent). Excluding food and energy, the 77 percent of the index known as the core index, the index rose 2.2 percent during 1997, the lowest annual figure since 1965. The corresponding rate for 1996 was 2.6 percent. Recently, a special advisory panel of prominent economists have contended that the current method of calculating the Consumer Price Index overstates inflation by 1.1 percentage points annually. The government is currently reviewing the far ranging implications a change in procedure may have.

     Based upon year end trends, most notably the economic turmoil in Asia, some economists have begun debating the possibility of delation. For example, the price of imported goods dropped by 4.9 percent for all of 1997; the largest decline since the government began









- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
collecting such data in 1983. The Bank of America survey of 17 leading Wall
Street economists have forecasted inflation for 1998 of 2.2 percent. Data for June 1998 shows that the inflation index increased at a less than expected one-tenth of a percent as energy prices fell for the eighth time in nine months.


OTHER INDICATORS


     The government's main economic forecasting gauge, the INDEX OF LEADING ECONOMIC INDICATORS is intended to project economic growth over the next six to nine months. The Conference Board, an independent business group, reported that the index was unchanged in December (1997) ending five straight months of gains. For all of 1997, the index rose at twice its historic pace. The April 1998 rate rose one-tenth of a percent.


     The Conference Board also reported that CONSUMER CONFIDENCE rose in June 1998 to 137.6 from 136.3 in May. This was the highest level in three decades. Consumers attitudes about the economy remain upbeat. Measures of consumer confidence are watched closely for indications of future consumer spending.


     The EMPLOYMENT COST INDEX is a measure of overall compensation including wages, salaries and benefits. For 1997, the index rose at an annual amount of
3.3 percent, up from 2.9 percent for both 1995 and 1996. Wages and salaries were up 1.1 percent, the largest increase in seven and one-half years while the cost of benefits rose nine-tenths of a percent. For the first quarter (1998) the index was up seven-tenths of a percent.


     PRODUCTIVITY is a key element in measuring the standard of living since increased efficiency allows businesses to increase workers compensation without having to raise prices. Through the first 70 years of this century, non-farm productivity rose at an annual rate of 2.2 percent. During the post war period 1947 to 1973, it was 2.8 percent. Between 1973 and 1995, a marked slowdown has been in evidence with only a 1 percent annual rate and during the period marked by the start of the current economic expansion in 1991, growth has averaged 1.2 percent. The Labor Department reports that the productivity of American workers grew by 1.7 percent in 1997. This compares with 1.9 percent in 1996 and three-tenths of a percent in 1995. Data for the first quarter of 1998 shows that productivity slipped to an annual rate of 1.1 percent, in part because employers hired more workers to handle an expanding workload.


     CONSUMER CREDIT The Federal Reserve said consumer credit unexpectedly declined by $4.2 billion to a $1.231 trillion annual rate in November, the first drop in four years. All major categories of borrowing registered declines including credit cards, auto loans, and personal loans. Nonetheless, credit card delinquencies and personal bankruptcies remain near record levels indicating that consumers may be reaching a point of saturation with respect to new debt. A record 1.34 million Americans filed for bankruptcy in 1997 despite growing prosperity for nearly seven years of economic growth. Visa USA reports that filings were up 19.6 percent nationwide from 1.12 million in 1996.


     Borrowing was up 6.9 percent in February 1998 to an annual rate of $1.244 trillion. The biggest component was credit card debt which rose to $3.9 billion.




- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
     SAVINGS RATE The U.S. Savings Rate is measured as that portion of disposable income that goes into bank accounts, investments, and other forms of savings. Americans are continuing a trend of spending faster than their after-tax incomes grow. As a result of carrying more debt, consumers decreased their savings to just 3.8 percent of after-tax income, the lowest rate since
1939. The savings rate was 4.3 percent in 1996.


     NEW CONSTRUCTION activity rose one-tenth of a percent in December to an annual rate of $611.8 billion. The report showed that spending on residential construction, which makes up nearly half the total, rose nine-tenths of a percent. Commercial spending also increased 1.2 percent, while public spending rose eight-tenths of a percent. For all of 1997, construction spending rose 5.6 percent versus 6.5 percent in 1996.


ECONOMIC OUTLOOK


     The WEFA Group, an economic consulting company, opines that the current state of the economy is a "central bankers" dream, with growth headed toward the Fed's 2.5 percent target, accompanied by stable if not falling inflation. They project that inflation will track at about 2.5 percent through 1998. Over the longer term, inflation is expected to average 2.7 percent. This will have a direct influence on consumption (consumer expenditures).


     Potential GDP provides an indication of the expansion of output, real incomes, real expenditures, and the general standard of living of the population. WEFA estimates that real U.S. GDP will grow at an average annual rate of 2.3 percent over the next decade, and slow to about 2.1 percent by 2019.


     Consumption expenditures are primarily predicated on the growth of real permanent income, demographic influences, and changes in relative prices over the long term. Changes in these key variables explain much of the consumer spending patterns of the 1970s and mid-1980s, a period during which baby boomers were reaching the asset acquisition stages of their lives; purchasing automobiles and other consumer and household durables. Increases in real disposable income supported this spending spurt with an average annual increase of 2.9 percent per year over the past twenty years. Real consumption expenditures increased at an average annual rate of 3.1 percent during the 1970s and by an average of 4.0 percent from 1983 to 1988. WEFA projects that consumption expenditure growth will slow as a result of slower population growth and aging. It is also projected that the share of personal consumption expenditures relative to GDP will decline over the next decade. Consumer spending as a share of GDP peaked in 1993 at 68.0 percent after averaging about
63.0 percent over much of the post-war period. WEFA estimates that real consumption expenditure growth will average 2.2 percent per year through 2005 and slows to 2.1 percent thereafter.


RETAIL SALES


     During the period 1980 through 1996, total retail sales in the United States increased at a compound annual rate of 6.1 percent. Data for the period 1990 through 1996 shows that sales growth has slowed to an annual average of
5.0 percent. This information is summarized on the following chart.




- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------


                       TOTAL U.S. RETAIL SALES(1)
- ---------------------------------------------------------------
           YEAR               AMOUNT (BILLIONS)   ANNUAL CHANGE
- ---------------------------- ------------------- --------------
1980                           $  957,400           N/A
1985                           $1,375,027           N/A
1990                           $1,844,611           N/A
1991                           $1,855,937           .61%
1992                           $1,951,589           5.2%
1993                           $2,074,499           6.3%
1994                           $2,236,966           7.8%
1995                           $2,340,817           4.6%
1996                           $2,465,835           5.3%
1997(2)                        $2,569,400           4.2%
- ---------------------------------------------------------------
Compound Annual Growth Rate
        1980-1997                                  +6.0%
- ---------------------------------------------------------------
    CAGR: 1990-1997                                +4.8%
- ---------------------------------------------------------------

- -------------
(1)     1985 - 1995 data reflects recent revisions by the U.S. Department of
        Commerce: Combined Annual and Revised Monthly Retail Trade.
(2)     Preliminary advance estimates.
Source: Monthly Retail Trade Reports Business Division, Current Business
        Reports, Bureau of the Census, U.S. Department of Commerce.

     Retail sales rose seven-tenths of a percent during the month of December 1997. The Census Bureau of the Department of Commerce reports that advance estimates for U.S. retail sales for 1997 were $2.569 trillion, an increase of $103.6 billion, or 4.2 percent from 1996. This was below last year's gain and the worst showing since 1991.

     Nationally, retail sales rose one-tenth of a percent in June 1998 following a revised 1.2 percent rise in May.

     Provided on the chart below is a summary of overall and same store sales growth for selected national merchants for the most recent period.


- --------------------------------------------------------------------------------
                                       7

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

        SAME STORE SALES FOR THE MONTH OF JUNE 1998
- -----------------------------------------------------------
                                % CHANGE FROM PREVIOUS YEAR
                                ---------------------------
        NAME OF RETAILER         OVERALL   SAME STORE BASIS
- ------------------------------- --------- -----------------
            Wal-Mart            +17.3%        + 9.0%
             Kmart              + 1.7%        + 1.5%
    Sears, Roebuck & Company    + 2.1%        + 0.3%
           J.C.Penney           - 2.6%        - 2.1%
   Dayton Hudson Corporation    +10.4%        + 4.6%
     May Department Stores      + 6.1%        + 4.5%
  Federated Department Stores   + 2.3%        + 3.4%
        The Limited Inc.           --         + 1.0%
            Gap Inc.            +36.0%        +15.0%
           Ann Taylor           +19.4%        + 9.0%
              TJX               + 8.0%        + 5.0%
             Lowe's             +21.2%        + 4.9%
          Circuit City          +16.0%        + 6.0%

- --------
Source: New York Times/Wall Street Journal

     Retailers reported perplexing results in June sales, following two months of stellar sales for the entire industry.

     The Goldman Sachs same store sales index was up 4.4 percent in June compared with 4.0 percent last year. Same store sales growth was led by Wal-Mart (+9.0%), Circuit City (+6.0%), and The Gap (+15.0%). Discounters again did very well such as TJX, Dollar General and Ross Stores. Department stores which cater to lower income shoppers also did well such as Kohl's and Target which paced Dayton Hudson to a 4.6 percent gain.

     The International Council of Shopping Centers (ICSC) publishes a MONTHLY MALL MERCHANDISE INDEX which tracks sales by store type for more than 400 regional shopping centers. The index shows that total sales per square foot rose by 2.9 percent to $278 per square foot in 1996. This compares to a .5 percent increase for the period 1994-1995. The following chart identifies the most recent year-end results. The winners were shown to be Apparel and Accessories (+4.8%) led by Men's Apparel and Shoes, while Furniture and Furnishings suffered (-2.8%). The Home Improvement category rose an outstanding
100.0 percent to $302 per square foot.

     Retailers reported a better than expected increase in January sales, largely as a result of major post-holiday sales and clearance promotions. Data for December 1997 shows that consumers were enticed to the stores with strong promotional markdowns by the nation's retailers. The selling season seemed to come two days before Christmas and continued for the week following.



- --------------------------------------------------------------------------------
                                       8

                        NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

                                1997 YEAR END PERFORMANCE
                           NON-ANCHOR TENANT SALES IN U.S. MALLS
- ------------------------------------------------------------------------------------------
                 STORE TYPE                  1997 (SF*)   ICSC INDEX % CHANGE FROM YE 1996
- ------------------------------------------- ------------ ---------------------------------
      GAFO CATGORIES:
      APPAREL AND ACCESSORIES
      Women's Accessories and Specialties       $317                     4.3%
      Women's Ready-To-Wear                      195                    -2.7%
      Men's Apparel                              268                    -1.9%
      Children's Apparel                         382                     5.2%
      Family Apparel                             324                     2.1%
      Women's Shoes                              342                     0.2%
      Men's Shoes                                399                     3.4%
      Family Shoes                               291                    -0.3%
      Shoes Miscellaneous                        303                    -3.2%
      Apparel and Accessories - Misc.           $276                    -6.5%
- ------------------------------------------------------------------------------------------
      SUBTOTAL                                  $265                     0.8%
- ------------------------------------------------------------------------------------------
      FURNITURE AND FURNISHINGS:
      Home Furniture & Furnishings              $273                    -0.3%
      Home Entertainment & Electronics           329                     5.0%
      Home Furnishings -- Misc.                  275                    -0.8%
- ------------------------------------------------------------------------------------------
      SUBTOTAL                                  $307                     2.6%
- ------------------------------------------------------------------------------------------
      OTHER GAFO:
      Jewelry                                   $701                     3.8%
      Stationery/Cards/Gifts/Novelty             287                     1.8%
      Books                                      242                    -3.7%
      Sporting Goods/Bicycles                    240                    -2.8%
      Other GAFO - Misc.                         325                     1.2%
- ------------------------------------------------------------------------------------------
      SUBTOTAL                                  $356                     1.3%
- ------------------------------------------------------------------------------------------
      TOTAL GAFO                                $295                     1.3%
- ------------------------------------------------------------------------------------------
      NON GAFO CATEGORIES
      FOOD SERVICES
      Fast Food                                 $449                     2.6%
      Restaurants                                289                     0.8%
      Food Services - Misc.                      416                    -7.1%
- ------------------------------------------------------------------------------------------
      SUBTOTAL                                  $362                     1.7%
- ------------------------------------------------------------------------------------------
      OTHER NON-GAFO CATEGORIES:
      Specialty Food Stores                     $375                     4.0%
      Supermarkets                               465                     4.4%
      Drug/HBA                                   317                     3.3%
      Personal Services                          299                     2.8%
      Automotive                                 121                    10.8%
      Home Improvement                           356                    14.9%
      Mall Entertainment                          76                    -2.3%
      Other Non-GAFO - Misc.                     397                     3.2%
- ------------------------------------------------------------------------------------------
      SUBTOTAL                                  $230                     1.8%
- ------------------------------------------------------------------------------------------
      TOTAL NON-GAFO                            $278                     1.7%
- ------------------------------------------------------------------------------------------
      OTHER CATEGORIES-MISCELLANEOUS            $243                     8.7%
- ------------------------------------------------------------------------------------------
      Memo: GAFO & Food Service Total           $301                     1.3%
- ------------------------------------------------------------------------------------------
      GRAND TOTAL                               $291                     1.5%
- ------------------------------------------------------------------------------------------

- -----------
* SALES PER SQUARE FOOT DERIVED AS TOTAL NON-ANCHOR MALL SALES DIVIDED BY TOTAL OCCUPIED SQUARE FOOTAGE.
SOURCE:  ICSC - RESEARCH QUARTERLY


- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
     The ICSC has reported the following results:


     MALL TENANT SALES

     Data through the fourth quarter of 1997 shows that sales per square foot for non-anchor tenants rose 1.5 percent over the comparable 12 month 1996 period. Year to date GAFO sales were up 1.3 percent led by the Furniture and Furnishings category.

     DEPARTMENT STORE SALES

     Sales in U.S. Department Stores increased by 6.4 percent in 1997 according to the Department of Commerce. The increase was largely fueled by the strong performance of discount department stores such as Wal-Mart, Kmart and Target. This compares with an overall increase of 4.6 percent in 1996.

     Comparable sales for the latest 12 month period (YE 12/97) are shown below:



   DEPARTMENT STORE TYPE      YEAR OVER YEAR CHANGE
- --------------------------   ----------------------
          Discount                     5.8%
       National Chains                 2.1%
   Conventional/Full Line              4.3%

     FACTORY OUTLET

     The ICSC FACTORY OUTLET INDEX increased by 4.0 percent in 1997 to $220 per square foot from $212 per square foot in 1996. The fourth quarter gain of 2.8 percent was the highest quarterly gain during the year. Data for the fourth quarter of 1997 shows that sales rose by 3.7 percent. This increase was fueled by a 11.3 percent sales volume growth and a 7.3 percent square footage expansion at centers open at least one year.



 PERIOD     SALES/SF      CHANGE
- --------   ----------   ---------
  1995        $210           --
  1996        $212          1.0%
  1997        $220          4.0%

     The ICSC is now reporting comp or same store sales for outlet centers. From their reporting data base, they report comp store growth of 2.8 percent for all of 1997.


GAFO AND SHOPPING CENTER INCLINED SALES

     In a true understanding of shopping center dynamics, it is important to focus on both GAFO sales or the broader category of Shopping Center Inclined Sales. GAFO goods comprise the overwhelming bulk of goods and products carried in shopping centers and department stores and consist of the following categories:
















- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
     o  General merchandise stores including department and other stores;


     o  Apparel and accessory stores:

     o  Furniture and home furnishing stores; and

     o  Other miscellaneous shoppers goods stores.

     Shopping Center Inclined Sales are somewhat broader and include such classifications as home improvement and grocery stores. The store types that comprise shopping centers comprised approximately 53 percent of total retail sales in 1995. The balance were generated by auto dealers, gas stations, food service facilities and other miscellaneous establishments.

     Total retail sales grew by 4.6 percent in the United States in 1995 to $2.341 trillion, an increase of $104 billion over 1994. This followed an increase of 7.8 percent of $162 billion over 1993. Automobile dealers captured $34 plus and minus billion of total retail sales growth last year, while Shopping Center Inclined Sales accounted for nearly 50.0 percent of the increase ($50 billion). GAFO sales increased by $32.5 billion. This group was led by department stores which posted a $14.4 billion increase in sales. The following chart summarizes the performance for this most recent comparison period.






































- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
                        RETAIL SALES BY MAJOR STORE TYPE

                               1994-1995 ($MIL.)



                                                                    PERCENT OF     1994-1995
         STORE TYPE                  1994              1995          INCOME(1)      % CHANGE
- ----------------------------   ---------------   ---------------   ------------   ----------
GAFO:
General Merchandise              $   282,541       $   296,904                        5.1%
Apparel & Accessories                109,603           109,962                         .3%
Furniture & Furnishings              119,626           129,923                        8.6%
Other GAFO                            80,533            88,029                        9.3%
- ----------------------------     -----------       -----------                        ---
GAFO SUBTOTAL                    $   592,303       $   624,818         14.4%          5.5%
- ----------------------------     -----------       -----------         ----           ---
CONVENIENCE STORES:
Grocery                          $   376,330       $   389,134                        3.4%
Other food                            21,470            21,378                        (.4)%
- ----------------------------     -----------       -----------                        ---
SUBTOTAL                         $   397,800       $   410,512          9.5%          3.2%
Drug                                  81,538            84,240          2.0%          3.3%
- ----------------------------     -----------       -----------         ----           ---
CONVENIENCE SUBTOTAL             $   479,338       $   494,752                        3.2%
- ----------------------------     -----------       -----------                        ---
OTHER:
Home Improvement & Building
 Supplies Stores                 $   122,533       $   124,626          2.9%          1.7%
SHOPPING CENTER-INCLINED
Subtotal                         $ 1,194,174       $ 1,244,196         28.8%          4.2%
Automobile Dealers                   526,319           560,624                        6.5%
Gas Stations                         142,193           148,192                        4.2%
Eating and Drinking Places           228,351           233,606                        2.3%
All Other                            145,928*          154,199*                       5.7%
- ----------------------------     -----------       -----------                        ---
TOTAL RETAIL SALES               $ 2,236,966       $ 2,340,817                        4.6%
============================     ===========       ===========                        ===

- --------
* ESTIMATED SALES

1 CURRENT POPULATION REPORT, PAGE 60. ESTIMATED AT 96.8 MILLION HOUSEHOLDS @
  $44,100 = 4.3 TRILLION.

SOURCE: U.S. DEPARTMENT OF COMMERCE, BUREAU OF THE CENSUS AND DOUGAL M. CASEY:
        VARIOUS ICSC WHITE PAPERS.

     GAFO sales grew by 5.5 percent in 1995 to $624.8 billion. From the above it can be calculated that GAFO sales accounted for 26.7 percent of total retail sales and nearly 50.0 percent of all shopping center-inclined sales. GAFO sales have also risen relative to household income. In 1990 these sales represented
13.9 percent of average household income. By 1994/1995 they rose to 14.4 percent. Projections through 2000 show a continuation of this trend to 14.7 percent. On average, total sales were equal to nearly 55.0 percent of household income in 1994.

















- -------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

      DETERMINANTS OF RETAIL SALES GROWTH AND U.S. RETAIL SALES BY KEY STORE TYPE
- ---------------------------------------------------------------------------------------
                                              1990            1994           2000P
                                        --------------- --------------- ---------------
DETERMINANTS
Population                                248,700,000     260,000,000     276,200,000
Households                                 91,900,000      95,700,000     103,700,000
Average Household Income                 $     37,400    $     42,600    $     51,600
Total Census Money Income                $ 3.4 Tril.     $ 4.1 Tril.     $ 5.4 Tril.
- ---------------------------------------  ------------    ------------    ------------
% ALLOCATIONS OF INCOME TO SALES
GAFO Stores                                      13.9%           14.4%           14.7%
Convenience Stores                               12.9%           11.7%           10.7%
Home Improvement Stores                           2.8%            3.0%            3.3%
Total Shopping Center-Inclined Stores            29.6%           29.1%           28.8%
Total Retail Stores                              54.3%           54.6%           52.8%
- ---------------------------------------  ------------    ------------    ------------
SALES ($BILLION)
GAFO Stores                              $        472    $        592    $        795
Convenience Stores                                439             479             580
Home Improvement Stores                            95             123             180
Total Shopping Center-Inclined Stores    $      1,005    $      1,194    $      1,555
TOTAL RETAIL SALES                       $      1,845    $      2,237    $      2,850
- ---------------------------------------  ------------    ------------    ------------
Note: Sales and income figures are for the full year; population and household figures are as of April 1 in each
     respective year. P = Projected.
- ----------------------------------------------------------------------------------------
Source: U.S. Census of Population, 1990; U.S. Bureau of the Census Current Population
Reports:
     Consumer Income P6-168, 174, 180, 184 and 168; Berna Miller with Linda Jacobsen,
     "Household Futures", American Demographics, March 1995; Retail Trade sources already cited; and Dougal M.
     Casey: ICSC White Paper
- ----------------------------------------------------------------------------------------

     GFAO Sales have risen at a compound annual rate of approximately 6.8 percent since 1991 based on the following annual change in sales.



  1990/91         2.9%
- ---------         ---
  1991/92         7.0%
- ---------         ---
  1992/93         6.6%
- ---------         ---
  1993/94         7.0%
- ---------         ---
  1994/95         5.5%
- ---------         ---


     According to a recent study by the ICSC, GAFO Sales are expected to grow by 5.0 percent per annum through the year 2000, which is well above the 4.1 percent growth for all retail sales. This information is presented in the following chart.

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

        RETAIL SALES FORECASTS IN THE UNITED STATES, BY MAJOR STORE TYPE
- ---------------------------------------------------------------------------------
                                    1994           2000P        PERCENT CHANGE
                               -------------- -------------- --------------------
                                                                         COMPOUND
          STORE TYPE            ($ BILLIONS)   ($ BILLIONS)     TOTAL     ANNUAL
- ------------------------------ -------------- -------------- ---------- ---------
  GAFO:
  General Merchandise              $  283         $  370         30.7%      4.6%
  Apparel & Accessories               110            135         22.7%      3.5%
  Furniture/Home Furnishings          120            180         50.0%      7.0%
  Other Shoppers Goods                 81            110         35.8%      5.2%
- ------------------------------     ------         ------         ----       ---
  GAFO SUBTOTAL                    $  592         $  795         34.3%      5.0%
- ------------------------------     ------         ------         ----       ---
  CONVENIENCE GOODS:
  Food Stores                      $  398         $  480         20.6%      3.2%
  Drugstores                           82            100         22.0%      3.4%
- ------------------------------     ------         ------         ----       ---
  CONVENIENCE SUBTOTAL             $  479         $  580         21.1%      3.2%
- ------------------------------     ------         ------         ----       ---
  Home Improvement                    123            180         46.3%      6.6%
- ------------------------------     ------         ------         ----       ---
  SHOPPING CENTER-INCLINED         $1,194         $1,555         30.2%      4.5%
  SUBTOTAL
- ------------------------------
  All Other                         1,043          1,295         24.2%      3.7%
- ------------------------------     ------         ------         ----       ---
  TOTAL                            $2,237         $2,850         27.4%      4.1%
- ------------------------------     ------         ------         ----       ---
  Note: P = Projected. Some figures rounded.
- ----------------------------------------------------------------------------------
  Source: U.S. Department of Commerce, Bureau of the Census and Dougal M. Casey.
- ----------------------------------------------------------------------------------


     Changes in consumer spending patterns has resulted in noticeable trends in the way malls are merchandised. Apparel still accounts for the majority of all mall space at 46 percent, however, it has slipped from 48.3 percent in 1990. The largest percentage decline was in Women's Ready to Wear with a 14.8 percent drop to 18.4 percent. The table below sumamrizes these trends.

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

                      SHOPPING CENTER INCLINED STORE SALES
                              1972-1995 (BILLIONS)
- ----------------------------------------------------------------------------
                             1972    1980     1990      1995
                             --------- ------ --------- ---------
 Sales                       $  257    $532   $1,000    $1,244
 Compound Annual Growth
    1972-1995                   7.1%
    1972-1980                   9.5%
    1980-1990                   6.6%
    1990-1995                   4.3%
 Source: U.S. Bureau of The Census and ICSC White Paper:  Overstoring - A
 Look at Retail Space and Sales Performance.


     From the above, we see that the most recent annual rate of growth (1990-1995) in Shopping Center Inclined Sales of 4.3 percent has decreased to less than half of what it was during the 1970s (9.5 percent). Projections through December 2000 are for a compound growth rate of 4.5 percent.

     Shopping centers have stabilized their share of shopping center inclined sales. In 1972 this share was estimated at 48 percent. Since the early 1980s, this share has stabilized in the 72 to 73 percent range. For example, the estimated sales total of $894 billion of shopping center sales in 1995 was equal to 72 percent of total inclined sales.


NON-STORE RETAILING

     In 1995, non-store retailing accounted for $69.7 billion, or 3.92 percent of total non-automotive retail sales. Of this total, $49.7 billion was attributed to mail/telephone order catalog retailers. The balance is comprised of coin-operated vending machines, house-to-house canvassing, party plan (i.e. tupperware parties) telemarketing and other non-store venues such a home shopping networks and electronic commerce.




                          NON-STORE AND TOTAL RETAIL SALES
- -------------------------------------------------------------------------------------
  YEAR      TOTAL MAIL ORDER       NON-STORE      TOTAL NON-AUTO SALES     % OF TOTAL
- --------   ------------------   --------------   ----------------------   -----------
  1985     $15,848 mil.         $28,275 mil.           $1,071,828             2.64%
  1990     $26,577 mil.         $45,632 mil.           $1,457,006             3.13%
  1995     $49,710 mil.         $69,667 mil.           $1,778,915             3.92%
Source: Department of Commerce

     Mail order sales, currently at only 2.8 percent of total retail sales, continue to grow. Estimates currently place on-line sales at $518.0 million or 1 percent of the mail order tally. Estimates place total on-line sales as high as $6.6 billion by the year 2000. Since 1990, mail order sales have grown at an annual rate of 9.9 percent which is double the average growth of non-automotive retail sales and 1.7 times the average growth of GAFO stores sales. One measure of this growing trend is the November/December ratio of mail order to GAF store sales. In 1990, the ratio was 5.4 percent. By 1992 it had grown to 6.9 percent and by 1995 it was 7.6 percent.

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
INDUSTRY TRENDS


     According to the NATIONAL RESEARCH BUREAU, there were a total of 42,953 shopping centers in the United States at the end of 1997. During this year, 823 new centers opened, a 1.9 percent increase over 1996 but less than the 895 that opened in 1996. The greatest growth came in the small center category (less than 100,000 square feet) where 431 centers were constructed. In terms of GLA added, new construction in 1997 was up 2.5 percent resulting in an addition of
128.9 million square feet of GLA from approximately 5.1 billion to 5.23 billion square feet.




                         CENSUS DATA: HISTORICAL TRENDS
- ------------------------------------------------------------------------------------------------------------------------
                                               TOTAL        AVERAGE    AVERAGE      % CHANGE                  % INCREASE
             NO. OF         TOTAL              SALES        GLA PER   SALES PER     IN SALES                   IN TOTAL
   YEAR     CENTERS          GLA            (BILLIONS)       CENTER    SQ. FT.    PER SQ. FT.   NEW CENTERS    CENTERS
- --------- ----------- ----------------- ------------------ --------- ----------- ------------- ------------- -----------
   1987      30,641     3,722,957,095     $  602,294,426   121,502    $ 161.78        2.41%         2.145        7.53%
   1988      32,563     3,947,025,194     $ 641,096,l793   121,212    $ 162.43        0.40%        1,922         6.27%
   1989      34,683     4,213,931,734     $  682,752,628   121,498    $ 162.02       -0.25%        2,120         6.51%
   1990      36,515     4,390,371,537     $  706,380,618   120,235    $ 160.89       -0.70%        1,832         5.28%
   1991      37,975     4,563,791,215     $  716,913,157   120,179    $ 157.09       -2.37%        1,460         4.00%
   1992      38,966     4,678,527,428     $  768,220,248   120,067    $ 164.20        4.53%          991         2.61%
   1993      39,633     4,770,760,559     $  806,645,004   120,373    $ 169.08        2.97%          667         1.71%
   1994      40,368     4,860,920,056     $  851,282,088   120,415    $ 175.13        3.58%          735         1.85%
   1995      41,235     4,967,160,331     $  893,814,776   120,460    $ 179.94        2.75%          867         2.15%
   1996      42,130     5,100,605,534     $  933,918,275   121,068    $ 183.10        1.75%          895         2.17%
   1997      42,953     5,229,490,942     $  980,026,364   121,749    $ 187.40        2.35%          823         1.95%
Compound
 Annual
 Growth       +3.44%            +3.46%             +4.99%    N/A          +1.48%      N/A           N/A          N/A
Source: National Research Bureau Shopping Center Database and Statistical Model


     From the chart we see that both total GLA and total number of centers have increased at a compound annual rate of approximately 3.5 percent since 1987. New construction was up 2.5 percent in 1996, a slight decrease over 1996 but still well below the peak year 1987 when new construction increased by 7.5 percent. California was by far the most active state with 109 new centers opening, followed by New Jersey (55), Georgia (49) and New York (42).

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

     Among the 42,953 centers in 1997, the following breakdown by size is in evidence.

         U.S. SHOPPING CENTER INVENTORY, YE DECEMBER 1997
- ------------------------------------------------------------------
                         NUMBER OF CENTERS  SQUARE FEET (MILLIONS)
                         ------------------ ----------------------
     SIZE RANGE (SF)      AMOUNT   PERCENT     AMOUNT     PERCENT
- ------------------------ -------- --------- ----------- ----------
    Under     100,000     26,928     62.7%    1,318.1       25.2%
 100,001 --   200,000     10,400     24.2%    1,430.9       27.4%
 200,001 --   400,000      3,595      8.4%      959.5       18.3%
 400,001 --   800,000      1,324      3.0%      736.4       14.1%
 800,001 -- 1,000,000        316      0.7%      284.8        5.4%
     Over 1,000,000          390      0.9%      499.7        9.6%
                          ------     ----     -------       ----
          TOTAL           42,953    100.0%    5,229.5      100.0%

- --------
Source: National Research Bureau (some numbers slightly mounded).


     Empirical data shows that the average GLA per capita is increasing. In 1997, the average for the nation was 19.57. This was up nearly 3.5 square feet or 21.6 percent from 16.1 in 1988. Among states, Delaware surpassed Florida and now has the highest GLA per capita with 29.12 square feet. South Dakota has the lowest at 9.12 square feet. Per capita GLA for regional malls (loosely defined as all centers in excess of 400,000 square feet) has also been rising from 5.0 in 1988 to 5.7 in 1997. This information is presented on the following chart.

                     GLA PER CAPITA
- --------------------------------------------------------------------------------
   YEAR                                  ALL CENTERS   REGIONAL MALLS*
- ---------------------------------------- ------------- ----------------
  1988                                        16.1            5.0
  1989                                        17.0            5.2
  1990                                        17.7            5.3
  1991                                        18.1            5.3
  1992                                        18.3            5.5
  1993                                        18.5            5.5
  1994                                        18.7            5.4
  1995                                        18.9            5.5
  1996                                        19.2            5.6
  1997                                        19.6            5.7

- ----------
Source: International Council of Shopping Center: The Scope of The Shopping
        Center Industry and National Research Bureau

*       Centers in excess of 400,000 square feet.

     While per capita GLA has continued to increases, a key issue is that the rate of increase has slowed. Per capita space has increased by only slightly under 2.0 square feet during the period 1990 through 1997. This trend is manifested in the pace of inventory increases from 165 million square feet per year between 1972 and 1980, to 143 million square feet per year (1980-1990), and 120 million square feet per year (1990-1997).

- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

     Construction data also indicates that while the overall pace of shopping center openings has eased, the pace of large store (50,000 to 200,000 square feet) construction has more than doubled. During the more recent five year period, big boxes have accounted for 41 percent of inventory additions.

                          TRENDS IN INVENTORY GROWTH*
                                   1972-1995

                                                1972-1980     1980-1990     1990-1995
                                               -----------   -----------   ----------
Shopping Center Space Added                        164           143           115
Free-Standing Stores                                36            34            79
 (50,000 - 200,000 SF)                             ---           ---           ---

Total                                              200           177           194
                                                   ---           ---           ---
Big Box Allocation of Inventory Growth              18%           19%           41%

- --------
* Average Annual Increase (Million Square Feet)

Source: NRB and F.W. Dodge

     FW Dodge reports that total construction starts increased by 20 percent in 1997 to 11,167 projects. In terms of square footage, the increase was approximately 7.0 percent as detailed below:

                     NATIONWIDE RETAIL CONSTRUCTION STARTS

                                    1996                    1997
                            ---------------------   --------------------
                             STARTS     SF (000)     STARTS     SF (000)
                            --------   ----------   --------   ---------
Malls                           12       14,274          10       9,266
Shopping Centers             1,158       43,259       1,199      38,673
Free-standing Stores         2,981      120,799       3,331     127,962
Restaurants/Convenience      2,817       15,370       2,759      17,592
Other Retail                 2,331       29,399       3,868      45,149
                             -----      -------       -----     -------
Total                        9,299      223,101      11,167     238,642
                             =====      =======      ======     =======

     The National Research Bureau reports that growth in the power center component continues to slow. The number of centers reporting to be positioned as power centers grew by 61 percent between 1994 and 1995. However, this rate slowed to 31 percent in 1996 and 18 percent in 1997. During 1997, 69 "new" power centers opened with 63 percent representing actual first time openings and 37 percent coming from renovation, expansion or repositionings.

     In their publication, NRB/Shopping Centers Today 1997 Shopping Center Census, the National Research Bureau reports that overall retail conditions were good in 1997. Total shopping center sales increased 4.9 percent to $980.02 billion in 1997, up from $933.81 billion in 1996.



- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
                      SELECTED SHOPPING CENTER STATISTICS

                                   1990-1997

                                                                                           COMPOUND
                                                                                            ANNUAL
                                         1990         1995         1996         1997        GROWTH
                                      ----------   ----------   ----------   ----------   ---------
Retail Sales in Shopping Centers*      $706.40      $893.81      $933.92      $980.03       4.8%
Total Leasable Area**                     4.39         4.97         5.10         5.23       2.5%
Unit Rate                              $160.89      $179.94      $183.10      $187.40       2.2%

- --------
*  Billions of Dollars

** Billions of Square Feet

Source: National Research Bureau

     According to the National Research Bureau, total sales in shopping centers have grown at a compound rate of 5.0 percent since 1987. As described, aggregate sales were up 4.9 percent nationwide from $933.9 billion (1996) to $980.0 billion (1997). In 1997, average sales were $187.40 per square foot, up
2.3 percent over 1996 and 2.2 percent (compound growth) over the past several years. The biggest gain came in the super-regional category (more than 1.0 million square feet) where sales were up 3.6 percent to $214.90 per square foot. Nonetheless, with compound sales growth lagging the growth in GLA, there is an indication of overbuilding by this broad measure.

     The following chart tracks the change in average sales per square foot by size category.

                         SALES TRENDS BY SIZE CATEGORY
                                   1993-1997

                                                  AVERAGE SALES PER SQUARE FOOT
                                                                                              COMPOUND
                                                                                               ANNUAL
         CATEGORY              1993         1994         1995         1996         1997        GROWTH
- -------------------------   ----------   ----------   ----------   ----------   ----------   ---------
Less than    100,000 SF      $193.10      $199.70      $204.94      $209.74      $215.90       +2.8%
100,001 to   200,000 SF      $156.18      $161.52      $166.00      $169.56      $173.98       +2.7%
200,001 to   400,000 SF      $147.57      $151.27      $153.96      $154.07      $155.99       +1.4%
400,001 to   800,000 SF      $157.04      $163.43      $168.21      $170.14      $172.39       +2.4%
800,001 to 1,000,000 SF      $194.06      $203.20      $210.40      $213.93      $219.38       +3.1%
More than  1,000,000 SF      $183.90      $193.13      $201.05      $207.44      $214.90       +4.0%
                             -------      -------      -------      -------      -------       ----
TOTAL                        $169.08      $175.13      $179.94      $183.10      $187.40       +2.6%
                             =======      =======      =======      =======      =======       ====

- --------
Source: National Research Bureau

     Per capita retail sales were $3,667 in the United States in 1997, up 4.1 over $3,521 in 1996. The highest per capita sales were in Florida ($6,039) while the lowest were found in South Dakota ($1,665).



- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
     Consumers demand for value and selection have led to an unprecedented growth of the category killer, superstore and warehouse club concepts. In its annual industry report, Discount Store News has identified the nation's top 200 merchants. Overall, these merchants posted sales of $336.6 billion, up 7.5 percent over 1995. The chart below highlights the year-to-year performance along with 1997 projections.




                                           SALES BY SEGMENT (IN BILLIONS $)
- ----------------------------------------------------------------------------------------------------------------------
                                                 1995          1996       MARKET SHARE      % CHANGE      1997 (PROJ.)
                                             -----------   -----------   --------------   ------------   -------------
Full-Line Discount Stores(1) .............    $  150.9      $  162.3            48%             7.6%       $  178.5
Specialty Discounters(2) .................        67.5          76.3            23%            13.1%           87.5
Warehouse Clubs ..........................        41.1          43.5            13%             5.8%           45.9
Other Discount Mass Merchants(3) .........        30.8          31.8             9%             5.0%           33.4
Off-Price Apparel Chains .................        15.8          16.9             5%             6.2%           17.9
Jewelry/Hard Lines Retailers .............         6.9           5.9             2%           (15.0%)           5.1
                                              --------      --------            --            -----        --------
Total Market .............................    $  313.0      $  336.6           100%             7.5%       $  368.5
                                              --------      --------           ---            -----        --------

- --------
(1) Includes full-line discount department stores, supercenters, closeouters and single-price retailers

(2) Includes home, automotive, crafts, toys, office supplies, book, computer superstores, baby superstores, pet supplies, consumer electronics and sporting goods specialty stores.

(3)   Includes Sears, Ward, QVC, HSN and variety stores.

Source: DSN Research

     As can be seen, the largest segment is comprised of full line discount stores which was to 7.6 percent to $162.3 billion, or 48 percent of all sales. Excluding Wal-Mart, by far the industry leader, 75 retailers in the DSN top 200 posted double digit sales gains. The biggest winners were baby superstores (+47.2%), book superstores (+35.9%), and home furnishing superstores (33.1%). Among the supercenter categories, Wal-Mart Supercenter's $19.3 billion in sales, up 67.7 percent over 1995, accounted for more than half of the segment's $36.2 billion in sales.

     The Urban Land Institute, in the 1997 edition of Dollars and Cents of Shopping Centers, reports that vacancy rates range from a low of 2.0 percent in neighborhood centers to 14.0 percent for regional malls. Super-regional malls reported a vacancy rate of 7.0 percent and community centers were 4.0 percent based upon their latest survey.


MARKET SHIFTS -- CONTEMPORARY TRENDS IN THE RETAIL INDUSTRY

     The mid 1990s have continued the trend of profound changes in the retail industry. Department stores have emerged from the troubles of late 1980s and early 1990s to be stronger than ever. Continued consolidations in this industry segment should continue. Specialty retailers continue to experience a shakeout of weaker, out of favor formats while discounters gain market share. Power centers, the growth vehicle of the last several years have reached a point of saturation that has undermined investor's interest in this product. Outlet centers are still struggling, however, the super-regional mega-center appears poised to be the hot concept for the next few years.

     Some of the important recent developments in the industry can be summarized as follows:











- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
     o MONTGOMERY WARD & CO. -- With 400 stores in 43 states filed Chapter 11 in July 1997. They have announced the closure of 48 units which are being acquired by Klaff Realty LP in partnership with the Lubert-Adler Real Estate Opportunity Fund. Ward's reported a loss of $1.17 billion in 1997, nearly five times the $237 million it lost in 1996.

     o STRAWBRIDGE & CLOTHIER -- 128 year old Philadelphia based institution sold 13 unit department store division to May Company. Its 27 unit discount CLOVER division went to Kimco which is putting Kohl's in several of the units, their initial foray into the East.

     o  RICH'S -- 26 unit New England based regional chain closes.

     o Discounters are being attacked from two sides. Big Box category killers have rapidly expanded on one side. Alternatively, full service department stores have become more promotional, closing the price advantage gap discounters have traditionally enjoyed. For example, BRADLESS and CALDOR remain in bankruptcy and AMES continues to look for the right strategy to compete against Wal-Mart, Kmart, Target and now Kohl's, the latter two of which are aggressively expanding in the Mid-Atlantic and northeast regions. Bradless and Caldor expect to emerge from Chapter 11 in 1998 and there has been some talk of a merger.


SPECIALTY RETAILERS

     Troubles continues for several specialty retailers as the protracted shake-out continued with several Chapter 11 filings, downsizings, and some cases, out-right liquidations. Among the more notable:

     o STRAUSS DISCOUNT AUTO filed (6/98) Chapter 11 less than one month after a private investment group bought the chain from Merrill Lynch. Founded in 1919, the New Jersey based company operates 111 units in the mid-Atlantic region.

     o LECHTERS announced (3/98) that it will close 60 to 70 mall based stores in 1998 but open 25 new units in strip centers.

     o THE LIMITED INC. announced (2/98) that it will close all but one of its Henri Bendel stores, spin-off Abercrombie & Fitch to shareholders and close 200 of its underperforming stores in its various apparel divisions. This is in addition to the 200 stores it began closing in December. In the largest revamping since 1969, Limited expects to close about 10 percent of its stores.

     o EGGHEAD SOFTWARE announced (1/98) it will close all 80 of its stores in the first quarter of 1998 and sell its products exclusively over the internet. Egghead thus becomes the first chain retailer to give up its stores base for cyberspace sales.


















- --------------------------------------------------------------------------------

                                                 NATIONAL RETAILMARKET OVERVIEW
- --------------------------------------------------------------------------------
     o  YES CLOTHING COMPANY filed for bankruptcy (1/98) under Chapter 11.
        The company had recapitalized in 1996 when the designer and co-founder of Guess Inc., George Marciano, acquired 80 percent of the company.

     o WINKLEMAN'S, a division of Petrie Retail, announced (1/98) that they will liquidate the 49 store chain. Petrie has been ooperating under Chapter 11 since 10/95 and has been trying to sell the chain for some time. A letter of intent to purchase with Crowley, Milner & Col. was recently withdrawn.

     o ONE PRICE CLOTHING STORES, announced (1/98) they will close 75 performing stores and eliminate 6 percent of its workforce as part of a restructuring plan. The company has 688 units in the United States, Puerto Rico, and U.S. Virgin Islands.

     o Cleveland based HOMEPLACE, a 98-unit, privately held chain, filed for Chapter 11 (1/98) putting their expansion plans on hold until they can sort out their financial situation.

     o THE WIZ INC., the New York area based electronics retailer filed for bankruptcy (12/97) saying it will close 17 of its 50 Nobody Beats The Wiz stores.

     o BERNARD CHAUS INC., the struggling maker of Chaus women's clothing and Nautica Sportswear, announced (11/97) it would close 20 of its 21 outlet stores.

     o HOME EXPRESS will liquidate its 12 remaining housewares and linens stores by October 1997. The chain, which at one time had 33 units, had filed Chapter 11 in February 1996.

     o LEVITZ FURNITURE INC. filed for Chapter 11 on September 5, 1997. The company operates 68 showrooms and 61 smaller stores in 26 states. It will initially close 18 stores.

     o KMART will shed BUILDERS SQUARE for $10.0 billion to Leonard Green & Partners who will merge it with HECHINGERS.

     o PAYLESS CASHWAYS filed Chapter 11 in July 1997, but emerged on December 2, 1997.

     o  WAL-MART announces closure of 7 year old BUD'S chain in July 1997.

     o WOOLWORTH announces closure of all remaining (400) variety stores in July 1997.

     o SERVICE MERCHANDISE announces (4/97) it would close 60 of its 400 stores.

     o CONSOLIDATED STORES announced (3/97) it is scrapping its ALL FOR ONE DOLLAR chain (175 units).

     o GROSSMANS INC., a home improvement retail chain, filed Chapter 11 in March 1997.



















- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
          o OSHMANS SPORTING GOODS announces closure (2/97) of 50 of its 84 conventional stores to concentrate on its superstore concept.

          o LINEN SUPERMARKET (80 units) liquidated in June 1997.

          o ROSES AUTO STORES filed Chapter 11 in June 1997 and immediately closed all 62 stores. It then reopened 6.

          o LURIA'S, the 99-year old apparel and hard goods chain filed Chapter 11 in August 1997 and is closing 11 of its 17 stores. The chain at one time had 50 locations throughout Florida.

          o ALL ABOUT SPORTS filed Chapter 11 in May 1997 and immediately announced plans to liquidate.

          o MCCRORY CORP. is seeking court approval to close 307 of its 461 remaining stores and liquidate. At one time it ran 820 stores in 1992 when it filed for protection.

          o  LIMITED will close 200 of its 4,500 units during 1997.

          o HANDY ANDY - Regional home improvement chain closed remaining 54 stores.

          o HERMAN'S liquidated all of its sporting goods stores in the northeast (5/96).

          o BARNEY'S - High profile New York based upscale retailer filed Chapter 11.

          o MERRY-GO-ROUND liquidated and closed its remaining 560 units including Chess King, Dejaiz and Cignal units.

          o JAMESWAY - Regional discount department store chain in the northeast liquidated.

          o INCREDIBLE UNIVERSE - After aggressive foray into this mega store format (185,000 plus and minus square feet), TANDY closes division down. Tandy will also close the remaining 53 units of its struggling MCDUFF ELECTRONICS chain and 19 of its 108 COMPUTER CITY units.

          o ERNST HOME CENTERS - Board approved liquidation of 53-unit chain.

          o KIDS MART - 144-unit childrens apparel chain rumored to be close to filed Chapter 11 in January 1997 and liquidated in April 1997.

          o SUN TELEVISION AND APPLIANCE is considering closing 9 of its 50 stores citing losses.

          o BEST having sold its remaining units to Shottenstein Corp. in November 1996, the new owner initiated a liquidation of the former catalog showroom.

          o AUTOWORKS (129 units) - Less than one month after filing Chapter 11 in July 1997, Hahn Automotive Warehouse got bankruptcy court permission to liquidate the inventory of its 83 unit subsidiary.

















- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
          o RICKEL HOME CENTERS - 86 unit home improvement chain filed Chapter
            11 and announced (10/97) they will close its remaining 49 units in New York, New Jersey, Pennsylvania, and Delaware, laying off 2,000 people.

          o  HOUSE OF FABRICS filed Chapter 11 and closes 86 of its 361 units.

          o DISCOVERY ZONE - Fast expanding childrens' entertainment and recreation oriented concept filed Chapter 11.

          o BEN FRANKLIN - Arts and crafts retailer filed Chapter 11 and subsequently ordered to liquidate.

          o KUPPENHEIMER - Apparel retailer files Chapter 11 and plans to close half of its 87 units in New Jersey, New York, Pennsylvania, and Delaware, laying off 2,000 people.

          o COUNTY SEAT - 740-unit apparel retailer has filed Chapter 11 and will close 200 units. THE WET SEAL has made a proposal to acquire 508 of the stores.

          o ALL FOR A DOLLAR - 111-unit close-out chain has filed Chapter 11.


SPECIALTY RETAILERS -- MERGERS/ACQUISITIONS

     Mergers and consolidations among specialty retailers, drug, supermarket and apparel categories continue. Evidence of changes among the movie business is also a recognized trend.

          o COMPUSA, INC. (6/98) has agreed to buy COMPUTER CITY from Tandy Corp. for $275 million in cash and notes. CompUSA, the nation's largest PC chain, operates 160 stores. Computer City has 100 units and had sales of $1.9 billion.

          o WOOLWORTH announced (5/98) their intention to acquire THE SPORTS AUTHORITY for $570 million in stock and the assumption of $179 million in debt. Sports Authority operates 203 stores with annual revenues of $1.4 billion.

          o ROYAL AHOLD N.V. announced (5/98) their intent to acquire Giant Foods Inc. in a $2.6 billion deal. Giant Foods operates 177 units in the Mid-Atlantic states and had 1997 revenues of $4.2 billion.

          o CLAIRE'S STORES announced (3/98) they will buy Lux Corporation, a specialty unisex apparel chain for teenagers which operates 56 units under the name Mr. Rags.

          o STAPLES agreed (4/98) to acquire Quill Corp., a privately held office supplies company for $685 million in stock. Quill sells through mail order catalogs, the Internet, and telemarketing.

          o CVS CORP. announced (2/98) they plan to merge with ARBOR DRUGS in a $1.48 billion stock-swap to create the nation's largest drug store company with $15 billion in revenues and 4,100 stores in 25 states.

















- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
          o PETCO has announced (9/97) their intended acquisition of PetCare, an 81 store privately held chain based in Chicago.

          o JITNEY JUNGLE STORES OF AMERICA (105 units) will acquire Delchamps (118 units).

          o CVS DRUG acquired Revco in February 1997 with combined total of 4,000 stores and $10 billion in sales.

          o STAPLES proposed merger with OFFICE DEPOT in a $3.4 billion dean nixed by FTC.

          o TOYS R US acquired BABY SUPERSTORE in $407 million deal (2/97).

          o MELVILLE sold KAY BEE TOYS to CONSOLIDATED STORES adding to its Toy Liquidators, Toys Unlimited and Amazing Toys close-out units for $315 million. Melville has officially changed its name to CVS Corp.

          o SAFEWAY to acquire VON'S in a $1.65 billion deal, creating an operation with 1,400 stores, 139,000 employees and $22.0 billion in revenues. They will still trail the industry leader, KROGER, in size.

          o JC PENNEY, parent of THRIFT DRUG, announced they will acquire FAY'S INC., operator of 272 units, making Thrift the nation's eight largest chain. Penney's acquisition of ECKERD DRUG has been cleared by the FTC.

          o CVS CORP. sold BOB'S STORES in late 1997 to a group led by Bob's management and Citicorp Venture Capital Ltd.

          o SEARS & ROEBUCK acquired the 61 unit ORCHARD SUPPLY HARDWARE chain for $415 million.

          o WABAN, INC. - to spin off BJ'S WHOLESALE CLUB and change its name to its other wholesale club division, HomeBase.

          o FOOD LION - announced its pending acquisition of KASH N KARRY in a $341.0 million deal.

          o PETSMART - Announced plans to acquire PET CITY HOLDINGS, the largest pet superstore chain in the UK.

          o TJX COMPANIES - announced intent to sell its CHADWICK'S OF BOSTON catalog to Brylane LP.

          o REVCO - completed its tender offer for BIG B drug store chain.

          o QUALITY FOOD CENTERS - Bellevue, WA based supermarket chain to acquire 56-unit HUGHES FAMILY MARKETS for $360 million.

    o REITs continued their aggressive acquisition posture during the year being the most active buyer of product. Between 1994 and 1997, REITs increased their ownership from 2.5 percent to 6.6 percent of all shopping centers. Among regional malls, they own 23 percent of all centers.


















- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
          o Simon DeBartolo has acquired DeBartolo Realty Corp. and derailed the Wells Park JVJ/J.W. O'Connor REIT merger with the acquisition of Retail Property Trust. Simon then teamed up with Macerich to acquire 12 malls from ERE Yarmouth on behalf of IBM in December
            1997. In February 1998 they announced a $5.781 billion merger with Corporate Property Investors.

          o Kimco and The Price REIT have merged (6/98) to form one of the nation's largest shopping center REITs with nearly 51.0 million square feet in 390 centers in 40 states and a market capitalization of $3.4 billion.

          o Trizec Hahn is selling 20 of their top performing malls to Westfield and The Rouse Co. in a $2.55 billion transaction. The properties contain 12.5 million square feet.

          o Newport Beach, CA based Donahue Schriber has merged with Diversified Shopping Centers which has created a combined company with assets of $500 million.

          o Regency Realty has been growing through large acquisitions. On March 7, 1997 it acquired all of the assets of Branch Properties for $232.4 million. On March 11, 1998 it acquired the real estate assets of the Midland Group consisting of 21 centers and a development pipeline of 11 centers.

          o Mark Centers Trust announced (April 16, 1998) a definitive agreement to merge the company with RD Capital, creating a combined company with 51 retail properties and 5 multi-family apartments in 16 states.

          o Kimco Realty Corp. announced (April 27, 1998) that it reached an agreement with Venture Stores to purchase their leasehold position at 89 locations including 30 properties pursuant to a master lease with Metropolitan Life.

          o Excel Realty Trust and New Plan Realty Trust have agreed to merge (May 1998) in a $1.36 billion stock swap that would create the nation's largest strip center REIT. The combined company is to be known as New Plan Excel Realty Trust Inc. and would own 332 properties with a market capitalization of $3.5 billion.

          o Consolidation in the Outlet Industry has been predicted for some time. After announcing their intent to merge in November 1997, Prime Retail completed its merger with Horizon Group Inc. in June 1998. As a result of the deal, Prime has integrated 22 of Horizon's top performing outlet centers.

          o Mergers and acquisitions in the outlet industry are expected to continue. It is estimated that 13 developers own some 335 outlet centers; the industry's five REITs collectively own 165, leaving 125 owners with the remaining 170 centers. Value Retail News reports that over the period 1992 through 1997, twelve buyers have acquired 103 centers from 25 owners (inclusive of Prime's pending first quarter 1998 purchase of 20 centers from Horizon).


















- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------
          o Super-regional value-oriented megamalls such as The Mills concept are expected to be one area of growth over the next several years. This hybrid concept incorporates the diverse mix of super-regional malls with the value-oriented aspects of factory outlets, category killers, off-price merchants and retailer clearance outlets under one roof. In addition, they add an entertainment component that is designed to extend the stay of the patron from approximately one to one and one-half hours in a traditional mall format to three to five hours. These malls are at least 1.0 million square feet although the Mills design averages 1.5 million square feet. They can contain between 7 and 20 anchors and have trade areas stretching upwards to 100 miles. According to Value Retail News, at the end of 1997 there were 13 megamalls open with a total of 16.7 million square feet. Through 2001, there are an additional 16 megamalls planned totaling 20.3 million square feet.


INVESTMENT CRITERIA AND INSTITUTIONAL INVESTMENT PERFORMANCE

     Investment criteria for mall properties range widely. Many firms and organizations survey individuals active in this industry segment in order to gauge their current investment criteria. These criteria can be measured against traditional units of comparison such as price (or value) per square foot of GLA and overall capitalization rates.

     The price that an investor is willing to pay represents the current or present value of all the benefits of ownership. Of fundamental importance is their expectation of increases in cash flow and the appreciation of the investment. Investors have shown a shift in preference to initial return, placing probably less emphasis on the discounted cash flow analysis (DCF). A DCF is defined as a set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate. Understandably, market thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when properly supported, can present a realistic forecast of a property's performance and its current value in the marketplace.

     Equitable Real Estate Investment Management, Inc. reports in their EMERGING TRENDS IN REAL ESTATE - 1998 that their respondents give retail investments generally poor performance forecasts in their latest survey due to the protracted merchant shakeout which will continue into 1997 and the general overbuilding which has had a fundamental change on the industry. While dominant, Class A malls are still considered to be one of the best real estate investments anywhere, only 34 percent of the respondents recommended buying malls. This was up from 20 percent in 1997.























- --------------------------------------------------------------------------------

                                                NATIONAL RETAIL MARKET OVERVIEW
- --------------------------------------------------------------------------------

     The following chart summarizes the results of their current survey.








                               RETAIL PROPERTY RANKINGS AND FORECASTS
- -----------------------------------------------------------------------------------------------------
                         INVESTMENT POTENTIAL                            PREDICTED VALUE GAINS
                      --------------------------       1998       -----------------------------------
   PROPERTY TYPE       RATING(1)     RANKING(2)     RENT CHANGE     1 YR.       5 YRS.       10 YRS.
- -------------------   -----------   ------------   ------------   ---------   ----------   ----------
 Regional Malls           4.6            7th            +0.6%         +2.2%       +11.9%       +22.9%
  Power Centers           3.9            8th            -0.2%         -0.4%         8.5%        17.1%
Community Centers         5.4            5th             1.8%          3.4%        12.7%        23.9%

- --------
(1)   Scale of 1 to 10

(2)   Based on 9 property types

Source: Emerging Trends in Real Estate -- 1998



  REGIONAL MALLS

     It is felt that price declines in malls as an investment have bottomed out and are slowly recovering. Thirty-four percent of all respondents recommend buying up from 20 percent last year. However, interviewees regard malls as more of a hold than a buy and generally counsel against selling at this time. Malls now rank 7th overall in investment appeal, 9th in development potential, and 8th in overbuilding risk. Value gains of 2.2 percent are forecasted this year, their 22.9 percent over ten years does not stack up well against other investment choices. While dominant malls in strong growth markets continue to be prime investments, older malls are clearly at risk as they are vulnerable to new competition and have high maintenance costs which cannot compete with newer open air centers that operate much more cost effectively.


  POWER CENTERS

     This ten year old phenomenon has pushed itself into a lowly 3.9 investment ranking (last) and a high overbuilding risk (second). Anticipated rent and value changes will be essentially flat (-.2 percent and _.4 percent, respectively). Long term appreciation lacks any real appeal and interviewees overwhelmingly recommend selling the centers and show little interest in buying at this time.


  COMMUNITY CENTERS

     Emerging Trends cites that with larger retail formats struggling, certain neighborhood and community centers may be well positioned to excel over the next few years. Investment and development potential rank 5th and 6th, respectively. Value gains of 3.4 percent are forecasted for 1998 along with rent increases of 1.8 percent (1 year). Over the long term, a 23.9 percent value gain is forecasted. Centers with "super" grocery stores provide a convenient alternative for time pressed shoppers which adds to their appeal.

     The NCREIF PROPERTY INDEX represents data collected from the Voting Members of the National Council of Real Estate Investment Fiduciaries. As shown in the following table, data through the fourth quarter of 1997 shows that the retail sub-index posted a total return of 8.40 percent for the year versus a
13.74 percent return for the Index Aggregate. The fourth quarter appreciation return of .83 percent was not enough to offset the negative return for the year. On










- --------------------------------------------------------------------------------

                                                 NATIONAL RETAILMARKET OVERVIEW
- --------------------------------------------------------------------------------

balance, positive trends are in evidence by the fact that restructuring in the retail industry is better positioning the centers to meet growing consumer demands influenced by the strong economy and growing consumer confidence. Retail sales continue to outpace inflation and there are signs that construction is slowly subsiding.




               RETAIL PROPERTY RETURNS
                   NCREIF INDEX (%)
- ------------------------------------------------------
      PERIOD         INCOME     APPRECIATION     TOTAL
- -----------------   --------   --------------   ------
  4th Qtr. 1997      2.13             .83        2.96
     One Year        8.53            -.12        8.40
   Three Years       8.29           -2.41        5.73
    Five Years       7.95           -2.21        5.61
    Ten Years        7.21           -1.51        5.62

- --------
Source: Real Estate Performance Report
        National Council of Real Estate Investment Fiduciaries



     Retails total return of 8.40 percent of year ending 12/31/97 was substantially behind the other investment categories including Apartment (12.75%), Office (17.35%), R&D (26.01%), and Warehouse (13.77%). For the year, retail property performance was negatively impacted by size with neighborhood centers posting the best total performance, while regional malls were laggards.





                      RETAIL SEGMENT PERFORMANCE
- -----------------------------------------------------------------------
           CATEGORY               INCOME     APPRECIATION       TOTAL
- ------------------------------   --------   --------------   ----------
  Neighborhood                     N/A           N/A            10.54%
  Community                        N/A           N/A             9.73%
  Regional Malls                   N/A           N/A             9.09%
  Super Regional Malls             N/A           N/A             6.31%

     Private investor underwriting has become more conservative with respect to vacancy allowances, growth rates (rent, sales) and occupancy cost tolerance levels. The reduced spread between cash returns and internal rate of returns is evidence that buyers seek a higher proportion of their expected return from income rather than from appreciation.

     The Cushman & Wakefield Investor Survey also confirms trends that capitalization rates for most retail categories have risen. Regional malls have been the most affected. This is partly due to the fact that a large number of malls are currently available for sale.

     The Urban Land Institute, in their 1997 REAL ESTATE FORECAST -- MID YEAR OUTLOOK, projects very small increases in effective rents through mid-1998 for both regional malls and strip shopping centers. Even though rent increases will likely be higher than 1996, they will likely not keep pace with inflation. In fact, retail garnered the bottom two spots in ULI's ranking













- --------------------------------------------------------------------------------

                                                 NATIONAL RETAILMARKET OVERVIEW
- --------------------------------------------------------------------------------

of 10 property types in measuring their expected performance change. The downward pressure on rents has been attributed to the expansion of big-box retailers, which has resulted in a changing tenant base that requires a different type of space then exists in much of the older retail stock.


REAL ESTATE INVESTMENT TRUST MARKET (REITS)

     To date, the impact of REITs on the retail investment market has been significant, although the majority of Initial Property Offerings (IPOs) involving regional malls, shopping centers, and outlet centers did not enter the market until the latter part of 1993 and early 1994. It is noted that REIT's have dominated the investment market for apartment properties and have evolved into a major role for retail properties as well.

     Currently, there are in excess of 300 REITs in the United States, more than three-quarters of which are publicly traded. The advantages provided by REITs, in comparison to more traditional real estate investment opportunities, include the diversification of property types and location, increased liquidity due to shares being traded on major exchanges, and the exemption from corporate taxes when 95.0 percent of taxable income is distributed.

     There are essentially three kinds of REIT's which can either be "open-ended", or Finite-life (FREITs) which have specified liquidation dates, typically ranging from eight to fifteen years.

     o EQUITY REITS center around the ownership of properties where ownership interests (shareholders) receive the benefit of returns from the operating income as well as the anticipated appreciation of property value. Equity REITs typically provide lower yields than other types of REITs, although this lower yield is theoretically offset by property appreciation.

     o MORTGAGE REITS invest in real estate through loans. The return to shareholders is related to the interest rate for mortgages placed by the REIT.

     o HYBRID REITS combine the investment strategies of both the equity and mortgage REITs in order to diversify risk.


     The influx of capital into REITs has provided property owners with a significant alternative marketplace of investment capital and resulted in a considerably more liquid market for real estate. In 1997 REITs became the largest equity owner of commercial real estate, surpassing pension funds for the first time. The total value of U.S. commercial real estate is $3.47 trillion of which $1.99 trillion is non-institutional grade property and $1.48 trillion is institutional grade.

     Publicly traded REITs increased their total market capitalization from $56 billion as of December 31, 1991, to $159.18 billion as of April 1998.





















- --------------------------------------------------------------------------------

                                                 NATIONAL RETAILMARKET OVERVIEW
- --------------------------------------------------------------------------------

                               TABLE B -- MARKET CAPITALIZATION
- ----------------------------------------------------------------------------------------------
                                         12/31/96                          12/31/97
                             --------------------------------   ------------------------------
                                NO. OF            MARKET           NO. OF           MARKET
                              SECURITIES     CAPITALIZATION*     SECURITIES     CAPITALIZATION
                             ------------   -----------------   ------------   ---------------
ALL RETAIL REITS .........        43            $20,190.7            47           $28,730.1
  Strip Centers ..........        26            $11,145.8            27           $15,772.2
  Regional Malls .........        10            $ 7,349.0            12           $10,418.7
  Outlet Centers .........         6            $ 1,300.2             6           $ 1,585.3

- --------
* Number reported in thousands.

Source: Realty Stock Review


     As can be seen, the 47 REIT securities at year end 1997 had a market capitalization of approximately $28.7 billion which was up from $20.2 billion at year end 1996. Total returns of nearly 17.0 percent lagged the stock market as a whole and also lagged the 18.9 percent return for all REITs. This is in contrast to the nearly 40 percent total return in 1996 when retail REITs outperformed the market. The strip center segment led the way this year with total returns of 21.4 percent, followed by regional malls 13.7 percent. Outlet centers, which were posting negative returns through the third quarter, recovered to a very modest .88 percent return for the year. Accordingly, dividend yields for this group were 7.91 percent, some 174 basis points above the composite average return.

     While many of the country's best quality malls and shopping centers have recently been offered in the public market, this heavily capitalized marketplace has provided sellers with an attractive alternative to the more traditional market for large retail properties.

     REITs have been the most aggressive buyer of centers by virtue of their need to grow FFO. TABLE C highlights the change in ownership between 1994 and 1997.




                              TABLE C
                    PERCENTAGE OF U.S. CENTERS
                   OWNED BY REITS BY CENTER SIZE
- -------------------------------------------------------------------
            CENTER SIZE (SF)                % IN 1994     % IN 1997
- ----------------------------------------   -----------   ----------
        (less than)   100,000 ............      1.1%         3.9%
        100,001--     200,000 ............      3.0%         7.9%
        200,001--     400,000 ............      6.1%        13.8%
        400,001--     800,000 ............     11.7%        20.3%
        800,001--   1,000,000.............     13.9%        30.6%
        (less than) 1,000,000  ...........     12.6%        27.8%
                                               ----         ----
        All Centers ....................        2.5%         6.6%
                                               ====         ====

Source: ICSC Research Quarterly -- Fall 1997












- --------------------------------------------------------------------------------

                    PRO-JECT + PLUS TENANT REGISTER & LEASE
                                ABSTRACT REPORTS

                            GRAPEVINE MILLS (4/98)
                            PROJECT DESIGNATOR: GV98
                                TENANT REGISTER
                                7/30/98 @ 13:56



                  TENANT                      SQUARE FEET     BEGIN DATE     END DATE
- ------------------------------------------   -------------   ------------   ---------
  1 -- MALL SHOPS
# 17-SUITE 101       VACANT IN-LINE***            1,812          6/2000       5/2007
# 18-SUITE 104       VACANT IN-LINE***            2,566          6/2000       5/2007
# 19-SUITE 105       VACANT IN-LINE***            1,716          6/2000      10/2006
# 20-SUITE 107       CUTTING EDGE                 1,141         11/1997      10/2002
# 21-SUITE 108       SHERYL'S                     5,101         11/1997      10/1999
# 22-SUITE 109       GREAT IDEAS                  1,110         11/1997      11/2000
# 23-SUITE 111       STUDIO ONE                   1,509         11/1997      10/1998
# 24-SUITE 113       TEXAS TREASURES              1,232         11/1997      10/2004
# 25-SUITE 114       TOTES/SUNGLASS               2,878         11/1997      12/1999
# 26-SUITE 115       ORBIT INTERNATIONAL          1,643          5/1998       5/2003
# 27-SUITE 117       MIKE BENET FACTORY           2,094         11/1997      10/2000
# 28-SUITE 118       POINT OF VIEW                1,199         11/1997       1/2008
# 29-SUITE 120       JEWELERS OF L.V.             1,207         11/1997      10/2002
# 30-SUITE 121       ATHLETIC ATTIC               2,996         11/1997      10/2007
# 31-SUITE 122       ALL TIED UP                    973         11/1997      12/2002
# 32-SUITE 123       OBZEET IMPORTED              2,944         11/1997      10/2002
# 33-SUITE 124       PRETZEL TIME                   846         11/1997      10/2007
# 34-SUITE 126       DALLAS COWBOYS               2,574          3/1998       2/2002
# 35-SUITE 127       BIG DOG SPORTSWEAR           2,530         11/1997      10/2002
# 36-SUITE 128       RACK ROOM                    9,742         11/1997      10/2007
# 37-SUITE 129       SWIM 'N SPORT                2,346         11/1997      10/2007
# 38-SUITE 133       HOST MARRIOTT                1,413         11/1997      12/2009
# 39-SUITE 135       VACANT IN-LINE***            1,215         12/1999      11/2006
# 40-SUITE 136       VACANT IN-LINE***            2,757         12/1998      11/2005
# 41-SUITE 137       CLAIRE'S BOUTIQUE            1,260         11/1997      10/2007
# 42-SUITE 138       ANN TAYLOR                   7,514          4/1998       1/2006
# 43-SUITE 139       VACANT IN-LINE***            1,036          6/1999       5/2006
# 44-SUITE 200       BRITCHES                     5,458         11/1997      10/2002
# 45-SUITE 202       VACANT IN-LINE***            5,700          6/1999       5/2006
# 46-SUITE 204       HAGGAR                       2,883         11/1997      10/2002
# 47-SUITE 205       LIZ CLAIBORNE                2,667         11/1997      10/2000
# 48-SUITE 206       ULTRA                        1,124         11/1997       2/2003
# 49-SUITE 207       LEATHER LOFT                 1,650         11/1997      10/2002
# 50-SUITE 208       CAR-LENE RESEARCH              972         11/1997      10/2007
# 51-SUITE 209       FRAGRANCE OUTLET             1,937         11/1997      10/2002
# 52-SUITE 210       BROOKS BROTHERS              5,365         11/1997      10/2002
# 53-SUITE 212       QUESS?                       4,586         11/1997       1/2003
# 54-SUITE 214       ACCENTE                      3,766         11/1997      12/2007
# 55-SUITE 215       VACANT IN-LINE***            2,135          6/1999       5/2006
# 56-SUITE 216       NINE WEST OUTLET             3,759         11/1997      10/2002
# 57-SUITE 217       UNSIA                        1,965         11/1997      10/2007
# 58-SUITE 218       CACHE                        2,725         11/1997      10/2002
# 59-SUITE 219       BEBE                         3,543         11/1997       2/2008
# 60-SUITE 220       VACANT IN-LINE***            3,289          6/2000       5/2007
# 61-SUITE 221       MIKASA                      15,500          1/1997      11/2007
# 62-SUITE 222       DONNA KARAN                  5,845         11/1997      10/2002
# 63-SUITE 224       GAP                          9,769         11/1997       1/2002
# 64-SUITE 225       SURREY'S OUTLET              2,635         11/1997       1/2008
# 65-SUITE 227       VACANT IN-LINE***            1,875          3/2000      11/2007
# 66-SUITE 228       BOSE                         4,134         11/1997      10/2002
# 67-SUITE 236       BUGLE BOY                    7,093         11/1997      10/2002
# 68-SUITE 2463      COLOURS & SCENTS             2,463         11/1997      10/2002
# 69-SUITE 239       MATERNITY WORKS              1,610         11/1997      10/2000
# 70-SUITE 240       BANISTER SHOES               3,508         11/1997      10/2002
# 71-SUITE 241       COASTAL COTTON CO.           1,926         11/1997      10/2002
# 72-SUITE 242       CARTERS FOR KIDS             4,540         11/1997      10/2002
# 73-SUITE 244       FACTORY SHOES                9,795         11/1997      10/2002
# 74-SUITE 246       BAG N' BAGGAGE               5,125         11/1997      10/2002
# 75-SUITE 248       L'EGGS HANES                 5,460         11/1997      10/2002
# 76-SUITE 250       FOOTQUARTERS                 5,500         11/1997       1/2008
# 77-SUITE 252       OSHKOSH B'GOSH               5,005         11/1997      10/2002

GRAPEVINE MILLS (4/98)                                                  PAGE 3




                 TENANT                      SQUARE FEET     BEGIN DATE     END DATE
- -----------------------------------------   -------------   ------------   ---------
# 144-SUITE 510      FOOT LOCKER                 8,518         11/1997       1/2008
# 145-SUITE 513      CASUAL MALE                 2,803         11/1997      10/2002
# 146-SUITE 514      AMERICAN OUTPOST            3,251         11/1997       1/2000
# 147-SUITE 515      PERFUMANIA PLUS             3,442         11/1997      10/2002
# 148-SUITE 517      GLORIA JEANS                1,476         11/1997      10/2007
# 149-SUITE 520      GREAT TRAIN STORE           1,540         11/1997       1/2008
# 150-SUITE 522      STOP N SAVE                 1,488         11/1997      10/2007
# 151-SUITE 530      WILSONS LEATHER             3,739         11/1997       1/2003
# 152-SUITE 532      PACIFIC SUNWEAR             3,896         11/1997       1/2008
# 153-SUITE 534      WINDSOR OUTLET              6,243         11/1997      10/2004
# 154-SUITE 536      WARNER BROTHERS             5,449         11/1997      10/2007
# 155-SUITE 542      CARLOTTE RUSSE              8,967         11/1997       1/2010
# 156-SUITE 544      VITAMIN WORLD               1,580         11/1997      10/2002
# 157-SUITE 546      ICING                       1,580         11/1997      10/2007
# 158-SUITE 548      VACANT IN-LINE***           5,872         12/1998      11/2005
# 159-SUITE 600      VACANT IN-LINE***           5,133          9/1999       8/2006
# 160-SUITE 601      SUNGLASS HUT                1,208         11/1997      10/2007
# 161-SUITE 602      K.B. TOY WORKS              5,308         11/1997      10/2002
# 162-SUITE 604      BIBLE FACTORY               3,504         11/1997      12/2002
# 163-SUITE 606      VACANT IN-LINE***           4,546         12/1999      11/2006
# 164-SUITE 608      VACANT IN-LINE***           4,777          3/1999       2/2006
# 165-SUITE 610      WORLD TRAVELER              4,905         11/1997      10/2002
# 166-SUITE 611      JUST FOR FEET              19,920         11/1997      12/2007
# 167-SUITE 612      URBAN PLANET                4,264         11/1997       1/2001
# 168-SUITE 614      CINNAMONSTER                  985         11/1997      10/2002
# 169-SUITE 615      SANRIO                      1,495         11/1997      10/2007
# 170-SUITE 616      SUNBEAM AND OSTER           3,291         11/1997      12/2002
# 171-SUITE 617      KIRKLANDS                   5,835         11/1997       1/2001
# 172-SUITE 623      HEALTH RIDER                1,327         11/1997      10/1998
# 173-SUITE 625      VACANT IN-LINE***           1,773          9/1999       8/2006
                                                ------
  157 TENANTS                                  511,394
  2 -- FOOD COURT
# 174-SUITE FC       FOOD COURT                 11,532         11/1997      12/2009
                                               -------
   1 TENANTS                                    11,532
  3 -- ANCHORS
 #  1-SUITE C        WESTERN WAREHOUSE          20,130         10/1997      12/2007
 #  2-SUITE D        SEGA GAMEWORKS             21,223         11/1997      10/2007
 #  3-SUITE E        AMERICAN MULTI-CIN        109,393         12/1997      12/2017
 #  4-SUITE F1       AMERICAN WILDERNES          5,626          3/1998      12/2012
 #  5-SUITE H        MARSHALLS                  29,397         10/1997      10/2007
 #  6-SUITE I        BURLINGTON COAT           100,102         10/1997       1/2013
 #  7-SUITE J        JCPENNEY                  106,827         10/1997      10/2012
 #  8-SUITE K        BED BATH & BEYOND          40,340         10/1997       1/2013
 #  9-SUITE L        GROUP USA                  23,257         11/1997      10/2007
 # 10-SUITE M        OLD NAVY                   23,329         11/1997      10/2002
 # 11-SUITE N        RAINFOREST CAFE            22,602         11/1997      10/2007
 # 12-SUITE N        BOOKS-IN-A-MILLION         23,978         11/1997       1/2008
 # 13-SUITE Q        OFF RODEO DRIVE            24,203         11/1997      10/2007
 # 14-SUITE R        VIRGIN MEGASTORE           27,490          2/1998       1/2008
 # 15-SUITE S        OFF SAKS FIFTH AVE         34,982         11/1997      10/2012
     -SUITE U        SPORTS AUTHORITY           48,763         11/1997       1/2008
                                               -------
   16 TENANTS                                  661,642
  4 -- KIOSKS
 #  5-SUITE K9       VACANT KIOSK***               292         12/1999      11/2004
 #  6-SUITE K10      ZAP!                          292         11/1997      10/2002
     -SUITE K1       VACANT KIOSK***               400         12/1998      11/2003
 #  1-SUITE 2        VACANT KIOSK***               400          7/1998       6/2003

                            GRAPEVINE MILLS (4/98)
                            PROJECT DESIGNATOR: GV98
                             LEASE ABSTRACT REPORT
                                FOR ALL TENANTS
                                7/30/98 @ 13:56




                      PRIMARY/
                     SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM
       TENANT          CODES      FEET    BEGIN    END     #/MOS       RENT/SF
- ------------------- ----------- -------- ------- ------- -------- ------------------
 1 MALL SHOPS
#17-SUITE 101           1        1,812     6/00    5/07      --               24.00
VACANT IN-LINE***       3                                         6/04        26.50
#18-SUITE 104           1        2,566     6/00    5/07      --               24.00
VACANT IN-LINE***       4                                         6/04        26.50
#19-SUITE 105           1        1,716     6/00   10/06      --               24.00
VACANT IN-LINE***       3                                         6/04        26.50
#20-SUITE 107           1        1,141    11/97   10/02      --               25.00
CUTTING EDGE            2
#21-SUITE 108           1        5,101    11/97   10/99      --               21.00
SHERYL'S                6                                         11/98       24.00
#22-SUITE 109           1        1,110    11/97   11/00      --               25.00
GREAT IDEAS             2
#23-SUITE 111           1        1,509    11/97   10/98      --                0.00
STUDIO ONE              3
                                                           1-84               30.80
                                                                  11/00       35.00
                                                                  11/03       40.00
#24-SUITE 113           1        1,232    11/97   10/04      --               24.00
TEXAS TREASURES         3                                         10/00       26.00
#25-SUITE 114           1        2,878    11/97   12/99      --               10.00
TOTES/SUNGLASS          4
#26-SUITE 115           1        1,643     5/98    5/03      --               28.00
ORBIT                   3                                         5/01        30.00
INTERNATIONAL
#27-SUITE 117           1        2,094    11/97   10/00      --               30.00
MIKE BENET              4
FACTORY



                      ANNUAL
                     MINIMUM   OVERAGE    CEILING    BREAKPOINT
       TENANT          RENT       %       (000'S)     (000'S)       RECOVERIES
- ------------------- --------- --------- ----------- ----------- ------------------
 1 MALL SHOPS
#17-SUITE 101        43,488       6.00  UNLIMITED   NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***    48,018                                     TAX-MALL RECOVERY
                                                                WATER/SEWER
                                                                ENERGY RECOVERY
#18-SUITE 104        61,584       6.00  UNLIMITED   NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***    67,999                                     TAX-MALL RECOVERY
                                                                WATER/SEWER
                                                                ENERGY RECOVERY
#19-SUITE 105        41,184       6.00  UNLIMITED   NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***    45,474                                     TAX-MALL RECOVERY
                                                                WATER/SEWER
                                                                ENERGY RECOVERY
#20-SUITE 107        28,525       7.00  UNLIMITED   NATURAL     CAM-POOL 2
CUTTING EDGE                                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#21-SUITE 108       107,121       4.00  UNLIMITED   NATURAL     ENERGY RECOVERY
SHERYL'S            122,424                                     WATER/SEWER
#22-SUITE 109        27,750       6.00  UNLIMITED   NATURAL     CAM
GREAT IDEAS                                                     TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#23-SUITE 111             0      12.00  UNLIMITED   NATURAL     CAM-POOL 1
STUDIO ONE                                                      TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
                     46,477      12.00  UNLIMITED   NATURAL     NONE
                     52,815
                     60,360
#24-SUITE 113        29,568       6.00  UNLIMITED   NATURAL     CAM-POOL 1
TEXAS TREASURES      32,032                                     TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#25-SUITE 114        28,780      10.00  UNLIMITED   NATURAL     ENERGY RECOVERY
TOTES/SUNGLASS                                                  WATER/SEWER
#26-SUITE 115        46,004       6.00  UNLIMITED   NATURAL     CAM-POOL 1
ORBIT                49,290                                     TAX-MALL RECOVERY
INTERNATIONAL                                                   ENERGY RECOVERY
                                                                WATER/SEWER

                      PRIMARY/
                     SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM
       TENANT          CODES      FEET    BEGIN    END     #/MOS       RENT/SF
- ------------------- ----------- -------- ------- ------- -------- ------------------
#40-SUITE 136           1        2,757    12/98   11/05    --                 20.00
VACANT IN-LINE***       4                                         12/02       22.00
#41-SUITE 137           1        1,260    11/97   10/07    --                 45.00
CLAIRE'S                3                                         11/02       50.00
BOUTIQUE
#42-SUITE 138           1        7,514     4/98    1/06    --                 17.00
ANN TAYLOR              7
#43-SUITE 139           1        1,036     6/99    5/06    --                 40.00
VACANT IN-LINE***       2                                         6/03        44.00
#44-SUITE 200           1        5,458    11/97   10/02    --                 21.00
BRITCHES                6
#45-SUITE 202           1        5,700     6/99    5/06    --                 19.00
VACANT IN-LINE***       6                                         6/03        21.00
#46-SUITE 204           1        2,883    11/97   10/02    --                 18.00
HAGGAR                  4
#47-SUITE 205           1        2,667    11/97   10/00    --                 23.00
LIZ CLAIBORNE           4
#48-SUITE 206           1        1,124    11/97    2/03    --                 45.00
ULTRA                   2                                         11/00       55.00
#49-SUITE 207           1        1,650    11/97   10/02    --                 25.00
LEATHER LOFT            3
#50-SUITE 208           1          972    11/97   10/07    --                 28.00
CAR-LENE                2                                         11/02       32.00
RESEARCH
#51-SUITE 209           1        1,937    11/97   10/02    --                 45.84
FRAGRANCE               3                                         11/00       49.11
OUTLET

                      ANNUAL
                     MINIMUM   OVERAGE    CEILING    BREAKPOINT
       TENANT          RENT       %       (000'S)     (000'S)       RECOVERIES
- ------------------- --------- --------- ----------- ----------- ------------------
#27-SUITE 117        62,820       6.00  UNLIMITED   NATURAL     CAM
MIKE BENET                                                      TAX-MALL RECOVERY
FACTORY                                                         ENERGY RECOVERY
                                                                WATER/SEWER
#40-SUITE 136        55,140       6.00  UNLIMITED   NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***    60,654                                     TAX-MALL RECOVERY
                                                                WATER/SEWER
                                                                ENERGY RECOVERY
#41-SUITE 137        56,700       7.00  UNLIMITED   NATURAL     CAM-POOL 1
CLAIRE'S             63,000                                     TAX-MALL RECOVERY
BOUTIQUE                                                        ENERGY RECOVERY
                                                                WATER/SEWER
#42-SUITE 138       127,738       7.00      2,750   2,750       CAM-POOL 1
ANN TAYLOR                        5.00      3,750               TAX-MALL RECOVERY
                                  4.00  UNLIMITED               ENERGY RECOVERY
                                                                WATER/SEWER
#43-SUITE 139        41,440       6.00  UNLIMITED   NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***    45,584                                     TAX-MALL RECOVERY
                                                                WATER/SEWER
                                                                ENERGY RECOVERY
#44-SUITE 200       114,618       5.00  UNLIMITED   NATURAL     CAM-POOL 2
BRITCHES                                                        TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#45-SUITE 202       108,300       6.00  UNLIMITED   NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***   119,700                                     TAX-MALL RECOVERY
                                                                WATER/SEWER
                                                                ENERGY RECOVERY
#46-SUITE 204        51,894       4.00  UNLIMITED   NATURAL     CAM-POOL 2
HAGGAR                                                          TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#47-SUITE 205        61,341       4.00  UNLIMITED   NATURAL     CAM-POOL 2
LIZ CLAIBORNE                                                   TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#48-SUITE 206        50,580       6.00  UNLIMITED   NATURAL     CAM-POOL 1
ULTRA                61,820                                     TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#49-SUITE 207        41,250       6.00  UNLIMITED   NATURAL     CAM-POOL 2
LEATHER LOFT                                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#50-SUITE 208        27,216       6.00  UNLIMITED   NATURAL     CAM-POOL 2
CAR-LENE             31,104                                     TAX-MALL RECOVERY
RESEARCH                                                        ENERGY RECOVERY
                                                                WATER/SEWER
#51-SUITE 209        88,792       6.00  UNLIMITED   NATURAL     CAM-POOL 1
FRAGRANCE            95,126                                     TAX-MALL RECOVERY
OUTLET                                                          ENERGY RECOVERY
                                                                WATER/SEWER

                      PRIMARY/
                     SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM
       TENANT          CODES      FEET    BEGIN    END     #/MOS       RENT/SF
- ------------------- ----------- -------- ------- ------- -------- ------------------
#64-SUITE 225           1        2,635    11/97    1/08    --                 22.00
SURREY'S OUTLET         4                                         11/02       24.00
#65-SUITE 227           1        1,875     3/00   11/07    --                 33.00
VACANT IN-LINE***       3                                         3/04        36.00
#66-SUITE 228           1        4,134    11/97   10/02    --                 20.00
BOSE                    5
#67-SUITE 236           1        7,093    11/97   10/02    --                 15.00
BUGLE BOY               6
#68-SUITE 2463          1        2,463    11/97   10/02    --                 32.00
COLOURS &               4                                         11/00       34.00
SCENTS
#69-SUITE 239           1        1,610    11/97   10/00    --                 24.94
MATERNITY               3
WORKS
#70-SUITE 240           1        3,508    11/97   10/02    --                 17.00
BANISTER SHOES          5
#71-SUITE 241           1        1,926    11/97   10/02    --                 28.00
COASTAL COTTON          3
CO.
#72-SUITE 242           1        4,540    11/97   10/02    --                 17.00
CARTERS FOR KIDS        5
#73-SUITE 244           1        9,795    11/97   10/02    --                 15.05
FACTORY SHOES           7
#74-SUITE 246           1        5,125    11/97   10/02    --                 18.00
BAG N' BAGGAGE          6                                         10/00       19.00
#75-SUITE 248           1        5,460    11/97   10/02    --                 17.50
L'EGGS HANES            6



                      ANNUAL
                     MINIMUM   OVERAGE    CEILING    BREAKPOINT
       TENANT          RENT       %       (000'S)     (000'S)       RECOVERIES
- ------------------- --------- --------- ----------- ----------- ------------------
#64-SUITE 225         57,970      5.00  UNLIMITED   NATURAL     CAM
SURREY'S OUTLET      63,240                                     TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#65-SUITE 227         61,875      6.00  UNLIMITED   NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***    67,500                                     TAX-MALL RECOVERY
                                                                WATER/SEWER
                                                                ENERGY RECOVERY
#66-SUITE 228         82,680      3.00  UNLIMITED   NATURAL     CAM-POOL 2
BOSE                                                            TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#67-SUITE 236        106,395      3.00  UNLIMITED   NATURAL     CAM-POOL 2
BUGLE BOY                                                       TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#68-SUITE 2463        78,816      5.00  UNLIMITED   NATURAL     CAM-POOL 1
COLOURS &            83,742                                     TAX-MALL RECOVERY
SCENTS                                                          ENERGY RECOVERY
                                                                WATER/SEWER
#69-SUITE 239         40,153      6.00  UNLIMITED   NATURAL     CAM-POOL 2
MATERNITY                                                       TAX-MALL RECOVERY
WORKS                                                           ENERGY RECOVERY
                                                                WATER/SEWER
#70-SUITE 240         59,636      5.00  UNLIMITED   NATURAL     CAM
BANISTER SHOES                                                  TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#71-SUITE 241         53,928      6.00  UNLIMITED   NATURAL     CAM
COASTAL COTTON                                                  TAX-MALL RECOVERY
CO.                                                             ENERGY RECOVERY
                                                                WATER/SEWER
#72-SUITE 242         77,180      4.00  UNLIMITED   NATURAL     CAM-POOL 2
CARTERS FOR KIDS                                                TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#73-SUITE 244        147,415      4.00  UNLIMITED   NATURAL     CAM-POOL 2
FACTORY SHOES                                                   TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#74-SUITE 246         92,250      5.00  UNLIMITED   NATURAL     CAM-POOL 1
BAG N' BAGGAGE       97,375                                     TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER
#75-SUITE 248         95,550      3.00  UNLIMITED   NATURAL     CAM-POOL 2
L'EGGS HANES                                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                WATER/SEWER


                       PRIMARY/
                      SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM
       TENANT           CODES      FEET    BEGIN    END     #/MOS       RENT/SF
- -------------------- ----------- -------- ------- ------- -------- ------------------
# 76-SUITE 250           1         5,500   11/97    1/08      --               18.00
FOOTQUARTERS             6                                          11/02      20.00

# 77-SUITE 252           1         5,005   11/97   10/02      --               17.00
OSHKOSH B'GOSH           6                                          11/98      18.00

# 78-SUITE 256           1           882   11/97   10/07      --               60.00
SUNGLASS HUT             2                                          11/02      65.00

# 79-SUITE 258           1           884   11/97   10/02      --               40.00
ROCKY MOUNTAIN           2

# 80-SUITE 260           1         1,464   11/97   12/09      --               25.00
HOST MARRIOTT            3                                          11/03      30.00

                                                            T-48               35.00

# 81-SUITE 301           1         1,470   11/97   10/02      --               55.00
C.R. JEWELERS            3

# 82-SUITE 302           1        15,664   11/97    1/08      --               20.00
ATHLETE'S FOOT           7

# 83-SUITE 303           1         1,199   11/97   10/02      --               50.21
PERFUMANIA               2

# 84-SUITE 305           1         1,477   11/97   10/07      --               33.00
GUITARS & CADILLAC       3                                          11/00      35.00
                                                                   11/04       38.00

# 85-SUITE 309           1         2,561   11/97   10/07      --               20.00
WILD PAIR                4

# 86-SUITE 311           1         6,605   11/97    1/01      --               18.00
CORNING REVERE           6

# 87-SUITE 312           1         9,178    9/98    8/05      --               15.00
VACANT IN-LINE***        7                                           9/02      17.50



                       ANNUAL
                      MINIMUM   OVERAGE    CEILING    BREAKPOINT
       TENANT           RENT       %       (000'S)     (000'S)       RECOVERIES
- -------------------- --------- --------- ----------- ----------- ------------------
# 76-SUITE 250         99,000      5.00   UNLIMITED  NATURAL     CAM
FOOTQUARTERS          110,000                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

# 77-SUITE 252         85,085      4.00   UNLIMITED  NATURAL     CAM-POOL 2
OSHKOSH B'GOSH         90,090                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

# 78-SUITE 256         52,920     10.00   UNLIMITED  NATURAL     CAM-POOL 2
SUNGLASS HUT           57,330                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

# 79-SUITE 258         33,760      6.00   UNLIMITED  NATURAL     CAM-POOL 2
ROCKY MOUNTAIN                                                   TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

# 80-SUITE 260         36,600      5.00   UNLIMITED  NATURAL     CAM-POOL 2
HOST MARRIOTT          43,920                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

                       51,240      5.00   UNLIMITED  NATURAL     NONE

# 81-SUITE 301         80,850      5.00   UNLIMITED  NATURAL     CAM-POOL 1
C.R. JEWELERS                                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

# 82-SUITE 302        313,280      5.00   UNLIMITED  NATURAL     CAM-POOL 2
ATHLETE'S FOOT                                                   TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

# 83-SUITE 303         60,202      6.00   UNLIMITED  NATURAL     CAM-POOL 1
PERFUMANIA                                                       TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

# 84-SUITE 305         48,741      6.00   UNLIMITED  NATURAL     CAM-POOL 1
GUITARS & CADILLAC     51,695                                    TAX-MALL RECOVERY
                      56,126                                     ENERGY RECOVERY
                                                                    WATER/SEWER

# 85-SUITE 309         51,220      6.00   UNLIMITED  NATURAL     CAM-POOL 2
WILD PAIR                                                        TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

# 86-SUITE 311        118,890      9.00   UNLIMITED  NATURAL     CAM-POOL 1
CORNING REVERE                                                   TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

# 87-SUITE 312        137,670      6.00   UNLIMITED  NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***     160,615                                    TAX-MALL RECOVERY
                                                                    WATER/SEWER
                                                                 ENERGY RECOVERY



                      PRIMARY/
                     SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM
       TENANT          CODES      FEET    BEGIN    END     #/MOS       RENT/SF
- ------------------- ----------- -------- ------- ------- -------- ------------------
# 88-SUITE 313          1        2,066     5/98    5/03    --             33.00
I LOVE QUILTS           4                                           5/01  35.00

# 89-SUITE 315          1        1,425     6/00    5/07    --             33.00
VACANT IN-LINE***       3                                           6/04  56.00

# 90-SUITE 316          1        8,715    11/97   10/02    --             16.00
DRESS BARN              7

# 91-SUITE 317          1        1,138    11/97   11/02    --             35.00
WATCHES, ETC            2

# 92-SUITE 319          1          977    11/97   10/02    --             50.00
LEE NAILS               2

# 93-SUITE 320          1        2,577    11/97   10/02    --             23.00
NATURALIZER             4

# 94-SUITE 321          1        1,122    11/97   10/07    --             33.00
BEAUTY EXPRESS          2                                          11/00  35.00
                                                                  11/04   37.00

# 95-SUITE 322          1        1,168    11/97   10/02    --             30.00
QUACKIN UP              2

# 96-SUITE 323          1        1,362    11/97   10/00    --             35.00
DALLAS DANCEWEAR        3

# 97-SUITE 323          1        1,023    11/97   10/02    --             37.50
FLAG SHOP               2

# 98-SUITE 326          1          858    11/97   10/07    --             50.00
AUNTIE ANNES            2                                          11/02  60.00

# 99-SUITE 327          1        1,468    11/97   10/02    --             25.00
TWO LIPS                3

                      ANNUAL
                     MINIMUM   OVERAGE    CEILING    BREAKPOINT
       TENANT          RENT       %       (000'S)     (000'S)       RECOVERIES
- ------------------- --------- --------- ----------- ----------- ------------------
# 88-SUITE 313        68,178      6.00   UNLIMITED  NATURAL     CAM-POOL 1
I LOVE QUILTS         72,310                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

# 89-SUITE 315        46,025      6.00   UNLIMITED  NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***     51,300                                    TAX-MALL RECOVERY
                                                                    WATER/SEWER
                                                                ENERGY RECOVERY

# 90-SUITE 316       139,440      4.00   UNLIMITED  NATURAL     CAM-POOL 2
DRESS BARN                                                      TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                   WATER/SEWER

# 91-SUITE 317        39,830      6.00   UNLIMITED  NATURAL     CAM-POOL 2
WATCHES, ETC                                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

# 92-SUITE 319        48,850      8.00   UNLIMITED  NATURAL     CAM-POOL 1
LEE NAILS                                                       TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

# 93-SUITE 320        59,271      4.00   UNLIMITED  NATURAL     CAM-POOL 2
NATURALIZER                                                     TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

# 94-SUITE 321        37,026      6.00   UNLIMITED  NATURAL     CAM-POOL 1
BEAUTY EXPRESS        39,270                                    TAX-MALL RECOVERY
                     41,514                                     ENERGY RECOVERY
                                                                    WATER/SEWER

# 95-SUITE 322        35,040      6.00   UNLIMITED  NATURAL     CAM-POOL 2
QUACKIN UP                                                      TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

# 96-SUITE 323        47,670      6.00   UNLIMITED  NATURAL     CAM
DALLAS DANCEWEAR                                                TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

# 97-SUITE 323        38,363     10.00   UNLIMITED  NATURAL     CAM-POOL 1
FLAG SHOP                                                       TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

# 98-SUITE 326        42,900      8.00   UNLIMITED  NATURAL     CAM-POOL 2
AUNTIE ANNES          51,480                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

# 99-SUITE 327        36,700      6.00   UNLIMITED  NATURAL     CAM-POOL 1
TWO LIPS                                                        TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER



                       PRIMARY/
                      SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM
       TENANT           CODES      FEET    BEGIN    END     #/MOS       RENT/SF
- -------------------- ----------- -------- ------- ------- -------- ------------------
#100-SUITE 328           1        1,027    11/97   10/04    --             60.00
JEWELRY BOX OUTLET       2                                          11/00  63.00

#101-SUITE 330           1        1,247    11/97   10/07    --             50.00
CANDY HEADQUARTERS       3                                          11/02  60.00

#102-SUITE 333           1        1,460    11/97   10/00    --             35.00
EDWARD SOLOMON           3

#103-SUITE 334           1        3,002    11/97   10/02    --             27.00
EARTHBOUND TRADING       4

#104-SUITE 335           1        1,392     3/99    2/06    --             33.00
VACANT IN-LINE***        3                                           3/03  36.00

#105-SUITE 337           1        1,471     6/00   10/06    --             33.00
VACANT IN-LINE***        3                                           6/04  36.00

#106-SUITE 338           1        1,742    11/97    1/08    --             30.00
SPENCER GIFTS            3                                          11/03  33.00

#107-SUITE 339           1        1,309    11/97   10/02    --             27.00
LIDS                     3

#108-SUITE340            1        1,313    11/97   10/02    --             30.00
T-SHIRTS PLUS            3

#109-SUITE 341           1        1,455    12/99   11/06    --             33.00
VACANT IN-LINE***        3                                          12/03  36.00

#110-SUITE 342           1        1,448     3/00    2/07    --             33.00
VACANT IN-LINE***        3                                           3/04  36.00

#111-SUITE 344           1        2,238    11/97   10/02    --             24.00
COUNTRY CLUTTER          4

                       ANNUAL
                      MINIMUM   OVERAGE    CEILING    BREAKPOINT
       TENANT           RENT       %       (000'S)     (000'S)       RECOVERIES
- -------------------- --------- --------- ----------- ----------- ------------------
#100-SUITE 328        61,620   6.00       UNLIMITED  NATURAL     CAM-POOL 1
JEWELRY BOX OUTLET    64,701                                     TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#101-SUITE 330        62,350   8.00       UNLIMITED  NATURAL     CAM-POOL 1
CANDY HEADQUARTERS    74,620                                     TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#102-SUITE 333        51,100   6.00       UNLIMITED  NATURAL     CAM
EDWARD SOLOMON                                                   TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#103-SUITE 334        81,054   6.00       UNLIMITED  NATURAL     CAM-POOL 1
EARTHBOUND TRADING                                               TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#104-SUITE 335        45,936   6.00       UNLIMITED  NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***     50,112                                     TAX-MALL RECOVERY
                                                                    WATER/SEWER
                                                                 ENERGY RECOVERY

#105-SUITE 337        48,543   6.00       UNLIMITED  NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***     52,956                                     TAX-MALL RECOVERY
                                                                    WATER/SEWER
                                                                 ENERGY RECOVERY

#106-SUITE 338        52,260   6.00       UNLIMITED  NATURAL     CAM-POOL 2
SPENCER GIFTS         57,486                                     TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#107-SUITE 339        35,343   5.00       UNLIMITED  NATURAL     CAM-POOL 2
LIDS                                                             TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#108-SUITE340         39,390   6.00       UNLIMITED  NATURAL     CAM-POOL 2
T-SHIRTS PLUS                                                    TAX-MALL RECOVERY
                                                                    WATER/SEWER
                                                                 ENERGY RECOVERY

#109-SUITE 341        48,015   6.00       UNLIMITED  NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***     52,380                                     TAX-MALL RECOVERY
                                                                   WATER/SEWER
                                                                 ENERGY RECOVERY

#110-SUITE 342        47,784   6.00       UNLIMITED  NATURAL     CAM+AMOR+MGT+15%
VACANT IN-LINE***     52,128                                     TAX-MALL RECOVERY
                                                                    WATER/SEWER
                                                                 ENERGY RECOVERY

#111-SUITE 344        53,712   5.00       UNLIMITED  NATURAL     CAM-POOL 2
COUNTRY CLUTTER                                                  TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER



                       PRIMARY/
                      SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM
       TENANT           CODES      FEET    BEGIN    END     #/MOS       RENT/SF
- -------------------- ----------- -------- ------- ------- -------- ------------------
#112-Suite 400           1        5,332    11/97   10/02    --             18.00
WE'RE ENTERTAIN.         6

#113-SUITE 401           1        1,497    11/97   10/02    --             27.00
NATIVES                  3

#114-SUITE 403           1        1,092    11/97   10/01    --             30.00
TODAY'S NEWS             2

#115-SUITE 404           1        1,115     5/98    5/02    --             50.00
PREMIER CONCEPTS         2                                           2/00  52.00

#116-SUITE 406           1        3,054    11/97    1/01    --             20.00
BAKERS OUTLET            4

#117-SUITE 408           1        4,887     3/00    2/07    --             20.00
VACANT IN-LINE***        5                                           3/04  22.00

#118-SUITE 411           1        1,509    11/97   10/00    --             30.00
BERMUDA GOLD             3

#119-SUITE 412           1        4,987    11/97   10/02    --             17.00
OPC FASHIONS             5

#120-SUITE 413           1        2,692    11/97    1/01    --             20.00
5-7-9 OUTLET             4

#121-SUITE 414           1        3,833    11/97   10/07    --             20.00
PAYLESS SHOESOURCE       5                                          11/02  22.00

#122-SUITE 416           1        4,553    11/97    1/03    --             18.00
ANCHOR BLUE CLOTHI       5

#123-SUITE 417           1        2,391    11/97   10/00    --             25.00
WHEELS AND FITNESS       4



                       ANNUAL
                      MINIMUM   OVERAGE    CEILING    BREAKPOINT
       TENANT           RENT       %       (000'S)     (000'S)       RECOVERIES
- -------------------- --------- --------- ----------- ----------- ------------------
#112-Suite 400         95,976  4.00      UNLIMITED       NATURAL CAM-POOL 2
WE'RE ENTERTAIN.                                                 TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#113-SUITE 401         40,419  4.00      UNLIMITED       NATURAL CAM-POOL 2
NATIVES                                                          TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#114-SUITE 403         32,760  6.00      UNLIMITED       NATURAL CAM-POOL 2
TODAY'S NEWS                                                     TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#115-SUITE 404         55,750  6.00      UNLIMITED       NATURAL CAM-POOL 2
PREMIER CONCEPTS       57,980                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#116-SUITE 406         61,080  6.00      UNLIMITED       NATURAL CAM-POOL 2
BAKERS OUTLET                                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#117-SUITE 408         97,740  6.00      UNLIMITED       NATURAL CAM-POOL 1
VACANT IN-LINE***     107,514                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                   WATER/SEWER

#118-SUITE 411         45,270  6.00      UNLIMITED       NATURAL CAM-POOL 2
BERMUDA GOLD                                                     TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#119-SUITE 412         84,779  4.00      UNLIMITED       NATURAL CAM
OPC FASHIONS                                                     TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#120-SUITE 413         53,840  6.00      UNLIMITED       NATURAL CAM-POOL 2
5-7-9 OUTLET                                                     TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#121-SUITE 414         76,660  6.00      UNLIMITED       NATURAL CAM-POOL 2
PAYLESS SHOESOURCE     84,326                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#122-SUITE 416         81,954  4.00      UNLIMITED       NATURAL CAM
ANCHOR BLUE CLOTHI                                               TAX-MAL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#123-SUITE 417         59,775  5.00      UNLIMITED       NATURAL CAM-POOL 2
WHEELS AND FITNESS                                               TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER



                       PRIMARY/
                      SECONDARY   SQUARE   LEASE   LEASE   OPTION      MINIMUM
       TENANT           CODES      FEET    BEGIN    END     #/MOS      RENT/SF
- -------------------- ----------- -------- ------- ------- -------- ---------------
#124-SUITE 41B           1        3,486    11/97   10-02      --           30.00
JUST SPORTS              4                                          11/00  32.00

#125-SUITE 419           1        3,525    11/97    1/03      --           16.00
ALL THAT JAZZ            5

#126-SUITE 420           1        2,408    11/97    1/02      --           23.00
BABY GUESS               4

#127-SUITE 421           1        1,308    11/97   10/07      --           34.00
GNC                      3                                 11/02           36.00
                                                           11/05           39.00

#128-SUITE 423           1        1,255    11/97    1/03      --           35.00
REMINGTON FACTORY        3

#129-SUITE 424           1        2,915    11/97    1/01      --           20.00
J. RIGGINS               4

#130-SUITE 425           1        1,144    11/97   10/02      --           35.00
LETS TALK CELLULAR       2                                          11/00  37.00

#131-SUITE 426           1        1,080    11/97   10/07      --           33.00
MASTER CUTS              2                                 11/00           35.00
                                                           11/04           37.00

#132-SUITE 427           1        1,506    11/97   12/09      --           25.00
HOST MARRIOTT            3                                 11/03           30.00

#133-SUITE 428           1        1,042    11/97    1/08      --           35.00
SWEET FACTORY            2                                 11/02           40.00

#134-SUITE 429           1        3,571    11/97   10/02      --           21.00
SAMSONITE COMPANY        5                                 11/00           23.00

#135-SUITE 430           1        3,783     3/99    2/06      --           20.00
VACANT IN-LINE***        5                                           3/03  22.00

                       ANNUAL
                      MINIMUM   OVERAGE    CEILING    BREAKPOINT
       TENANT           RENT       %       (000'S)     (000'S)       RECOVERIES
- -------------------- --------- --------- ----------- ----------- ------------------
#124-SUITE 41B        104,580    8.00    UNLIMITED       NATURAL CAM-POOL 2
JUST SPORTS           111,552                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#125-SUITE 419         56,400    4.00    UNLIMITED       NATURAL CAM-POOL 2
ALL THAT JAZZ                                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                   WATER/SEWER

#126-SUITE 420         55,384    4.00    UNLIMITED       NATURAL CAM-POOL 2
BABY GUESS                                                       TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#127-SUITE 421         44,472    6.00    UNLIMITED       NATURAL CAM-POOL 1
GNC                    47,088                                    TAX-MALL RECOVERY
                       51,012                                    ENERGY RECOVERY
                                                                    WATER/SEWER

#128-SUITE 423         43,925    6.00    UNLIMITED       NATURAL CAM-POOL 2
REMINGTON FACTORY                                                TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#129-SUITE 424         58,500    6.00    UNLIMITED       NATURAL CAM-POOL 2
J. RIGGINS                                                       TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#130-SUITE 425         40,040    5.00    UNLIMITED       NATURAL CAM-POOL 2
LETS TALK CELLULAR     42,328                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#131-SUITE 426         35,640    6.00    UNLIMITED       NATURAL CAM-POOL 1
MASTER CUTS            37,800                                    TAX-MALL RECOVERY
                       39,960                                    ENERGY RECOVERY
                                                                    WATER/SEWER

#132-SUITE 427         37,650    5.00    UNLIMITED       NATURAL CAM-POOL 2
HOST MARRIOTT          45,180                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#133-SUITE 428         36,470    8.00    UNLIMITED       NATURAL CAM-POOL 1
SWEET FACTORY          41,680                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#134-SUITE 429         74,991    6.00    UNLIMITED       NATURAL CAM-POOL 2
SAMSONITE COMPANY      82,133                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER

#135-SUITE 430         75,660    6.00    UNLIMITED       NATURAL CAM-POOL 1
VACANT IN-LINE***      83,226                                    TAX-MALL RECOVERY
                                                                 ENERGY RECOVERY
                                                                    WATER/SEWER



                      PRIMARY/
                     SECONDARY   SQUARE   LEASE   LEASE   OPTION      MINIMUM
       TENANT          CODES      FEET    BEGIN    END     #/MOS      RENT/SF
- ------------------- ----------- -------- ------- ------- -------- ---------------
#136-SUITE 431          1        3,579    11/97   10/02      --           18.00
LENSCRAFTERS            5

#137-SUITE 432          1        3,783     5/98    4/03      --           24.00
S.C.R.U.B.S.            5

#138-SUITE 500          1        4,382    11/97    1/03      --           19.00
DOCKERS OUTLET          5

#139-SUITE 501          1        1,570    11/97   10/07      --           25.00
RITZ CAMERA             3                                 11/02           27.00

#140-SUITE 505          1        1,307    11/97   10/07      --           28.00
CAMPUS LIFESTYLES       3                                         11/02   30.00

#141-SUITE 506          1        5,125    11/97    1/03      --           21.00
LEVIS                   6

#142-SUITE 507          1        2,300    11/97   10/04      --           25.93
FLORSHEIM SHOES         4                                         11/02   27.93

#143-SUITE 509          1        2,260    11/97   10/02      --           26.00
VANS OUTLET             4

#144-SUITE 510          1        8,518    11/97    1/08      --           17.00
FOOT LOCKER             7                                         11/02   19.00

#145-SUITE 513          1        2,803    11/97   10/02      --           23.00
CASUAL MALE             4

#146-SUITE 514          1        3,251    11/97    1/00      --           25.00
AMERICAN OUTPOST        4

#147-SUITE 515          1        3,442    11/97   10/02      --           32.00
PERFUMANIA PLUS         4

                      ANNUAL
                     MINIMUM   OVERAGE    CEILING    BREAKPOINT
       TENANT          RENT       %       (000'S)     (000'S)       RECOVERIES
- ------------------- --------- --------- ----------- ----------- ------------------
#136-SUITE 431        64,422    4.00    UNLIMITED      NATURAL  CAM-POOL 2
LENSCRAFTERS                                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#137-SUITE 432        90,792    6.00    UNLIMITED        1,513  CAM-POOL 2
S.C.R.U.B.S.                                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#138-SUITE 500        83,258    3.00    UNLIMITED      NATURAL  CAM-POOL 2
DOCKERS OUTLET                                                  TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#139-SUITE 501        39,250                           NATURAL  CAM-POOL 2
RITZ CAMERA           42,390                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#140-SUITE 505        36,596    6.00    UNLIMITED      NATURAL  CAM-POOL 1
CAMPUS LIFESTYLES     39,210                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#141-SUITE 506       107,625    3.00    UNLIMITED      NATURAL  CAM-POOL 2
LEVIS                                                           TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#142-SUITE 507        59,639    5.00    UNLIMITED      NATURAL  CAM-POOL 2
FLORSHEIM SHOES       64,239                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#143-SUITE 509        58,760    4.00    UNLIMITED      NATURAL  CAM-POOL 2
VANS OUTLET                                                     TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#144-SUITE 510       144.806    5.00    UNLIMITED      NATURAL  CAM-POOL 2
FOOT LOCKER          161,842                                    TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#145-SUITE 513        64,469    4.50    UNLIMITED      NATURAL  CAM-POOL 2
CASUAL MALE                                                     TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#146-SUITE 514        81,275    5.00    UNLIMITED      NATURAL  CAM-POOL 2
AMERICAN OUTPOST                                                TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER

#147-SUITE 515       110,144    6.00    UNLIMITED      NATURAL  CAM-POOL 2
PERFUMANIA PLUS                                                 TAX-MALL RECOVERY
                                                                ENERGY RECOVERY
                                                                    WATER/SEWER



                      PRIMARY/
                     SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM
       TENANT          CODES      FEET    BEGIN    END     #/MOS       RENT/SF
- ------------------- ----------- -------- ------- ------- -------- ------------------
#148-SUITE 517          1        1,476    11/97   10/07    --                 45.00
GLORIA JEANS            3                                          11/02      50.00

#149-SUITE 520          1        1,540    11/97    1/08    --                 30.00
GREAT TRAIN STORE       3                                          11/02      35.00

#150-SUITE 522          1        1,488    11/97   10/07    --                 35.00
STOP N SAVE             3                                          11/02      40.00

#151-SUITE 530          1        3,739    11/97    1/03    --                 22.00
WILSONS LEATHER         5

#152-SUITE 532          1        3,896    11/97    1/08    --                 25.00
PACIFIC SUNWEAR         5

#153-SUITE 534          1        6,243    11/97   10/04    --                 22.00
WINDSOR OUTLET          6                                          11/02      23.00

#154-SUITE 536          1        5,449    11/97   10/07    --                  0.00
WARNER BROTHERS         6

#155-SUITE 542          1        8,967    11/97    1/10    --                 12.50
CARLOTTE RUSSE          7

#156-SUITE 544          1        1,580    11/97   10/02    --                 33.50
VITAMIN WORLD           3

#157-SUITE 546          1        1,580    11/97   10/07    --                 41.93
ICING                   3                                          11/02      45.74

#158-SUITE 548          1        5,872    12/98   11/05    --                 19.00
VACANT In-LINE***       6                                          12/02      21.00

#159-SUITE 600          1        5,133     9/99    8/06    --                 19.00
VACANT In-LINE**        6                                           9/03      21.00

#160-SUTIE 601          1        1,208    11/97   10/07    --                 49.63
SUNGLASS HUT            3                                          11/02      54.59

                      ANNUAL
                     MINIMUM   OVERAGE    CEILING        BREAKPOINT
       TENANT          RENT       %       (000'S)         (000'S)            RECOVERIES
- ------------------- --------- --------- ----------- -------------------- ------------------
#148-SUITE 517        66,420      6.00   UNLIMITED              NATURAL  CAM
GLORIA JEANS          73,000                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#149-SUITE 520        46,200      5.00   UNLIMITED              NATURAL  CAM-POOL 2
GREAT TRAIN STORE     53,900                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#150-SUITE 522        52,080      6.00   UNLIMITED              NATURAL  CAM-POOL 2
STOP N SAVE           59,520                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#151-SUITE 530        82,258      4.00   UNLIMITED              NATURAL  CAM-POOL 2
WILSONS LEATHER                                                          TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#152-SUITE 532        89,608      4.00   UNLIMITED              NATURAL  CAM-)OOL 2
PACIFIC SUNWEAR                                                          TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#153-SUITE 534       137,346      6.00   UNLIMITED              NATURAL  CAM-POOL 2
WINDSOR OUTLET       143,589                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#154-SUITE 536             0      4.00   UNLIMITED              NATURAL  NONE
WARNER BROTHERS

#155-SUITE 542       112,088     10.00      2,813                2,250   CAM-POOL 2
CARLOTTE RUSSE                    5.00   UNLIMITED                       TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#156-SUITE 544        52,930      8.00   UNLIMITED              NATURAL  CAM-POOL 2
VITAMIN WORLD                                                            TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#157-SUITE 546        66,249      7.00   UNLIMITED              NATURAL  CAM-POOL 1
ICING                 72,269                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#158-SUITE 548       111,568      6.00   UNLIMITED              NATURAL  CAM+AMOR+MGT+15%
VACANT In-LINE***    123,312                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#159-SUITE 600        97,527      6.00   UNLIMITED              NATURAL  CAM+AMOR+MGT+15%
VACANT In-LINE**     107,793                                             TAX-MALL RECOVERY
                                                                         WATER/SEWER
                                                                         ENERGY RECOVERY

#160-SUTIE 601        59,953     10.00   UNLIMITED              NATURAL  CAM-POOL 2
SUNGLASS HUT          65,945                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER



                      PRIMARY/
                     SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM
       TENANT          CODES      FEET    BEGIN    END     #/MOS       RENT/SF
- ------------------- ----------- -------- ------- ------- -------- ------------------
#161-SUITE 602          1         5,308   11/97   10/02    --             20.00
K.B. TOY WORKS          6

#162-SUITE 604          1         3,504   11/97   12/02    --             24.00
BIBLE FACTORY           5

#163-SUITE 606          1         4,546   12/99   11/06    --             20.00
VACANT IN-LINE***       5                                          12/03  22.00

#164-SUITE 608          1         4,777    3/99    2/06    --             20.00
VACANT IN-LINE***       5                                           3/03  22.00

#165-SUITE 610          1         4,905   11/97   10/02    --             21.00
WORLD TRAVELER          5                                          11/99  23.00
                                                                   11/00  25.00

#166-SUITE 611          1        19,920   11/97   12/07    --             26.00
JUST FOR FEET           7                                          10/02  28.00

#167-SUITE 612          1         4,264   11/97    1/01    --             18.00
URBAN PLANET            5

#168-SUITE 614          1           985   11/97   10/02    --             55.00
CINNAMONSTER            2                                          11/00  60.00

#169-SUITE 615          1         1,495   11/97   10/07    --             35.00
SANRIO                  3                                          11/04  38.00

#170-SUITE 616          1         3,291   11/97   12/02    --             23.00
SUNBEAM AND OSTER       4

#171-SUITE 617          1         5,835   11/97    1/01    --             19.00
KIRKLANDS               6

#172-SUITE 623          1         1,327   11/97   10/98    --             28.00
HEALTH RIDER            3

                      ANNUAL
                     MINIMUM   OVERAGE    CEILING        BREAKPOINT
       TENANT          RENT       %       (000'S)         (000'S)            RECOVERIES
- ------------------- --------- --------- ----------- -------------------- ------------------
#161-SUITE 602       106,160  4.00      UNLIMITED              NATURAL   CAM-POOL 2
K.B. TOY WORKS                                                           TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#162-SUITE 604        84,096  5.00      UNLIMITED              NATURAL   CAM-POOL 1
BIBLE FACTORY                                                            TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#163-SUITE 606        90,920  6.00      UNLIMITED              NATURAL   CAM+AMOR+MGT+15%
VACANT IN-LINE***    100,012                                             TAX-MALL RECOVERY
                                                                         WATER/SEWER
                                                                         ENERGY RECOVERY

#164-SUITE 608        95,540  6.00      UNLIMITED              NATURAL   CAM+AMOR+MGT+15%
VACANT IN-LINE***    105,094                                             TAX-MALL RECOVERY
                                                                         WATER/SEWER
                                                                         ENERGY RECOVERY

#165-SUITE 610       103,005  5.00      UNLIMITED              NATURAL   CAM-POOL 2
WORLD TRAVELER       112,815                                             TAX-MALL RECOVERY
                     122,625                                             ENERGY RECOVERY
                                                                         WATER/SEWER

#166-SUITE 611       517,920  4.00      UNLIMITED              NATURAL   CAM-POOL 1
JUST FOR FEET        557,760                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#167-SUITE 612        76,752  5.00      UNLIMITED              NATURAL   CAM
URBAN PLANET                                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#168-SUITE 614        54,175  8.00      UNLIMITED              NATURAL   CAM-POOL 1
CINNAMONSTER          59,100                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#169-SUITE 615        52,325  6.00      UNLIMITED              NATURAL   CAM-POOL 2
SANRIO                56,810                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#170-SUITE 616        75,693  4.00      UNLIMITED              NATURAL   CAM
SUNBEAM AND OSTER                                                        TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#171-SUITE 617       110,865  5.00      UNLIMITED              NATURAL   CAM
KIRKLANDS                                                                TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER

#172-SUITE 623        37,156  6.00      UNLIMITED              NATURAL   CAM
HEALTH RIDER                                                             TAX-MALL RECOVERY
                                                                         ENERGY RECOVERY
                                                                         WATER/SEWER



                       PRIMARY/
                      SECONDARY    SQUARE    LEASE   LEASE   OPTION       MINIMUM
       TENANT           CODES       FEET     BEGIN    END     #/MOS       RENT/SF
- -------------------- ----------- ---------- ------- ------- -------- ------------------
#175-SUITE 625           1          1,773     9/99    8/06      --               33.00
VACANT IN-LINE***        3                                             9/03      36.00
                                  511,394

 2 FOOD COURT

#174-SUITE FC            2         11,532    11/97   12/09      --               60.00
FOOD COURT               8
                                   11,532

 3 ANCHORS

#  1-SUITE C             3         20,130    10/97   12/07      --               15.91
WESTERN WAREHOUSE        9                                            10/02       7.50
                                                     1-120                       19.25
                                                                       1/13      21.18

#  2-SUITE D             3         21,223    11/97   10/07      --               28.00
SEGA GAMEWORKS           9                                            10/02      29.50
                                                             1-108               31.00
  3-SUITE E              3        109,393    12/97   12/17      --               24.00
AMERICAN MULTI-CIN       9
                                                             1-240               26.40
                                                                       1/23      29.04

                                                                      12/27      35.13

# 4-SUITE F1             3          5,626     3/98   12/12      --               43.27
AMERICAN WILDERNES       9                                             8/98      81.52
# 5-SUITE H              3         29,397    10/97   10/07      --                8.00
MARSHALLS                9                                            11/02       8.50
                                                             1-180                9.00
                                                                      11/12       9.50
                                                                      11/17      10.00

                                                                                  5.00

# 6-SUITE I              3        100,102    10/97    1/13      --     1/03       5.25
BURLINGTON COAT          9                                             1/08       5.50
                                                             1-109                5.75
                                                                       2/17       6.00
                                                                       1/22       6.25

# 7-SUITE J              3        106,827    10/97   10/12      --                4.95
JCPENNEY                 9                                            11/02       5.19
                                                                      11/07       5.44


                        ANNUAL
                        MINIMUM    OVERAGE    CEILING      BREAKPOINT
       TENANT            RENT         %       (000'S)        (000'S)          RECOVERIES
- -------------------- ------------ --------- ----------- ----------------- ------------------
#175-SUITE 625           58,509   6.00      UNLIMITED            NATURAL  CAM+AMOR+MGT+15%
VACANT IN-LINE***        63,828                                           TAX-MALL RECOVERY
                                                                          WATER/SEWER
                                                                          ENERGY RECOVERY

 2 FOOD COURT

#174-SUITE FC           691,920   5.00      UNLIMITED            11,760   CAM-POOL 2
FOOD COURT                                               11/00    9,800   TAX-MALL RECOVERY
                                                         11/04    8,400   ENERGY RECOVERY
                                                                          WATER/SEWER
                                                                          FCTE RECOVERY

 3 ANCHORS

#  1-SUITE C            320,268   5.00      UNLIMITED             5,000   NONE
WESTERN WAREHOUSE       352,275                           9/02    5,640
                        385,000   5.00      UNLIMITED             5,000   NONE
                        423,600                           9/02    5,640
                                                                          CAM-SEGA

#  2-SUITE D            594,244   5.00      UNLIMITED             7,400   GAMEWORKS
                                                                          TAX-SEGA

SEGA GAMEWORKS          626,079                           9/02    7,800   GAMEWORKS
                                                                          CAM-SEGA

                        657,913   5.00      UNLIMITED             7,400   GAMEWORKS
                                                                          TAX-SEGA

                                                          9/02    7,800   GAMEWORKS

  3-SUITE E           2,625,432   6.00      UNLIMITED            44,000   CAM-AMC
AMERICAN MULTI-CIN                                                        TAX-AMC
                      2,904,000   6.00      UNLIMITED            48,400   NONE
                      3,194,400                           1/23   53,240
                      3,864,300                           1/28   58,557
                                                          1/33   64,405

# 4-SUITE F1            243,437   5.00      UNLIMITED             4,867   CAM-AMERICAN
AMERICAN WILDERNES      458,632                           8/98    9,230   TAX-AMERICAN
                                                          9/98   11,141
                                                          9/07   10,140

# 5-SUITE H             235,176   2.00      UNLIMITED            12,000   CAM-MARSHALLS
MARSHALLS               249,875                          11/02   12,600   TAX-MARSHALLS
                        264,573   2.00      UNLIMITED            13,230   CAM-MARSHALLS
                         279272                          11/12   13,892   TAX-MARSHALLS
                        293,970                          11/17   14,587
                        500,510
# 6-SUITE I            525,536    1.50      UNLIMITED            18,800   CAM-BURLINGTON
BURLINGTON COAT         550,561
                        575,587   1.50      UNLIMITED            18,800   NONE
                        600,612
                        625,638

# 7-SUITE J              58,794   1.00      UNLIMITED            27,000   CAM-JCPENNEY
JCPENNEY                554,432                          11/02   29,000   TAX-JCPENNEY
                        581,139                          11/07   31,000


                    PRIMARY/
                   SECONDARY   SQUARE   LEASE   LEASE   OPTION       MINIMUM
      TENANT         CODES      FEET    BEGIN    END     #/MOS       RENT/SF
- ----------------- ----------- -------- ------- ------- -------- -----------------
                                                        1-180              6.43
                                                                11/17      6.68
                                                                11/22      6.92

#8-SUITE K            3       40,340    10/97    1/13      --              9.25
BED BATH &            9                                         10/02      9.75
BEYOND                                                          10/07     10.25
                                                        1-180             10.75
                                                                 2/18     11.25
                                                                 2/23     11.75

#9-SUITE L            3       23,257    11/97   10/07      --             14.00
GROUP USA             9
                                                        1-240             16.00
                                                                11/17     18.00

#10-SUITE M           3       23,329    11/97   10/02      --             25.00
OLD NAVY              9                                         11/99     26.00
                                                        1-120             12.00
                                                                11/07     12.50

#11-SUITE N           3       22,602    11/97   10/07      --             25.00
RAINFOREST CAFE       9                                         12/01     26.00
                                                        1-180             27.00
                                                                11/12     28.00

                                                                 1/17     29.00

# 12-SUITE N          3       23,978    11/97    1/08      --             12.50
BOOKS-A-MILLION       9                                          2/00     13.00
                                                        1-120             13.50
                                                                 2/13     14.00

# 13-SUITE Q          3       24,203    11/97   10/07      --             21.01
OFF RODEO             9                                         11/02     23.01
DRIVE                                                   1-120             25.01
                                                                11/12     27.01

# 14-SUITE R          3       27,490     2/98    1/08      --             16.50
VIRGIN                9                                          2/99     16.83
MEGASTORE

                                                                 2/00     17.17
                                                                 2/01     17.51
                                                                 2/02     17.86
                                                                 2/03     18.22

                                                        1-180             20.50
                                                                 2/13     22.50
                                                                 2/18     25.00

# 15-SUITE S          3       34,982    11/97   10/12      --              7.10
0FF SAKS FIFTH        9                                         11/02      7.60
AVE

                                                        1-180              7.60

# 16-SUITE U          3       48,763    11/97    1/08      --             12.00
SPORTS                9                                         2/03      13.00
AUTHORITY

                    ANNUAL
                   MINIMUM   OVERAGE    CEILING      BREAKPOINT
      TENANT         RENT       %       (000'S)       (000'S)         RECOVERIES
- ----------------- --------- --------- ----------- ---------------- ---------------
                  686,898      1.00   UNLIMITED           35,000   NONE
                  713,604                         11/17   31,000
                  739,243                         11/22   39,000
#8-SUITE K        373,145      3.00   UNLIMITED           12,000   CAM-BED/BATH
BED BATH &        393,315                                          TAX-BED/BATH
BEYOND            413,485

                  433,655      3.00   UNLIMITED           12,000   NONE
                  453,825
                  473,995

#9-SUITE L        325,598      3.00   UNLIMITED            7,084   NONE
GROUP USA
                  372,112      3.00   UNLIMITED            8,265   NONE
                  418,626                         11/17    9,446
#10-SUITE M       583,225      5.00   UNLIMITED           13,909   CAM-OLD NAVY
OLD NAVY          606,554                                          TAX-OLD NAVY
                  279,948      5.00   UNLIMITED           13,909   NONE
                  291,613                         11/07   14,487
#11-SUITE N       565,050      5.00   UNLIMITED           10,000   CAM-RAINFOREST
RAINFOREST CAFE   587,652                                          TAX-RAINFOREST
                  610,254      5.00   UNLIMITED           10,000   CAM-RAINFOREST
                  632,856                                          TAX-RAINFOREST
                  655,458

# 12-SUITE N      299,725      4.00   UNLIMITED            6,819   CAM-BOOKS
BOOKS-A-MILLION   311,714                          1/03    7,092   TAX-BOOKS
                  323,703      4.00   UNLIMITED            7,364   CAM-BOOKS
                  335,692                          1/13    7,637
# 13-SUITE Q      508,505      2.50   UNLIMITED            7,000   NONE
                  556,911
                  605,317      2.50   UNLIMITED            7,000   NONE
                  653,723

# 14-SUITE R      453,585                                  9,000   CAM-VIRGIN
VIRGIN            462,657                                          TAX-VIRGIN
MEGASTORE
                  472,003
                  481,350
                  490,971
                  500,868

                  563,545                                  9,000   CAM-VIRGIN
                  618,525                                          TAX-VIRGIN
                  687,250

# 15-SUITE U      248,372      0.75   UNLIMITED           15,581   CAM-SAKS
0FF SAKS FIFTH    265,863                         11/02   17,914   TAX-SAKS
AVE

                  265,863      0.75   UNLIMITED           17,914   NONE
# 16-SUITE U      585,156      1.50   UNLIMITED           17,000   CAM-SPORTS
SPORTS            633,919                          1/03   18,000   TAX-SPORTS
AUTHORITY


                    PRIMARY/
                   SECONDARY    SQUARE    LEASE   LEASE   OPTION      MINIMUM
      TENANT         CODES       FEET     BEGIN    END     #/MOS      RENT/SF
- ---------------- ----------- ---------- ------- ------- -------- ----------------
                                                          1-180            14.00
                                                                   2/13    15.00
                                                                   2/18    16.00

                               ------
                               661,642

4 KIOSKS

#175-SUITE K9           4          292    12/99   11/04      --           150.00
VACANT KIOSK***        10

#176-SUITE K10          4          292    11/97   10/02      --            92.10
ZAPI                   10

#180-SUITE K1           4          400    12/98   11/03      --           150.00
VACANT KIOSK***        10

#181-SUITE 2            4          400     7/98    6/03      --           150.00
VACANT KIOSK***        10

#182-SUITE K3           4          400     6/99    5/04      --           150.00
VACANT KIOSK***        10

#183-SUITE K4           4          400     1/99   12/03      --           150.00
VACANT KIOSK***        10

#184-SUITE K5           4          400     4/99    3/04      --           150.00
VACANT KIOSK***        10

                               -------
                                 2,584

5 RESTAURANT

#177-SUITE R1           5        6,325    11/97    1/05      --            20.00
HOST MARRIOTT          11                                        11/03     25.00
                                                           1-96            25.00
                                                                  1/10     30.00

#178-SUITE R2           5        6,364    11/97    1/05      --            20.00
HOST MARRIOTT          11                                        11/03     25.00
                                                           1-96            25.00
                                                                  1/10     30.00

#179-SUITE R3           5        3,469    11/97    1/05      --            20.00
HOST MARRIOTT          11                                        11/03     25.00
                                                           1-96            25.00
                                                                  1/10     30.00

                               -------

                    ANNUAL
                   MINIMUM   OVERAGE    CEILING      BREAKPOINT
      TENANT         RENT       %       (000'S)       (000'S)          RECOVERIES
- ----------------- --------- --------- ----------- ---------------- ------------------
                  682,682      1.50   UNLIMITED           20,000   CAM-SPORTS
                  731,445                         1/13    22,000   TAX-SPORTS
                  780,208                          1/18   24,000
4 KIOSKS

#175-SUITE K9      43,800     15.00   UNLIMITED              200   NONE
VACANT KIOSK***

#176-SUITE K10     26,893      8.00   UNLIMITED           NATURAL  CAM - POOL 1
ZAPI                                                               TAX-MALL RECOVERY
                                                                   ENERGY RECOVERY
                                                                   WATER/SEWER

#180-SUITE K1      60,000     10.00   UNLIMITED           NATURAL  CAM - POOL 1
                                                                   TAX-MALL RECOVERY
                                                                   ENERGY RECOVERY
                                                                   WATER/SEWER

#181-SUITE 2       60,000     10.00   UNLIMITED           NATURAL  CAM - POOL 1
VACANT KIOSK***                                                    TAX-MALL RECOVERY
                                                                   ENERGY RECOVERY
                                                                   WATER/SEWER

#182-SUITE K3      60,000     10.00   UNLIMITED           NATURAL  CAM - POOL 1
VACANT KIOSK***                                                    TAX-MALL RECOVERY
                                                                   ENERGY RECOVERY
                                                                   EATER/SEWER

#183-SUITE K4      60,000     10.00   UNLIMITED           NATURAL  CAM - POOL 1
VACANT KIOSK***                                                    TAX-MALL RECOVERY
                                                                   ENERGY RECOVERY

#184-SUITE K5      60,000     10.00   UNLIMITED           NATURAL  CAM - POOL 1
VACANT KIOSK***                                                    TAX-MALL RECOVERY
                                                                   ENERGY RECOVERY
                                                                   WATER/SEWER

5 RESTAURANT

#177-SUITE R1     126,500      3.00   UNLIMITED           NATURAL  NONE
HOST MARRIOTT     158,125
                  158,125      3.00   UNLIMITED           NATURAL  NONE
                  189,750

#178-SUITE R2     127,280      3.00   UNLIMITED           NATURAL  NONE
HOST MARRIOTT     159,100
                  159,100      3.00   UNLIMITED           NATURAL  NONE
                  190,920

#179-SUITE R3      69,380      3.00   UNLIMITED           NATURAL  NONE
HOST MARRIOTT      86,725
                   86,725      3.00   UNLIMITED           NATURAL  NONE
                  104,070


           PRIMARY                                                   ANNUAL
          SECONDARY     SQUARE     LEASE   LEASE   OPTION  MINIMUM   MINIMUM   OVERAGE  CEILING  BREAKPOINT
 TENANT     CODES        FEET      BEGIN    END     #/MOS  RENT/SF    RENT       %      (000'S)   (000'S)   RECOVERIES
- -------- ----------- ------------ ------- ------- -------- -------- --------- --------- -------  ---------- ----------
                         16,158
                         ------
                      1,203,310
                      =========

                       =================================
                       PRO-JECT +PLUS ASSUMPTIONS REPORT
                       =================================

                             GRAPEVINE MILLS (4/98)
                            PROJECT DESIGNATOR: GV98
                           PROJECT ASSUMPTIONS REPORT
                               EXCLUDING TENANTS
                                7/30/98 @ 13:57


BUILDING PROLOGUE
- -----------------

LEASEHOLD ANALYSIS OF GRAPEVINE MILLS (4/98) BEGINNING 7/1997
FOR 25 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
- -------------

SGLA
DESCRIBED AS GLA MALL SHOPS ONLY (EXCL. FOOD COURT)
1997 VALUE -   511,394
THEREAFTER - CONSTANT

AGLA
DESCRIBED AS GROSS LEASEABLE AREA; ANCHOR SPACE ONLY
1997 VALUE -   661,642
THEREAFTER - CONSTANT

FGLA
DESCRIBED AS GLA, FOOD COURT (INCL. FOOD COURT KIOSKS)
1997 VALUE -    11,532
THEREAFTER - CONSTANT

MGLA
DESCRIBED AS TOTAL SPECIALTY SHOP GLA
+100.0% OF SGLA+100.0% OF FGLA

TAXA
DESCRIBED AS TOTAL GLA FOR ANCHOR TAX RECOVERY. EXCLUDES AMC.
+100.0% OF MGLA+100.0% OF AGLA
+100.0% OF RGLA+100.0% OF KGLA

GLOA
DESCRIBED AS AVERAGE OCCUPIED AREA FOR MALL SHOP RECOVERIES. EXCLUDES ANCHOR TENANTS. (PRIMARY CODE 3)
1997 VALUE -   87,823
1998 VALUE -  466,749
1999 VALUE -  503,221
2000 VALUE -  531,887
2001 VALUE -  537,166
2002 VALUE -  512,434
2003 VALUE -  534,215
2004 VALUE -  539,610
2005 VALUE -  539,143
2006 VALUE -  534,055
2007 VALUE -  526,831
2008 VALUE -  522,016
2009 VALUE -  538,575
2010 VALUE -  503,823
2011 VALUE -  541,668
2012 VALUE -  538,338
2013 VALUE -  519,290
2014 VALUE -  518,823
2015 VALUE -  496,132
2016 VALUE -  522,684
2017 VALUE -  487,713
2018 VALUE -  525,461
2019 VALUE -  523,410
2020 VALUE -  517,598
2021 VALUE -  517,938
THEREAFTER - CONSTANT

RGLA
DESCRIBED AS SPECIALTY RESTAURANT GLA
1997 VALUE -   16,158
THEREAFTER - CONSTANT

KGLA
DESCRIBED AS KIOSK GLA
1997 VALUE -    2,584
THEREAFTER - CONSTANT

OGLA
+100.0% OF MGLA+100.0% OF RGLA

PCCF
DESCRIBED AS FOOD COURT OCCUPIED AREA; UTILIZED FOR FOOD COURT RECOVERY
1997 VALUE -   1,922
1998 VALUE -  11,532
1999 VALUE -  11,532
2000 VALUE -  11,532
2001 VALUE -  11,532
2002 VALUE -  11,532
2003 VALUE -  11,532
2004 VALUE -  11,532
2005 VALUE -  11,532
2006 VALUE -  11,532
2007 VALUE -  11,532
2008 VALUE -  11,532
2009 VALUE -  11,532
2010 VALUE -   9,610
2011 VALUE -  11,532
2012 VALUE -  11,532
2013 VALUE -  11,532
2014 VALUE -  11,532
2015 VALUE -  11,532
2016 VALUE -  11,532
2017 VALUE -   9,610
2018 VALUE -  11,532
2019 VALUE -  11,532
2020 VALUE -  11,532
2021 VALUE -  11,532
THEREAFTER - CONSTANT

GROWTH RATES
- ------------

RENG
DESCRIBED AS GROWTH RATE FACTOR; RENT GROWTH
1997 VALUE -  2.00
1998 VALUE -  2.00
1999 VALUE -  3.00
2000 VALUE -  3.00
THEREAFTER - CONSTANT

SALG
DESCRIBED AS GROWTH RATE FACTOR; SALES GROWTH
1997 VALUE -  6.00
1998 VALUE -  6.00
1999 VALUE -  5.00
2000 VALUE -  4.00
2001 VALUE -  3.00
THEREAFTER - CONSTANT

MISG
DESCRIBED AS GROWTH RATE FACTOR; MISCELLANEOUS
1997 VALUE -   3.00
THEREAFTER - CONSTANT

EXPG
DESCRIBED AS GROWTH RATE FACTOR; EXPENSES GROWTH
1997 VALUE -  3.50
THEREAFTER - CONSTANT

CPIG
DESCRIBED AS GROWTH RATE FACTOR; CONSUMER PRICE INDEX (CP1)
1997 VALUE -   3.50
THEREAFTER- CONSTANT

1\
DESCRIBED AS GROWTH RATE FACTOR; ENERGY GROWTH
ZERO

TAXG
DESCRIBED AS GROWTH RATE FACTOR; REAL ESTATE TAX GROWTH
1997 VALUE -  3.50
THEREAFTER - CONSTANT

MARKET RATES
- ------------

8501
DESCRIBED AS CAM RECOVERY WITH $8.50 CAP. FUTURE POOL 1 RECOVERY.
1997 VALUE -   8.50
1998 VALUE -   8.50
THEREAFTER - EXPENSE CAM1 DIVIDED BY AREA MEASURE GOLA

8502
DESCRIBED AS CAM RECOVERY WITH $8.50 CAP. FUTURE POOL 2 RECOVERY.
1997 VALUE -   8.50
1998 VALUE -   8.50
THEREAFTER - EXPENSE CAM2 DIVIDED BY AREA MEASURE GLOA

SALA
DESCRIBED AS MARKET RATE FOR ANCHOR SALES
1997 VALUE -    150
1998 VALUE -    150
THEREAFTER - GROWING AT GROWTH RATE SALG

SALM
DESCRIBED AS AVERAGE SALES RATE; MALL SHOP TENANTS
1997 VALUE -    250
1998 VALUE -    250
THEREAFTER - GROWING AT GROWTH RATE SALG

SALF
DESCRIBED AS AVERAGE SALES RATE; FOOD COURT TENANTS
1997 VALUE -    500
1998 VALUE -    500
THEREAFTER - GROWING AT GROWTH RATE SALG

MKTK
DESCRIBED AS MARKET RENT; KIOSKS
1997 VALUE -    150
1998 VALUE -    150
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT1
DESCRIBED AS N/A
1997 VALUE -  40.00
1998 VALUE -  40.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT2
DESCRIBED AS MARKET RENT; TENANTS LESS THAN 1200 SF
1997 VALUE -  40.00

2008 VALUE -    2.00
THEREAFTER - CONSTANT

COMB
DESCRIBED AS COMMISSION RATE; BLENDED BASED ON WEIGHTED RENEWAL PROBABILITY +35.0% OF COMN +65.0% OF COMR

ALTN
DESCRIBED AS ALTERATION RATE; NEW TENANTS
1997 VALUE -   15.00
1998 VALUE -   15.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

ALTR
DESCRIBED AS ALTERATION RATE; RENEWAL TENANTS
1997 VALUE -    5.00
1998 VALUE -    5.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

ALTB
DESCRIBED AS ALTERATION RATE; BLENDED BASED ON WEIGHTED RENEWAL PROBABILITY +35.0% OF ALTN+65.0% OF ALTR

RESR
DESCRIBED AS RESERVE RATE; STRUCTURAL RESERVES
1997 VALUE -   0.20
1998 VALUE -   0.20
THEREAFTER - GROWING AT GROWTH RATE EXPG

CAM1
DESCRIBED AS COMMON AREA MAINTENANCE RECOVERY; GLA BASIS
1997 VALUE -   13.22
1998 VALUE -   13.22
THEREAFTER - EXPENSE CAM DIVIDED BY AREA MEASURE GLOA

1051
DESCRIBED AS CAM RECOVERY WITH $10.50 CAP. FUTURE POOL 1 RECOVERY.
1997 VALUE -   10.50
1998 VALUE -   10.50
THEREAFTER - EXPENSE CAM1 DIVIDED BY AREA MEASURE GLOA

1052
DESCRIBED AS CAM RECOVERY WITH $10.50 CAP. FUTURE POOL 2 RECOVERY.
1997 VALUE -   10.50
1998 VALUE -   10.50
THEREAFTER - EXPENSE CAM2 DIVIDED BY AREA MEASURE GLOA

CAM2
DESCRIBED AS TAX RECOVERY; GLA BASIS
1997 VALUE -   11.50
1998 VALUE -   11.50
THEREAFTER - EXPENSE CAM2 DIVIDED BY AREA MEASURE GLOA

ENGR
DESCRIBED AS TAX RECOVERY; LMA 80% BASIS
1997 VALUE -    0.38
1998 VALUE -    0.38
THEREAFTER - EXPENSE ENGR DIVIDED BY AREA MEASURE GLOA

W/SR
DESCRIBED AS MISCELLANEOUS EXPENSE
1997 VALUE -    0.06
THEREAFTER GROWING AT GROWTH RATE EXPG

MK12
DESCRIBED WATER SEWER RECOVERY RATE; GLOA BASIS
1997 VALUE -   13.00
THEREAFTER - GROWING AT GROWTH RATE RENG

C105
1997 VALUE -   10.50
1998 VALUE -   10.50
THEREAFTER - EXPENSE CAM1 DIVIDED BY AREA MEASURE GLOA

MISCELLANEOUS  INCOMES
- ----------------------

PUSH CART INCOME
1997 VALUE -   900,000
1998 VALUE -   900,000
THEREAFTER - GROWING ART GROWTH RATE MISG

TEMPORARY TENANTS
1997 VALUE -   440,000
1998 VALUE -   400,000
1999 VALUE -   400,000
2000 VALUE -   350,000
THEREAFTER - GROWING AT GROWTH RATE MISG

MISCELLANEOUS
1997 VALUE -   975,000
1998 VALUE -   975,000
THEREAFTER - GROWING AT GROWTH RATE MISG

EXPENSES
- ---------

COMMON AREA MAINT., REFERRED TO AS CAME
DESCRIBED AS COMMON AREA MAINTENANCE EXPENSE;
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -  5,240,000
1998 VALUE -  5,240,000
THEREAFTER - GROWING AT GROWTH RATE ECPG

CAN-ANCHOR CONTR., REFERRED TO AS CAMA
DESCRIBED AS COMMON AREA MAINTENANCE; ANCHOR CONTRIBUTIONS
AN INFORMATIONAL EXPENSE
1997 VALUE -  262,023
1998 VALUE -  781,265
1999 VALUE -  811,883
2000 VALUE -  840,299
2001 VALUE -  869,710
2002 VALUE -  877,841
2003 VALUE -  793,177
2004 VALUE -  820,876
2005 VALUE -  849,605
2006 VALUE -  879,343
2007 VALUE -  908,194
2008 VALUE -  928,903
2009 VALUE -  961,413
2010 VALUE -  995,064
2011 VALUE -1,029,892
2012 VALUE -1,039,603
2013 VALUE -  701,078
2014 VALUE -  704,448
2015 VALUE -  729,104
2016 VALUE -  747,635
2017 VALUE -  737,646
2018 VALUE -  371,357
2019 VALUE -  378,182
2020 VALUE -  391,419
2021 VALUE -  405,118
THEREAFTER - CONSTANT

CAN-MALL RECOVERY, REFERRED TO AS CAMM

                                                                          PAGE 7
DESCRIBED AS COMMON AREA MAINTENANCE; MALL TENANT RECOVERY
AN INFORMATION EXPENSE
CONSTANT

MANAGEMENT FEE  , REFERRED TO AS MGTE
DESCRIBED AS RECOVERABLE MANAGEMENT FEE
AN INFORMATION EXPENSE
1997 VALUE -     319,778
1998 VALUE -   1,003,682
1999 VALUE -   1,065,233
2000 VALUE -   1,107,436
2001 VALUE -   1,128,487
2002 VALUE -   1,109,021
2003 VALUE -   1,183,736
2004 VALUE -   1,204,029
2005 VALUE -   1,216,216
2006 VALUE -   1,221,315
2007 VALUE -   1,251,624
2008 VALUE -   1,304,917
2009 VALUE -   1,339,220
2010 VALUE -   1,335,381
2011 VALUE -   1,415,365
2012 VALUE -   1,437,656
2013 VALUE -   1,403,144
2014 VALUE -   1,449,025
2015 VALUE -   1,456,235
2016 VALUE -   1,516,666
2017 VALUE -   1,462,678
2018 VALUE -   1,529,928
2019 VALUE -   1,555,287
2020 VALUE -   1,570,531
2021 VALUE -   1,618,650
THEREAFTER - CONSTANT

REAL ESTATE TAXES, REFERRED TO AS TAXE
DESCRIBED AS REAL ESTATE TAX EXPENSE
ASSOCIATED WITH PROPERTY ASSESSMENT
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -   2,779,560
1998 VALUE -   2,779,560
THEREAFTER - GROWING AT GROWTH RATE TAXG

TAX-ANCHOR CONTR., REFERRED TO AS TAXA
DESCRIBED AS REAL ESTATE TAX EXPENSE; ANY ANCHOR CONTRIBUTIONS
AN INFORMATIONAL EXPENSE
1997 VALUE -   1,323,264
1998 VALUE -   1,323,264
1999 VALUE -   1,377,428
2000 VALUE -   1,452,758
2001 VALUE -   1,523,338
2002 VALUE -   1,574,928
2003 VALUE -   1,632,842
2004 VALUE -   1,690,383
2005 VALUE -   1,751,209
2006 VALUE -   1,817,146
2007 VALUE -   1,883,207
2008 VALUE -   1,967,388
2009 VALUE -   2,038,388
2010 VALUE -   4,097,475
2011 VALUE -   2,175,900
THEREAFTER - GROWING AT GROWTH RATE TAXG

TAX-MALL RECOVERY, REFERRED TO AS TAXM
DESCRIBED AS REAL ESTATE TAX EXPENSE; MALL TENANT RECOVERY
AN INFORMATIONAL EXPENSE
+100.0% OF TAXE-100.0% OF TAXA

RESERVES     , REFERRED TO AS RESE
DESCRIBED AS RECOVERABLE RESERVE EXPENSE

AN INFORMATIONAL EXPENSE
MARKET RATE RESR MULTIPLIED BY AREA MEASURE OGLA

AMORITZATION,    REFERRED TO AS AMOR
DESCRIBED AS RECOVERABLE CAM BASIS, NET OF ADMIN. FEE
AN INFORMATIONAL EXPENSE
1997 VALUE -   30,000
1998 VALUE -   30,000
THEREAFTER - GROWING AT GROWTH RATE MISG

FOOD COURT EXPENSE, REFERRED AS FCTE
DESCRIBED AS FOOD COURT EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -  315,000
1998 VALUE -  315,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

FCTE RECOVERY  , REFERRED TO AS FCTR
DESCRIBED AS RECOVERABLE FOOD COURT EXPENSE; INCL.ADMIN.FEE
1997 VALUE -  314,000
1998 VALUE -  314,000
THEREAFTER - +115.0% OF FCTE

GENERAL & ADMIN.  , REFERRED TO AS G&AE
DESCRIBED AS NON-RECOVERABLE GENERAL AND ADMINISTRATIVE EXPENSES
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -   590,000
1998 VALUE -   590,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

MISCELLANEOUS  , REFERRED TO AS MISE
DESCRIBED AS NON-RECOVERABLE MISCELLANEOUS EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -   50,000
1998 VALUE -   50,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

CAM-ANCHORS  , REFERRED TO AS CAMP
DESCRIBED AS CAM EXPENSE WITH ADMIN.FEE FOR PRORATA ANCHOR CONTRIBUTION AN INFORMATIONAL EXPENSE
+115.0% OF CAME

SPECIAL ASSESSMT., REFERRED TO AS RET1
DESCRIBED AS RECOVERABLE PORTION OF TAX EXPENSE ASSOCIATED WITH SPECIAL ASSESSMENT DISTRICT
AN INFORMATIONAL EXPENSE
1997 VALUE -   0.00
THEREAFTER - CONSTANT

RECOV.TAXES-ANCHOR, REFERRED TO AS RET2
DESCRIBED AS  RECOVERABLE TAXES-ANCHOR TENANTS
AN INFORMATIONAL EXPENSE
+100.0% OF TAX+100.0% OF RET1

TOTAL TAXES    , REFERRED TO AS RET3
AN INFORMATIONAL EXPENSE
+100.0% OF TAXE +100.0% OF RET1

CAM+AMOR+MGT+15%  , REFERRED TO AS CAM1
AN INFORMATIONAL EXPENSE
+115.0% OF CAME+115.0% OF AMOR
+115.0% OF MGTE-100.0% OF CAMA

CAM+AMOR+15    , REFERRED TO AS CAM2
DESCRIBED AS  FOOD COURT EXPENSE; WITH MARK UP FOR RECOVERY
AN INFORMATIONAL EXPENSE
+115.0% OF CAME+115.0% OF AMOR

- -100.0% OF CAMA

ENERGY RECOVERY  , REFERRED TO AS ENGR
DESCRIBED AS  GENERAL & ADMINISTRATIVE EXPENSE;
AN INFORMATIONAL EXPENSE
1997 VALUE -   174,160
1998 VALUE -   175,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

WATER/SEWER REC., REFERRED TO AS W/SR
AN INFORMATIONAL EXPENSE
1997 VALUE -   30,000
1998 VALUE -   30,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

WATER/SEWER  , REFERRED TO AS W&SE
AN INFORMATIONAL EXPENSE
MARKET RATE W/SR MULTIPLIED BY AREA MEASURE GLOA

VACANCY ALLOWANCE
- ------------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1997 VALUE -   5.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
- --------------

PERCENTAGE OF MINIMUM AND PERCENTAGE RENTS ONLY
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGTE
1997 VALUE -    5.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
- -----------------------

STANDARD METHOD #1 - PERCENT OF EACH YEAR'S RENT:

STANDARD METHOD #2 - PERCENT OF EACH YEAR'S RENT:

STANDARD METHOD #3 - 0.000% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS
- ------------------

STANDARD METHOD #1 - PAID IN SPECIFIED ANNUAL PERCENTAGES:
YEAR 1 - 33.333%
YEAR 2 - 33.333%
YEAR 3 - 33.333%


STANDARD METHOD #2 - PAID IN SPECIFIED ANNUAL PERCENTAGES:
YEAR 1 - 33.333%
YEAR 2 - 33.333%
YEAR 3 - 33.333%


STANDARD METHOD #3 - CASHED OUT

                                                                         PAGE 10
STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
- ----------------------

1997 VALUE - 0.0
THEREAFTER - CONSTANT

ALTERATION PAYOUTS
- ------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
- --------------------------

CONTRIBUTION CONTAINED IN EXPENSE CAMA
BASED ON RECOVERIES ASSIGNED TO COST CENTER   2 - CAM-ANCHOR TENANTS
FOR THOSE TENANTS WITH THE FOLLOWING PRIMARY CLASSIFICATION CODE(S):
  3 - ANCHORS

CAPITAL EXPENDITURES
- --------------------

STRUCTURAL RESERVE
MARKET RATE RESR MULTIPLIED BY AREA MEASURE TAXA

/1
ZERO

/2
ZERO

PRIMARY CLASSIFICATION CODES
- ----------------------------

  1 - MALL SHOPS
  2 - FOOD COURT
  3 - ANCHORS
  4 - KIOSKS
  5 - RESTAURANT

SECONDARY CLASSIFICATION CODES
- ------------------------------

  1 - XXX
  2 - LESS THAN 1200 SF
  3 - 1201-2000 SF
  4 - 2001-3500 SF
  5 - 3501-5000 SF
  6 - 5001-7500 SF
  7 - GREATER THAN 7500 SF

  8 - FOOD COURT
  9 - ANCHORS
 10 - KIOSKS
 11 - RESTAURANT
 12 - IWERKS
 13 - XXX
 14 - XXX
 15 - XXX
 16 - XXX
 17 - XXX
 18 - XXX
 19 - XXX
 20 - XXX
 21 - XXX
 22 - XXX
 23 - XXX
 24 - XXX
 25 - XXX
 26 - XXX
 27 - XXX
 28 - XXX
 29 - XXX
 30 - XXX
 31 - XXX
 32 - XXX

COST CENTERS
- ------------

  1 - CAM-MALL TENANTS
  2 - CAM-ANCHOR TENANTS
  3 - TAX-MALL TENANTS
  4 - TAX-ANCHOR TENANTS
  5 - ENERGY RECOVERY
  6 - WATER/SEWER
  7 - WATER/SEWER
  8 - FOOD COURT CAM
  9 - TAX-ANCHOR TENANTS
 10 - ENERGY RECOVERY
 11 - FOOD CT RECOVERY

SALES VOLUME PROFILE
- --------------------

           PERCENT OF     RELATIVE
MONTH     ANNUAL SALES     VOLUME
- -----     ------------    --------
 JAN         7.99%         0.96
 FEB         7.76%         0.93
 MAR         8.68%         1.04
 APR         8.73%         1.05
 MAY         7.53%         0.90
 JUN         7.26%         0.87
 JUL         7.20%         0.86
 AUG         7.46%         0.90
 SEP         9.18%         1.10
 OCT         7.48%         0.90
 NOV         9.00%         1.08
 DEC        11.73%         1.41
          -----------     --------
TOTAL      100.00%        12.00

GLOBAL RECOVERIES
- -----------------

CAM - POOL 1     , REFERRED TO AS 8501
DESCRIBED AS GLOBAL RECOVERY:CAM FOR SPECIALTY SHOPS
ASSIGNED TO COST CENTER   1 - CAM-MALL TENANTS
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE - 8.50/SF
YEAR 2 VALUE - 8.50/SF
YEAR 3 VALUE - MARKET RATE CAM1
THEREAFTER   - GROWING AT GROWTH RATE EXPG
CAP          - NONE

CAM - POOL 2      , REFERRED TO AS 8502
DESCRIBED AS GLOBAL RECOVERY:TAXES FOR SPECIALTY SHOPS
ASSIGNED TO COST CENTER   1 - CAM-MALL TENANTS
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE - 8.50/SF
YEAR 2 VALUE - 8.50/SF
YEAR 3 VALUE - MARKET RATE CAM2
THEREAFTER   - GROWING AT GROWTH RATE EXPG
CAP          - NONE

TAX-MALL RECOVERY, REFERRED TO AS TAXM
DESCRIBED AS GLOBAL RECOVERY; ENERGY/UTILITIES
ASSIGNED TO COST CENTER   3 - TAX-MALL TENANTS
PRO RATA SHARE RECOVERY OF EXPENSE TAXM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM - POOL 1      , REFERRED TO AS 1051
DESCRIBED AS CAM RECOVERY ANCHOR'S PAYING PRO RATA SHARE
ASSIGNED TO COST CENTER   1 - CAM-MALL TENANTS
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE - 10.50/SF
YEAR 2 VALUE - 10.50/SF
YEAR 3 VALUE - MARKET RATE CAM1
THEREAFTER   - GROWING AT GROWTH RATE EXPG
CAP          - NONE

CAM - POOL 1      , REFERRED TO AS 1052
DESCRIBED AS GLOBAL RECOVERY; TRASH/RUBBISH
ASSIGNED TO COST CENTER   1 - CAM-MALL TENANTS
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE - 10.50/SF
YEAR 2 VALUE - 10.50/SF
YEAR 3 VALUE - MARKET RATE CAM1
THEREAFTER   - GROWING AT GROWTH RATE EXPG
CAP          - NONE

GLB1
DESCRIBED AS GLOBAL RECOVERY; WATER/SEWER
GLOBAL GROUPING
GLOBAL RECOVERY 8501
GLOBAL RECOVERY TAXM
GLOBAL RECOVERY ENGR
GLOBAL RECOVERY W/SR

GLB2
DESCRIBED AS GLOBAL GROUPING; RECOVERABLE EXPENSES (SPECIALTY SHOPS EXCLUSIVE OF FOOD COURT)
GLOBAL GROUPING
GLOBAL RECOVERY 8502
GLOBAL RECOVERY TAXM
GLOBAL RECOVERY ENGR
GLOBAL RECOVERY W/SR

GLB3
DESCRIBED AS GLOBAL GROUPING OF RECOVERIES; STANDARD FOR FOOD COURT TENANTS

GLOBAL GROUPING
GLOBAL RECOVERY 1051
GLOBAL RECOVERY TAXM
GLOBAL RECOVERY ENGR
GLOBAL RECOVERY W/SR


GLB4
DESCRIBED AS GLOBAL RECOVERY; FOOD COURT
GLOBAL GROUPING
GLOBAL RECOVERY 1052
GLOBAL RECOVERY TAXM
GLOBAL RECOVERY ENGR
GLOBAL RECOVERY W/SR

CAM+AMOR+15%, REFERRED TO AS CAMM
DESCRIBED AS GLOBAL GROUPING OF RECOVERIES; NEW STANDARD (LMA 80% BASIS)
ASSIGNED TO COST CENTER   1 - CAM-MALL TENANTS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

GLBM
DESCRIBED AS GLOBAL RECOVERY; TAX LMA 80% BASIS
GLOBAL GROUPING
GLOBAL RECOVERY CAMM
GLOBAL RECOVERY TAXM
GLOBAL RECOVERY W/SR
GLOBAL RECOVERY ENGR

ENERGY RECOVERY     , REFERRED TO AS ENGR
DESCRIBED AS GLOBAL RECOVERY; CAM GLA BASIS
ASSIGNED TO COST CENTER   5 - ENERGY RECOVERY
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE - MARKET RATE ENGR
THEREAFTER   - GROWING AT 0.00%
CAP          - NONE

WATER/SEWER     , REFERRED TO AS W/SR
DESCRIBED AS ENERGY RECOVERY; CHARGED TO ALL MALL SHOPS AND INTERIOR ANCHORS. RATE REFLECTS ADDITIONAL RECEIPTS RECEIVED.
ASSIGNED TO COST CENTER   6- WATER/SEWER
PRO RATA SHARE RECOVERY OF EXPENSE W&SE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

FCTE RECOVERY      , REFERRED TO AS FCTR
ASSIGNED TO COST CENTER   8 - FOOD COURT CAM
PRO RATA SHARE RECOVERY OF EXPENSE FCTR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCCF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TENANT PROLOGUE
- ---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YESR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOD/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
- -----------------

THERE ARE A TOTAL OF 9 REFERENCE TENANT(S):

- ---------------------------------------------------------------------

# 1 - MKT2
BASE LEASE DATES:   1/1994 TO 12/2003
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1 - MALL SHOPS
SECONDARY CODE:          2 - LESS THAN 1200 SF
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -       0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


       LENGTH        VACANT    SQ FT     MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 48
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBM

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYPOUT:     CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT


- ---------------------------------------------------------------------

# 2 - SUITE 1 ,MKT2
BASE LEASE DATES:   1/1994 TO 12/2003

TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1 - MALL SHOPS
SECONDARY CODE:          2 - LESS THAN 1200 SF
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -       0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSION: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


          LENGTH     VACANT    SQ FT      MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
 10.00 AFTER MONTH 48
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBM

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYPOUT:     CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT


- ---------------------------------------------------------------------

#3 - MKT3
BASE LEASE DATES:   1/1994 TO 12/2003
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1 - MALL SHOPS
SECONDARY CODE:          3 - 1201-2000 SF
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -       0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT

 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 48
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM LEASE

RENEWAL RECOVERIES: NONE

GLOBAL GROUPING
GLOBAL RECOVERY GLBM

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

- ---------------------------------------------------------------------

#5 - MKT5
BASE LEASE DATES:   1/1994 TO 12/2003
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1 - MALL SHOPS
SECONDARY CODE:          5 - 3501-5000 SF
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -       0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSION: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


         LENGTH      VACANT    SQ FT     MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 48
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBM

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT
- ---------------------------------------------------------------------

#6 - MKT6
BASE LEASE DATES:   1/1994 TO 12/2003
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1 - MALL SHOPS
SECONDARY CODE:          6 - 5001-7500 SF
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -       0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSION: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWAL:


         LENGTH      VACANT    SQ FT     MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 48
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBM

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

- ---------------------------------------------------------------------

#7 - MKT7
BASE LEASE DATES:   1/1994 TO 12/2003
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1 - MALL SHOPS
SECONDARY CODE:          7 - GREATER THAN 7500 SF
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -       0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSION: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWAL:


       LENGTH        VACANT   SQ FT      MONTHS OF
TERM   YEAR.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT7 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 48
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBM

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYPOUT:     CASHED OUT

RENEWAL ALTERATIONS : MARKET RATE ALTB
RENEWAL PAYOUT:    CASHED OUT


- ---------------------------------------------------------------------

#8 - MKT8
BASE LEASE DATES:   1/1994 TO 12/2006
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1 - MALL SHOPS
SECONDARY CODE:          8 - FOOD COURT
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -       0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


       LENGTH        VACANT   SQ FT      MONTHS OF
TERM   YEARS.MONTHS  MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1        10.00          2      NONE       NONE         YES            YES
 2        10.00          2      NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKTF MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 48
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBM

GLOBAL GROUPING
GLOBAL RECOVERY FCTR

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS : MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

- ---------------------------------------------------------------------

#9 - MKT9
BASE LEASE DATES:   1/1998 TO 12/2007
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            4 - KIOSKS
SECONDARY CODE:         10 - KIOSKS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -       0/YEAR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


       LENGTH        VACANT   SQ FT      MONTHS OF
TERM   YEARS.MONTHS  MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
- ----   -----------   -------  --------   ---------   -----------   ---------
 1         5.00          2      NONE       NONE         YES            NO
 2         5.00          2      NONE       NONE         YES            NO
 3         5.00          2      NONE       NONE         YES            NO


RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKTK MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH /SF/YR STEPS OF
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBM

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS : NONE

                     PRO-JECT +PLUS LEASE EXPIRATION REPORT

                            GRAPEVINE MILLS (4/98)
                            PROJECT DESIGNATOR: GV98
                               EXPIRATION REPORT
                        YEARS 1998 TO 2009, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                     BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                7/30/98 @ 13:58


                                         TERM/        BASE                   TOTAL       MARKET
TENANT                   SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- ---------------------   -----------   ----------   ---------   ---------   ---------   ----------
#172-SUITE 623                        INITIAL
HEALTH RIDER                1,327     10/1998        28.00       12.52       40.51        33.00
1 FY 99 EXPIRATIONS         1,327                    28.00       12.52       40.51        33.00

# 21-SUITE 108                        INITIAL
SHERYL'S                    5,101     10/1999        24.00        0.44       24.44        19.38

# 25-SUITE 114                        INITIAL
TOTES/SUNGLASS              2,878     12/1999        28.09        0.45       28.53        25.21

#146-SUITE 514                        INITIAL
AMERICAN OUTPOST            3,251     1/2000         25.00       14.55       39.55        25.21
                            -----                    -----       -----       -----        -----
3 FY100 EXPIRATIONS         1,230                    25.34        4.53       29.86        22.56
                            -----                    -----       -----       -----        -----
4 CUMULATIVE EXPS          12,557                    25.62        5.37       30.99        23.67

# 69-SUITE 239                        INITIAL
MATERNITY WORKS             1,610     10/2000        24.94       14.56       39.50        34.67

# 96-SUITE 323                        INITIAL
DALLAS DANCEWEAR            1,362     10/2000        35.00       14.06       49.07        34.67

#102-SUITE 333                        INITIAL
EDWARD SOLOMON              1,460     10/2000        35.00       14.07       49.07        34.67

#118-SUITE 411                        INITIAL
BERMUDA GOLD                1,509     10/2000        30.00       14.54       44.54        34.67

#123-SUITE 417                        INITIAL
WHEELS AND FITNESS          2,391     10/2000        25.00       14.54       39.54        25.21

# 27-SUITE 117                        INITIAL
MIKE BENET FACTORY          2,094     10/2000        30.00       14.06       44.06        25.21

#47-SUITE 205                         INITIAL
LIZ CLAIBORNE               2,667     10/2000        23.00       14.55       37.55        25.21

# 22-SUITE 109                        INITIAL
GREAT IDEAS                 1,110     11/2000        25.01       14.06       39.07        42.02

#116-SUITE 406                        INITIAL
BAKERS OUTLET               3,054     1/2001         20.00       14.97       34.97        26.10

#129-SUITE 424                        INITIAL
J. RIGGINS                  2,915     1/2001         20.00       14.98       34.98        26.10

# 86-SUITE 311                        INITIAL
CORNING REVERE              6,605     1/2001         26.47       17.58       44.05        20.66



                                          TERM/        BASE                   TOTAL      MARKET
TENANT                    SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF     RENT/SF
- ----------------------   -----------   ----------   ---------   ---------   ---------   --------
#167-SUITE 612                         INITIAL
URBAN PLANET                 4,264     1/2001        18.00        14.48      32.48       21.75

#171-SUITE 617                         INITIAL
KIRKLANDS                    5,835     1/2001        19.00        14.48      33.48       20.66

#120-SUITE 413                         INITIAL
5-7-9 OUTLET                 2,692     1/2001        20.00        14.98      34.98       26.10
                             -----                   -----        -----      -----       -----
14 FY101 EXPIRATIONS        39,568                   23.54        15.06      38.60       25.49
                            ------                   -----        -----      -----       -----
18 CUMULATIVE EXPS          52,125                   24.04        12.72      36.77       25.05

#114-SUITE 403                         INITIAL
TODAY'S NEWS                 1,092     10/2001       30.00        14.98      44.98       43.49

#126-SUITE 420                         INITIAL
BABY GUESS                   2,408     1/2002        23.00        15.63      38.63       27.01

# 63-SUITE 224                         INITIAL
GAP                          9,769     1/2002        12.00         9.34      21.34       16.88

# 34-SUITE 126                         INITIAL
DALLAS COWBOYS               2,574     2/2002        23.00        17.55      40.55       27.01

#115-SUITE 404                         INITIAL
PREMIER CONCEPTS             1,115     5/2002        52.00        14.99      67.00       45.02
5 FY102 EXPIRATIONS         16,958                   19.02        12.22      31.24       23.42
23 CUMULATIVE EXPS          69,083                   22.81        12.60      35.41       24.65

# 32-SUITE 123                         INITIAL
OBZEET IMPORTED              2,944     10/2002       23.00        15.12      38.12       27.01

# 70-SUITE 240                         INITIAL
BANISTER SHOES               3,508     10/2002       17.00        17.37      34.37       22.51

# 71-SUITE 241                         INITIAL
COASTAL COTTON CO.           1,926     10/2002       28.00        15.12      43.12       37.14

# 72-SUITE 242                         INITIAL
CARTERS FOR KIDS             4,540     10/2002       17.00        15.64      32.64       22.51

# 73-SUITE 244                         INITIAL
FACTORY SHOES                9,795     10/2002       15.05        15.63      30.69       16.88

# 74-SUITE 246                         INITIAL
BAG N' BAGGAGE               5,125     10/2002       19.00        18.33      37.33       21.38

#75-SUITE 248                          INITIAL
L'EGGS HANES                 5,460     10/2002       17.50        15.64      33.14       21.38

#77-SUITE 252                          INITIAL
OSHKOSH B'GOSH               5,005     10/2002       18.00        15.63      33.64       21.38

# 79-SUITE 258                         INITIAL
ROCKY MOUNTAIN                 844     10/2002       40.00        15.64      55.64       45.02



                                        TERM/        BASE                   TOTAL      MARKET
TENANT                  SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF     RENT/SF
- --------------------   -----------   ----------   ---------   ---------   ---------   --------
# 81-SUITE 301                       INITIAL
C.R. JEWELERS             1,470      10/2002       55.00       18.33       73.33       37.14

# 83-SUITE 303                       INITIAL
PERFUMANIA                1,199      10/2002       50.21       18.35       68.56       45.02

# 20-SUITE 107                       INITIAL
CUTTING EDGE              1,141      10/2002       25.00       15.64       40.64       45.02

# 90-SUITE 316                       INITIAL
DRESS BARN                8,715      10/2002       16.00       15.63       31.63       16.88

# 92-SUITE 319                       INITIAL
LEE NAILS                   977      10/2002       50.00       18.34       68.34       45.02

# 93-SUITE 320                       INITIAL
NATURALIZER               2,577      10/2002       23.00       15.64       38.64       27.01

# 95-SUITE 322                       INITIAL
QUACKIN UP                1,168      10/2002       30.00       15.64       45.64       45.02

# 35-SUITE 127                       INITIAL
BIG DOG SPORTSWEAR        2,530      10/2002       25.00       15.64       40.64       27.01

# 97-SUITE 325                       INITIAL
FLAG SHOP                 1,023      10/2002       37.50       18.33       55.84       45.02

# 99-SUITE 327                       INITIAL
TWO LIPS                  1,468      10/2002       25.00       18.33       43.32       37.14

#44-SUITE 200                        INITIAL
BRITCHES                  5,458      10/2002       21.00       15.64       36.64       21.38

#103-SUITE 334                       INITIAL
EARTHBOUND TRADING        3,002      10/2002       27.00       18.33       45.33       27.01

#107-SUITE 339                       INITIAL
LIDS                      1,309      10/2002       27.00       15.63       42.63       37.14

#108-SUITE 340                       INITIAL
T-SHIRTS PLUS             1,313      10/2002       30.00       15.63       45.63       37.14

#111-SUITE 344                       INITIAL
COUNTRY CLUTTER           2,238      10/2002       24.00       15.64       39.64       27.01

#112-SUITE 400                       INITIAL
WE'RE ENTERTAIN.          5,332      10/2002       18.00       15.64       33.64       21.38

#113-SUITE 401                       INITIAL
NATIVES                   1,497      10/2002       27.00       15.63       42.63       37.14

# 46-SUITE 204                       INITIAL
HAGGAR                    2,883      10/2002       18.00       15.63       33.64       27.01

# 49-SUITE 207                       INITIAL
LEATHER LOFT              1,650      10/2002       25.00       15.63       40.63       37.14

# 51-SUITE 209                     INITIAL
FRAGRANCE OUTLET       1,937       10/2002       49.11       18.34       67.45       37.14

#119-SUITE 412                     INITIAL
OPC FASHIONS           4,987       10/2002       17.00       15.12       32.12       22.51



                                        TERM/        BASE                   TOTAL       MARKET
       TENANT           SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- --------------------   -----------   ----------   ---------   ---------   ---------   ----------
#52-SUITE 210                        INITIAL
BROOKS BROTHERS           5,365      10/2002        20.00       15.64       35.64        21.38

#56-SUITE 216                        INITIAL
NINE WEST OUTLET          3,759      10/2002        18.00       17.37       35.37        22.51

#124-SUITE 418                       INITIAL
JUST SPORTS               3,486      10/2002        32.00       15.64       47.64        27.01

#58-SUITE 218                        INITIAL
CACHE                     2,725      10/2002        23.25       15.64       38.39        27.01

#62-SUITE 222                        INITIAL
DONNA KARAN               5,845      10/2002        24.00       18.34       42.34        21.38

#130-SUITE 425                       INITIAL
LETS TALK CELLULAR        1,144      10/2002        37.00       15.63       52.63        45.02

#134-SUITE 429                       INITIAL
SAMSONITE COMPANY         3,571      10/2002        23.00       15.64       38.63        22.51

#136-SUITE 431                       INITIAL
LENSCRAFTERS              3,579      10/2002        18.00       15.64       33.64        22.51

#143-SUITE 509                       INITIAL
VANS OUTLET               2,260      10/2002        26.00       15.63       41.63        27.01

#145-SUITE 513                       INITIAL
CASUAL MALE               2,803      10/2002        23.00       15.63       38.63        27.01

#29-SUITE 120                        INITIAL
JEWELERS OF L.V.          1,207      10/2002        55.00       18.34       73.34        37.14

#147-SUITE 515                       INITIAL
PERFUMANIA PLUS           3,442      10/2002        32.00       15.64       47.64        27.01

#156-SUITE 544                       INITIAL
VITAMIN WORLD             1,580      10/2002        33.50       15.64       49.14        37.14

#161-SUITE 602                       INITIAL
K.B. TOY WORKS            5,308      10/2002        20.00       15.64       35.64        21.38

#165-SUITE 610                       INITIAL
WORLD TRAVELER            4,905      10/2002        25.00       15.64       40.64        22.51

#66-SUITE 228                        INITIAL
BOSE                      4,134      10/2002        20.00       15.64       35.64        22.51

#168-SUITE 614                       INITIAL
CINNAMONSTER                985      10/2002        60.00       18.34       78.34        45.02

#67-SUITE 236                        INITIAL
BUGLE BOY                 7,093      10/2002        15.00       15.64       30.64        21.38

#68-SUITE 2463                       INITIAL
COLOURS & SCENTS          2,463      10/2002        34.00       18.33       52.34        27.01

#176-SUITE K10                       INITIAL
ZAP!                        292      10/2002        92.10       18.33      110.42       168.81

#91-SUITE 317                        INITIAL
WATCHES, ETC              1,138      11/2002        35.00       15.64       50.64        45.02



                                          TERM/        BASE                   TOTAL      MARKET
        TENANT            SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF     RENT/SF
- ----------------------   -----------   ----------   ---------   ---------   ---------   --------
#162-SUITE 604                         INITIAL
BIBLE FACTORY                3,504     12/2002        24.00      18.33        42.33       23.30

#31-SUITE 122                          INITIAL
ALL TIED UP                    973     12/2002        48.88      15.64        64.51       46.59

#170-SUITE 616                         INITIAL
SUNBEAM AND OSTER            3,291     12/2002        23.00      13.88        36.88       27.96

#125-SUITE 419                         INITIAL
ALL THAT JAZZ                3,525     1/2003         16.00      16.03        32.03       23.30

#53-SUITE 212                          INITIAL
GUESS?                       4,586     1/2003         21.00      18.82        39.83       23.30

#128-SUITE 423                         INITIAL
REMINGTON FACTORY            1,255     1/2003         35.00      16.03        51.02       38.44

#151-SUITE 530                         INITIAL
WILSONS LEATHER              3,739     1/2003         22.00      16.03        38.03       23.30

#138-SUITE 500                         INITIAL
DOCKERS OUTLET               4,382     1/2003         19.00      16.03        35.03       23.30

#141-SUITE 506                         INITIAL
LEVIS                        5,125     1/2003         21.00      16.03        37.03       22.13

#122-SUITE 416                         INITIAL
ANCHOR BLUE CLOTHI           4,553     1/2003         18.00      15.50        33.50       23.30

#48-SUITE 206                          INITIAL
ULTRA                        1,124     2/2003         55.00      18.82        73.83       46.59

#137-SUITE 432                         INITIAL
S.C.R.U.B.S.                 3,783     4/2003         24.00      15.36        39.36       23.30

#88-SUITE 313                          INITIAL
I LOVE QUILTS                2,066     5/2003         35.00      18.02        53.02       27.96

#26-SUITE 115                          INITIAL
ORBIT INTERNATIONA           1,643     5/2003         30.00      18.02        48.02       38.44

#181-SUITE 2                           INITIAL
VACANT KIOSK***                400     6/2003        150.00      18.03       168.03      174.72
                             -----                   ------      -----       ------      ------
66 FY103 EXPIRATIONS       204,054                    23.52      16.21        39.73       25.84
                           -------                   ------      -----       ------      ------
89 CUMULATIVE EXPS         273,137                    23.34      15.30        38.64       25.54

#180-SUITE K1                          INITIAL
VACANT KIOSK***                400     11/2003       150.00      18.03       168.03      174.72

#183-SUITE K4                          INITIAL
VACANT KIOSK***                400     12/2003       150.00      17.82       167.82      180.84

#184-SUITE K5                          INITIAL
VACANT KIOSK***                400     3/2004        150.00      18.42       168.42      180.84

#182-SUITE K3                          INITIAL
VACANT KIOSK***                400     5/2004        150.00      18.42       168.42      180.84
                           -------                   ------      -----       ------      ------


                                         TERM/        BASE                   TOTAL      MARKET
        TENANT           SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF     RENT/SF
- ---------------------   -----------   ----------   ---------   ---------   ---------   --------
 4FY104 EXPIRATIONS         1,600                   150.00       18.17      168.17      179.31
                            -----                   ------       -----      ------      ------
93 CUMULATIVE EXPS        274,737                    24.08       15.31       39.39       26.44

#153-SUITE 534                        INITIAL
WINDSOR OUTLET              6,243     10/2004        23.00       16.54       39.54       22.91

#142-SUITE 507                        INITIAL
FLORSHEIM SHOES             2,300     10/2004        27.93       16.54       44.47       28.93

#24-SUITE 113                         INITIAL
TEXAS TREASURES             1,232     10/2004        26.00       19.43       45.43       39.78

#100-SUITE 328                        INITIAL
JEWELRY BOX OUTLET          1,027     10/2004        63.00       19.43       82.43       48.22

#175-SUITE K9                         INITIAL
VACANT KIOSK***               292     11/2004       150.00        0.00      150.00      180.84
                          -------                   ------       -----      ------      ------
5 FY105 EXPIRATIONS        11,094                    31.40       16.70       48.10       32.53
                          -------                   ------       -----      ------      ------
98 CUMULATIVE EXPS        285,831                    24.36       15.37       39.73       26.67

#87-SUITE 312                         INITIAL
VACANT IN-LINE***           9,178     8/2005         18.72       19.09       37.81       18.72

#23-SUITE 111                         OPTION 1
STUDIO ONE                  1,509     10/2005        40.81        0.00       40.81       41.18

#40-SUITE 136                         INITIAL
VACANT IN-LINE***           2,757     11/2005        22.00       19.09       41.09       29.95

#158-SUITE 548                        INITIAL
VACANT IN-LINE***           5,872     11/2005        21.00       19.09       40.09       23.71

#172-SUITE 623                        RENEWAL 1
HEALT RIDER                 1,327     12/2005        37.02       19.07       56.09       42.62

#42-SUITE 138                         INITIAL
ANN TAYLOR                  7,514     1/2006         17.00       19.92       36.92       19.37

#164-SUITE 608                        INITIAL
VACINT IN-LINE***           4,777     2/2006         22.00       19.82       41.82       25.83

#135-SUITE 430                        INITIAL
VACANT IN LINE***           3,783     2/2006         22.00       19.70       41.70       25.83

#104-SUITE 335                        INITIAL
VACANT IN-LINE***           1,392     2/2006         36.00       19.82       55.82       42.62

#45-SUITE 202                         INITIAL
VACANT IN-LINE***           5,700     5/2006         21.00       19.82       40.82       24.54

#43-SUITE 139                         INITIAL
VACANT IN-LINE***           1,036     5/2006         44.00       19.83       63.83       30.99

#55-SUITE 215                         INITIAL
VACANT IN-LINE***           2,135     5/2006         26.50       19.82       46.33       30.99
                          -------     -------       ------       -----      ------      ------


                                         TERM/        BASE                   TOTAL       MARKET
        TENANT            SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- ----------------------   -----------   ----------   ---------   ---------   ---------   ----------
 12 FY 106
 EXPIRATIONS                46,980                     22.45       18.89       41.34        25.04
                            ------                     -----       -----       -----        -----
110 CUMULATIVE
 EXPS                      332,811                     24.09       15.87       39.96        26.44

#159-SUITE 600                         INITIAL
VACANT IN-LINE***            5,133     8/2006          21.00       19.82       40.82        24.54

#173-SUITE 625                         INITIAL
VACANT IN-LINE***            1,773     8/2006          36.00       19.82       55.82        42.62

#19-SUITE 105                          INITIAL
VACANT IN-LINE***            1,716     10/2006         26.50       19.80       46.31        42.62

#105-SUITE 337                         INITIAL
VACANT IN-LINE***            1,471     10/2006         36.00       19.82       55.82        42.62

#39-SUITE 135                          INITIAL
VACANT IN-LINE***            1,215     11/2006         26.50       19.81       46.31        42.62

#163-SUITE 606                         INITIAL
VACANT IN-LINE***            4,546     11/2006         22.00       19.82       41.82        25.83

#109-SUITE 341                         INITIAL
VACANT IN-LINE***            1,455     11/2006         36.00       19.83       55.83        42.62

#21-SUITE 108                          RENEWAL 1
SHERYL'S                     5,101     12/2006         26.40       19.81       46.21        25.40

#110-SUITE 342                         INITIAL
VACANT IN-LINE***            1,448     2/2007          36.00       20.74       56.74        44.11

#117-SUITE 408                         INITIAL
VACANT IN-LINE***            4,887     2/2007          22.00       21.10       43.10        26.73

#25-SUITE 114                          RENEWAL 1
TOTES/SUNGLASS               2,878     2/2007          35.64       20.74       56.38        32.08

#146-SUITE 514                         RENEWAL 1
AMERICAN OUTPOST             3,251     3/2007          27.74       20.74       48.48        32.08

#18-SUITE 104                          INITIAL
VACANT IN-LINE***            2,566     5/2007          26.50       20.74       47.24        32.08

#89-SUITE 315                          INITIAL
VACANT IN-LINE***            1,425     5/2007          36.00       20.74       56.74        44.11

#17-SUITE 101                          INITIAL
VACANT IN-LINE***            1,812     5/2007          26.50       20.74       47.25        44.11

#60-SUITE 220                          INITIAL
VACANT IN-LINE***            3,289     5/2007          26.00       20.74       46.74        32.08
                           -------                     -----       -----       -----        -----
16 FY107 EXPIRATIONS        43,966                     27.17       20.31       47.48        32.29
                           -------                     -----       -----       -----        -----
126 CUMULATIVE
 EXPS                      376,777                     24.45       16.38       40.84        27.13

#154-SUITE 536                         INITIAL
WARNER BROTHERS              5,449     10/2007         14.35        0.00       14.35        25.40

#41-SUITE 137                          INITIAL
CLAIRE'S BOUTIQUE             1260     10/2007         50.00       21.58       71.58        44.11



                                         TERM/        BASE                   TOTAL       MARKET
        TENANT           SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- ---------------------   -----------   ----------   ---------   ---------   ---------   ----------
#157-SUITE 546                        INITIAL
ICING                      1,580      10/2007         45.74       21.58       67.31        44.11

#127-SUITE 421                        INITIAL
 GNC                       1,308      10/2007         39.00       21.58       60.58        44.11

#160-SUITE 601                        INITIAL
SUNGLASS HUT               1,208      10/2007         54.59       18.37       72.95        44.11

#33-SUITE 124                         INITIAL
PRETZEL TIME                 846      10/2007         56.00       18.37       74.37        53.47

#57-SUITE 217                         INITIAL
UNSIA                      1,965      10/2007         33.00       18.38       51.38        44.11

#131-SUITE 426                        INITIAL
MASTER CUTS                1,080      10/2007         37.00       21.58       58.58        53.47

#94-SUITE 321                         INITIAL
BEAUTY EXPRESS             1,122      10/2007         37.01       21.57       58.58        53.47

#169-SUITE 615                        INITIAL
SANRIO                     1,495      10/2007         38.00       18.37       56.36        44.11

#36-SUITE 128                         INITIAL
RACK ROOM                  9,742      10/2007         19.00       18.37       37.37        20.05

#78-SUITE 256                         INITIAL
SUNGLASS HUT                 882      10/2007         65.01       18.38       83.39        53.47

#139-SUITE 501                        INITIAL
RITZ CAMERA                1,570      10/2007         27.00       18.37       45.37        44.11

#140-SUITE 505                        INITIAL
CAMPUS LIFESTYLES          1,307      10/2007         30.00       21.58       51.58        44.11

#37-SUITE 129                         INITAL
SWIM 'N SPORT              2,346      10/2007         24.00       18.37       42.37        32.08

#98-SUITE 326                         INITIAL
AUNTIE ANNES                 858      10/2007         60.00       18.38       78.38        53.47

#50-SUITE 208                         INITIAL
CAR-LENE RESEARCH            972      10/2007         32.00       18.37       50.37        53.47

#101-SUITE 330                        INITIAL
CANDY HEADQUARTERS         1,247      10/2007         60.00       21.57       81.57        44.11

#121-SUITE 414                        INITIAL
PAYLESS SHOESOURCE         3,833      10/2007         22.20       18.37       40.58        26.73

$84-SUITE 305                         INITIAL
GUITARS & CADILLAC         1,477      10/2007         38.00       21.57       59.57        44.11

#148-SUITE 517                        INITIAL
GLORIA JEANS               1,476      10/2007         50.00       18.02       68.02        44.11

#150-SUITE 522                        INITIAL
STOP N SAVE                1,488      10/2007         40.00       18.37       58.37        44.11

#85-SUITE 309                         INITIAL
WILD PAIR                  2,561      10/2007         21.52       18.38       39.90        32.08



                                       TERM/        BASE                   TOTAL       MARKET
       TENANT           SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- --------------------   -----------   ----------   ---------   ---------   ---------   ----------
#30-SUITE 121                        INITIAL
ATHLETIC ATTIC             2,996     10/2007         32.00       18.37       50.37        32.08

#65-SUITE 227                        INITIAL
VACANT IN-LINE***          1,875     11/2007         36.00       20.74       56.74        44.11

#61-SUITE 221                        INITIAL
MIKASA                    15,500     11/2007         16.25        5.11       21.36        20.05

#102-SUITE 333                       RENEWAL 1
E|PEDWARD SOLOMON          1,460     12/2007         39.47       20.75       60.22        45.65

#166-SUITE 611                       INITIAL
JUST FOR FEET             19,920     12/2007         28.00       21.58       49.58        20.75

#176-SUITE K10                       RENEWAL 1
ZAP!                         292     12/2007        174.74       20.75      195.49       207.52

#69-SUITE 239                        RENEWAL 1
MATERNITY WORKS            1,610     12/2007         39.47       20.74       60.22        45.65

#118-SUITE 411                       RENEWAL 1
BERMUDA GOLD               1,509     12/2007         39.48       20.75       60.22        45.65

#27-SUITE 117                        RENEWAL 1
MIKE BENET FACTORY         2,094     12/2007         33.00       20.75       53.75        33.20

#47-SUITE 205                        RENEWAL 1
LIZ CLAIBORNE              2,667     12/2007         28.71       20.75       49.46        33.20

#54-SUITE 214                        INITIAL
ACCENTE                    3,766     12/2007         24.00       21.58       45.58        27.67

#96-SUITE 323                        RENEWAL 1
DALLAS DANCEWEAR           1,362     12/2007         39.47       20.74       60.21        45.65

#123-SUITE 417                       RENEWAL 1
WHEELS AND FITNESS         2,391     12/2007         28.71       20.75       49.46        33.20

#28-SUITE 118                        INITIAL
POINT OF VIEW              1,199     1/2008          65.00       19.01       84.01        55.34

#149-SUITE 520                       INITIAL
GREAT TRAIN STORE          1,540     1/2008          35.00       19.00       54.00        45.65

#82-SUITE 302                        INITIAL
ATHLETE'S FOOT            15,664     1/2008          20.00       19.00       39.00        20.75

#152-SUITE 532                       INITIAL
PACIFIC SUNWEAR            3,896     1/2008          23.00       19.00       42.00        27.67

#22-SUITE 109                        RENEWAL 1
GREAT IDEAS                1,110     1/2008          47.85       21.66       69.51        55.34

#106-SUITE 338                       INITIAL
SPENCER GIFTS              1,742     1/2008          33.00       19.01       52.01        45.65

#133-SUITE 428                       INITIAL
SWEET FACTORY              1,042     1/2008          40.00       22.32       62.31        55.34

#144-SUITE 510                       INITIAL
FOOT LOCKER                8,518     1/2008          19.00       19.00       38.00        20.75



                                          TERM/        BASE                   TOTAL       MARKET
        TENANT            SQUARE FT     END DATE     RENT/SF     RECV/SF     RENT/SF      RENT/SF
- ----------------------   -----------   ----------   ---------   ---------   ---------   ----------
#64-SUITE 225                          INITIAL
SURREY'S OUTLET              2,635     1/2008          24.00       18.37       42.37        33.20

#76-SUITE 250                          INITIAL
FOOTQUARTERS                 5,500     1/2008          20.00       13.38       33.38        26.29

#59-SUITE 219                          INITIAL
BEBE                         3,543     2/2008          27.00       19.00       46.00        27.67

#116-SUITE 406                         RENEWAL 1
BAKERS OUTLET                3,054     3/2008          28.71       21.67       50.37        33.20

#129-SUITE 424                         RENEWAL 1
J. RIGGINS                   2,915     3/2008          28.71       21.67       50.37        33.20

#86-SUITE 311                          RENEWAL 1
CORNING REVERE               6,605     3/2008          34.32       21.66       55.98        26.29

#171-SUITE 617                         RENEWAL 1
KIRKLANDS                    5,835     3/2008          22.73       21.67       44.39        26.29

#167-SUITE 612                         RENEWAL 1
URBAN PLANET                 4,264     3/2008          23.92       21.66       45.59        27.67

#120-SUITE 413                         RENEWAL 1
5-7-9 OUTLET                 2,692     3/2008          28.71       21.66       50.37        33.20
                             -----                    ------       -----      ------       ------
53 FY108 EXPIRATIONS       176,268                     27.45       17.95       45.40        29.80
                           -------                    ------       -----      ------       ------
179 CUMULATIVE EXPS        553,045                     25.41       16.88       42.29        27.98

#181-SUITE 2                           RENEWAL 1
VACANT KIOSK***                400     8/2008         174.72       21.69      196.41       207.52

#114-SUITE 403                         RENEWAL 1
TODAY'S NEWS                 1,092     12/2008         49.52       21.71       71.23        57.27

#180-SUITE K1                          RENEWAL 1
VACANT KIOSK***                400     1/2009         180.84       21.72      202.56       214.78

#183-SUITE K4                          RENEWAL 1
VACANT KIOSK***                400     2/2009         180.84       21.72      202.56       214.78

#63-SUITE 224                          RENEWAL 1
GAP                          9,769     3/2009          18.57       21.74       40.31        21.48

#126-SUITE 420                         RENEWAL 1
BABY GUESS                   2,408     3/2009          29.71       21.74       51.45        34.36

#34-SUITE 126                          RENEWAL 1
DALLAS COWBOYS               2,574     4/2009          29.71       21.73       51.45        34.36

#184-SUITE K5                          RENEWAL 1
VACANT KIOSK***                400     5/2009         180.84       21.72      202.56       214.78
                           -------                    ------       -----      ------       ------
8 FY109 EXPIRATIONS         17,443                     38.43       21.73       60.17        44.96
                           -------                    ------       -----      ------       ------
187 CUMULATIVE

 EXPS                      570,488                     25.81       17.03       42.84        28.50


- --------------------------------------------------------------------------------
                  NATIONAL ANCHOR, SPECIALTY, AND CINEMA LEASE

                                  COMPARABLES


- --------------------------------------------------------------------------------

DEPARTMENT STORE LEASES
CUSHMAN & WAKEFIELD, INC.



           PROPERTY/LOCATION/         LEASE                            TERM/       BLDG AREA
 NO.         DEVELOPER/OWNER           DATE          TENANT           OPTIONS       (SQ/FT)
- ----- ---------------------------- ----------- ------------------ --------------- -----------
 1    Confidential                   Jun-99    Confidential          20 yrs.        260,000
      Top Ten MSA                                                  plus options
 2    Scottsdale Fashion Square      Oct-98    Sears                 15 yrs.        235,899
      Scottsdale, Arizona
 3    Alo Moana Center             Fall 1998   Neiman Marcus         20 Yrs.        180,000
      Honolulu, Hawaii                                              w/options
 4    Boscov's                        9/98     Boscov's              20 yrs.        194,498
      Beaver Valley Mall
      Center Township,
      Pennsylvania
 5    Marketplace                     1997     Liberty House         20 yrs.         50,440
      Kona, Hawaii                                                 2 10-yr. opt
 6    Coddingtown Mall               Nov-97    Gottschalks           20 yrs.        128,346
      Santa Rosa, California                                       1 10-yr opt.
                                                                   1 5-yr opt.
 7    Beaver Valley Mall             Nov-97    JCPenney              20 yrs.        125,956
      Beaver County,
      Pennsylvania
 8    Kings Plaza                    Oct-97    Sears                 36 yrs.        289,215
      Brooklyn, New York                                           1 10-yr. opt.
 9    Spokane Valley Mall            Sep-97    JCPenney              20 yrs.        126,006
      Spokane, Washington
      (JP Realty)
10    Cottman & Castor               Feb-97    JCPenney              15 yrs.        150,000
      Shopping Center
      Philadelphia, Pennsylvania
11    Minzer Park                    Nov-96    Jacobsons             25 yrs.         80,000
      Boca Raton, Florida                                            +6 5-yr.
                                                                       opt.
12    Off-Price Super Mall           Oct-96    JCPenney Outlet       15 yrs.        105,028
      Western United States                                        3 5-yr. opt.
13    Bell Tower Shops              Fall-96    Saks 5th Avenue       20 yrs.         40,000
      Fort Myers, Florida                                          6 5-yr. opt.
      (Bell Tower Properties)



                                                                  PERCENTAGE RENT
          ANNUAL       RENT/                        --------------------------------------------  BREAKPOINT     ESTIMATED
 NO.       RENT        SQ/FT           STEPS          % RENT                        BREAKPOINT     PER SQ/FT       SALES
- ----- ------------- ----------- ------------------- ----------                    -------------- ------------ ---------------
 1     $5,070,000     $ 19.50         Flat              1.00%  (greater than)      $ 65,000,000    $ 276.92    $104,000,000
 2     $1,800,000     $  7.63         Flat              2.50%  (greater than)      $ 72,000,000    $ 305.22    $ 45,000,000
                                                        2.00%                      $100,000,000
 3     $  900,000     $  5.00         None              3.00%  (greater than)      $          0    $   0.00    $ 72,000,000
 4     $  800,000     $  4.11         Flat              2.50%  (greater than)      $ 36,000,000    $ 185.09    $ 24,312,250
 5     $  977,305     $ 19.38    $21.36/sf yr. 2                                                     N/A       $ 12,200,000
                                 $25.33/sf yr. 8
                                $29.79/sf yr. 11
 6     $  300,000     $  2.34    $2.57/sf yr. 6         2.50%  (greater than)      $ 12,000,000    $  93.50    $ 18,000,000
                                 $2.83/sf yr. 11
                                 $3.11/sf yr. 16
 7     $  755,736     $  6.00         None              1.50%  (greater than)      $ 37,786,800    $ 300.00    $ 24,000,000
 8     $2,892,150     $ 10.00    $13.00/sf yr. 7        4.00%  (greater than)        72,303,750    $ 250.00    $ 80,000,000
                                $15.00/sf yr. 12                                  (adjusts
                                $17.00/sf yr. 17                                  naturally)
                                $19.00/sf yr. 22
                                $21.00/sf yr. 27
                                $23.00/sf yr. 32
 9     $  661,532     $  5.25         None              1.50%  (greater than)      $ 33,076,578    $ 262.50    $ 20,650,000
10     $  925,500     $  6.17    $6.67/sf yr. 11        1.00%  (greater than)      $ 34,000,000    $ 226.67    $ 22,500,000
11     $1,280,000     $ 16.00     Rent reduced          3.00%  (greater than)      $ 20,000,000    $ 250.00    $ 18,880,000
                                1st 2 yrs. Incr.        2.00%  (greater than)      $ 32,000,000
                                $160,000 In             1.00%  (greater than)      $ 48,000,000
                                  yrs. 10 & 15
12     $  580,805     $  5.53    $6.04/sf yr. 6         1.00%  (greater than)      $ 27,000,000    $ 257.07    $ 21,005,600
                                 $6.54/sf yr. 11
13     $  650,000     $ 16.25   $16.00/sf yr. 11        1.50%  (greater than)      $ 15,000,000    $ 375.00    $ 12,000,000
                                                        1.00%  (greater than)      $ 20,000,000
                                                        0.50%                      $ 25,000,000


         SALES     RENT-SALES   ESTIMATED   TOTAL RENT-
 NO.   PER SQ/FT      RATIO       % RENT       SALES                        COMMENTS
- ----- ----------- ------------ ----------- ------------ -----------------------------------------------
 1     $ 400.00        4.88%   $390,000         5.25%   New flagship store to be built on
                                                        one of the nations most dynamic
                                                        retail CBD locations.
                                                        Construction costs are estimated at
                                                        $250-$275/sf. First year sales are
                                                        appraisers estimate.
 2     $ 190.76        4.00%   $      0         4.00%   Sears to take over the existing
                                                        Dillards as they are vacating their
                                                        store for a new 360,000sf unit.
                                                        Scottsdale Fashion Square is
                                                        Phoenix's upscale fashion oriented
                                                        mall with 1.4 million sf.
 3     $ 400.00        1.25%    ########        4.25%   New Upscale store in 1.5 million sf
                                                        regional mall. One of the top retail
                                                        destinations on the Island.
 4     $ 241.87        1.70%   $122,000         3.79%   Second generaltion lease in this
                                                        900,000 sf regional mall. Tenant
                                                        took the former Lazurus store.
                                                        Tenant received T.I.'s of $5.5
                                                        million ($28.28/sf)
 5     $ 241.87        8.01%   $122,000         9.01%   Top department store in Hawaii in
                                                        good resort location.
 6     $ 140.25        1.67%   $150,000         2.50%   Gottschalks to open in former
                                                        Macy's. CAM $1.10/sf incr. $0.05/sf
                                                        every 5 yrs; P/R taxes. Tenant must
                                                        expand to 154,914 sf by yr. 6 (or
                                                        sooner if sales  (greater than)  $18.0M). LL
                                                        contribution $2.0-$2.5M.
 7     $ 190.54        3.15%   $      0         3.15%   JCP to open fall-97. CAM $0.50/sf,
                                                        incr. $0.05/sf every 5 yrs. Sales are
                                                        estimated by developer/tenant. Bldg
                                                        cost $61.92/sf.
 8     $ 276.61        3.62%   $      0         3.62%   New lease in former Alexander's
                                                        space. Sears to take "as is". Pro
                                                        rata tax is estimated at $6.00/sf and
                                                        CAM at $1.25/sf.
 9     $ 163.88        3.20%   $      0         3.20%   JCP at proposed mall scheduled to
                                                        open fall-97. CAM $0.50/sf. incr.
                                                        $0.05/sf every 5 yrs. Sales are
                                                        estimated by developer/tenant.
10     $ 150.00        4.11%   $      0         5.90%   Former 4-level Woolworth. JCP
                                                        took space with 7 mos. free rent
                                                        and $1,000,500 ($6.67/sf) in work.
                                                        Other anchor is supermarket. In
                                                        line shops 95% occupied with avg.
                                                        rents of $16-$20/sf. Full P/R taxes
                                                        & CAM capped at $0.70/sf.
11     $ 236.00        6.78%   $      0         6.78%   New store. Sales based on chain's
                                                        Florida average for 1994. Tenant
                                                        pays contr. for CAM and own
                                                        taxes.
12     $ 200.00        2.77%   $      0         2.77%   New value retail ctr. w/1.5m sf in
                                                        excellent location; 19 anchors. Pays
                                                        contr. for CAM & taxes. Sales at
                                                        developer's portfolio anchor avg.
13     $ 300.00        5.42%   $      0         5.42%   New store. LL deliver shell+allow =
                                                        $105/sf; tenant $6.25/sf for HVAC.
                                                        P/R CAM not to exceed $1.00/sf;
                                                        P/R taxes. Saks sales projection.

DEPARTMENT STORE LEASES
CUSHMAN & WAKEFIELD, INC.

           PROPERTY/LOCATION/       LEASE                         TERM/       BLDG AREA
 NO.        DEVELOPER/OWNER         DATE         TENANT          OPTIONS       (SQ/FT)
- ----- --------------------------- -------- ----------------- --------------- -----------
14    Coventry Mall                Aug-96  JCPenney             15 yrs.         91,719
      Chester County,
      Pennsylvania
      (The Goodman Company)
15    Florida Mall                 Mid-96  Saks 5th Avenue      20 yrs.        101,430
      Orlando, Florida                                           + opt.
16    Southgate Plaza              Mid-96  Saks 5th Avenue      20 yrs.         40,000
      Sarasota Florida                                           + opt.
17    Majestic Square              Jun-96  Saks 5th Avenue      30 yrs.         30,000
      Charleston, South                                      4 10-yr. opt.
      Carolina
18    Town Center Plaza            Jun-96  Gaylans Trading      15 yrs.        100,000
      119th, 117th, Town Center
      Leawood, Kansas City,
      Kansas
19    Town Center Plaza            Mar-96  Jacobsons            25 yrs.        120,000
      Leawood, Kansas City,                                    + 3 10-yr.
      Kansas                                                      opL
20    Crabtree Valley Mall         Jan-96  Lord & Taylor        10 yrs.         99,795
      Raleigh, North Carolina                                14 5-yr. opt.
      (CVM Associates)
      Survey Low:                                                               30,000
      Survey High:                                                             289,215
      Survey Mean:                                                             127,417


                                                               PERCENTAGE RENT
          ANNUAL      RENT/                       ------------------------------------------  BREAKPOINT     ESTIMATED
 NO.       RENT       SQ/FT          STEPS         % RENT                       BREAKPOINT     PER SQ/FT       SALES
- ----- ------------- --------- ------------------- --------                    -------------- ------------ --------------
14    $   550,314    $ 6.00         None           1.50%   (greater than)      $22,930,000      $250.00   $ 13,757,850
15    $ 2,008,710    $19.80         None           3.00%   (greater than)      $15,000,000      $147.89   $ 30,000,000
                                                   1.50%   (greater than)      $45,000,000
16    $   675,000    $16.88         None           1.00%   (greater than)      $15,000,000      $375.00   $ 15,000,000
                                                   0.50%   (greater than)      $30,000,000
17    $   600,000    $20.00         None           1.00%   (greater than)      $0               $  0.00   $ 12,500,000
18    $   975,000    $ 9.75         None                   (greater than)                            --   $ 22,000,000
19    $ 1,180,000    $ 9.83      Increases         3.00%   (greater than)      $42,000,000      $350.00   $ 22,800,000
                              $20,000 every        2.00%   (greater than)      $60,000,000
                              year 1st 3 yrs.      1.00%   (greater than)      $84,000,000
20    $   299,385    $ 3.00         None           1.00%   (greater than)      $29,938,500      $300.00   $ 20,956,950
      $   299,385    $ 2.34                        1.00%   (greater than)      $0               $  0.00   $ 12,000,000
      $ 5,070,000    $20.00                        4.00%   (greater than)      $65,000,000      $375.00   $104,000,000
      $1,194,0072    $10.42                        1.79%   (greater than)      $27,066,534      $233.60   $ 30,578,133


         SALES     RENT-SALES    ESTIMATED    TOTAL RENT-
 NO.   PER SQ/FT      RATIO        % RENT        SALES                    COMMENTS
- ----- ----------- ------------ ------------- ------------ ---------------------------------------
14      $150.00        4.00%   $      0         4.00%     Anchor addition at mall which was
                                                          originally built in 1966. Mall has 4
                                                          anchors & totals 818,161sf. JCP
                                                          pays CAM contr. Sales estimated.
15      $295.77        6.70%   $450,000         8.20%     Former Belk-Lindsay. $98.25/sf in
                                                          LL Tis; tenant paid $56.53/sf. CAM
                                                          $0.50; $0.10 incr. every 5 yrs. P/R
                                                          taxes. Saks sales projection.
16      $375.00        4.50%   $      0         4.50%     New store. Most Tis performed by
                                                          LL. CAM $0.50/sf w/increases;
                                                          taxes paid directly. Saks sales
                                                          projection.
17      $416.67        4.80%   $125,000         5.80%     New store. Most TIs performed by
                                                          LL. 1% of sales to max of $12 mil.
                                                          CAM $0.50/sf yr. 1, P/R thereafter;
                                                          taxes direct. Saks sales projection.
18      $220.00        4.43%   $      0         4.43%     New Limited Group store at
                                                          moderate-upscale open-air center
                                                          built in 1996. Tenant pays $0.75/sf
                                                          CAM; own taxes. TIs reported at
                                                          $50/sf. Sales estimated.
19      $190.00        5.18%   $      0         5.18%     New store at mall. Sales based on
                                                          projection. Tenant pays contr. for
                                                          CAM and own taxes.
20      $210.00        1.43%   $      0         1.43%     May Co. taking former 85,761sf
                                                          Hecht's store & expanding. Taxes
                                                          over base; nominal CAM cont.
                                                          Sales projected. Signed 1993.
        $140.25        1.25%   $      0         1.43%
        $416.67        8.01%   #########        9.01%
        $249.46        4.08%   $175,950         4.66%

CINEMA LEASE COMPARABLES
CUSHMAN & WAKEFIELD, INC.




                                        Lease                                            Leased      #          Annual
  No.          Name/Location            Start           Tenant             Term       Area (SF)   Screens       Rent
- ----    -----------------------------   ------    -------------------- -------------- ----------- -------     ----------
 1      RICHMOND TOWN CENTER          Jun-99      SONY THEATRES           20 yrs.      87,436        16      $2,207,759
        691 Richmond Road
        Richmond Heights, Ohio
 1      AUSTIN POWER CENTER           Jan-99      RKO CENTURY WARNER      25 yrs       61,353        --      $1,441,182
        Austin Avenue & NYS                       (Proposed)
        Thruway
        Yonkers, New York
 2      QUAIL SPRINGS MALL            Dec-98      AMC THEATRES            20 yrs.     110,000        24      $2,310,000
        Memorial Road                                                   4 5-yr. opt
        Oklahoma City, OK
 3      BALLSTON COMMON               Nov-98      REGAL                   20 yrs.      67,062        --      $1,005,930
        Glebe Road                                                     2 5-yr. opt.
        Arligton, VA
 4      PACIFIC THEATRES              Nov-98      PACIFIC THEATRE         15 yrs.      52,000        10      $  546,000
        Pasadena, California
 5      CITY MILLS AT ORANGE          Nov-98      AMC THEATERS            20 yrs.     112,298        30      $2,470,556
        Metropolitan & City Drives                                     4 5-yr. opt.
        Orange County, CA
 6      THE SHOPS AT SUNSET PLACE     Fall 1998   AMC THEATERS            25 yrs.      87,954        24      $1,836,534
        US Route 1 and Sunset Dirve
        South Miami, Florida
 7      CONSUMER SQUARE S.C.          Jun-98      REGAL CINEMAS           20 yrs.      76,322        18      $1,106,669
        Brice Road                                                     3 5-yr. opt.
        Columbus, Ohio
 8      COLUMBIA PARK CENTER          May-98      REGAL CINEMA            20 yrs.      70,000       n/a      $1,680,000
        Route 3                                                        + 5-yr. opt.
        North Bergen, New Jersey
 9      PACIFIC THEATRES              May-98      Pacific Theatres        15 yrs.      62,000        16      $  855,600
        Los Angeles Metro Area



         Rent/       Rent/                                        Overage
  No.    Sq/Ft       Screen               Steps                    Rent                              Comments
- --      ------    -----------    --------------------------     -----------        ----------------------------------------------
 1       $25.25   $137,984.94    $28.85/SF (11-20)          8% over $9,045,000     Proposed theatre in completely renovated
                                                                                   three-anchor regional center.
                                                                                   Tenant contributes $0.25/SF towards CAM
                                                                                   & pays PRS of taxes
 1       $23.49        --        $26.31/sf (6-10)             1% over natural      Proposed theatre within 427,256 SF power
                                 $29.3/sf (11-15)               breakpoint         center expected to be completed by January
                                 $33.00/sf (16-20)                                 1999. Anchors will include Home Depot
                                 $36.96/sf (21-25)                                 and Costco.
 2       $21.00   $    96.250    $25.15/sf (opt. #1)                N/A            New theatre constructed at 1.1 plus or minus
                                 $26.15/sf (opt. #2)                               million square foot center anchored by Sears, JC
                                 $27.15/sf (opt. #3)                               Penney, Foley's, and Dillards.
                                 $28.15/sf (opt. #4)
 3       $15.00        --        $16.00/sf (6-10)                   N/A            New lease for second and third levels of
                                 $17.00/sf (11-15)                                 new 90,000 sf expansion space. Ballston
                                 $18.00/sf (16.20)                                 Common is a four-level urban mall anchored
                                                                                   by Hecht's and JC Penney.
 4       $10.50   $    54,600              N/A               8.0% over natural     15 year lease of a new 10-screen theatre
                                                                breakpoint.        located within Pasadina. Tenanant received
                                                                                   $80.00 per square foot in tenant allowances.
 5       $22.00   $    82,352    In option periods only          10% over          New Mills project under construction to
                                                               $23,021,090         open in November 1998. The 812,000 square
                                                            Steps every 5 yrs.     foot open air center will have an
                                                                                   entertainment theme.
 6       $19.74       N/A        21.00 (10-20)                      N/A            Three level, open-air retail/entertainment
                                                                                   oriented center under construction with
                                                                                   late Fall 1998 opening planned. total GLA is
                                                                                   estimated at 500,000 square feet. All leases
                                                                                   have steps but were not disclosed.
 7       $14.50   $    61,482    $15.20 (6-10)               8.0% over natural     20 year lease of new theatre complex within
                                 $15.95 (11-15)                 breakpoint         Consumer Square Shopping Center. First
                                 $16.80 (16-20)                                    option rent ($17.60/sf), second option
                                                                                   ($18.50/sf), third option ($19.40/sf).
 8       $24.00       n/a        $25.50/sf (6-10_                   N/A            New 325,000 square foot power center
                                 $27.25/sf (11-15)                                 under construction near entrance to Lincoln
                                 $29.00/sf (16-20)                                 Tunnel to open mid-year 1999.
                                 $31.50/sf (21-25)
 9       $13.80   $    53,475              N/A                      N/A            New 16-screen theatre located within the
                                                                                   Los Angeles MSA.

                                         Lease                                           Leased         #       Annual
  No.           Name/Location            Start          Tenant             Term       Area (SF)    Screens     Rent
- --      ------------------------------- -------   ------------------- --------------- -----------  -          -----  -
10      WESTMINSTER PROMENADE           Apr-98    AMC THEATERS           20 yrs.       90,000          24    $2,520,625
        10655 Westminster Blvd.                                       +6 5-yr. opt.
        Westminster, Colorado
11      CENTENNIAL BUSINESS PARK        Apr-98    AMC THEATERS           20 ysr.       90,000          24    $2,413,000
        Highlands Rance                                                +6 5-yr. opt
        Douglas County, Colorado
12      EDWARDS CINEMA                  Feb-98    EDWARD'S CINEMA        20 yrs.       60,000          16    $  855,000
        Promenade at Temecula
        Temecula, California
13      SHOPPES AT FOREST HILLS         Feb-98    REGAL                  20 yrs.      102,000          24    $2,888,800
        Forest Hills, New York                    (PROPOSED)          +4 5-yr. opt.
14      REGAL CINEMAS                   Dec-97    REGAL                  20 yrs.       65,066          14    $  992,257
        2038 Elmwood Avenue
        Buffalo, New York
15      FRANKLIN MILLS                  Dec-97    GENERAL CINEMA         20 yrs.       61,000          14    $  950,000
        S/E/Q of Woodhaven Road at
        Knights Road
        Philadelphia, PA
16      OFF-PRICE SUPER-REGIONAL MALL   Nov-97    HARKINS THEATER        15 yrs.       95,000          22    $1,116,250
        Western United States                                         +3 5-yr. opt.
17      GREENVILLE MALL                 Nov-97    HOLLYWOOD 20           15 yrs.       80,518          20    $  925,956
        Greenville, SC                            CINEMAS             +3 5-yr. opt.
18      Off-Price Super-Regional Mall   Aug-97    DICKINSON THEATER      20 yrs.       56,479          12    $1,034,089
        Midwestern United States                                       +2 5-yr. opt
19      BARRYWOODS CROSSING             Fall-97   AMC THEATRES           20 yrs.       89,290        n/a     $1,473,285
        1-29 and Barry Road                                               + opt.
        Kansas City, Missouri
        SURVEY LOW:                                                                    52,000          10    $  546,000
        SURVEY HIGH:                                                                  112,298          30    $2,888,800
        SURVEY MEAN:                                                                   78,789          19    $1,531,475



         Rent/       Rent/                                     Overage
  No.    Sq/Ft      Screen            Steps                     Rent                                Comments
- --      ------      -----               --                   -----------         ----------------------------------------------
10       $28.01    $105,026       10% in year 11          8.0% over natural      24-screen state-of-the-art cinema with
                                  10% in year 16             breakpoint          stadium seating. Part of an office/retail and
                                 10% in each opt.                                entertainment complex.
11       $26.81    $100,542       10% in year 11          8.0% over natural      24-screen state-of-the-art cinema with
                                  10% in yar 16              breakpoint          stadium seating. Part of an office/retail and
                                 10% in each opt.                                entertainment complex
12       $14.25    $ 53,438            N/A                8.0% over natural      New cinema to be opened in 1999. The
                                                             breakpoint          20-year lease for the 16-screen theatre
                                                                                 included a tenant allowance of $75.00 per
                                                                                 square foot.
13       $28.32    $120,367   $29.12/sf (6-10)                8.0% over          Free-standing bldg to include 8,000sf of
                              $31.12/sf (11-15)         $24,073,285              restaurant space. Expected to break ground
                              $35.28/sf (16-20)         (steps every 5 yrs.)     in Spring 1997.
14       $15.25    $ 70,875   $16.00/sf (6-10)                  8.0%             Free-standing cinema within Buffao, New
                              $17.19/sf (11-15)         (steps every 5 yrs)      York. Does not include Stadium Seating
                              $18.50/sf (16-20)                                  concept.
15       $15.57    $ 67,841   $17.13/sf (11-20)                  N/A             Former Sears store demolished for
                                                                                 construction of new Cinema. Franklin Mills
                                                                                 is a 1.4 mil.sf value oreiented mega mall in
                                                                                 Philadelphia, PA. Construction allowance
                                                                                 of $9,250,000.
16       $11.75    $ 50.739    2.0% increase every            9.0% over          New value center w/ 1.2m sf in excellent
                                  year of lease         $24,800,000              location, 17 acnchor stores. Pays CAM
                                                        (steps every year)       ($0.75/sf) & tax ($1.75/sf) contributions.
17       $11.50    $ 46,298       Rents steps to          8% over $115 per       New freestanding building as an outparcel
                               $12.25/sf in year 5           square foot         to a recently renovated 800,000 square foot
                              and $13.00/sf in year                              regional center with four anchor tenants.
                                        10                                       Property has excellent highway access.
                                                                                 Tenant pays pro rata share of taxes and
                                                                                 contributes $1.00/sf to CAM. Stadium-style
                                                                                 sea.
18       $18.31    $ 86,174   $19.64/sf (6-10)                4.0% over          New value retail center w/850,000sf in good
                              $21.10/sf (11-15)         $ 4,500,000              location; 11 anchor stores. Pays tax &
                              $22.70/sf (16-20)         (steps every 5 yrs.)     insurance contributions.
19       $16.50          --   $17.50/sf (11-20)            6% over natural       Signed lease for free-standing building in
                                                             breakpoint          new power center currently being developed
                                                                                 in northern Kansas City.
         $10.50    $ 46,298
         $28.32    $137,985
         $18.78    $ 79,163

SPECIALTY RETAIL LEASE
CUSHMAN & WAKEFIELD, INC.


                                                 LEASE
 NO.               NAME/LOCATION                 DATE             TENANT              TERM
- ----- --------------------------------------- ---------- ----------------------- --------------
  1   RICHMOND TOWN SQUARE                    Jun-95     BARNES & NOBLE             10 yrs.
      691 Richmond Road                       Commence
      Richmond Heights, Ohio                  April-99

  2   PROPOSED POWER CENTER                    Sep-99    T. J. MAXX                 15 yrs.
      North Side of 20th Ave. College Point   Commence                           3 5-yr. opt.
      Queens, New York                         Jan-99

  3   PROPOSED POWER CENTER                    Sep-99    CIRCUIT CITY               20 yrs.
      North Side of 20th Ave.                 Commence                           4 5-yr. opt.
      College Point                            Jan-99
      Queens, New York

  4   SOUTH POINT PAVILIONS                    Mar-99    BED BATH & BEYOND          15 yrs.
      South 27th Street                       Commence                           5 5-yr. opt.
      Lincoln, Nebraska

  5   SOUTH POINT PAVILIONS                    Mar-99    BARNES & NOBLE             15 yrs.
      South 27th Street                       Commence                             No option
      Lincoln, Nebraska

  6   SOUTH POINT PAVILIONS                    Mar-99    OLD NAVY                   10 yrs.
      South 27th Street                       Commence
      Lincoln, Nebraska

  7   MARKETPLACE AT RIVER PARK                Oct-96    LINENS 'N THINGS           15 yrs.
      North Blackstone & Alluvial Aves.                                          3 5-yr. opt.
      Fresno, California

  8   MARKETPLACE AT RIVER PARK                Nov-96    MARSHALL'S                 15 yrs.
      North Blackstone & Alluvial Aves.                                          3 5-yr. opt.
      Fresno, California

  9   MARKETPLACE AT RIVER PARK                Feb-98    OLD NAVY CLOTHING CO.      5 yrs.
      North Blackstone & Alluvial Aves.                                          3 5-yr. opt.
      Fresno, California

 10   MARKETPLACE AT RIVER PARK -- PHASE II    Spring    BORDER BOOKS               15 yrs.
      North Blackstone & Alluvial Aves.         1998                             3 5-yr. opt.
      Fresno, California


           LEASED        ANNUAL      RENT/

 NO.   AREA (SQ.FT.)      RENT       SQ/FT               STEPS                             COMMENTS

- ----- --------------- ----------- ----------- -------------------------- -------------------------------------------

  1       25,640       $358,960     $ 14.00   $16.00 (4-7)               Enclosed regional center which is
                                              $18.00 (8-10)              undergoing a complete renovation and
                                                                         remerchandising. Tenant contributes
                                                                         $1.50/SF towards CAM & pays PRS of
                                                                         taxes.

  2       32,157       $803,925     $ 25.00   $26.00 (6-10)              Proposed power center in Queens to be
                                              $27.00 (11-15)             anchored by B. J's. Wholesale, Target
                                                                         and TJ Maxx. Project is 100% preleased
                                                                         and is scheduled to open 1/99. Landlord
                                                                         to deliver turn-key building to TJ Maxx.

  3       33,066       $851,450     $ 25.75   $28.33/sf (6-10)           Proposed power center in Queens to be
                                              $31.16/sf (11-15)          anchored by B. J's Wholesale, Target
                                              $34.27/sf (16-20)          and TJ Maxx. Project is 100% preleased

                                                                         and is scheduled to open 1/99. Circuity
                                                                         City gets $54.45/sf in work and pays
                                                                         additional $6.25/sf to anmortize it.

  4       35,000       $367,500     $ 10.50   Flat                       New 400,000 sf power center under
                                                                         construction. Rent steps in option
                                                                         period $1.00/sf every 5 years. No
                                                                         allowance given to tenant.

  5       26,000       $364,000     $ 14.00   Flat                       New 400,000 sf power center under
                                                                         construction. Tenant got a $30.00/sf
                                                                         allowance.

  6       15,000       $173,500     $ 11.57   Flat                       New 400,000 sf power center under
                                                                         construction. No allowance given to
                                                                         tenant.

  7       35,000       $332,500     $  9.50   $10.75/sf (4-7)            New "power" center development in
                                              $12.00/sf (8-10)           North Fresno. $16.00 psf TI allowance.
                                              $13.50/sf (11-15)          3% percentage rent.

  8       30,500       $289,750     $  9.50   $10.75/sf (4-7)            New "power" center development in
                                              $12.00/sf (8-10)           North Fresno. 2% percentage rent.
                                              $13.50/sf (11-15)

  9       15,000       $165,000     $ 11.00   Flat                       New "power" center development in
                                                                         North Fresno. 2% percentage rent.

 10       25,000       $405,000     $ 16.20   10% increase               Phase II of the subject development
                                              every 5 years.             which is currently under construction.
                                                                         No percentage rent. LL costs $35 psf.


SPECIALTY RETAIL LEASE
CUSHMAN & WAKEFIELD, INC.


                                       LEASE
 NO.          NAME/LOCATION             DATE          TENANT            TERM
- ----- ----------------------------- ----------- ------------------ --------------
 11   THE SHOPS AT SUNSET PLACE     Late 1998   NIKE                  10 yrs.
      US Route 1 and Sunset Drive
      South Miami, FL

 12   THE SHOPS AT SUNSET PLACE     Late 1998   VIRGIN MEGASTORE      10 yrs.
      US Route 1 and Sunset Drive
      South Miami, FL

 13   THE SHOPS AT SUNSET PLACE     Late 1998   BARNES & NOBLE        10 yrs.
      US Route 1 and Sunset Drive
      South Miami, FL

 14   THE SHOPS AT SUNSET PLACE     Late 1998   GAMEWORKS             10 yrs.
      US Route 1 and Sunset Drive
      South Miami, FL

 15   THE SHOPS AT SUNSET PLACE     Late 1998   IMAX                  10 yrs.
      US Route 1 and Sunset Drive
      South Miami, FL

 16   WILTON MALL                     Nov-98    DICK'S CLOTHING       15 yrs.
      Saratoga, New York

 17   WILTON MALL                     Nov-98    OLD NAVY              5 yrs.
      Saratoga, New York                                           2 5-yr. opt.
 18   COLUMBIA PARK CENTER            May-98    CIRCUIT CITY          20 yrs.
      Route 3                                                      1 5-yr. opt.
      North Bergen, New Jersey


           LEASED        ANNUAL     RENT/
 NO.   AREA (SQ.FT.)      RENT      SQ/FT         STEPS                       COMMENTS
- ----- --------------- ----------- --------- ---------------- -----------------------------------------
 11       30,948       $711,804    $23.00         N/A        Three level open air
                                                             retail/entertainment
                                                             oriented center
                                                             under construction
                                                             with late Fall
                                                             1998 opening
                                                             planned. Total GLA
                                                             is estimated at
                                                             500,000 sf. All
                                                             leases have steps
                                                             but were not
                                                             disclosed.

 12       33,361       $910,755    $27.30         N/A        Three level open air
                                                             retail/entertainment oriented center
                                                             under construction with late Fall 1998
                                                             opening planned. Total GLA is
                                                             estimated at 500,000 sf. All leases have
                                                             steps but were not disclosed.

 13       31,781       $910,062    $28.69         N/A        Three level open air
                                                             retail/entertainment oriented center
                                                             under construction with late Fall 1998
                                                             opening planned. Total GLA is
                                                             estimated at 500,000 sf. All leases have
                                                             steps but were not disclosed.

 14       27,870       $883,187    $31.69         N/A        Three level open air
                                                             retail/entertainment oriented center
                                                             under construction with late Fall 1998
                                                             opening planned. Total GLA is
                                                             estimated at 500,000 sf. All leases have
                                                             steps but were not disclosed.

 15       26,893       $475,000    $17.66         N/A        Three level open air
                                                             retail/entertainment oriented center
                                                             under construction with late Fall 1998
                                                             opening planned. Total GLA is
                                                             estimated at 500,000 sf. All leases have
                                                             steps but were not disclosed.

 16       50,004       $450,000    $ 9.00   $10.00 (3-5)     Proposed lease to take former
                                            $10.50 (6-10)    Steinbachs space in this regional mall.
                                            $11.00 (11-15)   Terms are for a gross lease with a
                                                             $750,000 ($15.00/sf) construction
                                                             allowance.

 17       15,744       $173,184    $11.00    see comments    Proposed lease with sales performance
                                                             clause over a guaranteed floor rent of
                                                             $11.00/sf. $300,000 allowance with one
                                                             third cash and two-thirds free rent.

 18       32,762       $904,231    $27.60   $29.60 (6-10)    New 325,000 sf power center under
                                            $31.60 (11-15)   construction near entrance to Lincoln
                                            $33.60 (16-20)   Tunnel to open mid-1999.
                                            $29.95 (21-25)


SPECIALTY RETAIL LEASE
CUSHMAN & WAKEFIELD, INC.


                                               LEASE
 NO.               NAME/LOCATION               DATE           TENANT              TERM
- ----- -------------------------------------- -------- --------------------- ---------------
 19   COLUMBIA PARK CENTER                   May-98   STAPLES                  10 yrs.
      Route 3
      North Bergen, New Jersey

 20   COLUMBIA PARK CENTER                   May-98   OLD NAVY                  5 yrs.
      Route 3
      North Bergen, New Jersey

 21   PALISADES CENTER                        1998    BAD, BATH & BEYOND       10 yrs.
      (NEW SUPER-REGIONAL MALL)
      I-87 & Route 303
      West Nyack, New York

 22   PALISADES CENTER                        1998    JCP PENNEY               10 yrs.
      (NEW SUPER-REGIONAL MALL)
      I-87 & Route 303
      West Nyack, New York

 23   PALISADES CENTER                        1998    SPORTS AUTHORITY         10 yrs.
      (NEW SUPER-REGIONAL MALL)
      I-87 & Route 303
      West Nyack, New York

 24   PALISADES CENTER                        1998    JOANN FABRICS            10 yrs.
      (NEW SUPER-REGIONAL MALL)
      I-87 & Route 303
      West Nyack, New York

 25   MEADOWS MARKETPLACE                    Jan-97   BAD BATH & BEYOND        15 yrs.
      Parkway Drive and S. Yosemite Street                                   3 5-yr. opt.
      Douglas County, Colorado

 26   CLOVIS MARKETPLACE                     Oct-97   OFFICE MAX               15 yrs.
      Shaw and Sunnyside Avenues                                             3 5-yr. opt.
      Clovis, California

 27   5705 N. BLACKSTONE AVENUE              Jun-96   OFFICE DEPOT             10 yrs.
      North Blackstone and Shaw Aves.                                       1 10-yr. opt.
      Fresno, California

 28   NATOMAS MARKETPLACE                     1998    ROSS DRESS FOR LESS      10 yrs.
      I-80 and Truxel Road                                                   4 5-yr. opt.
      Sacramento, California

 29   NATOMAS MARKETPLACE                     1998    PETSMART                 15 yrs.
      I-80 and Truxel Road                                                   4 5-yr. opt.
      Sacramento, California

 30   NATOMAS MARKETPLACE                     1998    STAPLES                  15 yrs.
      I-80 and Truxel Road                                                   3 5-yr. opt.
      Sacramento, California


           LEASED        ANNUAL     RENT/
 NO.   AREA (SQ.FT.)      RENT      SQ/FT             STEPS                           COMMENTS
- ----- --------------- ----------- --------- ------------------------ -----------------------------------------

 19       25,604       $608,095    $23.75   $26.13 (6-10)            New 325,000 sf power center under
                                                                     construction near entrance to Lincoln
                                                                     Tunnel to open mid-1999.

 20       18,175       $531,619    $29.25   $26.13 (6-10)            New 325,000 sf power center under
                                                                     construction near entrance to Lincoln
                                                                     Tunnel to open mid-1999.

 21       46,258       $578,225    $12.50   $13.75 (6-10)            CAM-$2.50/SF increasing 5% per year.
                                                                     Insurance -- $0.25/SF increasing 3% per
                                                                     year. Taxes -- Pro rata

 22       48,033       $695,376    $14.48   $14.98 (6-10)            CAM -- $1.00/SF with increase. Taxes
                                                                     -- Pro rata

 23       45,707       $502,777    $11.00   $12.32 (6-10)            CAM -- $4.00/SF increasing 3% per
                                                                     year. Taxes -- Pro rata

 24       47,911       $761,776    $15.90   2.5% Annual Increase     Taxes -- Pro rata

 25       40,000       $380,000    $ 9.50            N/A             New power center adjacent Park
                                                                     Meadows Mall.

 26       28,000       $247,800    $ 8.85            N/A             Center is anchored by Wal-mart. Space
                                                                     delivered in "vanilla shell" with no LL
                                                                     Tls. 2 mos. free rent.

 27       38,000       $294,500    $ 7.75           Flat             Former Toys 'R Us space leases "as is".
                                                                     No LL Tls or free rent.

 28       28,160       $253,440    $ 9.00   $10.00/sf (6-10)         Letter of Intent. Option rents increase
                                                                     10% each term. 2% percentage rent.
                                                                     Planned "power" center with visibility
                                                                     and access from I-80.

 29       26,040       $325,500    $12.50   $13.50/sf (6-10)         Letter of Intent. Option rents increase
                                            $14.50/sf (11-15)        $1.50 psf each term. No percentage rent.

 30       24,120       $313,560    $13.00   $14.56/sf (6-10)         Lease OFS. Options with CPI incr. at 5
                                            $16.30/sf (11-15)        yr. intervals, capped at 15%. No
                                                                     percentage rent.


SPECIALTY RETAIL LEASE
CUSHMAN & WAKEFIELD, INC.


                                        LEASE
 NO.           NAME/LOCATION             DATE          TENANT           TERM
- ----- ------------------------------- --------- -------------------- ---------
 31   BARRY WOODS CROSSING             Fall'97  OFFICE MAX           15 yrs.
      I-29 and Barry Road
      Kansas City, Missouri

 32   BARRY WOODS CROSSING             Fall'97  BED, BATH & BEYOND   15 yrs.
      I-29 and Barry Road
      Kansas City, Missouri

 33   BARRY WOODS CROSSING             Fall'97  OLD NAVY             10 yrs.
      I-29 and Barry Road
      Kansas City, Missouri

 34   OFF-PRICE SUPER-REGIONAL MALL Nov-97 SAKS-OFF FIFTH 15 yrs. Western
      United States + opt.

 35   OFF-PRICE SUPER-REGIONAL MALL Nov-97 LINENS 'N THINGS 10 yrs. Western
      United States + opt.

 36   OFF-PRICE SUPER-REGIONAL MALL Nov-97 BURLINGTON COAT 15 yrs. Western
      United States + opt.

 37   OFF-PRICE SUPER-REGIONAL MALL Nov-97 OSHMAN'S SPORTING 15 yrs. Western
      United States + opt.

 38   OFF-PRICE SUPER-REGIONAL MALL     Nov-97  ROSE                 10 yrs.
      Western United States                                           + opt.

 39   OFF-PRICE SUPER-REGIONAL MALL     Nov-97  GROUP USA            10 yrs.
      Western United States                                           + opt.

 40   OFF-PRICE SUPER-REGIONAL MALL     Nov-97  OLD NAVY              5 yrs.
      Western United States                                           + opt.

      SURVEY LOW:

      SURVEY HIGH:

      SURVEY MEAN:


           LEASED        ANNUAL     RENT/
 NO.   AREA (SQ.FT.)      RENT      SQ/FT          STEPS                          COMMENTS
- ----- --------------- ----------- --------- ------------------ ----------------------------------------------
 31       23,100       $248,325    $10.75         None         Newly developing power center with
                                                               good freeway exposure and access.
                                                               Lease signed.

 32       35,000       $288,750    $ 8.25   $9.10/sf (11-15)   Newly developing power center with
                                                               good freeway exposure and access.
                                                               Lease in negotiation. Overage 5%
                                                               against natural breakpoint.

 33       16,533       $196,412    $11.88   $12.82/sf (6-10)   Newly developing power center with
                                                               good freeway exposure and access.
                                                               Lease in negotiation. Overage 2%
                                                               against natural breakpoint. Tenant has
                                                               5-year termination option tied to sales.

 34       34,589       $242,123    $ 7.00         None         New value retail center w/ excellent
                                                               location, demographics. CAM, tax contr.
                                                               plus 0.75% of sales  (greater than)  $17.6 m.

 35       40,127       $441,507    $11.00   $12.00/sf (6-10)   New value retail center w/ excellent
                                                               location, demographics. CAM, tax contr.
                                                               plus 3.0% of sales  (greater than)  $3.3 m.

 36       80,359       $401,795    $ 5.00   $5.25/sf (6-10)    New value retail center w/ excellent
                                            $5.50/sf (11-15)   location, demographics. CAM, tax contr.
                                                               plus 1.5% of sales  (greater than)  $15.1 m.


 37       65,952       $352,843    $ 5.35         None         New value retail center w/ excellent
                                                               location, demographics. CAM, tax
                                                               contr.; no % rent clause.

 38       29,734       $297,340    $10.00   $11.00/sf (6-10)   New value retail center w/ excellent
                                                               location, demographics. CAM, tax contr.
                                                               plus 2.0%  (greater than)  natural break.

 39       22,548       $253,665    $11.25         None         New value retail center w/ excellent
                                                               location, demographics. P/R CAM, tax
                                                               plus 3.0%  (greater than)  natural break.

 40       14,015       $182,195    $13.00         None         New value retail center w/ excellent
                                                               location, demographics. P/R CAM, tax
                                                               plus 2.0%  (greater than)  natural break.
          14,015       $165,000    $ 5.00

          80,359       $910,755    $31.69

          32,493       $448,186    $14.60
- --        ------       --------    ------

                      ==================================
                           APPRAISER QUALIFICATIONS
                      ==================================

                                                             QUALIFICATIONS
- ------------------------------------------------------------------------------
                                                       RICHARD W. LATELLA, MAI

PROFESSIONAL AFFILIATIONS:

     Member, Appraisal Institute (MAI Designation #8346) Affiliate Member, International Council of Shopping Centers, ICSC New York State Certified General Real Estate Appraiser #46000003892 Pennsylvania State Certified General Real Estate Appraiser #GA-001053-R State of Maryland Certified General Real Estate Appraiser #10796 Minnesota Certified General Real Estate Appraiser #20026517 Commonwealth of Virginia Certified General Appraiser #4001-003348 State of Michigan Certified General Real Estate Appraiser #1201005216 New Jersey Real Estate Salesperson (License #NS-130101-A) Certified Tax Assessor, State of New Jersey Commonwealth of Massachusetts Certified General Real Estate Appraiser #4287

GENERAL EXPERIENCE:

     Senior Director, Retail Valuation Group, Cushman & Wakefield Valuation Advisory Services, a national full-service real estate organization. While Mr. Latella's experience has been in appraising a full array of property types, his principal focus involves appraisal and counseling clients for major retail properties and specialty centers on a national basis. As Senior Director, his responsibilities include coordination of the firm's national Retail Valuation Group consisting of appraisers who specialize in regional malls, department stores and other major retail property types. He has personally appraised and consulted on in excess of 500 malls and specialty centers across the country.

     Senior Appraiser, Valuation Counselors, Princeton, New Jersey, specializing in the appraisal of commercial and industrial real estate, condemnation analyses and feasibility studies for both corporate and institutional clients (July 1980-April 1983).

     Supervisor, State of New Jersey, Division of Taxation, Local Property and Public Utility Branch in Trenton, New Jersey, assisting and advising local municipal and property tax assessors throughout the state (June 1977-July
     1980).

     Associate, Warren W. Orpen & Associates, Trenton, New Jersey, assisting in the preparation of residential property appraisals and condemnation analyses (July 1975-April 1977).

EDUCATION:

     Trenton State College, Trenton, New Jersey
     Bachelor of Science, Business Administration - 1977

     As of the date of this report, Richard W. Latella, MAI, has completed all of the requirements under the continuing education program of the Appraisal Institute.


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                                               QUALIFICATIONS OF BRIAN J. BOOTH
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GENERAL EXPERIENCE:

     Brian J. Booth joined Cushman & Wakefield Valuation Advisory Services in 1995. With experience with a full array of property types, Mr. Booth is currently specializing in major national retail properties and specialty centers. Cushman & Wakefield is a national full service real estate organization.

     Mr. Booth previously worked for two years at C. Spencer Powell & Associates in Portland, Oregon, where he was an associate appraiser. He worked on the analysis and valuation of numerous properties including, office buildings, apartments, industrials, retail centers, vacant land, and special purpose properties.

ACADEMIC EDUCATION:

     Bachelor of Science, 1993
     Major: Business-Economics
     Willamette University, Salem, Oregon

     Study Overseas, Spring 1992
     London University, London, England

APPRAISAL EDUCATION:

     110    Appraisal Principles (Appraisal Institute)
     120    Appraisal Procedures (Appraisal Institute)
     310    Income Capitalization (Appraisal Institute)
     320    General Applications (Appraisal Institute)
     410    Standards of Professional Practice A (Appraisal Institute)
     420    Standards of Professional Practice B (Appraisal Institute)
     550    Advanced Applications (Appraisal Institute)

PROFESSIONAL AFFILIATION:

     Associate Member, Candidate MAI, Appraisal Institute
     Young Advisory Council, Appraisal Institute

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                                                                QUALIFICATIONS
- ------------------------------------------------------------------------------
                                                              BRIAN K. JOHNSON

PROFESSIONAL AFFILIATIONS

     State Certified  Appraiser - Texas Appraiser  Licensing and Certification
       Board, Certification No. TX-1326012-G
     MAI Candidate, Candidate No. M920980 - Appraisal Institute
     Member, Society of Texas A&M Real Estate Professionals

REAL ESTATE EXPERIENCE

            January 1992 to Present
            Cushman & Wakefield of Texas, Inc.
            Associate Director

            May 1991 to August 1991
            Summer Internship with Urban Property Analysts, Austin, Texas

            Appraisal experience includes:

            Office Buildings                    Apartment Complexes
            Regional Malls                      Condominiums
            Shopping Centers                    Office/Warehouses
            Hotels - Limited and Full Service   Office/Showrooms
            Mixed Use Properties                Manufacturing Facilities

EDUCATION

            Texas A&M University, College Station, Texas
            Degree:  Bachelor of Science, Agricultural Economics (1989)

            Texas A&M University, College Station, Texas
            Degree:  Master's Degree in Land Economics and Real Estate (1991)

            Appraisal Institute Courses:

            SPP - Standards of Professional Practice, Parts A & B


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                                                                QUALIFICATIONS
- ------------------------------------------------------------------------------
                                                              BRIAN K. JOHNSON

     Appraisal Institute courses credited through Master's Degree program at Texas A&M University include the following:

                  1A1 - Real Estate Appraisal Principles
                  1A2 - Basic Valuation Procedure
                  1BA - Capitalization Theory & Techniques, Part A 1BB - Capitalization Theory & Techniques, Part B 2-1 - Case Studies in Real Estate Valuation